Exhibit 17(e)
                                  ARMADA FUNDS
                       STATEMENT OF ADDITIONAL INFORMATION
                                 OCTOBER 1, 2003


                                  EQUITY FUNDS
                        ARMADA INTERNATIONAL EQUITY FUND
                        ARMADA LARGE CAP CORE EQUITY FUND
                          ARMADA LARGE CAP GROWTH FUND
                           ARMADA LARGE CAP ULTRA FUND
                           ARMADA LARGE CAP VALUE FUND
                           ARMADA MID CAP GROWTH FUND
                            ARMADA S&P 500 INDEX FUND
                           ARMADA SMALL CAP CORE FUND
                          ARMADA SMALL CAP GROWTH FUND
                           ARMADA SMALL CAP VALUE FUND
                         ARMADA SMALL/MID CAP VALUE FUND
                         ARMADA TAX MANAGED EQUITY FUND

                             ASSET ALLOCATION FUNDS
                        ARMADA AGGRESSIVE ALLOCATION FUND
                         ARMADA BALANCED ALLOCATION FUND
                       ARMADA CONSERVATIVE ALLOCATION FUND

                               FIXED INCOME FUNDS
                                ARMADA BOND FUND
                                ARMADA GNMA FUND
                           ARMADA HIGH YIELD BOND FUND
                          ARMADA INTERMEDIATE BOND FUND
                        ARMADA LIMITED MATURITY BOND FUND
                        ARMADA STRATEGIC INCOME BOND FUND
                       ARMADA TOTAL RETURN ADVANTAGE FUND
                          ARMADA ULTRA SHORT BOND FUND
                       ARMADA U.S. GOVERNMENT INCOME FUND

                               TAX-FREE BOND FUNDS
                       ARMADA MICHIGAN MUNICIPAL BOND FUND
                      ARMADA NATIONAL TAX EXEMPT BOND FUND
                        ARMADA OHIO TAX EXEMPT BOND FUND
                     ARMADA PENNSYLVANIA MUNICIPAL BOND FUND


                               MONEY MARKET FUNDS
                       ARMADA GOVERNMENT MONEY MARKET FUND
                            ARMADA MONEY MARKET FUND
                     ARMADA OHIO MUNICIPAL MONEY MARKET FUND
                ARMADA PENNSYLVANIA TAX EXEMPT MONEY MARKET FUND
                       ARMADA TAX EXEMPT MONEY MARKET FUND
                        ARMADA TREASURY MONEY MARKET FUND
                     ARMADA TREASURY PLUS MONEY MARKET FUND

This Statement of Additional Information ("SAI") is not a prospectus but should be read in conjunction with the current Prospectuses listed below for the above Funds of Armada Funds (the "Trust"), as may be amended or supplemented from time to time. The Prospectuses, as well as the annual report to shareholders dated May 31, 2003, may be obtained by calling or writing the Trust at 1-800-622-FUND
(3863), 760 Moore Road, King of Prussia, Pennsylvania 19406.


CURRENT PROSPECTUSES

o Prospectus dated October 1, 2003 for A, B and C Shares of the Money Market Funds.

o    Prospectus dated October 1, 2003 for I Shares of the Money Market Funds.

o Prospectus dated October 1, 2003 for A, B and C Shares of the Equity Funds, Asset Allocation Funds, Fixed Income Funds (other than the Strategic Income Bond Fund and High Yield Bond Fund) and Tax-Free Bond Funds.

o Prospectus dated October 1, 2003 for H Shares of the Equity Funds, Asset Allocation Funds, Fixed Income Funds (other than the Strategic Income Bond Fund and High Yield Bond Fund), Tax-Free Bond Funds and the Money Market Fund.

o Prospectus dated October 1, 2003 for I Shares of the Equity Funds, Asset Allocation Funds, Fixed Income Funds (other than the Strategic Income Bond Fund and High Yield Bond Fund) and Tax-Free Bond Funds.

o Prospectus dated October 1, 2003 for R Shares of the Equity Funds, Asset Allocation Funds, Fixed Income Funds (other than the GNMA Fund, Strategic Income Bond Fund and High Yield Bond Fund) and Money Market Fund.

o Prospectus dated October 1, 2003 for A, B and C Shares of the Armada Strategic Income Bond Fund.

o Prospectus dated October 1, 2003 for H Shares of the Armada Strategic Income Bond Fund.

o Prospectus dated October 1, 2003 for I Shares of the Armada Strategic Income Bond Fund.

o Prospectus dated October 1, 2003 for R Shares of the Armada Strategic Income Bond Fund.

o Prospectus dated October 1, 2003 for A, B & C Shares of the Armada High Yield Bond Fund.

o Prospectus dated October 1, 2003 for H Shares of the Armada High Yield Bond Fund.

o Prospectus dated October 1, 2003 for I Shares of the Armada High Yield Bond Fund.

o Prospectus dated October 1, 2003 for R Shares of the Armada High Yield Bond Fund.

The Armada Funds' audited financial statements and the reports thereon of Ernst & Young LLP, Armada Funds' independent auditors, included in the Armada Funds 2003 Annual Reports dated May 31, 2003 are incorporated by reference into this SAI. No other parts of the Armada Funds' 2003 Annual Reports are incorporated herein.

                              TABLE OF CONTENTS
                                                                         PAGE

STATEMENT OF ADDITIONAL INFORMATION.........................................1

INVESTMENT OBJECTIVE AND POLICIES...........................................2

INVESTMENT LIMITATIONS.....................................................70

NET ASSET VALUE............................................................73

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION.............................75

DESCRIPTION OF SHARES......................................................89

ADDITIONAL INFORMATION CONCERNING TAXES....................................95

TRUSTEES AND OFFICERS......................................................99

ADVISORY, ADMINISTRATION, DISTRIBUTION, CUSTODIAN SERVICES AND

TRANSFER AGENCY AGREEMENTS................................................108

SHAREHOLDER SERVICES PLAN.................................................119

PORTFOLIO TRANSACTIONS....................................................119

INDEPENDENT AUDITORS......................................................122

COUNSEL...................................................................122

PERFORMANCE INFORMATION...................................................122

MISCELLANEOUS.............................................................148

APPENDIX A................................................................A-1

APPENDIX B................................................................B-1

APPENDIX C................................................................C-1

                       STATEMENT OF ADDITIONAL INFORMATION
                       -----------------------------------

       This SAI should be read in conjunction with the Prospectuses for the Funds listed on the cover page of this SAI. The information contained in this SAI expands upon matters discussed in the Prospectuses. No investment in shares of a Fund should be made without first reading a Prospectus for such Fund.

       The Trust was organized as a Massachusetts business trust on January 28, 1986. The Trust is a series fund authorized to issue separate classes or series of shares of beneficial interest. The Funds are registered as open-end management investment companies. Each Fund other than the Michigan Municipal Bond Fund, Ohio Tax Exempt Bond Fund and Pennsylvania Municipal Bond Fund is a diversified investment company. Each of the Michigan Municipal Bond Fund, Ohio Tax Exempt Bond Fund and Pennsylvania Municipal Bond Fund is a non-diversified investment company.

       The Pennsylvania Tax Exempt Money Market, Bond, GNMA and Pennsylvania Municipal Bond Funds commenced operations as separate investment portfolios (the "Predecessor Pennsylvania Tax Exempt Money Market," "Predecessor Intermediate Government Fund," "Predecessor GNMA Fund," and "Predecessor Pennsylvania Tax Exempt Bond Fund," and collectively, the "Predecessor Funds") of Inventor Funds, Inc. On September 9, 1996, the Predecessor Funds were reorganized as new portfolios of the Trust. References in this SAI are to a Fund's current name.

       On June 9, 2000, the Bond Fund was reorganized with the Parkstone Bond Fund, a separate investment portfolio offered by The Parkstone Group of Funds ("Parkstone"). In connection with this reorganization, the financial statements and performance history of the Parkstone Bond Fund were adopted by the Bond Fund. Historical information concerning performance in this SAI is that of the Parkstone Bond Fund.


       The Large Cap Ultra, Mid Cap Growth, U.S. Government Income and Michigan Municipal Bond Funds commenced operations as separate investment portfolios (the "Parkstone Large Capitalization Fund," "Parkstone Mid Capitalization Fund," "Parkstone U.S. Government Income Fund" and "Parkstone Michigan Municipal Bond Fund," and collectively, the "Parkstone Continuing Funds") of Parkstone. On June 10, 2000, the Parkstone Continuing Funds were reorganized as new portfolios of the Trust. References in this SAI are to a Fund's current name.


       The Treasury Plus Money Market Fund commenced operations as a separate investment portfolio, the Parkstone Treasury Fund, of Parkstone. On June 16, 2000, the Parkstone Treasury Fund was reorganized as a new portfolio of the Trust. References in this SAI are to the Fund's current name.

                        INVESTMENT OBJECTIVE AND POLICIES
                        ---------------------------------

ADDITIONAL INFORMATION ON FUND MANAGEMENT
-----------------------------------------

       Further information on the management strategies, techniques, policies and related matters concerning National City Investment Management Company, the investment adviser to the Funds (the "Adviser"), may be included from time to time in advertisements, sales literature, communications to shareholders and other materials. See also "Performance Information" below.


       Attached to this SAI is Appendix A which contains descriptions of the rating symbols used by Standard & Poor's ("S&P") Rating Group, Fitch, Moody's Investors Service, Inc. ("Moody's") and Dominion Bond Rating Service Limited for securities which may be held by the Funds.


ADDITIONAL INFORMATION ABOUT THE FUNDS
--------------------------------------

       The following information supplements and should be read in conjunction with the principal strategies and risk disclosure relating to the Funds in the Prospectuses.


ARMADA INTERNATIONAL EQUITY FUND

       The Fund seeks to achieve its investment objective by investing primarily in equity securities of foreign issuers. The Fund's assets normally will be invested in the securities of issuers located in at least three foreign countries. Foreign investments may also include debt obligations issued or guaranteed by foreign governments or their agencies, authorities, instrumentalities or political subdivisions, including a foreign state, province or municipality. The Adviser does not presently intend to invest in common stock of domestic companies.

       The Fund will invest primarily, but not exclusively, in equity securities, including common and preferred stocks, rights, warrants, securities convertible into common stocks and American Depositary Receipts ("ADRs") of companies included in the Morgan Stanley Capital International Europe, Australasia, Far East ("MSCI EAFE") Index, a broadly diversified international index consisting of more than 1,000 equity securities of companies located in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Malaysia, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The Fund, however, is not an "index" fund, and is neither sponsored by nor affiliated with Morgan Stanley Capital International. The Fund does not anticipate making investments in markets where, in the judgment of the Adviser, property rights are not defined and supported by adequate legal infrastructure.

       More than 25% of the Fund's assets may be invested in the securities of issuers located in the same country. Investment in a particular country of 25% or more of the Fund's total assets will make the Fund's performance more dependent upon the political and economic circumstances of that country than a mutual fund more widely diversified among issuers in different countries.
Criteria for determining the appropriate distribution of investments among countries may include relative valuation, growth prospects, and fiscal, monetary, and regulatory government policies.

       The Fund may invest up to 10% of its total assets in securities of issuers in countries with emerging markets or economies, but will not invest more than 5% of its total assets in any single such country. See "Additional Information about Portfolio Instruments - Foreign Securities and Currencies" below.

ARMADA LARGE CAP CORE EQUITY FUND

       The Fund seeks to achieve its objective by investing in a diversified portfolio of common stocks of issuers with large capitalizations comparable to that of companies in the S&P 500 Index (the "S&P 500"). The Fund normally invests in three types of equity securities: (i) growth securities, defined as common stocks having a five-year annual earnings-per-share growth rate of 10% or more, with no decline in the annual earnings-per-share rate during the last five years; (ii) securities with low price-to-earnings ratios (I.E., at least 20% below the average of the companies included in the S&P 500); and (iii) securities that pay high dividend yields (I.E., at least 20% above such average). The Fund will normally invest 20% to 50% of its total assets in these three types of equity securities.

       The S&P 500 is an index composed of 500 common stocks, most of which are listed on the New York Stock Exchange (the "NYSE"). The Adviser believes that the S&P 500 is an appropriate benchmark for the Fund because it is diversified, familiar to many investors and widely accepted as a reference for common stock investments.

       The Fund may invest up to 20% of its assets in foreign securities but does not currently intend to do so.

       Standard & Poor's Ratings Group is not a sponsor of, or in any way affiliated with, the Fund.

ARMADA LARGE CAP GROWTH FUND

       Under normal conditions the Fund invests primarily in a diversified portfolio of common stocks and securities convertible into common stocks with large stock market capitalizations. The Fund's Adviser selects common stocks based on a number of factors, including historical and projected earnings growth, earnings quality and liquidity, each in relation to the market price of the stock. Stocks purchased for the Fund generally will be listed on a national securities exchange or will be unlisted securities with an established over-the-counter market. The Fund may invest up to 20% of its assets in foreign securities but does not currently intend to do so.

ARMADA LARGE CAP ULTRA FUND

       The Fund invests primarily in common stocks and securities convertible into common stocks. The Fund invests primarily in companies believed by the Adviser to be characterized by sound management and the ability to finance expected long-term growth and with market capitalizations greater than $3 billion. The Fund may invest up to 20% of the value of its total assets in preferred stocks, corporate bonds, notes, units of real estate investment trusts and warrants. The Fund may also hold securities of other investment companies and depository or custodial receipts representing beneficial interests in any of the foregoing securities.

       Subject to the foregoing policies, the Fund may also invest up to 20% of its net assets in foreign securities either directly or through the purchase of ADRs or European Depositary Receipts ("EDRs") and may also invest in securities issued by foreign branches of U.S. banks and foreign banks and in U.S. dollar-denominated commercial paper of a foreign issuer, but does not currently intend to do so.

       The Fund will invest in companies that have typically exhibited consistent, above-average growth in revenues and earnings, strong management, and sound and improving financial fundamentals. Often, these companies are market or industry leaders, have excellent products and/or services, and exhibit the potential for growth. Core holdings of the Fund are in companies that participate in long-term growth industries, although these will be supplemented by holdings in non-growth industries that exhibit the desired characteristics.

       Consistent with the foregoing, the Fund will focus its investments in those companies and types of companies that the Adviser believes will enable the Fund to achieve its investment objective.

ARMADA LARGE CAP VALUE FUND

       The Fund invests primarily in common stocks and securities convertible into common stocks of value-oriented companies. The Fund is managed with a value approach, exhibiting aggregate valuation characteristics such as price/earnings, price/book and price/cash flow ratios which are at a discount to the market averages. Additional factors, such as private market value, balance sheet strength, and long-term earnings potential are also considered in stock selection. The Fund invests primarily in companies with market capitalizations greater than $3 billion.

       The Fund may invest up to 20% of its assets in foreign securities but does not currently intend to do so.

ARMADA MID CAP GROWTH FUND

       The Fund invests primarily in common stocks and securities convertible into common stocks of companies believed by the Adviser to be characterized by sound management and the ability to finance expected long-term growth. The Fund may invest up to 20% of the value of its total assets in preferred stocks, corporate bonds, notes, units of real estate investment trusts, warrants, and short-term obligations (with maturities of 12 months or less) consisting of commercial paper (including variable amount master demand notes), bankers' acceptances, certificates of deposit, repurchase agreements, obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, and demand and time deposits of domestic and foreign banks and savings and loan associations. The Fund may also hold securities of other investment companies and depository or custodial receipts representing beneficial interests in any of the foregoing securities.

       Subject to the foregoing policies, the Fund may also invest up to 20% of its net assets in foreign securities either directly or through the purchase of ADRs, EDRs, Global Depositary Receipts ("GDRs") and other similar global instruments, and may also invest in securities issued by foreign branches of U.S. banks and foreign banks, CCP and in U.S. dollar-denominated commercial paper of a foreign issuer, but does not currently intend to do so.

       The Fund anticipates investing in growth-oriented, medium-sized companies. Investments will be in companies that have typically exhibited consistent, above-average growth in revenues and earnings, strong management, and sound and improving financial fundamentals. Often, these companies are market or industry leaders, have excellent products and/or services, and exhibit the potential for growth. Primary holdings of the Fund are in companies that participate in long-term growth industries, although these will be supplemented by holdings in non-growth industries that exhibit the desired characteristics.

       Consistent with the foregoing, the Fund will focus its investments in those companies and types of companies that the Adviser believes will enable the Fund to achieve its investment objective.

ARMADA S&P 500 INDEX FUND

       The Fund is not managed in a traditional sense, that is, by making discretionary judgments based on analysis of economic, financial and market conditions. Under ordinary circumstances, stocks will only be eliminated from or added to the Fund to reflect additions to or deletions from the S&P 500 (including mergers or changes in the composition of the index), to raise cash to meet withdrawals, or to invest cash contributions. Accordingly, sales may result in losses that may not have been realized if the Fund were actively managed and purchases may be made that would not have been made if the Fund were actively managed. Adverse events, such as reported losses, dividend cuts or omissions, legal proceedings and defaults will not normally result in the sale of a common stock. The Fund will remain substantially fully invested in common stocks and equity derivative instruments whether stock prices are rising or falling.

       The Adviser believes that the indexing approach should involve less portfolio turnover, notwithstanding periodic additions to and deletions from the S&P 500, and thus lower brokerage costs, transfer taxes and operating expenses, than in more traditionally managed funds, although there is no assurance that this will be the case. The costs and other expenses incurred in securities transactions, apart from any difference between the investment results of the Fund and those of the S&P 500, may cause the return of the Fund to be lower than the return of the index.

       The S&P 500 is composed of 500 common stocks, most of which are listed on the NYSE. S&P selects the stocks for the S&P 500 on a statistical basis. As of August 31, 2003, the stocks in the S&P 500 had an average market capitalization of approximately $18.6 billion. The range of market capitalization for companies represented in the S&P 500 was $603 million to nearly $296 billion. "Market capitalization" of a company is the market price per share of stock multiplied by the number of shares outstanding.

       The Fund will normally invest substantially all of its total assets in the stocks that comprise the S&P 500 in approximately the same percentages as the stocks represent in the index. The Fund may also acquire derivative instruments designed to replicate the performance of the S&P 500, such as S&P 500 stock index futures contracts or Standard & Poor's Depositary Receipts. In addition, the Fund may sell securities short to the extent of up to 4% of the Fund's assets. The Fund may invest in all the approximately 500 stocks comprising the S&P 500, or it may use a statistical sampling technique by selecting approximately 90% of the stocks listed in the index. The Fund will only purchase a security that is included in the S&P 500 at the time of such purchase. The Fund, may, however, temporarily continue to hold a security that has been deleted from the S&P 500 pending the rebalancing of the Fund's portfolio. The Fund is not required to buy or sell securities solely because the percentage of its assets invested in index stocks changes when the market value of its holdings increases or decreases. In addition, the Fund may omit or remove an index stock from its portfolio if the Adviser believes the stock to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions. With respect to the remaining portion of its net assets, the Fund may hold temporary cash balances which may be invested in U.S. government obligations and money market investments. In extraordinary circumstances, the Fund may exclude a stock listed on the index from its holdings or include a similar stock in its place if it believes that doing so will help achieve its investment objective. The Fund also may enter into repurchase agreements, reverse repurchase agreements, and lend its portfolio securities.

       While there can be no guarantee that the Fund's investment results will precisely match the results of the S&P 500, the Adviser believes that, before deduction of operating expenses, there will be a very high correlation between the returns generated by the Fund and the S&P 500. The Fund will attempt to achieve a correlation between the performance of its asset portfolio and that of the S&P 500 of at least 95% before deduction of operating expenses. A correlation of 100% would indicate perfect correlation, which would be achieved when the Fund's net asset value, including the value of its dividend and capital gains distributions, increases or decreases in exact proportion to changes in the index. The Fund's ability to correlate its performance with the S&P 500, however, may be affected by, among other things, changes in securities markets, the manner in which S&P calculates its index, and the timing of purchases and redemptions. The Adviser monitors the correlation of the performance of the Fund in relation to the index under the supervision of the Board of Trustees. The Fund intends to actively rebalance its portfolio to achieve high correlation of performance with the S&P 500. To reduce transaction costs and minimize shareholders' current capital gains liability, the Fund's investment portfolio will not be automatically rebalanced to reflect changes in the S&P 500. In the unlikely event that a high correlation is not achieved, the Board of Trustees will take appropriate steps based on the reasons for the lower than expected correlation. The Adviser believes that using active management techniques, such as short sales, for a small portion of the Fund's portfolio may increase the correlation between the performance of the Fund and the S&P 500.

       The inclusion of a security in the S&P 500 in no way implies an opinion by S&P as to its attractiveness as an investment. S&P is not a sponsor of, or in any way affiliated with, the Fund. The common stock of National City Corporation, the indirect parent company of the Adviser, is included in the S&P
500. Like the other stocks in the S&P 500, the Fund will invest in the common stock of National City Corporation in approximately the same proportion as the percentage National City Corporation common stock represents in the S&P 500.

       The Fund is not sponsored, endorsed, sold or promoted by S&P, a division of the McGraw-Hill Companies, Inc. S&P makes no representation or warranty, express or implied, to the owners of the Fund or any member of the public regarding the advisability of investing in securities generally or in the Fund particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Adviser as Licensee is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Licensee or the Fund. S&P has no obligation to take the needs of the Licensee or the owners of the Fund into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Fund or the timing of the issuance or sale of the Fund or in the determination or calculation of the equation by which the Fund is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Fund.

       S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.


ARMADA SMALL CAP CORE FUND

       The Fund seeks to achieve its objective by investing in a diversified portfolio of common stocks of issuers with relatively small capitalizations. In selecting stocks based on growth characteristics, the Adviser generally looks for companies with: (i) above average earnings growth; (ii) a pattern of reported earnings that exceeds market expectations; (iii) rising earnings estimates over the next several quarters and (iv) high relative return based on invested capital. In selecting stocks with value characteristics, the Adviser looks for companies whose stock price is undervalued relative to its earnings, sale or book values.

       The Fund may invest up to 20% of its assets in foreign securities but does not currently intend to do so.

ARMADA SMALL CAP GROWTH FUND

       The Fund invests primarily in equity securities of companies with relatively small stock market capitalizations. The Adviser will seek companies with above-average growth prospects. Factors considered in selecting such issuers include participation in a fast growing industry, a strategic niche position in a specialized market, and fundamental value. The Adviser will also consider the relationship between price and book value, and other factors such as trading volume and bid-ask spreads in an effort to allow the Fund to achieve diversification. See "Special Risk Factors for Smaller Capitalization Stocks" below.

       The Fund may invest up to 20% of its assets in foreign securities but does not currently intend to do so.

ARMADA SMALL CAP VALUE FUND

       Under normal conditions, the Fund invests primarily in equity securities of companies with relatively small stock market capitalizations. The Fund will be managed with a value approach, exhibiting aggregate valuation characteristics such as price/earnings, price/book, and price/cash flow ratios which are at a discount to the market averages. Additional factors, such as private market value,  balance  sheet  strength,  and  long-term  earnings  potential  are also considered in stock selection. See "Special Risk Factors for Small Capitalization Stocks" below.

       The Fund may invest up to 20% of its assets in foreign securities but does not currently intend to do so.

ARMADA SMALL/MID CAP VALUE FUND

       The Fund will be managed with a value approach, exhibiting aggregate valuation characteristics such as price/earnings, price/book, and price/cash flow ratios which are at a discount to the market averages. Additional factors, such as private market value, balance sheet strength, and long-term earnings potential are also considered in stock selection. See "Special Risk Factors for Smaller Capitalization Stocks" below.

       The Fund may invest up to 20% of its assets in foreign securities but does not currently intend to do so.

         SPECIAL RISK FACTORS FOR SMALLER CAPITALIZATION STOCKS

       Securities held by the Small Cap Core, Small Cap Value, Small Cap Growth and Small/Mid Cap Value Funds generally will be issued by public companies with smaller capitalizations relative to those which predominate the major market indices, such as the S&P 500 or the Dow Jones Industrial Average. Securities of these small companies may at times yield greater returns on investment than stocks of larger, more established companies as a result of inefficiencies in the marketplace.


       Smaller companies, particularly those considered to have small stock market capitalizations, may carry additional risks to those of larger companies. Smaller companies are generally not as well-known to investors and have less of an investor following than larger companies. These securities may have a limited trading market, which may adversely affect their disposition and can result in their being priced lower than might otherwise be the case. It may be difficult to obtain reliable information and financial data on such companies and the securities of these companies may not be readily marketable, making it difficult to dispose of shares when desirable. A risk of investing in smaller, emerging companies is that they often are at an earlier stage of development and therefore have limited product lines, market access for such products, financial resources and depth in management as compared to larger, more established companies, and their securities may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general. In addition, certain smaller issuers may face difficulties in obtaining the capital necessary to continue in operation and may go into bankruptcy, which could result in a complete loss of an investment. Smaller companies also may have difficulty withstanding competition from larger companies within their industries. If other investment companies and investors who invest in such issuers trade the same securities when a Fund attempts to dispose of its holdings, the Fund may receive lower prices than might otherwise be obtained. While smaller companies may be subject to these additional risks, they may also realize more substantial growth than larger, more established companies.

       The positions of smaller capitalization companies in the market may be more tenuous because they typically are subject to a greater degree of change in earnings and business prospects than larger, more established companies. In addition, securities of smaller capitalization companies are traded in lower volume than those of larger companies and may be more volatile. As a result, the Funds may be subject to greater price volatility than a fund consisting of large capitalization stocks. By maintaining a broadly diversified portfolio, the Adviser will attempt to reduce this volatility.

ARMADA TAX MANAGED EQUITY FUND

       The Fund invests primarily in common stocks. The Fund will use several methods to reduce the impact of federal and state income taxes on investment income and realized capital gains distributed by the Fund.

       The Fund will seek to distribute relatively low levels of taxable investment income by investing in stocks with low dividend yields.

       The Fund will endeavor to hold taxes on realized capital gains to a minimum by investing primarily in the securities of companies with above average earnings predictability and stability which the Fund expects to hold for several years. The Fund will generally seek to avoid realizing short-term capital gains, and expects to have a relatively low overall portfolio turnover rate. When the Fund sells appreciated securities, it will attempt to hold realized capital gains to a minimum. The Fund may, when consistent with its overall investment approach, sell depreciated securities to offset realized capital gains.

       Although the Fund expects to use some or all of the foregoing methods in seeking to reduce the impact of federal and state income taxes on the Fund's dividends and distributions, portfolio management decisions will also be based on non-tax considerations when appropriate. Certain equity and other securities held by the Fund will produce ordinary taxable income on a regular basis. The Fund may also sell a particular security, even though it may realize a short-term capital gain, if the value of that security is believed to have reached its peak or is expected to decline before the Fund would have held it for the long-term holding period. The Fund may also be required to sell securities in order to generate cash to pay expenses or satisfy shareholder redemptions.

       Accordingly, while the Fund seeks to minimize the effect of taxes on its dividends and distributions, the Fund is not a tax-exempt fund, and may be expected to distribute taxable income and capital gains from time to time.

       The Fund invests primarily in common stocks and other equity securities. The Fund's Adviser selects common stocks based on a number of factors, including historical and projected long-term earnings growth, earnings quality and liquidity, each in relation to the market price of the stock. Stocks purchased for the Fund generally will be listed on a national securities exchange or will be unlisted securities with an established over-the-counter market. The Fund may invest up to 5% of its net assets in each of the following types of equity securities: preferred stocks; securities convertible into common stocks; rights; and warrants.

       The Fund may invest up to 20% of its assets in foreign securities but does not currently intend to do so.

       The Fund's long-term investment horizon is reflected in its low portfolio turnover investment approach. The portfolio turnover rate reflects the frequency with which securities are purchased and sold within the Fund's portfolio. The Fund's annual portfolio turnover is not expected to exceed 25% under normal market conditions. (A rate of turnover of 100% could occur, for example, if all the securities held by the Fund are replaced within a period of one year.) When a mutual fund sells securities realizing gains, tax laws require that such gains be distributed to investors every year. As a result, such investors are taxed on their pro-rata shares of the gains. By attempting to minimize portfolio turnover, the Fund will generally have a low turnover rate. It is impossible to predict the impact of such a strategy on the realization of gains or losses for the Fund. For example, the Fund may forego the opportunity to realize gains or reduce losses as a result of this policy.

       The Fund may be appropriate for investors who seek capital appreciation and whose tax status under federal and state regulations increase the importance of such strategies.

ARMADA AGGRESSIVE ALLOCATION FUND AND ARMADA CONSERVATIVE ALLOCATION FUND

       Each of the Aggressive Allocation and Conservative Allocation Funds is structured as a "fund of funds," which means that it pursues its investment objective by allocating its assets among other investment portfolios of Armada (the "Underlying Funds"). These Underlying Funds currently consist of the Large Cap Value, Large Cap Ultra, Small Cap Growth, Small Cap Value and International Equity Funds (the "Underlying Equity Funds"), the Bond and Intermediate Bond Funds (the "Underlying Bond Funds"), and the Money Market Fund. The specific portfolios that comprise the Underlying Funds can be changed without shareholder approval. The Aggressive Allocation Fund currently intends to invest 60% - 90% of its total assets in the Underlying Equity Funds, 10% - 40% of its total assets in the Underlying Bond Funds, and 0% - 20% of its total assets in the Money Market Fund. The Conservative Allocation Fund currently intends to invest 20% - 50% of its total assets in the Underlying Equity Funds, 50% - 80% of its total assets in the Underlying Bond Funds, and 0% - 20% of its total assets in the Money Market Fund. Each Fund's allocation ranges can be changed without shareholder approval. Each Fund normally intends to invest all of its assets in the Underlying Funds; however, for temporary defensive purposes each Fund may invest up to 100% of its assets in high quality, short-term debt instruments. Each Fund reserves the ability to convert from a "fund of funds" structure and to invest directly in the types of securities in which the Underlying

Funds invest. Shareholders will be provided with advance notice before any such conversion occurs.

       To the extent a Fund's assets are invested in a particular Underlying Fund, the Fund is subject to the risks applicable to an investment in such Underlying Fund. The applicable Prospectuses and this SAI describe the investment policies and strategies employed by the Underlying Funds and their related risks.

ARMADA BALANCED ALLOCATION FUND

       The Fund may invest in any type or class of security. The Fund normally invests in common stocks, fixed income securities, securities convertible into common stocks (i.e., warrants, convertible preferred stock, fixed rate preferred stock, convertible fixed income securities, options and rights) and cash equivalent securities. The Fund intends to invest 45% to 75% of its net assets in common stocks and securities convertible into common stocks, 25% to 55% of its net assets in fixed income securities and up to 30% of its net assets in cash and cash equivalents. Of these investments, no more than 20% of the Fund's total assets will be invested in foreign securities.

       The Fund holds common stocks primarily for the purpose of providing long-term growth of capital. When selecting stocks for the Fund, the Adviser will consider primarily their potential for long-term capital appreciation.

       The Fund invests the fixed income portion of its portfolio of investments in a broad range of investment grade debt securities which are rated at the time of purchase within the four highest rating categories assigned by Moody's, S&P or Fitch. These fixed income securities will consist of bonds, debentures, notes, zero coupon securities, asset-backed securities, state, municipal and industrial revenue bonds, obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, certificates of deposit, time deposits, high quality commercial paper, bankers' acceptances and variable amount master demand notes. In addition, a portion of the Fund's assets may be invested from time to time in first mortgage loans and participation certificates in pools of mortgages issued or guaranteed by the U.S. government or its agencies or instrumentalities. Some fixed income securities may have warrants or options attached.

ARMADA BOND FUND

       The Fund seeks to achieve its objective by normally investing primarily in investment grade fixed-income securities. The Fund uses the Lehman U.S. Aggregate Bond Index as its performance benchmark. The average maturity of the Fund normally will be from four to twelve years.

ARMADA GNMA FUND

       The Fund seeks to achieve its objective by normally investing primarily in mortgage pass-through securities guaranteed by the Government National Mortgage Association (GNMA). Any remaining assets may consist of other investment grade fixed income securities. GNMA was established as an instrumentality of the U.S. government to supervise and finance certain types of activities. Under normal market conditions, the estimated average life of the GNMA Fund's holdings of mortgage pass-through and mortgage-backed securities will range between 3 and 10 years. The Fund employs the Lehman GNMA Index as its performance benchmark.


       On February 28, 2003, the Board of Trustees of Armada approved a Plan of Reorganization (the "Plan") that provides for the reorganization of the Fund into the Armada U.S. Government Income Fund. Pursuant to the Plan, the shareholders of the Fund will be asked to approve the transfer of all of the assets and liabilities of the Fund to the Armada U.S. Government Income Fund in exchange for a pro rata share of each corresponding class of shares of beneficial interest of the Armada U.S. Government Income Fund. A special meeting of shareholders of the Fund is scheduled for Fall 2003 to seek shareholder approval of the Plan. If the Plan is approved by shareholders, Armada expects to complete the reorganization on or around November 24, 2003.


ARMADA HIGH YIELD BOND FUND

       Please see the Fund's prospectuses and "Additional Information About Portfolio Investments" below for information on the Fund's investment policies and strategies.

ARMADA INTERMEDIATE BOND FUND

       The Fund normally invests primarily in debt securities of all types, although up to 20% of the value of its total assets may be invested in preferred stocks and other investments. The Fund normally maintains an average dollar-weighted portfolio maturity of three to ten years. The Fund uses the Lehman Intermediate Government/Corporate Bond Index as its performance benchmark.

ARMADA LIMITED MATURITY BOND FUND

       The Fund will normally invest primarily in investment grade debt securities of all types. However, up to 20% of the value of its total assets may be invested in preferred stocks and other investments. In making investment decisions, the Fund's adviser will focus on a number of factors, including yield to maturity, maturity, quality and the outlook for specific issuers and market sectors. The Fund normally intends to maintain an average dollar-weighted portfolio maturity for its debt securities of from 1 to 5 years. The two components of total rate of return are current income and change in the value of portfolio securities.


ARMADA STRATEGIC INCOME BOND FUND


       The Fund will normally allocate between 15% and 65% of its assets in each of the following three types of fixed income securities: domestic investment grade fixed income securities, domestic high-yield fixed income securities, and fixed income securities of issuers in developed foreign countries, based on the Adviser's analysis of the fixed income markets. The Fund may invest up to 10% of its total assets in issuers in countries with emerging markets or economies. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. High-yield fixed income securities are those rated below investment grade. Under normal market conditions, the Fund maintains an average dollar-weighted portfolio maturity of four to twelve years.

       The Fund may invest up to 65% of its net assets in non-rated securities and securities rated below investment grade. For a discussion of risk factors relating to such securities, see "Additional Information About Portfolio Instruments - Ratings Criteria," below.

ARMADA TOTAL RETURN ADVANTAGE FUND

       The Fund will normally invest primarily in debt securities of all types, although up to 20% of the value of its total assets may be invested in preferred stocks and other investments. Under normal market conditions, the Fund maintains an average dollar-weighted portfolio maturity of four to twelve years.

       Although the Fund normally invests substantially all of its assets in investment grade debt securities, it may invest up to 15% of its net assets in non-rated securities and securities rated below investment grade (commonly referred to as "junk bonds"). For a discussion of risk factors relating to such securities, see "Additional Information About Portfolio Instruments - Ratings Criteria" below.


ARMADA ULTRA SHORT BOND FUND


       The Adviser attempts to increase income and preserve or enhance total return by managing average portfolio duration. By keeping average duration in the range of 0.8 to 1.2 years, the Adviser attempts to reduce the higher level of volatility that is generally associated with bonds of longer duration.

       Duration is a calculation that seeks to measure the price sensitivity of a debt security, or of a mutual fund that invests in debt securities, to changes in interest rates. It measures sensitivity more accurately than maturity because it takes into account the time value of cash flows generated over the life of a debt security. Future interest payments and principal payments are discounted to reflect their present value and then are multiplied by the number of years they will be received to produce a value expressed in years -- the duration. Effective duration takes into account call features and sinking fund prepayments that may shorten the life of a debt security.

       An effective duration of 1 year, for example, would suggest that for each 1% reduction in interest rates at all maturity levels, the price of a security is estimated to increase by 1%. An increase in rates by the same magnitude is estimated to reduce the price of the security by 1%. By knowing the yield and the effective duration of a debt security, one can estimate total return based on an expectation of how much interest rates, in general, will change. While serving as a good estimator of prospective returns, effective duration is an imperfect measure.

ARMADA U.S. GOVERNMENT INCOME FUND

       The Fund will normally invest primarily in obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, although the Fund also may invest the portion of its assets not subject to the 80% requirement stated in the Fund's prospectuses in debt securities and preferred stocks of non-governmental issuers, in mortgage-related securities issued by non-governmental entities and in other securities described below. The Fund anticipates that it will acquire securities with average remaining maturities of 3 to 10 years.

       The types of U.S. government obligations, including mortgage-related securities, invested in by the Fund will include obligations issued or guaranteed as to payment of principal and interest by the full faith and credit of the U.S. Treasury, such as Treasury bills, notes and bonds, Stripped Treasury Obligations and government securities.

       The Fund may also hold short-term obligations (with maturities of 12 months or less) consisting of domestic and foreign commercial paper (including variable amount master demand notes), rated at the time of purchase within the top two rating categories assigned by an unaffiliated nationally recognized statistical rating organization ("Rating Agency") or, if unrated, which the Adviser deems present attractive opportunities and are of comparable quality, bankers' acceptances, certificates of deposit and time deposits of domestic and foreign branches of U.S. banks and foreign banks, and repurchase and reverse repurchase agreements. The Fund may also invest in corporate debt securities which are rated at the time of purchase within the top four rating categories assigned by a Rating Agency or, if unrated, which the Adviser deems present attractive opportunities and are of comparable quality.

ARMADA MICHIGAN MUNICIPAL BOND FUND

       As a fundamental policy, the Fund will normally invest at least 80% of its net assets in a portfolio of securities exempt from Michigan state taxes. Such securities include debt obligations, consisting of notes, bonds and commercial paper, issued by or on behalf of the State of Michigan, its political subdivisions, municipalities and public authorities, the interest on which is, in the opinion of bond counsel to the issuer, exempt from federal income tax and Michigan state income taxes (but may be treated as a preference item for individuals for purposes of the federal alternative minimum tax) and debt obligations issued by the government of Puerto Rico, the U.S. territories and possessions of Guam, the U.S. Virgin Islands or such other governmental entities whose debt obligations, either by law or treaty, generate interest income which is exempt from federal and Michigan state income taxes ("Michigan Municipal Securities"). The Fund may invest up to 100% of its assets in private activity bonds which may be treated as a special tax preference item under the federal alternative minimum tax.

       The Fund normally will be invested in long-term Michigan Municipal Securities and the average weighted maturity of such investments will be 2 to 10 years, although the Fund may invest in Michigan Municipal Securities of any maturity and the Adviser may extend or shorten the average weighted maturity of its portfolio depending upon anticipated changes in interest rates or other relevant market factors. In addition, the average weighted rating of the

Fund's portfolio may vary depending upon the availability of suitable Michigan Municipal Securities or other relevant market factors.

       The Fund invests in Michigan Municipal Securities which are rated at the time of purchase within the four highest rating categories assigned by a Rating Agency or, in the case of notes, tax-exempt commercial paper or variable rate demand obligations, rated within the two highest rating categories assigned by a Rating Agency. The Fund may also purchase Michigan Municipal Securities which are unrated at the time of purchase but are determined to be of comparable quality by the Adviser pursuant to guidelines approved by the Trust's Board of Trustees.

       Interest income from certain types of municipal securities may be subject to federal alternative minimum tax. The Fund will not treat these bonds as Michigan Municipal Securities for purposes of measuring compliance with the 80% test described above. To the extent the Fund invests in these bonds, individual shareholders, depending on their own tax status, may be subject to alternative minimum tax on that part of the Fund's distributions derived from these bonds.

       The Fund may invest in taxable obligations if, for example, suitable tax-exempt obligations are unavailable or if acquisition of U.S. government or other taxable securities is deemed appropriate for temporary defensive purposes as determined by the Adviser to be warranted due to market conditions. Such taxable obligations consist of government securities, certificates of deposit, time deposits and bankers' acceptances of selected banks, commercial paper meeting the Fund's quality standards for tax-exempt commercial paper (as described above), and such taxable obligations as may be subject to repurchase agreements. Under such circumstances and during the period of such investment, the Fund may not achieve its stated investment objective.

       Because the Fund invests primarily in securities issued by the State of Michigan and its political subdivisions, municipalities and public authorities, the Fund's performance is closely tied to the general economic conditions within the state as a whole and to the economic conditions within particular industries and geographic areas represented or located within the state. However, the Fund attempts to diversify, to the extent the Adviser deems appropriate, among issuers and geographic areas in the State of Michigan.

       The Fund is classified as a "non-diversified" investment company, which means that the amount of assets of the Fund that may be invested in the securities of a single issuer is not limited by the Investment Company Act of 1940, as amended (the "1940 Act"). Nevertheless, the Fund intends to conduct its operations so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Code requires that, at the end of each quarter of a fund's taxable year, (i) at least 50% of the market value of its total assets be invested in cash, U.S. government securities,  securities  of  other  regulated  investment  companies  and  other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets be invested in the securities of any one issuer (other than U.S. government securities or the securities of other regulated investment companies). Since a relatively high percentage of the Fund's assets may be invested in the obligations of a limited number of issuers, some of which may be within the same economic sector, the Fund's portfolio securities may be more susceptible to any single economic, political or regulatory occurrence than the portfolio securities of a diversified investment company.

       See "Special Considerations Regarding Investment in Michigan Municipal Securities" below.

ARMADA NATIONAL TAX EXEMPT BOND FUND

       The Fund seeks to achieve its objective by investing substantially all of its assets in a portfolio of obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities, the interest on which, in the opinion of counsel issued on the date of the issuance thereof, is exempt from regular federal income tax ("Municipal Securities"). The Fund will normally invest at least 80% of the value of its net assets in Municipal Securities. This policy is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding shares (as defined under "Shareholder Vote").

ARMADA OHIO TAX EXEMPT BOND FUND

       The Fund will normally invest primarily in Municipal Securities issued by or on behalf of the State of Ohio, political subdivisions thereof, or agencies or instrumentalities of the State or its political subdivisions ("Ohio Municipal Securities"). This policy is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding shares (as defined under "Shareholder Vote" below). Dividends paid by the Fund which are derived from interest properly attributable to Ohio Municipal Securities will be exempt from regular federal income tax and Ohio personal income tax. Dividends derived from interest on Municipal Securities of other governmental issuers will be exempt from regular federal income tax but may be subject to Ohio personal income tax. See "Additional Tax Information Concerning the Ohio Tax Exempt Bond, Pennsylvania Municipal Bond, National Tax Exempt Bond and Tax Exempt Money Market Funds."

ARMADA PENNSYLVANIA MUNICIPAL BOND FUND

       The Fund seeks to achieve its objective by investing substantially all of its assets in Municipal Securities issued by or on behalf of the Commonwealth of Pennsylvania and its political subdivisions and financing authorities, obligations of the United States, including territories and possessions of the United States, the income from which is, in the opinion of counsel, exempt from regular federal income tax and Pennsylvania state income tax imposed upon non-corporate taxpayers, and securities of money market investment companies that invest primarily in such securities ("Pennsylvania Municipal Securities").

       The Fund will normally be fully invested in Pennsylvania Municipal Securities. This policy is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding shares (as defined under "Shareholder Vote" below). Dividends paid by the Fund which are derived from interest properly attributable to Pennsylvania Municipal Securities will be exempt from regular federal income tax and Pennsylvania personal income tax. Dividends derived from interest on Municipal Securities of other governmental issuers will be exempt from regular federal income tax but may be subject to Pennsylvania personal income tax. See "Additional Tax Information Concerning the Ohio Tax Exempt Bond, Pennsylvania Municipal Bond, National Tax Exempt Bond and Tax Exempt Money Market Funds."

         SPECIAL CONSIDERATIONS - TAX-FREE BOND FUNDS

       Although each Fund's average weighted maturity will vary in light of current market and economic conditions, the comparative yields on instruments with different maturities, and other factors, the Tax-Free Bond Funds anticipate that they will maintain a dollar-weighted average portfolio maturity of three to ten years.

       For temporary defensive or liquidity purposes when, in the opinion of the Funds' Adviser, Michigan Municipal Securities, Ohio Municipal Securities or Pennsylvania Municipal Securities of sufficient quality, as the case may be, are not readily available, the Michigan Municipal Bond, Ohio Tax Exempt Bond and Pennsylvania Municipal Bond Funds may invest up to 100% of their assets in other Municipal Securities and in taxable securities.

       Each Fund may hold up to 100% of its assets in uninvested cash reserves, pending investment, during temporary defensive periods; however, uninvested cash reserves will not earn income.

       Each Fund may invest in other investments as described below under "Additional Information About Portfolio Investments" including stand-by commitments, variable and floating rate obligations, certificates of participation, other investment companies, illiquid securities, Taxable Money Market Instruments (as defined below), zero coupon obligations and repurchase agreements and engage in when-issued transactions.

       The Michigan Municipal Bond, Ohio Tax Exempt Bond and Pennsylvania Municipal Bond Funds are classified as non-diversified under the 1940 Act. Investment return on a non-diversified portfolio typically is dependent upon the performance of a smaller number of securities relative to the number held in a diversified portfolio. Consequently, the change in value of any one security may affect the overall value of a non-diversified portfolio more than it would a diversified portfolio, and thereby subject the market-based net asset value per share of the non-diversified portfolio to greater fluctuations. In addition, a non-diversified portfolio may be more susceptible to economic, political and regulatory developments than a diversified investment portfolio with similar objectives may be.


       Although (i) all of the Tax-Free Bond Funds may invest 25% or more of their respective net assets in Municipal Securities the interest on which is paid solely from revenues of similar projects, (ii) the Ohio Tax Exempt Bond and National Tax Exempt Bond Funds may invest up to 20% of their respective total assets in private activity bonds and taxable investments, (iii) the Michigan

Municipal Bond and Pennsylvania Municipal Bond Funds may invest up to 100% of their respective total assets in private activity bonds and (iv) the National Tax Exempt Bond Fund may invest 25% or more of its net assets in Municipal Securities whose issues are in the same state, the Funds do not presently intend to do so unless, in the opinion of the adviser, the investment is warranted. To the extent that a Fund's assets are invested in such investments, the Fund will be subject to the peculiar risks presented by the laws and economic conditions relating to such projects and private activity bonds to a greater extent than it would be if its assets were not so invested.

       See "Municipal Securities," "Special Considerations Regarding Investment in Michigan Municipal Securities," "Special Considerations Regarding Investment in Ohio Municipal Securities," and "Special Considerations Regarding Investment in Pennsylvania Municipal Securities" below.

ARMADA GOVERNMENT MONEY MARKET FUND

       The Fund seeks to achieve its objective by investing in obligations issued or guaranteed as to payment of principal and interest by the U.S. government, its agencies or instrumentalities, and repurchase agreements issued by financial institutions such as banks and broker-dealers. The Fund may not engage in reverse repurchase transactions or lend its portfolio securities. The Fund is currently rated by S&P.

ARMADA MONEY MARKET FUND

       The Fund seeks to achieve its objective by investing in "money market" instruments such as certificates of deposit and other obligations issued by domestic and foreign banks, and commercial paper (including variable and floating rate instruments) rated high quality by a Rating Agency, or determined to be of comparable quality by the Adviser. The Fund may also invest in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements issued by financial institutions such as banks and broker-dealers. The Fund is currently rated by S&P.

ARMADA OHIO MUNICIPAL MONEY MARKET FUND

       The Fund seeks to achieve its objective by investing substantially all of its assets in Ohio Municipal Securities.

       The Fund will normally invest at least 80% of the value of its net assets in Ohio Municipal Securities. This policy is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding shares (as defined under "Shareholder Vote"). Dividends paid by the Fund which are derived from interest properly attributable to Ohio Municipal Securities will be exempt from regular federal income tax and Ohio personal income tax. Dividends derived from interest on Municipal Securities of other governmental issuers will be exempt from regular federal income tax but may be subject to Ohio personal income tax. The Fund may invest up to 100% of its assets in Municipal Securities known as private activity bonds the interest on which is an item of tax preference for purposes of the federal alternative minimum tax. The Fund may also invest up to 100% of its assets in non-Ohio Municipal Securities and in taxable securities, during temporary defensive periods when, in the opinion of the Adviser, Ohio Municipal Securities of sufficient quality are unavailable.

       The Fund's assets are concentrated in securities issued by the State of Ohio or entities within the State of Ohio and, therefore, investment in the Fund may be riskier than an investment in other types of money market funds.

       See  "Special  Risk   Considerations   -  Ohio  Municipal  Money  Market,
Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds" below.

ARMADA PENNSYLVANIA TAX EXEMPT MONEY MARKET FUND

       The Fund seeks to achieve its objective by investing substantially all of its assets in Pennsylvania Municipal Securities.

       As a matter of fundamental policy, the Fund normally invests its assets so that at least 80% of its annual interest income is not only exempt from regular federal income tax and Pennsylvania personal income taxes, but is not considered a preference item for purposes of the federal alternative minimum tax. However, the Fund may invest up to 100% of its assets in non-Pennsylvania Municipal Securities and in taxable securities during temporary defensive periods when, in the opinion of the Adviser, Pennsylvania Municipal Securities of sufficient quality are unavailable.

       The Fund's assets are concentrated in securities issued by the Commonwealth of Pennsylvania or entities within the Commonwealth of Pennsylvania and, therefore, investment in the Fund may be riskier than an investment in other types of money market funds.

       See  "Special  Risk   Considerations   -  Ohio  Municipal  Money  Market,
Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds" below.

ARMADA TAX EXEMPT MONEY MARKET FUND

       The Fund seeks to achieve its objective by investing substantially all of its assets in a diversified portfolio of Municipal Securities. The Fund will normally invest at least 80% of the value of its total assets in Municipal Securities. This policy is fundamental and may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding shares.

       See  "Special  Risk   Considerations   -  Ohio  Municipal  Money  Market,
Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds below."

       SPECIAL RISK CONSIDERATIONS -- OHIO MUNICIPAL MONEY MARKET, PENNSYLVANIA TAX EXEMPT MONEY MARKET AND TAX EXEMPT MONEY MARKET FUNDS

       Although the Tax Exempt Money Market Fund may invest 25% or more of its net assets in Municipal Securities whose issuers are in the same state and the Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds may invest 25% or more of their respective net assets in Municipal Securities the interest on which is paid solely from revenues of similar projects, the Funds do not presently intend to do so unless in the opinion of the Adviser the investment is warranted. The Ohio Municipal Money Market Fund may invest up to 100% of its assets in private activity bonds. In addition, although the Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds may invest up to 20% of their respective total assets in private activity bonds and taxable investments, these Funds do not currently intend to do so unless in the opinion of the Adviser the investment is warranted. To the extent that a Fund's assets are invested in Municipal Securities that are payable from the revenues of similar projects or are issued by issuers located in the same state or are invested in private activity bonds, the Fund will be subject to the peculiar risks presented by the laws and economic conditions relating to such states, projects and bonds to a greater extent than it would be if its assets were not so invested.

ARMADA TREASURY MONEY MARKET FUND

       The Fund seeks to achieve its objective by investing in direct obligations of the U.S. Treasury, such as Treasury bills and notes, and investment companies that invest exclusively in such obligations. The Fund may not engage in repurchase and reverse repurchase transactions or lend its portfolio securities. The Fund is currently rated by S&P.

ARMADA TREASURY PLUS MONEY MARKET FUND

       The Fund seeks to achieve its investment objective by investing exclusively in direct obligations of the U.S. Treasury, such as Treasury bills and notes, repurchase agreements related to such securities, and investment companies that invest exclusively in such obligations. The Fund may not engage in reverse repurchase transactions or lend its portfolio securities. The Fund is currently rated by S&P and Moody's.


ADDITIONAL INFORMATION ABOUT PORTFOLIO INVESTMENTS
--------------------------------------------------


RATINGS CRITERIA
----------------

       Investment grade debt securities in which the Funds invest are those securities rated at the time of purchase by a Fund within the four highest ratings groups assigned by Moody's (Aaa, Aa, A and Baa), S&P (AAA, AA, A and
BBB) or Fitch (AAA, AA, A and BBB), or, if unrated, which are determined by the Adviser to be of comparable quality pursuant to guidelines approved by the Trust's Board of Trustees. Debt securities rated in the lowest investment grade debt category (Baa by Moody's or BBB by S&P or Fitch) have speculative characteristics; changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade securities.

       The High Yield Bond Fund invests primarily in debt securities rated below investment grade (i.e., junk bonds). The Strategic Income Bond and Total Return Advantage Funds may also invest in junk bonds. While any investment carries some risk, certain risks associated with lower rated securities are different than those for investment grade securities. The risk of loss through default is greater because lower rated securities are usually unsecured and are often subordinate to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates. Consequently, the market price of these securities may be quite volatile and may result in wider fluctuations in a Fund's net asset value per share.


       In addition, an economic downturn or increase in interest rates could have a negative impact on both the markets for lower rated securities (resulting in a greater number of bond defaults) and the value of lower rated securities held by a Fund. Current laws, such as those requiring federally insured savings and loan associations to remove investments in lower rated securities from their funds, as well as other pending proposals, may also have a material adverse effect on the market for lower rated securities.

       The economy and interest rates may affect lower rated securities differently than other securities. For example, the prices of lower rated securities are more sensitive to adverse economic changes or individual corporate developments than are the prices of higher rated investments. In addition, during an economic downturn or period in which interest rates are rising significantly, highly leveraged issuers may experience financial difficulties, which, in turn, would adversely affect their ability to service their principal and interest payment obligations, meet projected business goals and obtain additional financing.

       If an issuer of a security held by a Fund defaults, the Fund may incur additional expenses to seek recovery. In addition, periods of economic uncertainty would likely result in increased volatility for the market prices of lower rated securities as well as the Fund's net asset value. In general, both the prices and yields of lower rated securities will fluctuate.

       In certain circumstances it may be difficult to determine a security's fair value due to a lack of reliable objective information. Such instances occur where there is no established secondary market for the security or the security is lightly traded. As a result, a Fund's valuation of a security and the price it is actually able to obtain when it sells the security could differ.

       Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the value and liquidity of lower rated securities held by a Fund, especially in a thinly traded market. Illiquid or restricted securities held by a Fund may involve special registration responsibilities, liabilities and costs, and could involve other liquidity and valuation difficulties.

       The ratings of Moody's, S&P and Fitch evaluate the safety of a lower rated security's principal and interest payments, but do not address market value risk. Because the ratings of the Rating Agencies may not always reflect current conditions and events, in addition to using recognized Rating Agencies and other sources, the Adviser performs its own analysis of the issuers of lower rated securities purchased by a Fund. Because of this, a Fund's performance may depend more on its own credit analysis than is the case for mutual funds investing in higher rated securities.

       The Adviser continuously monitors the issuers of lower rated securities held by a Fund for their ability to make required principal and interest payments, as well as in an effort to control the liquidity of the Fund so that it can meet redemption requests.

ELIGIBLE SECURITIES
-------------------

       The Money Market Funds may purchase "eligible securities" (as defined by Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act")) that present minimal credit risks as determined by the Adviser pursuant to guidelines established by the Trust's Board of Trustees. Eligible securities generally include: (1) securities that are rated by two or more Rating Agencies (or the only Rating Agency which has issued a rating) in one of the two highest rating categories for short term debt securities; (2) securities that have no short term rating, if the issuer has other outstanding short term obligations that are comparable in priority and security as determined by the Adviser ("Comparable Obligations") and that have been rated in accordance with (1) above; (3) securities that have no short term rating, but are determined to be of comparable quality to a security satisfying (1) or (2) above, and the issuer does not have Comparable Obligations rated by a Rating Agency; and (4) securities with credit supports that meet specified rating criteria similar to the foregoing and other criteria in accordance with applicable Securities and Exchange Commission ("SEC") regulations. Securities issued by a money market fund and securities issued by the U.S. Government may constitute eligible securities if permitted under applicable SEC regulations and Trust procedures. The Board of Trustees will approve or ratify any purchases by the Money Market Funds of securities that are rated by only one Rating Agency or that qualify under (3) above if required by applicable regulations or Trust procedures.

REITS
-----

       Each of the Equity Funds and Fixed Income Funds may invest from time to time in real estate investment trusts ("REITs"). REITs pool investors' funds for investment primarily in income-producing real estate or real estate-related loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets and income, and a requirement that it distribute to its shareholders at least 90% of its taxable income (other than net capital gains) for each taxable year.

       REITs can generally be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income principally from rental and lease payments. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs make loans to commercial real estate developers and derive their income primarily from interest payments on such loans. Hybrid REITs combine the characteristics of both equity and mortgage
REITs. REITs may be subject to certain risks associated with the direct ownership of real estate, including declines in the value of real estate, risks related to general and local economic conditions, overbuilding and increased competition, increases in property taxes and operating expenses, and variations in rental income. Generally, increases in interest rates will decrease the value of high yielding securities and increase the costs of obtaining financing, which could decrease the value of a REIT's investments. In addition, equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of credit extended. Equity and mortgage REITs are dependent upon management skill, are not diversified and are subject to the risks of financing projects. REITs are also subject to heavy cash flow dependency, defaults by borrowers, self liquidation and the possibility of failing to qualify for tax-free pass-through of income under the Internal Revenue Code of 1986, as amended (the "Code"), and to maintain exemption from the 1940 Act.

       REITs pay dividends to their shareholders based upon available funds from operations. It is quite common for these dividends to exceed a REIT's taxable earnings and profits resulting in the excess portion of such dividends being designated as a return of capital. Each Fund intends to include the gross dividends from any investments in REITs in its periodic distributions to its shareholders and, accordingly, a portion of the Fund's distributions may be designated as a return of capital.

VARIABLE AND FLOATING RATE INSTRUMENTS
--------------------------------------

       Each Fund may purchase variable and floating rate obligations (including variable amount master demand notes) which are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Because variable and floating rate obligations are direct lending arrangements between a Fund and the issuer, they are not normally traded although certain variable and floating rate obligations, such as Student Loan Marketing Association variable rate obligations, may have a more active secondary market because they are issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Even though there may be no active secondary market in such instruments, a Fund may demand payment of principal and accrued interest at a time specified in the instrument or may resell them to a third party. Such obligations may be backed by bank letters of credit or guarantees issued by banks, other financial institutions or the U.S. Government, its agencies or instrumentalities. The quality of any letter of credit or guarantee will be rated high quality or, if unrated, will be determined to be of comparable quality by the Adviser. In the event an issuer of a variable or floating rate obligation defaulted on its payment obligation, a Fund might be unable to dispose of the instrument because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default.

       The Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of variable and floating rate obligations and will continuously monitor their financial status to meet payment on demand. In determining average weighted portfolio maturity, a variable or floating rate instrument issued or guaranteed by the U.S. government or an agency or instrumentality thereof will be deemed to have a maturity equal to the period remaining until the obligation's next interest rate adjustment. Other variable and floating rate obligations will be deemed to have a maturity equal to the longer or shorter of the periods remaining to the next interest rate adjustment or the demand notice period in accordance with applicable regulations or Trust procedures.

       With respect to the Money Market Funds, variable and floating rate obligations held by a Fund may have maturities of more than 397 days, provided:
(a) (i) the Fund is entitled to payment of principal and accrued interest upon not more than 30 days' notice or at specified intervals not exceeding one year (upon not more than 30 days' notice) and (ii) the rate of interest on such instrument is adjusted automatically at periodic intervals which normally will not exceed 31 days, but may extend up to one year, or (b) if the obligation is an asset-backed security, and if permitted under Trust procedures and applicable regulations, the security has a feature permitting the holder unconditionally to receive principal and interest within 13 months of making demand.

GUARANTEED INVESTMENT CONTRACTS
-------------------------------

       Each Fund may make limited investments in Guaranteed Investment Contracts ("GICs") issued by U.S. insurance companies. When investing in GICs a Fund makes cash contributions to a deposit fund or an insurance company's general account. The insurance company then credits to that Fund monthly a guaranteed minimum interest which may be based on a fixed rate or a fixed spread over an index, such as LIBOR. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. GICs may provide a lower rate of return than may be available to a Fund through other types of investments the Fund is permitted to make. A GIC is backed only by the insurance company that issued the GIC and, therefore, payments on the GIC are subject to the insurance company's capacity to pay. Failure of the issuing company could result in a default on a GIC. A Fund will purchase a GIC only when the Adviser has determined, under guidelines established by the Board of Trustees, that the GIC presents minimal credit risks to the Fund and is of comparable quality to instruments that are rated high quality by one or more rating agencies. For the Money Market Fund, the Fund's investments in GICs will not exceed 10% of the Fund's net assets. In addition, because each Fund may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, the GIC is considered an illiquid investment, and, together with other instruments in the Fund which are not readily marketable, will not exceed 15% (10% in the case of the Money Market Funds) of the Fund's net assets.

       The term of a GIC will be one year or less. In determining average weighted portfolio maturity, a GIC will be deemed to have a maturity equal to the period of time remaining until the next readjustment of the guaranteed interest rate.

REPURCHASE AGREEMENTS
---------------------

       Securities held by each Fund (other than the Treasury Money Market Fund) may be subject to repurchase agreements. Under the terms of a repurchase agreement, a Fund purchases securities from financial institutions such as banks and broker-dealers which the Fund's Adviser deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by the Fund plus interest negotiated on the basis of current short term rates, which may be more or less than the rate on the underlying portfolio securities.

       The seller under a repurchase agreement will be required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). If the seller were to default on its repurchase obligation or become insolvent, the Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement, or to the extent that the disposition of such securities by the Fund were delayed pending court action. Although there is no controlling legal precedent confirming that a Fund would be entitled, as against a claim by such seller or its receiver or trustee in bankruptcy, to retain the underlying securities, the Board of Trustees of the Trust believes that, under the regular procedures normally in effect for custody of a Fund's securities subject to repurchase agreements and under federal laws, a court of competent jurisdiction would rule in favor of the Trust if presented with the question. Securities subject to repurchase agreements will be held by the Trust's custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

       With respect to the Government Money Market, Money Market, Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market, Tax Exempt Money Market, and Treasury Plus Money Market Funds, although the securities subject to repurchase agreements may bear maturities exceeding 397 days, the Funds presently intend to enter only into repurchase agreements which terminate within seven days after notice by the Funds. If a Fund were to enter into repurchase agreements which provide for a notice period greater than seven days in the future, the Fund would do so only if such investment, together with other illiquid securities, did not exceed 10% of the Fund's net assets.

REVERSE REPURCHASE AGREEMENTS
-----------------------------

       Each Fund (other than Treasury Money Market Fund and Treasury Plus Money Market Fund) may enter into reverse repurchase agreements in accordance with its investment restrictions. Pursuant to such agreements, a Fund would sell portfolio securities to financial institutions such as banks and broker-dealers, and agree to repurchase them at a mutually agreed-upon date and price. A Fund intends to enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account assets such as U.S. Government securities or other liquid, high grade debt securities, generally rated in one of the three highest ratings categories, consistent with the Fund's investment restrictions having a value at least equal to the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that such equivalent value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which it is obligated to repurchase the securities. Reverse repurchase agreements are considered to be borrowings by the Fund under the 1940 Act.

LENDING OF PORTFOLIO SECURITIES
-------------------------------

       Each of the Equity Funds, Balanced Allocation Fund and Fixed Income Funds may lend securities to broker-dealers, banks or other institutional borrowers pursuant to agreements requiring that the loans be continuously secured by cash, securities of the U.S. government or its agencies, or any combination of cash and such securities, as collateral equal to 100% of the market value at all times of the securities lent. Such loans will not be made if, as a result, the aggregate amount of all outstanding securities loans combined with any other outstanding loans for a Fund exceed one-third of the value of its total assets taken at fair market value. Collateral must be valued daily by the Fund's Adviser and the borrower will be required to provide additional collateral should the market value of the loaned securities increase. During the time portfolio securities are on loan, the borrower pays the Fund involved any dividends or interest paid on such securities. Loans are subject to termination by the Fund or the borrower at any time. While a Fund does not have the right to vote securities on loan, it intends to terminate the loan and regain the right to vote if this is considered important with respect to the investment. A Fund will only enter into loan arrangements with broker-dealers, banks or other institutions which the Adviser has determined are creditworthy under guidelines established by the Trust's Board of Trustees.

       A Fund will continue to receive interest on the securities lent while simultaneously earning interest on the investment of the cash collateral in U.S. government securities. However, a Fund will normally pay lending fees to such broker-dealers and related expenses from the interest earned on invested collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the Adviser to be of good standing and when, in the judgment of the adviser, the consideration which can be earned currently from such securities loans justifies the attendant risk. Any loan may be terminated by either party upon reasonable notice to the other party.

ILLIQUID SECURITIES
-------------------

       Each of the Equity Funds, Asset Allocation Funds, Fixed Income Funds and Tax-Free Bond Funds will not invest more than 15% of their respective net assets in securities that are illiquid. The Money Market Funds will not knowingly invest more than 10% of the value of its net assets in securities that are illiquid. Illiquid securities would generally include repurchase agreements and GICs with notice/termination dates in excess of seven days and certain securities which are subject to trading restrictions because they are not registered under the Securities Act of 1933, as amended (the "1933 Act").

       Each Fund may purchase securities which are not registered under the 1933 Act but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. Any such security will not be considered illiquid so long as it is determined by the Board of Trustees or the Fund's Adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that security. This investment practice could have the effect of increasing the level of illiquidity in a Fund during any period that qualified institutional buyers become uninterested in purchasing these restricted securities.

TAXABLE MONEY MARKET INSTRUMENTS
--------------------------------

       Each of the Tax-Free Bond Funds may invest, from time to time, a portion of its assets for temporary defensive or liquidity purposes in short-term money market instruments, the income from which is subject to federal income tax ("Taxable Money Market Instruments"). Taxable Money Market Instruments may
include: obligations of the U.S. government and its agencies and instrumentalities; debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the highest rating category of S&P, Fitch or Moody's; certificates of deposit; bankers' acceptances; and repurchase agreements with respect to such obligations.

FOREIGN SECURITIES AND CURRENCIES
---------------------------------

       Each of the Equity Funds, Balanced Allocation Fund and Fixed Income Funds (other than the U.S. Government Income Fund) may invest in securities issued by foreign issuers either directly or indirectly through investments in ADRs, EDRs or Global Depositary Receipts ("GDRs"). The U.S. Government Income Fund may invest in ADRs, EDRs and GDRs (see "American, European and Global Depositary Receipts" below). Such securities may or may not be listed on foreign or domestic stock exchanges.

       Investments in foreign securities involve certain inherent risks, such as political or economic instability of the issuer or the country of issue, the difficulty of predicting international trade patterns, changes in exchange rates of foreign currencies and the possibility of adverse changes in investment or exchange control regulations. There may be less publicly available information about a foreign company than about a domestic company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies. Further, foreign stock markets are generally not as developed or efficient as those in the U.S., and in most foreign markets, volume and liquidity are less than in the U.S. Fixed commissions on foreign stock exchanges are generally higher than the negotiated commissions on U.S. exchanges, and there is generally less government supervision and regulation of foreign stock exchanges, brokers and companies than in the U.S.

       With respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, limitations on the removal of funds or other assets, or diplomatic developments that could affect investment within those countries. Because of these and other factors, securities of foreign companies acquired by the Fund may be subject to greater fluctuation in price than securities of domestic companies.

       With respect to the International Equity and Strategic Income Bond Funds, certain of the risks associated with investments in foreign securities are heightened with respect to investments in countries with emerging economies or emerging securities markets. The risks of expropriation, nationalization and social, political and economic instability are greater in those countries than in more developed capital markets. Since these Funds will invest substantially in securities denominated in or quoted in currencies other than the U.S. dollar, changes in currency exchange rates (as well as changes in market values) will affect the value in U.S. dollars of securities held by the Funds. Foreign exchange rates are influenced by trade and investment flows, policy decisions of governments, and investor sentiment about these and other issues. In addition, costs are incurred in connection with conversions between various currencies.

       Many European countries have adopted a single European currency, the euro. On January 1, 1999, the euro became legal tender for all countries participating in the Economic and Monetary Union ("EMU"). A new European Central Bank has been created to manage the monetary policy of the new unified region. On the same date, the exchange rates were irrevocably fixed between the EMU member countries. The euro has replaced the national currencies of the following member countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

       The new European Central Bank has control over each country's monetary policies. Therefore, the member countries no longer control their own monetary policies by directing independent interest rates for their currencies. The national governments of the participating countries, however, have retained the authority to set tax and spending policies and public debt levels.

       The change to the euro as a single currency is relatively new and untested. The elimination of currency risk among EMU countries has affected the economic environment and behavior of investors, particularly in European markets, but the long-term impact of those changes on currency values or on the business or financial condition of European countries and issuers cannot be fully assessed at this time. In addition, the introduction of the euro presents other unique uncertainties, including the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax and labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other countries that now are or may in the future become members of the European Union will have an impact on the euro. These or other events, including political and economic developments, could cause market disruptions, and could adversely affect the value of securities held by a Fund, particularly the International Equity Fund.

       The expense ratio of a Fund investing substantially in foreign securities can be expected to be higher than that of funds investing in domestic securities. The costs of investing abroad are generally higher for several reasons, including the cost of investment research, increased costs of custody for foreign securities, higher commissions paid for comparable transactions involving foreign securities, and costs arising from delays in settlements of transactions involving foreign securities.

       Interest and dividends payable on the Fund's foreign portfolio securities may be subject to foreign withholding taxes. To the extent such taxes are not offset by tax credits or deductions allowed to investors under U.S. federal income tax provisions, they may reduce the return to the Fund's shareholders.

AMERICAN, EUROPEAN AND GLOBAL DEPOSITARY RECEIPTS
-------------------------------------------------

       Each of the Equity Funds, Balanced Allocation Fund and Fixed Income Funds may invest in ADRs, EDRs, GDRs and other similar global instruments. ADRs are receipts issued in registered form by a U.S. bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter markets. ADR prices are denominated in U.S. dollars although the underlying securities may be denominated in a foreign currency. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe typically by non-U.S. banks or trust companies and foreign branches of U.S. banks that evidence ownership of foreign or U.S. securities. EDRs are designed for use in European exchange and over-the-counter markets. GDRs are receipts structured similarly to EDRs and are marketed globally. GDRs are designed for trading in non-U.S. securities markets. Investments in ADRs, EDRs and GDRs involve risks similar to those accompanying direct investments in foreign securities, but those that are traded in the over-the-counter market which do not have an active or substantial secondary market will be considered illiquid and, therefore, will be subject to a Fund's limitation with respect to illiquid securities.

       The principal difference between sponsored and unsponsored ADR, EDR and GDR programs is that unsponsored ones are organized independently and without the cooperation of the issuer of the underlying securities. Consequently, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile.

FOREIGN GOVERNMENT OBLIGATIONS
------------------------------

       Each of the Equity Funds, Balanced Allocation Fund and Fixed Income Funds may purchase debt obligations issued or guaranteed by governments (including states, provinces or municipalities) of countries other than the United States, or by their agencies, authorities or instrumentalities. The percentage of assets invested in securities of a particular country or denominated in a particular currency will vary in accordance with the Adviser's assessment of gross domestic product in relation to aggregate debt, current account surplus or deficit, the trend of the current account, reserves available to defend the currency, and the monetary and fiscal policies of the government. Certain foreign governments may be less capable of meeting repayment obligations on debt on a timely basis than, for example, the United States government.

FOREIGN CURRENCY TRANSACTIONS
-----------------------------

       In order to protect against a possible loss on investments resulting from a decline or appreciation in the value of a particular foreign currency against the U.S. dollar or another foreign currency or for other reasons, each of the Equity Funds, Balanced Allocation Fund and Fixed Income Funds are authorized to enter into forward currency exchange contracts. These contracts involve an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Forward currency contracts do not eliminate fluctuations in the values of portfolio securities but rather allow the Funds to establish a rate of exchange for a future point in time.

       When entering into a contract for the purchase or sale of a security, these Funds may enter into a forward foreign currency exchange contract for the amount of the purchase or sale price to protect against variations, between the date the security is purchased or sold and the date on which payment is made or received, in the value of the foreign currency relative to the U.S. dollar or other foreign currency.

       When the Adviser anticipates that a particular foreign currency may decline substantially relative to the U.S. dollar or other leading currencies, in order to reduce risk, the Fund may enter into a forward contract to sell, for a fixed amount, the amount of foreign currency approximating the value of some or all of the Fund's securities denominated in such foreign currency. Similarly, when the obligations held by the Fund create a short position in a foreign currency, the Fund may enter into a forward contract to buy, for a fixed amount, an amount of foreign currency approximating the short position. With respect to any forward foreign currency contract, it will not generally be possible to match precisely the amount covered by that contract and the value of the securities involved due to the changes in the values of such securities resulting from market movements between the date the forward contract is entered into and the date it matures. In addition, while forward contracts may offer protection from losses resulting from declines or appreciation in the value of a particular foreign currency, they also limit potential gains which might result from changes in the value of such currency. A Fund will also incur costs in connection with forward foreign currency exchange contracts and conversions of foreign currencies and U.S. dollars.

       A separate account consisting of liquid assets, such as cash, U.S. Government securities or other liquid high grade debt obligations equal to the amount of a Fund's assets that could be required to consummate forward contracts will be established with the Trust's custodian except to the extent the contracts are otherwise "covered." For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market or fair value. If the market or fair value of such securities declines, additional cash or liquid securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Funds. A forward contract to sell a foreign currency is "covered" if the Fund owns the currency (or securities denominated in the currency) underlying the contract, or holds a forward contract (or call option) permitting the Fund to buy the same currency at a price no higher than the Fund's price to sell the currency. A forward contract to buy a foreign currency is "covered" if the Fund holds a forward contract (or call option) permitting the Fund to sell the same currency at a price as high as or higher than the Fund's price to buy the currency.

EXCHANGE RATE-RELATED SECURITIES
--------------------------------

       Each of the Equity Funds, Balanced Allocation Fund and Fixed Income Funds may invest in debt securities for which the principal due at maturity, while paid in U.S. dollars, is determined by reference to the exchange rate between the U.S. dollar and the currency of one or more foreign countries ("Exchange Rate-Related Securities"). The interest payable on these securities is also denominated in U.S. dollars and is not subject to foreign currency risk and, in most cases, is paid at rates higher than most other similarly rated securities in recognition of the risks associated with these securities. There is the possibility of significant changes in rates of exchange between the U.S. dollar and any foreign currency to which an Exchange Rate-Related Security is linked. In addition, there is no assurance that sufficient trading interest to create a liquid secondary market will exist for a particular Exchange Rate-Related Security due to conditions in the debt and foreign currency markets. Illiquidity in the forward foreign exchange market and the high volatility of the foreign exchange market may, from time to time, combine to make it difficult to sell an Exchange Rate-Related Security prior to maturity without incurring a significant price loss.

CONVERTIBLE SECURITIES
----------------------

       Each of the Equity Funds, Balanced Allocation Fund and Fixed Income Funds may invest in convertible securities entitling the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the securities mature or are redeemed, converted or exchanged. Prior to conversion, convertible securities have characteristics similar to ordinary debt securities in that they normally provide a stable stream of income with generally higher yields than those of common stock of the same or similar issuers. The value of a convertible security may fluctuate in inverse proportion to interest rates. Convertible securities rank senior to common stock in a corporation's capital structure and therefore generally entail less market risk than the corporation's common stock. Nonetheless, convertible securities could lose value or become worthless if, for example, the issuer becomes bankrupt. Convertible securities will not normally decrease significantly below their conversion value. The value of the convertibility feature depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.

       In selecting convertible securities, the Adviser will consider, among other factors, the creditworthiness of the issuers of the securities; the interest or dividend income generated by the securities; the potential for capital appreciation of the securities and the underlying common stocks; the prices of the securities relative to other comparable securities and to the underlying common stocks; whether the securities are entitled to the benefits of sinking funds or other protective conditions; diversification of the Fund's portfolio as to issuers; and the ratings of the securities. Since credit rating agencies may fail to timely change the credit ratings of securities to reflect subsequent events, the Adviser will consider whether such issuers will have sufficient cash flow and profits to meet required principal and interest payments. A Fund may retain a portfolio security whose rating has been changed if the Adviser deems that retention of such security is warranted.

CORPORATE DEBT OBLIGATIONS
--------------------------

       Each Fund may invest in corporate debt obligations. In addition to obligations of corporations, corporate debt obligations include securities issued by banks and other financial institutions. Corporate debt obligations are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations.

OTHER DEBT SECURITIES
---------------------

       Each Fund may also invest in other debt securities which may include: equipment lease and trust certificates; collateralized mortgage obligations; state, municipal and private activity bonds; obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; securities of supranational organizations such as the World Bank; participation certificates in pools of mortgages, including mortgages issued or guaranteed by the U.S. government, its agencies or instrumentalities; asset-backed securities such as mortgage backed securities, Certificates of Automobile Receivables ("CARS") and Certificates of Amortizing Revolving Debts ("CARDS"); private placements; and income participation loans. Some of the securities in which the Fund invests may have warrants or options attached.

       Appreciation in the value of a debt security may result from an improvement in the credit standing of the issuer of the security or a general decline in the level of interest rates or a combination of both. An increase in the level of interest rates generally reduces the value of the fixed rate debt instruments held by a Fund; conversely, a decline in the level of interest rates generally increases the value of such investments. An increase in the level of interest rates may temporarily reduce the value of the floating rate debt instruments held by the Fund; conversely, a decline in the level of interest rates may temporarily increase the value of those investments.

       The Balanced Allocation, Intermediate Bond, and Limited Maturity Bond Funds invest only in investment grade debt securities which are rated at the time of purchase within the four highest ratings groups assigned by Moody's (Aaa, Aa, A and Baa), S&P (AAA, AA, A and BBB), or Fitch (AAA, AA, A and BBB), or, if unrated, which are determined by the Adviser to be of comparable quality pursuant to guidelines approved by the Trust's Board of Trustees. The Total
Return Advantage Fund normally invests substantially all of its assets in investment grade debt securities but may invest up to 15% of its securities in lower grade securities. See "Ratings Criteria" above.

       In the event that subsequent to its purchase by the Fund, a rated security ceases to be rated or its rating is reduced below investment grade, the adviser will consider whether the Fund should continue to hold the security.

WARRANTS
--------

       Each of the Equity Funds and Balanced Allocation Fund may invest in warrants. Warrants enable the owner to subscribe to and purchase a specified number of shares of the issuing corporation at a specified price during a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The purchase of warrants involves the risk that the purchaser could lose the purchase value of the warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security.

FUTURES AND RELATED OPTIONS
---------------------------

       Each of the Equity Funds may invest in stock index futures contracts and options on futures contracts in attempting to hedge against changes in the value of securities that they hold or intend to purchase. The Balanced Allocation Fund may invest in stock index, interest rate, bond index and foreign currency futures contracts and options on these futures contracts. The Bond, High Yield Bond, Limited Maturity Bond, Strategic Income Bond, Total Return Advantage and Ultra Short Bond Funds may invest in interest rate and bond index futures contracts and options on futures contracts and the Bond, GNMA and U.S. Government Income Funds may invest in futures contracts on U.S. Treasury obligations in order to offset an expected decrease in the value of their respective portfolios that might otherwise result from a market decline.

       Each of the Equity Funds may invest in stock index futures contracts in attempting to hedge against changes in the value of securities that it holds or intends to purchase or to maintain liquidity. The International Equity Fund may also invest in foreign currency futures contracts and options in anticipation of changes in currency exchange rates. A Fund might sell a futures contract in order to offset an expected decrease in the value of its portfolio that might otherwise result from a market decline. Each of these Funds may invest in the instruments described either to hedge the value of their respective portfolio securities as a whole, or to protect against declines occurring prior to sales of securities in the value of the securities to be sold. Conversely, a Fund may purchase a futures contract in anticipation of purchases of securities. In addition, each of these Funds may utilize futures contracts in anticipation of changes in the composition of its holdings for hedging purposes or to maintain liquidity.

       Each of the High Yield Bond and Ultra Short Bond Funds may invest in the instruments described either to hedge the value of its portfolio securities as a whole, or to protect against declines occurring prior to sales of securities in the value of the securities to be sold. Conversely, the Fund may purchase a futures contract in anticipation of purchases of securities. In addition, the Fund may utilize futures contracts in anticipation of changes in the composition of its holdings for hedging purposes or to maintain liquidity.

       Futures contracts obligate a Fund, at maturity, to take or make delivery of certain securities or the cash value of an index or the cash value of a stated amount of a foreign currency. When interest rates are rising, futures contracts can offset a decline in value of the securities held by a Fund. When rates are falling or prices of securities are rising, these contracts can secure higher yields for securities a Fund intends to purchase.

       The Funds intend to comply with the regulations of the Commodity Futures Trading Commission (CFTC) exempting it from registration as a "commodity pool operator." A Fund's commodities transactions must constitute bona fide hedging or other permissible transactions pursuant to such regulations. In addition, a Fund may not engage in such transactions if the sum of the amount of initial margin deposits and premiums paid for unexpired commodity options, other than for bona fide hedging transactions, would exceed 5% of the liquidation value of its assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the percentage limitation. In connection with a Fund's position in a futures contract or option thereon, it will create a segregated account of liquid assets, such as cash, U.S. government securities or other liquid high grade debt obligations, or will otherwise cover its position in accordance with applicable requirements of the SEC.

       CALL AND PUT OPTIONS. The Funds may purchase and sell call and put options on futures contracts traded on an exchange or board of trade. When a Fund purchases an option on a futures contract, it has the right to assume a position as a purchaser or seller of a futures contract at a specified exercise price at any time during the option period. When a Fund sells an option on a futures contract, it becomes obligated to purchase or sell a futures contract if the option is exercised. In anticipation of a market advance, a Fund may purchase call options on futures contracts as a substitute for the purchase of futures contracts to hedge against a possible increase in the price of securities which the Fund intends to purchase. Similarly, if the value of a Fund's securities is expected to decline, it might purchase put options or sell call options on futures contracts rather than sell futures contracts.

       The Funds may write covered call options, buy put options, buy call options and sell or "write" secured put options on a national securities exchange and issued by the Options Clearing Corporation for hedging purposes. Such transactions may be effected on a principal basis with primary reporting dealers in U.S. government securities in an amount not exceeding 5% of a Fund's net assets. Such options may relate to particular securities, stock or bond indices, financial instruments or foreign currencies. Purchasing options is a specialized investment technique which entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the option.

       A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to or only at the expiration of the option, regardless of the market price of the security. The premium paid to the writer is the consideration for undertaking the obligations under the option contract. A put option for a particular security gives the purchaser the right to sell the underlying security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security. In contrast to an option on a particular security, an option on a securities index provides the holder with the right to make or receive a cash settlement upon exercise of the option.

       A Fund may purchase and sell put options on portfolio securities at or about the same time that it purchases the underlying security or at a later time. By buying a put, a Fund limits its risk of loss from a decline in the market value of the security until the put expires. Any appreciation in the value of and yield otherwise available from the underlying security, however, will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Call options may be purchased by a Fund in order to acquire the underlying security at a later date at a price that avoids any additional cost that would result from an increase in the market value of the security. A Fund may also purchase call options to increase its return to investors at a time when the call is expected to increase in value due to anticipated appreciation of the underlying security. Prior to its expiration, a purchased put or call option may be sold in a closing sale transaction (a sale by a Fund, prior to the exercise of an option that it has purchased, of an option of the same series), and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the option plus the related transaction costs.

       In addition, each Fund may write covered call and secured put options. A covered call option means that a Fund owns or has the right to acquire the underlying security subject to call at all times during the option period. A secured put option means that a Fund maintains in a segregated account with its custodian cash or U.S. government securities in an amount not less than the exercise price of the option at all times during the option period. Such options will be listed on a national securities exchange and issued by the Options Clearing Corporation and may be effected on a principal basis with primary reporting dealers in the U.S.

       In order to close out put or call option positions, a Fund will be required to enter into a "closing purchase transaction" -- the purchase of a put or call option (depending upon the position being closed out) on the same security with the same exercise price and expiration date as the option that it previously wrote. When a portfolio security subject to a call option is sold, a Fund will effect a closing purchase transaction to close out any existing call option on that security. If a Fund is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the option expires or a Fund delivers the underlying security upon exercise.


       The aggregate value of the securities subject to options written by a Fund will not exceed 33 1/3% (20% with respect to the S&P 500 Index Fund) of the value of its net assets. In order to close out an option position prior to maturity, a Fund may enter into a "closing purchase transaction" by purchasing a call or put option (depending upon the position being closed out) on the same security with the same exercise price and expiration date as the option which it previously wrote.


       Options trading is a highly specialized activity and carries greater than ordinary investment risk. Purchasing options may result in the complete loss of the amounts paid as premiums to the writer of the option. In writing a covered call option, a Fund gives up the opportunity to profit from an increase in the market price of the underlying security above the exercise price (except to the extent the premium represents such a profit). Moreover, it will not be able to sell the underlying security until the covered call option expires or is exercised or a Fund closes out the option. In writing a secured put option, a Fund assumes the risk that the market value of the security will decline below the exercise price of the option. The use of covered call and secured put options will not be a primary investment technique of a Fund. For a detailed description of these investments and related risks, see Appendix B attached to this SAI.

   RISK FACTORS ASSOCIATED WITH FUTURES AND RELATED OPTIONS

       To the extent that a Fund engages in a futures transaction as a hedging device, due to the risk of an imperfect correlation between securities in its portfolio that are the subject of a hedging transaction and the futures contract used as a hedging device, it is possible that the hedge will not be fully effective in that, for example, losses on the portfolio securities may be in excess of gains on the futures contract or losses on the futures contract may be in excess of gains on the portfolio securities that were the subject of the hedge. In futures contracts based on indices, the risk of imperfect correlation increases as the composition of a Fund's portfolio varies from the composition of the index. In an effort to compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of futures contracts, the Funds may buy or sell futures contracts in a greater or lesser dollar amount than the dollar amount of the securities being hedged if the historical volatility of the futures contract has been less or greater than that of the securities. Such "over hedging" or "under hedging" may adversely affect a Fund's net investment results if market movements are not as anticipated when the hedge is established.

       Successful use of futures by the Funds also are subject to the Adviser's ability to predict correctly movements in the direction of securities prices, interest rates and other economic factors. For example, if the Funds have hedged against the possibility of a decline in the market adversely affecting the value of securities held in their funds and prices increase instead, the Funds will lose part or all of the benefit of the increased value of securities which they have hedged because they will have offsetting losses in their futures positions. In addition, in such situations, if a Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may, but will not necessarily, be at increased prices which reflect the rising market. The Funds may have to sell securities at a time when it may be disadvantageous to do so.

       Although the Funds intend to enter into futures contracts and options transactions only if there is an active market for such investments, no assurance can be given that a liquid market will exist for any particular contract or transaction at any particular time. See "Illiquid Securities." Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Funds to substantial losses. If it is not possible, or a Fund determines not, to close a futures position in anticipation of adverse price movements, it will be required to make daily cash payments of variation margin. In such circumstances, an increase in the value of the portion of the Fund being hedged, if any, may offset partially or completely losses on the futures contract.

       The primary risks associated with the use of futures contracts and options are:

       1. the imperfect correlation between the change in market value of the securities held by a Fund and the price of the futures contract or option;

       2. possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired;

       3. losses greater than the amount of the principal invested as initial margin due to unanticipated market movements which are potentially unlimited; and

       4. the Adviser's ability to predict correctly the direction of securities prices, interest rates and other economic factors.

DOLLAR ROLLS
------------

       The Balanced Allocation Fund, Fixed Income Funds and Tax-Free Bond Funds may enter into Dollar Roll Agreements, which are similar to reverse repurchase agreements. Dollar Rolls are transactions in which securities are sold by the Fund for delivery in the current month and the Fund simultaneously contracts to repurchase substantially similar securities on a specified future date. Any difference between the sale price and the purchase price is netted against the interest income foregone on the securities sold to arrive at an implied borrowing rate. Alternatively, the sale and purchase transactions can be executed at the same price, with the Fund being paid a fee as consideration for entering into the commitment to purchase. Dollar Rolls may be renewed prior to cash settlement and initially may involve only a firm commitment agreement by the Fund to buy a security. If the broker-dealer to which the Fund sells the security becomes insolvent, the Fund's right to repurchase the security may be restricted. At the time the Fund enters into a Dollar Roll, it will place in a segregated custodial account assets such as U.S. government securities or other liquid, high grade debt securities consistent with the Fund's investment restrictions having a value equal to the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that such equivalent value is maintained.

SHORT SALES
-----------

       Each Fund may engage in short sales of its securities. Selling securities short involves selling securities the seller does not own (but has borrowed) in anticipation of a decline in the market price of such securities. To deliver the securities to the buyer, the seller must arrange through a broker to borrow the securities and, in so doing, the seller becomes obligated to replace the securities borrowed at their market price at the time of replacement. In a short sale, the proceeds the seller receives from the sale are retained by a broker until the seller replaces the borrowed securities. The seller may have to pay a premium to borrow the securities and must pay any dividends or interest payable on the securities until they are replaced.

       Each Fund (other than the S&P 500 Index Fund) may only sell securities short "against the box." A short sale is "against the box" if, at all times during which the short position is open, the Fund owns at least an equal amount of the securities or securities convertible into, or exchangeable without further consideration for, securities of the same issuer as the securities that are sold short. If a Fund sells securities short against the box, it may protest itself from a loss if the price of the security declines in the future, but will lose the opportunity to profit on such securities if the price rises.

       The S&P 500 Index Fund may also engage in short sales other than short sales against the box. Until the Fund replaces a borrowed security in connection with a short sale, the Fund will: (a) maintain daily a segregated account, containing cash, cash equivalents, or liquid marketable securities, at such a level that (i) the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short and (ii) the amount deposited in the segregated account plus the amount deposited with the broker as collateral will not be less than the market value of the security at the time it was sold short; or (b) otherwise cover its short position in accordance with positions taken by the SEC and its staff. The Fund may fulfill the account segregation requirements by having the Fund's custodian identify assets on its records as being held to cover short positions rather than maintaining a segregated account.


ASSET-BACKED SECURITIES
-----------------------

       The Balanced Allocation Fund, the Fixed Income Funds and, to the extent permitted by Rule 2a-7 under the 1940 Act and as is consistent with their investment objective and policies, the Money Market Funds may purchase asset-backed securities, which are securities backed by mortgages, installment contracts, credit card receivables or other assets. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made monthly, thus in effect "passing through" monthly payments made by the individual borrowers on the assets that underlie the  securities,  net  of any  fees  paid  to the  issuer  or  guarantor  of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments, and the average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as a result of mortgage prepayments. For this and other reasons, an asset-backed security's stated maturity may be shortened, and the security's total return may be difficult to predict precisely. Asset-backed securities acquired by a Fund may include collateralized mortgage obligations (CMOs) issued by private companies.

       In general, the collateral supporting non-mortgage, asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Such securities may also be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Asset-backed securities are not issued or guaranteed by the U.S. government or its agencies or instrumentalities.

       Each of these Funds may purchase securities that are secured or backed by mortgages and are issued by entities such as Government National Mortgage Association

(GNMA), Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), or private mortgage conduits. The market value and interest yield of these instruments can vary due to market interest rate fluctuations and early prepayments of underlying mortgages. Except for private mortgage conduits, these securities represent ownership in a pool of federally insured mortgage loans. The yield and average life characteristics of mortgage-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (I.E., loans) generally may be prepaid at any time. As a result, if a mortgage-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce the expected yield to maturity and average life, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity and average life. Conversely, if a mortgage-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, the expected yield to maturity and average life. There can be no assurance that the Trust's estimation of the duration of mortgage-backed securities it holds will be accurate or that the duration of such instruments will always remain within the maximum target duration. In calculating the average weighted maturity of the Funds, the maturity of mortgage-backed securities will be based on estimates of average life.

       Prepayments on mortgage-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors. Like other fixed income securities, when interest rates rise, the value of mortgage-backed securities generally will decline; however, when interest rates decline, the value of mortgage-backed securities may not increase as much as that of other similar duration fixed income securities, and, as noted above, changes in market rates of interest may accelerate or retard prepayments and thus affect maturities.

       These characteristics may result in a higher level of price volatility for these assets under certain market conditions. In addition, while the market for mortgage-backed securities is ordinarily quite liquid, in times of financial stress the market for these securities can become restricted.

       There are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities guaranteed by GNMA include GNMA Mortgage Pass-Through Certificates (also known as Ginnie
Maes) which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-backed securities issued by FNMA include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of FNMA and are not backed by or entitled to the full faith and credit of the United States, but are supported by the right of the issuer to borrow from the Treasury. FNMA is a publicly-held company owned by its shareholders that was created by an act of Congress. Fannie Maes are guaranteed as to timely payment of the principal and interest by FNMA. Mortgage-related securities issued by FHLMC include FHLMC Mortgage Participation Certificates

(also known as "Freddie Macs" or "Pcs"). FHLMC is a publicly-held company owned by its shareholders that was created pursuant to an Act of Congress. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

       Privately issued mortgage backed securities will carry an investment grade rating at the time of purchase by S&P or by Moody's or, if unrated, will be in the adviser's opinion equivalent in credit quality to such rating. Mortgage-backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. government.

       CMOs may be issued by the U.S. Government, its agencies, instrumentalities or sponsored enterprises, including FNMA and FHLMC or by trusts formed by private originators of, or investors in, mortgage loans. In general, CMOs represent direct ownership interests in a pool of residential mortgage loans or mortgage pass-through securities (the "Mortgage Assets"), the payments on which are used to make payments on the CMOs.

       Each class of a CMO, often referred to as a "tranche," is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Principal prepayments on the Mortgage Assets underlying a CMO may cause some or all of the classes of the CMO to be retired substantially earlier than its final distribution date.

       The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO in various ways. In certain structures (known as "sequential pay" CMOs), payments of principal, including any principal prepayments, on the Mortgage Assets generally are applied to the classes of the CMO in the order of their respective final distribution dates. Thus, no payment of principal will be made on any class of sequential pay CMOs until all other classes having an earlier final scheduled distribution date have been paid in full.

       Additional structures of CMOs include, among others, "parallel pay" CMOs. Parallel pay CMOs are those which are structured to apply principal payments and prepayments of the Mortgage Assets to two or more classes concurrently on a proportionate or disproportionate basis. These simultaneous payments are taken into account in calculating the final distribution date of each class.

       Non-mortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities. Primarily, these securities may not have the benefit of the same security interest in the underlying collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which have given debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

COLLATERALIZED DEBT OBLIGATIONS
-------------------------------

       The High Yield Bond Fund may invest in collateralized bond obligations ("CBOs"), which are structured products backed by a diversified pool of high yield public or private fixed income securities. The pool of high yield securities is typically separated into tranches representing different degrees of credit quality. The top tranche of CBOs, which represents the highest credit quality in the pool, has the greatest collateralization and pays the lowest interest rate. Lower CBO tranches represent lower degrees of credit quality and pay higher interest rates to compensate for the attendant risks. The bottom tranche specifically receives the residual interest payments (i.e., money that is left over after the higher tiers have been paid) rather than a fixed interest rate. The return on the bottom tranche of CBOs is especially sensitive to the rate of defaults in the collateral pool.

       The Fund also may invest in collateralized loan obligations ("CLOs"), which are trusts typically consisting of loans made to issuers (both U.S. and foreign). A CLO consists of a portfolio of many underlying loans where the cash flows from the securitization are derived from this portfolio of loans. The cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the "equity" tranche which bears the bulk of defaults from the loans in the trust and serves to protect the other, more senior, tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO trust typically has a higher rating and lower yield than its underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses do to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CLO securities as a class.

INTEREST RATE AND TOTAL RETURN SWAPS
------------------------------------

       The Balanced Allocation Fund and Fixed Income Funds may enter into interest rate swaps for hedging purposes and not for speculation. A Fund will typically use interest rate or total return swaps to preserve a return on a particular investment or portion of its portfolio or to shorten the effective duration of its investments. Swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest or the total return of a predefined "index," such as an exchange of fixed rate payments for floating rate payments or an exchange of a floating rate payment for the total return on an index.

       The net amount of the excess, if any, of a Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of liquid assets, such as cash, U.S. government securities or other liquid high grade debt securities, having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated account by the Fund's custodian. A Fund will not enter into any interest rate swap unless the unsecured commercial paper, senior debt, or claims paying ability of the other party is rated, with respect to the Bond, Intermediate Bond, Limited Maturity Bond, Strategic Income Bond, Total Return Advantage and U.S. Government Income Funds, either "A" or "A-1" or better by S&P or Fitch, or "A" or "P-1" or better by Moody's or is otherwise deemed equally creditworthy or, with respect to the GNMA Fund, the claims paying ability of the other party is deemed creditworthy and any such obligation the GNMA Fund may have under such an arrangement will be covered by setting aside liquid high grade securities in a segregated account.

       A Fund will only enter into swaps on a net basis, (I.E., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments). Inasmuch as these transactions are entered into for good faith hedging purposes, the Funds and their Adviser believe that such obligations do not constitute senior securities as defined in the 1940 Act and, accordingly, will not treat them as being subject to the Fund's borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over their entitlements with respect to each swap will be accrued on a daily basis and an amount of liquid assets, such as cash, U.S. government securities or other liquid high grade debt securities, having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated account by the Fund's custodian.

       If there is a default by the other party to a swap transaction, the Fund involved will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with markets for other similar instruments which are traded in the interbank market.

ZERO COUPON OBLIGATIONS
-----------------------

       The Balanced Allocation Fund, Fixed Income Funds and Tax-Free Bond Funds may invest in zero coupon obligations. Each other Fund may also invest in zero coupon obligations for temporary purposes. See "Money Market Instruments" below. Zero coupon obligations are discount debt obligations that do not make periodic interest payments although income is generally imputed to the holder on a current basis. Such obligations may have higher price volatility than those which require the payment of interest periodically. The Adviser will consider the liquidity needs of the Fund when any investment in zero coupon obligations is made.

INCOME PARTICIPATION LOANS
--------------------------


       The Balanced Allocation, High Yield Bond, Intermediate Bond, Limited Maturity Bond, Strategic Income Bond, Total Return Advantage and Ultra Short Bond Funds may make or acquire participations in privately negotiated loans to borrowers. Frequently, such loans have variable interest rates and may be backed by a bank letter of credit; in other cases they may be unsecured. Such transactions may provide an opportunity to achieve higher yields than those that may be available from other securities offered and sold to the general public.

       Privately arranged loans, however, will generally not be rated by a credit rating agency and will normally be liquid, if at all, only through a provision requiring repayment following demand by the lender. Such loans made by a Fund may have a demand provision permitting the Fund to require repayment within seven days. Participations in such loans, however, may not have such a demand provision and may not be otherwise marketable. Recovery of an investment in any such loan that is illiquid and payable on demand will depend on the ability of the borrower to meet an obligation for full repayment of principal and payment of accrued interest within the demand period, normally seven days or less (unless the Fund determines that a particular loan issue, unlike most such loans, has a readily available market). As it deems appropriate, the Board of Trustees of the Trust will establish procedures to monitor the credit standing of each such borrower, including its ability to honor contractual payment obligations.

CERTIFICATES OF PARTICIPATION
-----------------------------

       The Tax-Free Bond Funds may purchase Municipal Securities in the form of "certificates of participation" which represent undivided proportional interests in lease payments by a governmental or nonprofit entity. The municipal leases underlying the certificates of participation in which the Funds invest will be subject to the same quality rating standards applicable to Municipal Securities. Certificates of participation may be purchased from a bank, broker-dealer or other financial institution. The lease payments and other rights under the lease provide for and secure the payments on the certificates.

       Lease obligations may be limited by law, municipal charter or the duration or nature of the appropriation for the lease and may be subject to periodic appropriation. In particular, lease obligations, may be subject to periodic appropriation. If the entity does not appropriate funds for future lease payments, the entity cannot be compelled to make such payments. Furthermore, a lease may provide that the certificate trustee cannot accelerate lease obligations upon default; in such event, the trustee would only be able to enforce lease payments as they became due. In the event of a default or failure of appropriation, it is unlikely that the trustee would be able to obtain an acceptable substitute source of payment. In addition, certificates of participation are less liquid than other bonds because there is a limited secondary trading market for such obligations.

WHEN-ISSUED SECURITIES
----------------------

       Each Fund may purchase securities on a "when-issued" basis (i.e., for delivery beyond the normal settlement date at a stated price and yield). The Funds do not intend to purchase when-issued securities for speculative purposes but only for the purpose of acquiring portfolio securities. In when-issued and delayed delivery transactions, a Fund relies on the seller to complete the transaction; its failure to do so may cause the Fund to miss a price or yield considered to be attractive. One form of when-issued or delayed delivery security that a Fund may purchase is a "to be announced" (TBA) mortgage-backed security. A TBA transaction arises when a mortgage-backed security, such as a GNMA pass-through security, is purchased or sold with the specific pools that will constitute that GNMA pass-through security to be announced on a future settlement date.

       When a Fund agrees to purchase when-issued securities, the custodian segregates cash or liquid portfolio securities equal to the amount of the commitment. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case a Fund may be required subsequently to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitment, marked to market daily. It is likely that a Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. Because a Fund will set aside cash or liquid assets to satisfy its purchase commitments in the manner described, the Fund's liquidity and ability to manage its portfolio might be affected in the event its commitments to purchase when-issued securities ever exceeded 25% of the value of its total assets.

       When a Fund engages in when-issued transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous. A Fund receives no income from when-issued or delayed settlement securities prior to delivery of such securities.

MONEY MARKET INSTRUMENTS
------------------------

       Each Fund may invest in various short-term obligations such as domestic and foreign commercial paper, bankers' acceptances, certificates of deposit and demand and time deposits of domestic and foreign branches of U.S. banks and foreign banks, U.S. government securities, repurchase agreements, reverse repurchase agreements and GICs. Each Fund (other than the Money Market Funds) may hold temporary cash balances pending investment in such instruments or may invest up to 100% of its assets in such instruments for temporary defensive purposes. Each Money Market Fund may invest in money market instruments in accordance with Rule 2a-7 under the 1940 Act and as is consistent with its investment objectives and policies.

       Bank obligations include bankers' acceptances, negotiable certificates of deposit, and non-negotiable time deposits issued for a definite period of time and earning a specified return by a U.S. bank which is a member of the Federal Reserve System. Bank obligations also include U.S. dollar denominated bankers' acceptances, certificates of deposit and time deposits issued by foreign branches of U.S. banks or foreign banks. Investment in bank obligations is limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase. These bank obligations are not issued by the Federal Deposit Insurance Corporation. The Funds may also make interest bearing savings deposits in commercial and savings banks not in excess of 5% of their total assets. Investment in non-negotiable time deposits is limited to no more than 5% of a Fund's total assets at the time of purchase.

       Investments in commercial paper and other short-term promissory notes issued by corporations (including variable and floating rate instruments) must be rated at the time of purchase "A-2" or better by S&P, "Prime-2" or better by Moody's, "F2" or better by Fitch or, if not rated, determined by the Adviser to be of comparable quality pursuant to guidelines approved by the Trust's Board of Trustees. Investments may also include corporate notes. In addition, each Fund may invest in Canadian Commercial Paper which is U.S. dollar denominated commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S.

corporation, and in Europaper, which is U.S. dollar denominated commercial paper of a foreign issuer. Each Fund may acquire zero coupon obligations, which have greater price volatility than coupon obligations and which will not result in the payment of interest until maturity.

       Investments in the obligations of foreign branches of U.S. banks, foreign banks and other foreign issuers may subject a Fund to additional investment risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks. A Fund will invest in the obligations of foreign banks or foreign branches of U.S. banks only when the Adviser believes that the credit risk with respect to the instrument is minimal, except that the International Equity Fund and Strategic Income Bond Fund will not be subject to this limitation so long as such investments are otherwise consistent with their investment objective and policies.


GOVERNMENT SECURITIES
---------------------


       The Treasury Money Market and Treasury Plus Money Market Funds may only invest in direct obligations of the U.S. Treasury and investment companies that invest only in such obligations and, in the case of the Treasury Plus Money Market Fund, repurchase agreements related to such securities. Each other Fund may invest in U.S. government agency obligations, examples of which include the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks and Maritime Administration. Some of these obligations are supported by the full faith and credit of the U.S. Treasury, such as obligations issued by the Government National Mortgage Association. Others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the agency or instrumentality issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law. Some of these investments may be variable or floating rate instruments. See "Variable and Floating Rate Obligations." The Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market, Tax Exempt Money Market, Money Market and Government Money Market Funds will invest in the obligations of such agencies or instrumentalities only when the Adviser believes that the credit risk with respect thereto is minimal.

U.S. TREASURY OBLIGATIONS AND RECEIPTS
--------------------------------------

       Each Fund may invest in U.S. Treasury obligations consisting of bills, notes and bonds issued by the U.S. Treasury, and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as STRIPS (Separately Traded Registered Interest and Principal Securities).

       The Funds may invest in separately traded interest and principal component parts of the U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury obligations into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include Treasury Receipts (TRs), Treasury Investment Growth Receipts (TIGRs), Liquid Yield Option Notes (LYONs), and Certificates of Accrual on Treasury Securities
(CATS). TIGRs, LYONs and CATS are interests in private proprietary accounts while TR's are interests in accounts sponsored by the U.S. Treasury. The private proprietary accounts underlying TIGRs, LYONs and CATS are not government guaranteed.

       Securities denominated as TRs, TIGRs, LYONs and CATS are sold as zero coupon securities which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying investments.

STAND-BY COMMITMENTS
--------------------

       The Tax-Free Bond Funds, Ohio Municipal Money Market Fund, Pennsylvania Tax Exempt Money Market Fund, and Tax Exempt Money Market Fund may acquire stand-by commitments. Under a stand-by commitment, a dealer agrees to purchase at a Fund's option specified Municipal Securities at a specified price. Stand-by commitments acquired by a Fund must be of high quality as determined by any Rating Agency, or, if not rated, must be of comparable quality as determined by the Adviser. A Fund acquires stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes.

DERIVATIVE INSTRUMENTS
----------------------

       Each of the Equity Funds, Balanced Allocation Fund, Fixed Income Funds and Money Market Funds may purchase certain "derivative" instruments. Derivative instruments are instruments that derive value from the performance of underlying securities, interest or currency exchange rates, or indices, and include (but are not limited to) futures contracts, options, forward currency contracts and structured debt obligations (including collateralized mortgage obligations ("CMOs"), various floating rate instruments and other types of securities).

       Like all investments, derivative instruments involve several basic types of risks which must be managed in order to meet investment objectives. The specific risks presented by derivatives include, to varying degrees, market risk in the form of underperformance of the underlying securities, exchange rates or indices; credit risk that the dealer or other counterparty to the transaction will fail to pay its obligations; volatility and leveraging risk that, if interest or exchange rates change adversely, the value of the derivative instrument will decline more than the securities, rates or indices on which it is based; liquidity risk that the Fund will be unable to sell a derivative instrument when it wants because of lack of market depth or market disruption; pricing risk that the value of a derivative instrument (such as an option) will not correlate exactly to the value of the underlying securities, rates or indices on which it is based; extension risk that the expected duration of an instrument may increase or decrease; and operations risk that loss will occur as a result of inadequate systems and controls, human error or otherwise. Some derivative instruments are more complex than others, and for those instruments that have been developed recently, data are lacking regarding their actual performance over complete market cycles.

TAX-EXEMPT DERIVATIVES AND OTHER MUNICIPAL SECURITIES
-----------------------------------------------------

       The Tax-Free Bond Funds, Ohio Municipal Money Market Fund, Pennsylvania Tax Exempt Money Market Fund and Tax Exempt Money Market Fund may invest in tax-exempt derivative securities relating to Municipal Securities, including tender option bonds, participations, beneficial interests in trusts and partnership interests. (See generally "Derivative Instruments" above.)

       Opinions relating to the validity of Municipal Securities and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuers at the time of issuance, and opinions relating to the validity of and the tax-exempt status of payments received by a Fund from tax-exempt derivative securities are rendered by counsel to the respective sponsors of such securities. The Funds and the Adviser will rely on such opinions and will not review independently the underlying proceedings relating to the issuance of Municipal Securities, the creation of any tax-exempt derivative securities, or the bases for such opinions.

SECURITIES OF OTHER INVESTMENT COMPANIES
----------------------------------------

       Subject to 1940 Act limitations and pursuant to applicable SEC requirements, each Fund (other than the Aggressive Allocation and Conservative Allocation Funds) may invest in securities issued by other investment companies which invest in high quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method, i.e., money market funds. As described in their prospectuses and this SAI, the Aggressive Allocation and Conservative Allocation Funds may invest their assets without limitation in Underlying Funds. See "Aggressive Allocation Fund" and "Conservative Allocation Fund" above.

       The Equity Funds and the Balanced Allocation Fund may invest in Standard & Poor's Depositary Receipts ("SPDRs") and similar index tracking stocks as is consistent with their investment objectives and policies. SPDRs represent interests in the SPDR Trust, a unit investment trust that holds shares of all the companies in the S&P 500. The SPDR Trust closely tracks the price performance and dividend yield of the S&P 500. Other index tracking stocks are structured similarly to SPDRs but track the price performance and dividend yield of different indices. SPDRs and other index tracking stocks can be expected to increase and decrease in value in proportion to increases and decreases in the indices that they are designed to track. The volatility of different index tracking stocks can be expected to vary in proportion to the volatility of the particular index they track. For example, stocks that track an index comprised of Nasdaq traded stocks, or stocks that track an index comprised of stocks of foreign companies (such as iShares which are described below), may be expected to fluctuate in value more widely the SPDRs (which track the S&P 500) or stocks that track other less volatile indices. Index tracking stocks are traded similarly to stocks of individual companies. Although an index tracking stock is designed to provide investment performance corresponding to its index, it may not be able to exactly replicate the performance because of trust expenses and other factors. The SPDR Trust and trusts underlying other index tracking stocks are structured to be regulated investment companies and may make distributions to a Fund that may not be characterized entirely as ordinary income for tax purposes. Such distributions will be passed through to Fund investors in the character as received by the Fund. Because investments in SPDRs and other index tracking stocks represent interests in unit investment trusts, such investments are subject to the 1940 Act's limitations on investments in other investment companies.

       In addition, to the extent consistent with its policy regarding investments in foreign securities, each of the Equity Funds, Balanced Allocation Fund, and Fixed Income Funds (other than the U.S. Government Income Fund) may purchase shares of investment companies investing primarily in foreign securities, including "country funds" which have portfolios consisting exclusively of securities of issuers located in one foreign country, and may also purchase iShares issued by iShares, Inc. and similar securities of other issuers. "Country funds" may be either open-end or closed-end investment companies.

       iShares are shares of an investment company that invests substantially all of its assets in securities included in the Morgan Stanley Capital International indices for specific countries. Because the expense associated with an investment in iShares can be substantially lower than the expense of small investments directly in the securities comprising the indices it seeks to track, the Adviser believes that investments in iShares can provide a cost-effective means of diversifying the Fund's assets across a broader range of equity securities.

       iShares are listed on the American Stock Exchange (AMEX), and were initially offered to the public in 1996. The market prices of iShares are expected to fluctuate in accordance with both changes in the net asset values of their underlying indices and supply and demand of iShares on the AMEX. To date, iShares have traded at relatively modest discounts and premiums to their net asset values. However, iShares have a limited operating history, and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the AMEX necessary to maintain the listing of iShares will continue to be met or will remain unchanged.

       In the event substantial market or other disruptions affecting iShares or other country funds should occur in the future, the liquidity and value of a Fund's shares could also be substantially and adversely affected, and the Fund's performance could be impaired. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares or other country funds as part of its investment strategy.

       As a shareholder of another investment company, a Fund would bear, along with other shareholders, its pro rata portion of that company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with its own operations. Investment companies in which the Funds may invest may also impose a sales or distribution charge in connection with the purchase or redemption of their shares and other types of commissions or charges. Such charges will be payable by a Fund and, therefore, will be borne indirectly by its shareholders.

       Each Fund (other than the Aggressive Allocation Fund and Conservative Allocation Fund) currently intends to limit its investments in securities issued by other investment companies so that, as determined immediately after a purchase of such securities is made: (i) not more than 5% of the value of the Fund's total assets will be invested in the securities of any one investment company; (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group;
(iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund or by the Trust as a whole; and (iv) not more than 10% of the outstanding voting stock of any one investment company will be owned in the aggregate by the Funds and other investment companies advised by the Adviser. Notwithstanding these limitations, the Trust has obtained an order from the SEC that allows each Fund (other than the Money Market Funds) to use their cash balances that have not been invested in portfolio securities and cash collateral from the Funds' securities lending program to purchase shares of one or more money market funds offered by the Trust. If a money market fund offers more than one class of shares, a Fund will only invest in the class with the lowest expense ratio at the time of investment. A Fund will hold shares of the Trust's money market funds only to the extent that the Fund's aggregate investment in the money market funds does not exceed 25% of the Fund's total assets.

MUNICIPAL SECURITIES
--------------------

       The Tax-Free Bond Funds, Ohio Municipal Money Market Fund, Pennsylvania Tax Exempt Money Market Fund and Tax Exempt Money Market Fund may invest in Municipal Securities. The two principal classifications of Municipal Securities consist of "general obligation" and "revenue" issues. Municipal Bonds include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, and the extension of loans to public institutions and facilities.

       Municipal Securities that are payable only from the revenues derived from a particular facility may be adversely affected by federal or state laws, regulations or court decisions which make it more difficult for the particular facility to generate revenues sufficient to pay such interest and principal, including, among others, laws, decisions and regulations which limit the amount of fees, rates or other charges which may be imposed for use of the facility or which increase competition among facilities of that type or which limit or otherwise have the effect of reducing the use of such facilities generally, thereby reducing the revenues generated by the particular facility. Municipal Securities, the payment of interest and principal on which is insured in whole or in part by a governmentally created fund, may be adversely affected by laws or regulations which restrict the aggregate proceeds available for payment of principal and interest in the event of a default on such municipal securities. Similarly, the payment of interest and principal on Municipal Securities may be adversely affected by respective state laws which limit the availability of remedies or the scope of remedies available in the event of a default on such municipal securities. Because of the diverse nature of such laws and regulations and the impossibility of either predicting in which specific Municipal Securities the Funds will invest from time to time or predicting the nature or extent of future judicial interpretations or changes in existing laws or regulations or the future enactment or adoption of additional laws or regulations, it is not presently possible to determine the impact of such laws, regulations and judicial interpretations on the securities in which the Funds may invest and, therefore, on the shares of the Fund.

       There are, of course, variations in the quality of Municipal Securities both within a particular classification and between classifications, and the yields on Municipal Securities depend upon a variety of factors, including the financial condition of the issuer, the general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of rating agencies represent their opinions as to the quality of Municipal Securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and Municipal Securities with the same maturity, interest rate and rating may have different yields while Municipal Securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Fund, an issue of Municipal Securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Funds. The Funds' adviser will consider such an event in determining whether they should continue to hold the obligation.

       The payment of principal and interest on most Municipal Securities purchased by the Funds will depend upon the ability of the issuers to meet their obligations. An issuer's obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest or the principal of its Municipal Securities may be materially adversely affected by litigation or other conditions.

       Certain Municipal Securities held by the Funds may be insured at the time of issuance as to the timely payment of principal and interest. The insurance policies will usually be obtained by the issuer or original purchaser of the Municipal Securities at the time of their original issuance. In the event that the issuer defaults on interest or principal payments, the insurer of the
obligation  is  required  to  make  payment  to  the  bondholders   upon  proper
notification. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors.

       Municipal notes in which the Funds may invest include, but are not limited to, general obligation notes, tax anticipation notes (notes sold to finance working capital or capital facilities needs of the issuer in anticipation of receiving taxes on a future date), revenue anticipation notes (notes sold to provide needed cash prior to receipt of expected non-tax revenues from a specific source), bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes.

       The Funds invest in Municipal Securities which at the time of purchase are rated in one of the four highest rating categories by a Rating Agency for bonds and in one of the two highest rating categories by a Rating Agency for money market securities.

       Securities that are unrated at the time of purchase will be determined to be of comparable quality by the Funds' adviser pursuant to guidelines approved by the Trust's Board of Trustees. If the rating of an obligation held by a Fund is reduced below its rating requirements, the Fund will sell the obligation when the adviser believes that it is in the best interests of the Fund to do so. The applicable ratings are more fully described in Appendix A.

       Opinions relating to the validity of Municipal Securities and to the exemption of interest thereon from federal and state income taxes are rendered by qualified legal counsel to the respective issuers at the time of issuance. Neither the Funds nor their adviser will review the proceedings relating to the issuance of Municipal Securities or the basis for such opinions.


       SPECIAL CONSIDERATIONS REGARDING INVESTMENTS IN OHIO MUNICIPAL SECURITIES. As described in the Prospectuses, each of the Ohio Tax Exempt Bond and Ohio Municipal Money Market Funds will invest most of its net assets in securities issued by or on behalf of (or in certificates of participation in lease-purchase obligations of) the State of Ohio, political subdivisions of the State, or agencies or instrumentalities of the State or its political subdivisions (Ohio Obligations). Each Ohio Fund is therefore susceptible to general or particular economic, political or regulatory factors that may affect issuers of Ohio Obligations. The following information constitutes only a brief summary of some of the many complex factors that may have an effect. The information does not apply to "conduit" obligations on which the public issuer itself has no financial responsibility. This information is derived from official statements of certain Ohio issuers published in connection with their issuance of securities and from other publicly available information, and is believed to be accurate. No independent verification has been made of any of the following information.


       Generally, the creditworthiness of Ohio Obligations of local issuers is unrelated to that of obligations of the State itself, and the State has no responsibility to make payments on those local obligations.

       There  may  be  specific  factors  that  at  particular  times  apply  in connection with investment in particular Ohio Obligations or in those obligations of particular Ohio issuers. It is possible that the investment may be in particular Ohio Obligations, or in those of particular issuers, as to which those factors apply. However, the information below is intended only as a general summary, and is not intended as a discussion of any specific factors that may affect any particular obligation or issuer.


       Much of this information is as of September 3, 2003, particularly debt figures and other statistics.


       Ohio is the seventh most populous state. The Census count for 2000 was 11,353,140, up from 10,847,100 in 1990.

       While diversifying more into the service and other non-manufacturing areas, the Ohio economy continues to rely in part on durable goods manufacturing largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. As a result, general economic activity, as in many other industrially-developed states, tends to be more cyclical than in some other states and in the nation as a whole. Agriculture is an important segment of the economy, with over half the State's area devoted to farming and a significant portion of total employment in agribusiness.


       In earlier years, the State's overall unemployment rate was commonly somewhat higher than the national figure. For example, the reported 1990 average monthly State rate was 5.7%, compared to the 5.5% national figure. However, then through 1998 the annual State rates were below the national rates (4.3% vs. 4.5% in 1998), but were again slightly higher in 1999 (4.3% vs. 4.2%) and 2000 (4.0% vs. 4.0%) and then lower in 2001 (4.2% vs. 4.7%) and in 2002 (5.7% vs. 5.8%).
The unemployment rate and its effects vary among geographic areas of the State.

       There can be no assurance that future national, regional or state-wide economic difficulties, and the resulting impact on State or local government finances generally, will not adversely affect the market value of Ohio Obligations held in an Ohio Fund or the ability of particular obligors to make timely payments of debt service on (or lease payments relating to) those Obligations.


       The State operates on the basis of a fiscal biennium for its appropriations and expenditures, and is precluded by law from ending its July 1 to June 30 fiscal year (FY) or fiscal biennium in a deficit position. Most State operations are financed through the General Revenue Fund (GRF), for which the personal income and sales-use taxes are the major sources. Growth and depletion of GRF ending fund balances show a consistent pattern related to national economic conditions, with the ending FY balance reduced during less favorable and increased during more favorable economic periods. The State has well-established procedures for, and has timely taken, necessary actions to ensure resource/expenditure balances during less favorable economic periods such as the current fiscal biennium. Those procedures include general and selected reductions in appropriations spending.

         Recent biennium ending GRF balances were:

    --------------------------------------------------------------------
         BIENNIUM         FUND BALANCE           CASH BALANCE
    --------------------------------------------------------------------
          1992-93         $111,013,000          $ 393,634,000
    --------------------------------------------------------------------
          1994-95          928,019,000          1,312,234,000
    --------------------------------------------------------------------
          1996-97          834,933,000          1,367,750,000
    --------------------------------------------------------------------
          1998-99          976,778,000          1,512,528,000
    --------------------------------------------------------------------
          2000-01          219,414,000            817,069,000
    --------------------------------------------------------------------
          2002-03           52,338,000            396,539,000
    --------------------------------------------------------------------

       Actions have been and may be taken by the State during less favorable economic periods (such as currently) to ensure resource/expenditure balances (particularly in the GRF), some of which are described below. None of those actions were or are being applied to appropriations or expenditures needed for debt service or lease payments relating to any State obligations.

       The following is a selective general discussion of State finances, particularly GRF receipts and expenditures, for the recent and the current bienniums.

       1992-93. State and national fiscal uncertainties necessitated several actions to achieve positive GRF ending balances. An interim appropriations act was enacted effective July 1, 1991 that included appropriations for both years of the biennium for debt service and lease rental payments on State obligations payable from the GRF, even though most other GRF appropriations were made for only one month. The general appropriations act for the entire biennium was then passed on July 11, 1991. Included in the GRF resources appropriated was a transfer of $200,000,000 from the Budget Stabilization fund (BSF) to the GRF.

       To address a projected Fiscal Year 1992 imbalance, the Governor ordered most State agencies to reduce GRF spending in the final six months of that Fiscal Year by a total of $184,000,000, the entire $100,400,000 BSF balance and additional amounts from certain other funds were transferred to the GRF, and other revenue and spending actions were taken.

       Steps to ensure positive biennium-ending GRF balances for Fiscal Year 1993 included the Governor ordering selected GRF spending reductions totaling $350,000,000 and tax revisions that produced additional revenue of $194,500,000. As a first step toward BSF replenishment, $21,000,000 from the GRF ending balance was deposited in the BSF.

       1994-95. Expenditures were below those authorized, primarily as the result of lower than expected Medicaid spending, and tax receipts (primarily auto sales/use) were significantly above estimates. Transfers from the biennium-ending GRF fund balance included $535,200,000 to the BSF and $322,800,000 to other funds, including a family services stabilization fund in anticipation of possible federal programs changes.

       1996-97. From a higher than forecasted mid-biennium GRF fund balance, $100,000,000 was transferred for elementary and secondary school computer network purposes and $30,000,000 to a new State transportation infrastructure fund. Approximately $400,800,000 served as a basis for temporary 1996 personal income tax reductions aggregating that amount. Of the GRF biennium-ending fund balance, $250,000,000 was directed to school buildings,

$94,400,000 to the school computer network, $44,200,000 to school textbooks and instructional materials and a distance learning program, $34,400,000 to the BSF, and $262,900,000 to the State Income Tax Reduction Fund (ITRF).

         1998-99. GRF appropriations of approximately $36 billion provided for significant increases in funding for primary and secondary education. Of the first Fiscal Year (ended on June 30, 1998) ending fund balance of over $1.08 billion, approximately $701,400,000 was transferred to the ITRF, $200,000,000 into public school assistance programs, and $44,184,200 into the BSF. Of the GRF biennium-ending fund balance, $325,700,000 was transferred to school building assistance, $293,185,000 to the ITRF, $85,400,000 to SchoolNet (a program to supply computers for classrooms), $4,600,000 to interactive video distance learning, and $46,374,000 to the BSF.

         2000-01. The State's financial situation varied substantially in the 2000-01 biennium. The first Fiscal Year of the biennium ended with a GRF cash balance of $1,506,211,000 and a fund balance of $855,845,000. A transfer of $49,200,000 from that balance increased the BSF to $1,002,491,000 (or 5% of GRF revenue for the preceding Fiscal Year). An additional $610,400,000 was transferred to the State Income Tax Reduction Fund.

         In the middle of the second year of the biennium, the State enacted supplemental appropriations of $645,300,000 to address shortfalls in its Medicaid and disability assistance programs. The State's share of this additional funding was $247,600,000, with $125,000,000 coming from Fiscal Year 2001 GRF spending reductions and the remainder from available GRF moneys. The reductions were implemented by OBM prior to March 1, 2001 by a 1 to 2% cut applying to most State departments and agencies. Expressly excluded from the reductions, in addition to debt service and lease rental payments relating to State obligations, were elementary and secondary education.

         In March 2001, new lowered revenue estimates for Fiscal Year 2001 and for Fiscal Years 2002 and 2003 were announced. Based on indications that the Ohio economy continued to be affected by the national economic downturn, GRF revenue estimates for Fiscal Year 2001 were reduced by $288,000,000. In addition, OBM projected higher than previously anticipated Medicaid expenditures. Among the more significant steps taken to ensure the positive GRF ending fund balance at June 30, 2001 were further spending reductions (with the same exceptions mentioned above for debt service and education) and authorization to transfer from the BSF to the GRF amounts necessary to ensure an ending GRF fund balance of $188,200,000. The State ended Fiscal Year 2001 with a GRF fund balance of $219,414,000, making that transfer unnecessary.

         2002-03. Ongoing and rigorous consideration was given by the Governor and the General Assembly to revenues and expenditures throughout Fiscal Years 2002-03, primarily as a result of continuing economic conditions. Budgetary pressures during this period were primarily due to continuing lower than previously anticipated levels of receipts from certain major revenue sources.

         Consideration came in four general time frames - the June 2001 biennial appropriation act, late fall and early winter 2001, late spring and summer 2002, and late winter/spring 2003. Significant remedial steps included authorization to draw down and use the entire BSF balance, increased cigarette taxes, and use of tobacco settlement moneys previously earmarked for other purposes.

         The biennial GRF appropriations act passed in June 2001 provided for biennial GRF expenditures of approximately $45.1 billion without increases in any major State taxes. Some of the major program funding increases over the original appropriations for the preceding 2000-01 biennium were: Medicaid, 29%; primary and secondary education, 17%; adult and juvenile corrections, 6.2%; mental health and mental retardation, 2.8%; and higher education, 2.4%.

         That original appropriations act provided for the following uses of certain reserves, aimed at achieving Fiscal Year and biennium ending positive GRF fund balances, based on then current estimates and projections:

         o Transfer of up to $150,000,000 from the BSF to the GRF for increased Medicaid costs.

         o An additional $10,000,000 transfer from the BSF to an emergency purposes fund.

         o Transfer to the GRF in Fiscal Year 2002 of the entire $100,000,000 balance in the Family Services Stabilization Fund.


         Necessary GRF debt service and lease rental appropriations for the biennium were requested in the Governor's proposed budget, incorporated in the related appropriations bills as introduced, and included in the versions as passed by the House and the Senate and in the act as passed and signed. The same was true for separate appropriations acts that included lease-rental appropriations for certain OBA-financed projects for the departments of Transportation and Public Safety, and Bureau of Workers' Compensation.

         The Ohio economy continued to be negatively affected by the national economic downturn and by national and international events, and in October 2001 OBM lowered its GRF revenue estimates. Based on reduced revenue collections in certain categories (particularly personal income taxes and, at that time, sales taxes), OBM then projected GRF revenue shortfalls of $709,000,000 for Fiscal Year 2002 and $763,000,000 for Fiscal Year 2003. Executive and legislative actions were taken based on those new estimates, including:

         o The Governor promptly ordered reduced appropriations spending by most State agencies (expressly excepted were appropriations for or relating to debt service on State obligations), and limits on hiring and major purchases. Reductions were at the annual rate of 6% for most State agencies (including higher education institutions), with lesser reductions for correctional and other institutional agencies, and with exemptions for primary and secondary education and the adjutant general.

         o December 2001 legislation, the more significant aspects of which included:

           o Authorizing transfer of up to $248,000,000 from the BSF to the GRF during the current biennium. This was in addition to the $160,000,000 in transfers from the BSF provided for in the original appropriations act (and would reduce the BSF balance to approximately $604,000,000).

           o Reallocating to the GRF a $260,000,000 portion of tobacco settlement receipts in Fiscal Years 2002 and 2003, intended to be replenished from settlement receipts in Fiscal Years 2013 and 2014.

           o Reducing appropriation spending authorizations for the legislative and judicial branches.

           o Making certain tax-related changes (including accelerating the time for certain payments).

           o Authorizing Ohio's participation in a multi-state lottery game, estimated to generate $41,000,000 in Fiscal Year 2003. This participation has begun, although litigation has sought, to date unsuccessfully, to enjoin the authorization on State constitutional grounds.

         Continuing economic conditions, among other factors, then led OBM in the spring of 2002 to project a higher than previously estimated GRF revenue shortfall. Among areas of continuing concern were lower than anticipated levels of receipts from personal income and corporate franchise taxes. These updated GRF shortfall estimates were approximately $763,000,000 in Fiscal Year 2002 and $1.15 billion in Fiscal Year 2003. Further executive and legislative actions were taken for Fiscal Year 2002 to ensure a positive GRF fund balance for Fiscal Year 2002 and the biennium. In addition to further administrative and management steps, such as additional restraints on spending, those actions included legislation providing for among other things:

         o Authorization of additional transfers to the GRF from the BSF of its entire previously unappropriated balance ($607,000,000) as needed in Fiscal Years 2002 and 2003, and of $50,800,000 of unclaimed funds to the GRF.

         o $50,000,000 reduction in the Fiscal Year 2002 ending GRF balance (to $100,000,000 from its previously budgeted level of $150,000,000).

         o Increased cigarette tax by 31(cents) per pack (to a total 55(cents) a pack), estimated by OBM to produce approximately $283,000,000 in Fiscal Year 2003.

         o Transfers to the GRF of $345,000,000 from tobacco settlement money received in Fiscal Years 2002 and 2003. That amount had previously been earmarked and appropriated for elementary and secondary school facilities construction; moneys for that purpose will instead by provided by way of $345,000,000 in additionally authorized general obligation bonds.

         o Extension of the State income tax to Ohio-based trusts (a "sunset" provision ends this tax December 31, 2004), and exemption of certain Ohio business taxes from recent federal tax law "economic stimulus changes" by modifying existing State law tie-ins to the federal tax base. The combination was and is estimated by OBM to produce approximately $283,000,000 in Fiscal Year 2003.

         o Selective additional appropriation cuts for certain departments.

         Certain other provisions of the legislation were aimed at the future, rather than the 2002-03 biennium, including the indexing of State income tax brackets to the Gross Domestic Product beginning in July 2005.

         Several categories of Fiscal Year 2002 GRF tax receipts were below those in the prior Fiscal Year. Overall, total GRF tax receipts were 1.1% below those in Fiscal Year 2001. Fiscal Year 2002 nevertheless did end with positive GRF balances of $108,306,000 (fund) and $619,217,000 (cash). This was accomplished by the remedial steps described above, including significant transfers from the BSF ($534,300,000) and from tobacco settlement moneys ($289,600,000). The Fiscal Year ending BSF balance was $427,904,000, with that entire balance appropriated for GRF use if needed in Fiscal Year 2003.

         On July 1, 2002, the first day of the new Fiscal Year, the Governor issued an executive order directing a total of approximately $375,000,000 in GRF spending cutbacks for Fiscal Year 2003 (based on prior appropriations) by agencies and departments in his administration, as well as limitations on hiring, travel and major purchases. This cutback order reflected and was consistent with prior budget balancing discussions between the Governor and General Assembly. Annual cutbacks ranged generally from 7.5% to 15%, with allocation of amounts and manners determined by the OBM Director in consultation with the affected agencies and departments. Excluded from those cutbacks were elementary and secondary education, higher education, alcohol and drug addiction services, and the adjutant general. Also expressly excluded were appropriations for debt service including lease rental contracts and all State office building rent, and ad valorem property tax relief payments (made to local taxing entities).

         Based on continuing reduced revenue collections (particularly, personal income taxes and sales tax receipts for the holidays) and projected additional Medicaid spending of $40,000,000, OBM in late January announced an additional GRF shortfall of $720,000,000 for Fiscal Year 2003. The Governor ordered immediate additional reductions in appropriations spending intended to generate an estimated $121,600,000 of GRF savings through the end of the Fiscal Year (expressly excepted were appropriations for or relating to debt service on State obligations). The Governor also proposed for the General Assembly's prompt consideration the following additional revenue enhancements, transfers and expenditure reductions for Fiscal Year 2003 requiring legislative authorization to achieve the indicated financial effects as estimated by OBM:

         A 2.5% reduction in local government fund distributions to most subdivisions and local libraries, producing an estimated $30,000,000 savings. This reduction is in addition to the prior local government fund distribution adjustments noted below.

           o Transfers to the GRF from unclaimed funds ($35,000,000) and various rotary funds ($21,400,000).

           o A one-month acceleration in sales tax collections by vendors filing electronically, to produce $286,000,000.

           o An additional increase in the cigarette tax of 45 cents per pack (to a total of $1.00 a pack), to produce approximately $140,000,000.

           o A doubling of the current taxes on spirituous liquor and beer and wine, to net an additional $18,700,000.

         The Governor proposed enactment of these legislative authorizations by March 1 in order to produce the indicated financial effects by the June 30 end of the Fiscal Year and biennium. The General Assembly gave its final approval on February 25 to legislation authorizing the first three elements (see above) of the Governor's proposal, but that legislation did not include the proposed additional taxes on cigarettes and spirituous liquor and beer and wine.

         OBM projected at the time that the Governor's proposal to the General Assembly and the additional expenditure reductions ordered by the Governor in January, coupled with the previously authorized transfer to the GRF of the then available and unused balance in the BSF, would result in a positive GRF fund balance at June 30, 2003. To offset the General Assembly's enactment of legislation that did not include the proposed additional taxes on cigarettes and liquor, beer and wine, the Governor on March 25 ordered additional reductions in GRF appropriations spending aggregating $142.5 million for the balance of Fiscal Year 2003. Included were reductions (generally at an annualized rate of 2.5%) of $90.6 million in State foundation and parity aid to school districts and an additional $9.3 million in Department of Education administration spending, $39.2 million in instructional support to higher education institutions, and other selected reductions totaling $3.4 million. The Governor also identified approximately $20 million in excess food stamp administration funds available to offset the need for further expenditure reductions. Expressly excepted from those reductions were appropriations for or relating to debt service on State obligations.

         Based on the Administration's continuing monitoring of revenues, and as an anticipated step in the then ongoing 2004-05 biennial budget and appropriations process, OBM reported revised revenue estimates to the General Assembly on June 11, 2003. Those estimates revised Fiscal Year 2003 revenues downward by an additional $200,000,000 over OBM's January 2003 adjusted baseline, based primarily on updated income and sales tax receipts through May
31. The Governor and OBM addressed this additional Fiscal Year 2003 revenue shortfall through additional expenditure controls and by drawing upon $193,000,000 of federal block grant aid made available to the State prior to June 30 under a federal law effective on May 28, 2003.

         The State ended the 2002-03 biennium with a GRF fund and cash balances of $52,338,000 and $396,539,000, respectively, and a balance in the BSF of $180,705,000.

         Additional appropriations actions during the biennium, affecting most subdivisions and local libraries in the State, relate to the various local government assistance funds. The original appropriations act capped the amount to be distributed in Fiscal Years 2002 and 2003 to essentially the equivalent monthly payment amounts in Fiscal Years 2000 and 2001. Subsequent legislation amended the level to the lesser of those prior Fiscal Year amounts or the amount that would have been distributed under the standard formula.

         CURRENT BIENNIUM. The GRF appropriations bill for the current biennium (beginning July 1, 2003) was passed by the General Assembly on June 19, 2003 and promptly signed (with selective vetoes) by the Governor June 26. Necessary GRF debt service and lease-rental appropriations for the entire biennium were requested in the Governor's proposed budget, incorporated in the related appropriations bill as introduced and in the bill's versions as passed by the House and the Senate, and in the Act as passed and signed. (The same is true for the separate Department of Transportation and Bureau of Workers' Compensation appropriations acts containing lease-rental appropriations for certain OBA-financed ODOT, DPS and BWC projects.)

         The Act provides for total GRF biennial expenditures of approximately $48.8 billion. Those authorized GRF expenditures for Fiscal Year 2004 are approximately 5.8% higher than the actual Fiscal Year 2003 expenditures (taking into account Fiscal Year 2003 expenditure reductions), and for Fiscal Year 2005 are approximately 3.5% higher than for Fiscal Year 2004. The following are examples of increases in authorized GRF biennial expenditures compared with actual 2002-03 expenditures in major program categories: primary and secondary education 5.1%; higher education 4.4%; mental health and mental retardation 4.1%; Medicaid 19.9%; and adult and juvenile corrections 5.7%.

         The above expenditure levels reflect among other expenditure controls in the Act: Medicaid cost containment measures including pharmacy cost management initiatives, limited expenditure growth for institutional services and implementation of managed care for higher-cost populations; continued phase-out of certain tangible personal property tax relief payments to local governments; the closing by consolidation of three institutional facilities during the biennium; adjustments in eligibility guidelines for subsidized child care from 185% to 150% of the federal poverty level and freezing certain reimbursement rates; no compensation increases for most State employees in Fiscal Year 2004 and limited one-time increases in Fiscal Year 2005; and continued limitation on local government assistance fund distributions to most subdivisions and local libraries to the lesser of the equivalent monthly payments in Fiscal Years 2000 and 2001 or the amount that would have been distributed under the standard formula.

         The GRF expenditure authorizations for the biennium also reflect and are supported by revenue enhancement actions contained in the Act including:

         o A one cent increase in the State sales tax (to six percent) for the biennium (expiring June 30, 2005), projected to generate approximately $1.25 billion in each Fiscal Year to which it applies.

         o Expansion of the sales tax base to include dry-cleaning/laundry services, towing, personal care and other services, and satellite television, projected in the aggregate to produce approximately $69,000,000 annually. (The inclusion of satellite television in the sales tax base, projected to produce approximately $21,000,000 annually, is subject to a legal challenge.)

         o Moving local telephone companies from the public utility tax base to the corporate franchise and sales tax, projected to produce approximately $29,000,000 annually.

         o Elimination of the sales tax exemption for WATS and 800 telecom services coupled with the enactment of a more limited exemption for call centers, projected to produce approximately $64,000,000 annually.

         o Adjustments in the corporate franchise tax through the adoption of the Uniform Division of Income for Tax Purposes Act (UDITPA) for apportionment of business income among states, and an increase in the corporate alternative minimum tax, projected in the aggregate to produce approximately $35,000,000 annually.

         The Act also reflects the draw down during the biennium of an additional approximately $582,000,000 of federal block grant and Medicaid assistance aid made available to the State under a federal law effective May 28, 2003.

         Litigation  pending  in the Ohio  Court  of  Claims  contests  the Ohio
Department of Human Services (ODHS, now Ohio Department of Job and Family Services) former Medicaid financial eligibility rules for married couples when one spouse is living in a nursing facility and the other resides in the community. ODHS promulgated new eligibility rules effective January 1, 1996. ODHS appealed an order of the federal court directing it to provide notice to persons potentially affected by the former rules from 1990 through 1995, and the Court of Appeals ruled in favor of ODHS; plaintiff's petition for certiorari was not granted by the U.S. Supreme Court. As to the Court of Claims case, it is not possible to state the period (beyond the current Fiscal Year) during which necessary additional Medicaid expenditures would have to be made. Plaintiffs have estimated total additional Medicaid expenditures at $600,000,000 for the retroactive period and, based on current law, it is estimated that the State's share of those additional expenditures would be approximately $240,000,000. The Court of Appeals has certified the class action and notice

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has  been  sent to the  members  of the  class.  Trial  for  liability  only was completed in the Court of Claims in January 2003 and all post-trial briefs have been filed with that Court.

         The incurrence or assumption of debt by the State without a popular vote is, with limited exceptions, prohibited by the State Constitution. The State may incur debt to cover casual deficits or to address failures in revenues or to meet expenses not otherwise provided for, but limited in amount to $750,000. The Constitution expressly precludes the State from assuming the debts of any county, city, town or township, or of any corporation. (An exception in both cases is for debts incurred to repel invasion, suppress insurrection, or defend the State in war.) The Constitution provides that "Except the debts above specified . . . no debt whatever shall hereafter be created by, or on behalf of the state."

         By 17 constitutional amendments approved from 1921 to present, Ohio voters have authorized the incurrence of State general obligation (GO) debt and the pledge of taxes or excises to its payment. All related to the financing of capital facilities, except for three that funded bonuses for veterans and one that funded coal technology research and development. Currently, tax supported general obligation debt of the State is authorized to be incurred for the following purposes: highways, local infrastructure, coal development, natural resources, higher education, common schools, and conservation. Although supported by the general obligation pledge, highway debt is backed by a pledge of and has always been paid from the State's motor fuel taxes and other highway user receipts that are constitutionally restricted in use to highway related purposes.

         A 1999 constitutional amendment provides an annual debt service "cap" applicable to future issuances of State general obligations and other State direct obligations payable from the GRF or net State lottery proceeds. Generally, new bonds may not be issued if future Fiscal Year debt service on those new and the then outstanding bonds of those categories would exceed 5% of the total estimated GRF revenues plus net State lottery proceeds during the Fiscal Year of issuance. Those direct obligations of the State include, for example, special obligation bonds issued by the Ohio Building Authority and the Treasurer of State, and previously by the Ohio Public Facilities Commission
(OPFC), that are paid from GRF appropriations, but exclude bonds such as highway bonds that are paid from highway user receipts. Pursuant to the amendment and implementing legislation, the Governor has designated the OBM Director as the State official to make the 5% determinations and certifications. Application of the cap may be waived in a particular instance by a three-fifths vote of each house of the General Assembly and may be changed by future constitutional amendments such as the proposed "Third Frontier" amendment.

         In addition to its issuance of highway bonds, the State has also financed selected highway infrastructure projects by entering into agreements that call for payments to be made from federal transportation funds allocated to the State. Payments by the State under those agreements are subject to biennial appropriations by the General Assembly. OBM estimates the highest future Fiscal Year payments under those current arrangements to be $62,376,425. In the event of any insufficiency in those anticipated federal allocations to make payments on State bonds, the payments are to be made from any lawfully available federal moneys appropriated to ODOT for the purpose, and in the case of continued insufficiency the ODOT Director is to request a General Assembly appropriation for the purpose.

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

         State agencies also have participated in office building and non-highway transportation projects that have local as well as State use and benefit, in connection with which the State has entered into lease-purchase agreements with terms ranging from 7 to 20 years. Certificates of Participation
(COPs) have been issued that represent fractionalized interests in or are payable from the State's anticipated payments. The number and amount of COPs issued in connection with those agreements have varied and will continue to vary. OBM estimates the highest future Fiscal Year payments under those agreements, which are primarily made from GRF appropriations, to be $4,603,524. Payments by the State are subject to biennial appropriations by the General Assembly with the lease terms subject to renewal if appropriations are made.
Generally,   the  OBM  Director's  approval  of  such  agreements  is  required, particularly if COPs are to be publicly-offered in connection with those agreements.

         A statewide economic development program assists the financing of facilities and equipment for industry, commerce, research and distribution, including technology innovation, by providing loans and loan guarantees. The law authorizes the issuance of State bonds and notes secured by a pledge of portions of the State profits from liquor sales. The General Assembly has authorized the issuance of these obligations with a general maximum of $500,000,000 to be outstanding at any one time (excluding bonds issued to meet guarantees, if any). The aggregate amount from the liquor profits to be used in any Fiscal Year in connection with these bonds (except for bonds issued to meet guarantees) may not exceed $45,000,000. The total of unpaid guaranteed loan amounts and unpaid principal of direct loans may not exceed $800,000,000. A 1996 issue of $168,740,000 of taxable bonds refunded outstanding bonds and provided additional loan moneys for facilities and equipment. $101,980,000 of taxable forward purchase bonds were issued in 1998 to refund, as of 2006, term bonds of the 1996 issue stated to mature in 2016 and 2021. The State, in July 2003, issued $50,000,000 in bonds for Innovation Ohio projects and is planning to issue
$50,000,000 in bonds for research and development projects later this fiscal year. Pursuant to a 2000 constitutional amendment, the State has issued a first series of $50,000,000 of bonds for revitalization purposes that are also payable from State liquor profits. The maximum annual debt service on all state bonds payable from State liquor profits is $23,576,886 in Fiscal Year 2008.

         Certain State agencies issue revenue bonds that are payable from revenues from or relating to revenue producing facilities, such as those issued by the Ohio Turnpike Commission. By judicial interpretation, such revenue bonds do not constitute "debt" under the constitutional provisions described above. The Constitution authorizes State bonds for certain housing purposes (issued by the Ohio Housing Finance Agency) to which tax moneys may not be obligated or pledged.

         Litigation, similar to that in other states, has been pending in Ohio courts since 1991 questioning the constitutionality of Ohio's system of school funding and compliance with the constitutional requirement that the State provide a "thorough and efficient system of common schools". On December 11, 2002, the Ohio Supreme Court, in a 4-3 decision on a motion to reconsider its own decision rendered in September 2001, concluded (as it had in its 1997 and 2000 opinions in that litigation) that the State did not comply with that requirement, even after again noting and crediting significant State steps in recent years.

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


         In its prior decisions, the Court stated as general base threshold requirements that every school district have enough funds to operate, an ample number of teachers, sound and safe buildings, and equipment sufficient for all students to be afforded an educational opportunity.

         With particular respect to funding sources, the Court concluded in 1997 and 2000 decisions that property taxes no longer may be the primary means of school funding in Ohio.

         On March 4, 2003, the plaintiffs filed with the original trial court a motion to schedule and conduct a conference to address compliance with the orders of the court in that case, the State petitioned the Supreme Court to issue a writ prohibiting that conference on compliance, and the trial court subsequently petitioned the Supreme Court for guidance as to the proper course to follow. On May 16, 2003, the Supreme Court granted that writ and ordered the dismissal of the motion before the trial court. The plaintiffs recently announced their intention to appeal this case to the United States Supreme Court.

         The General Assembly has taken several steps, including significantly increasing State funding for public schools, as discussed below. In addition, at the November 1999 election electors approved a constitutional amendment authorizing the issuance of State general obligation debt for school buildings and for higher education facilities. December 2000 legislation addressed certain mandated programs and reserves, characterized by the plaintiffs and the Court as "unfunded mandates."

         Under the current financial structure, Ohio's 612 public school districts and 49 joint vocational school districts receive a major portion (but less than 50%) of their operating moneys from State subsidy appropriations (the primary portion of which is known as the Foundation Program) distributed in accordance with statutory formulas that take into account both local needs and local taxing capacity. The Foundation Program amounts have steadily increased in recent years, including small aggregate increases even in those Fiscal Years in which appropriations cutbacks were imposed.

         School districts also rely upon receipts from locally voted taxes. In part because of provisions of some State laws, such as that partially limiting the increase (without further vote of the local electorate) in voted property tax collections that would otherwise result from increased assessed valuations, some school districts have expressed varying degrees of difficulty in meeting mandated and discretionary increased costs. Local electorates have largely determined the total moneys available for their schools. Locally elected boards of education and their school administrators are responsible for managing school programs and budgets within statutory requirements.

         The State's present school subsidy formulas are structured to encourage both program quality and local taxing effort. Until the late 1970's, although there were some temporary school closings, most local financial difficulties that arose were successfully resolved by the local districts themselves by some combination of voter approval of additional property tax levies, adjustments in program offerings, or other measures. For more than 20 years, requirements of law and levels of State funding have sufficed to prevent school closings for financial reasons, which in any case are prohibited by current law.

         To broaden the potential local tax revenue base, local school districts also may submit for voter approval income taxes on the district income of individuals and estates. Many districts have submitted the question, and income taxes are currently approved in 127 districts.

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


         Original State basic aid appropriations for the 1992-93 biennium of $9.5 billion provided for 1.5% and 4.8% increases in the two Fiscal Years of the biennium over appropriations in the preceding biennium. The reduction in appropriations spending for Fiscal Year 1992 included a 2.5% overall reduction in annual Foundation Program appropriations, and a 6% reduction in other primary and secondary education programs. The reductions were in varying amounts, and had varying effects, with respect to individual districts; there were no reductions for the 172 districts with the lowest per pupil tax valuations. Foundation payments were excluded from the Governor's Fiscal Year 1993 cutback order.

         Subsequent biennial school funding State appropriations from the GRF and Lottery Profits Education Fund (but excluding federal and other special revenue funds) were:

         o 1994-95 - $8.9 billion provided for 2.4% and 4.6% increases, respectively, in State aid in the biennium's two Fiscal Years.

         o 1996-97 - $10.1 billion representing a 13.6% increase over the preceding biennium total.

         o 1998-99 - $11.6 billion (18.3% over the previous biennium).

         o 2000-01 - $13.3 billion (15% over the previous biennium).

         o 2002-03 - $15.2 billion (17% over the previous biennium before the expenditure reductions).

         State appropriations for the purpose made for the 2004-05 biennium were $15.7 billion (3.3% over the previous biennium), and represented an increase of 0.01% in Fiscal Year 2004 over 2003 and 2.2% in Fiscal Year 2005 over 2004 when compared to original State appropriations.

         Those total State 2004-05 biennial appropriations excluded non-GRF and federal appropriations, but include appropriations from the GRF and the lottery profits education fund (LPEF). The amount of lottery profits transferred to the LPEF totaled $686,020,000 in Fiscal Year 2000, $655,036,000 in Fiscal Year 2001, $635,150,000 in Fiscal Year 2002, and $671,352,000 in Fiscal Year 2003. Ohio
participation in the multi-state lottery commenced in May 2002. A constitutional provision requires that net lottery profits be paid into LPEF to be used solely for the support of elementary, secondary, vocational and special education purposes, including application to debt service on general obligation bonds to finance common school facilities.

         In response to the 1997 Ohio Supreme Court decision holding certain provisions for local school district borrowing unconstitutional, the General Assembly created the school district solvency assistance program. Beginning in Fiscal Year 1999, local school districts in fiscal emergency status as certified by the Auditor of State could apply for an advancement of future year Foundation Program distributions. The amount advanced was then deducted, interest free, from the district's foundation payments over the following two-year period. Six school districts received a total of approximately $12,100,000 in solvency assistance advancements during Fiscal Year 1999, with another six districts receiving a total of approximately $8,657,000 in Fiscal Year 2000. This solvency assistance program was held to be not in compliance with the Constitution by the Supreme Court. In Fiscal Year 2001 four districts received approximately $3,800,000 under a restructured solvency assistance program. The program was further modified in December 2000 to allow districts that experience an unforeseen catastrophic event to apply for a

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


grant. In Fiscal Year 2002, three districts received catastrophic grants totaling $2,569,970 and one district received a solvency advance in the amount of $421,000. In Fiscal Year 2003, three districts received solvency advances in the amount of $8,742,000 and no districts received catastrophic grants.

         Legislation was enacted in 1996 to address school districts in financial straits. It is similar to that for municipal "fiscal emergencies" and "fiscal watch", but is particularly tailored to certain school districts and their then existing or potential fiscal problems. There are currently four school districts in fiscal emergency status and five in fiscal watch status. New legislation has created a third, more preliminary, category of "fiscal caution." A current listing of school districts in each status is on the Internet at http://www.auditor.state.oh.us.

         Ohio's 943 incorporated cities and villages rely primarily on property and municipal income taxes to finance their operations. With other subdivisions, they also receive local government support and property tax relief moneys from State resources.

         For those few municipalities and school districts that on occasion have faced significant financial problems, there are statutory procedures for a joint State/local commission to monitor the fiscal affairs and for development of a financial plan to eliminate deficits and cure any defaults. (Similar procedures have recently been extended to counties and townships.) Nine municipalities and one township are in "fiscal emergency" status and six municipalities in preliminary "fiscal watch" status, and a school district "fiscal emergency" provision is applied to four districts with five on preliminary "fiscal watch" status.

         At present the State itself does not levy ad valorem taxes on real or tangible personal property. Those taxes are levied by political subdivisions and local taxing districts. The Constitution has since 1934 limited the amount of the aggregate levy of ad valorem property taxes on particular property, without a vote of the electors or municipal charter provision, to 1% of true value in money, and statutes limit the amount of that aggregate levy without a vote or charter provision to 10 mills per $1 of assessed valuation -- commonly referred to in the context of Ohio local government finance as the "ten-mill limitation."

                  SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN PENNSYLVANIA MUNICIPAL SECURITIES. The following information is a brief summary of factors affecting the economies and financial strengths of the Commonwealth of Pennsylvania, its municipalities and its political subdivisions and does not purport to be a complete description of such factors. Other factors will affect issuers. The summary is based primarily upon one or more publicly available offering statements relating to debt offerings of the Commonwealth of Pennsylvania that were available prior to the date of this SAI. The accuracy and completeness of the information contained in such offering statements have not been independently verified.

                  The ability of the issuers of Pennsylvania Municipal Securities to pay the principal and interest on their obligations may be impacted by a variety of factors relating to the economy of Pennsylvania and to the fiscal stability of issuers of Pennsylvania Municipal Securities. The latter may include such matters as the ability of issuers to raise sufficient tax and other revenues to meet their needs, the availability of aid from other governmental bodies, and the burdens that may be imposed on issuers by law or necessity. To the extent that the Fund invests in obligations that are not general obligations of their issuers, payments of principal and interest will depend on

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

all factors affecting the revenue sources from which payments thereon are to be derived. The value of the obligations held by the Fund would be adversely affected not only by any actual inability of their issuers to pay the principal and interest thereon, but also by a public perception that such ability is in doubt. In addition, the creditworthiness of obligations issued by local Pennsylvania issuers may be unrelated to the creditworthiness of obligations issued by the Commonwealth of Pennsylvania, and there is no responsibility on the part of the Commonwealth of Pennsylvania to make payments on such local obligations.

         Although the General Fund of the Commonwealth (the principal operating fund of the Commonwealth) has been in a surplus position during recent years, as of June 30, 2002, the General Fund was able to have an unappropriated surplus of $142.8 million only because of the utilization of most of the Tax Stabilization Reserve Fund (Rainy Day Fund) which had been accumulated during prior years. The utilization of the Rainy Day Fund offset unanticipated revenue shortfalls due to the economic downturn in fiscal year 2002. Through calendar years 2001 and 2002, economic growth in the United States and Pennsylvania was below the projections used to estimate the Commonwealth's fiscal year 2002 revenues, as the national economic recession during fiscal year 2002 was not anticipated in the budget estimates for that fiscal year.

         The Commonwealth's economy historically has been dependent upon heavy industry, but has diversified recently into various services, particularly into medical and health services, education and financial services. Agricultural industries continue to be an important part of the economy, including not only the production of diversified food and livestock products, but substantial economic activity in agribusiness and food-related industries. Service industries currently employ the greatest share of nonagricultural workers,
followed  by  the  categories  of  trade  and  manufacturing.   Future  economic
difficulties in any of these industries could have an adverse impact on the finances of the Commonwealth or its municipalities and could adversely affect the market value of the Fund.

         By law, the Governor must submit a balanced operating budget and while the General Assembly may change items, the Governor retains a line-item veto power. Total appropriations cannot exceed estimated revenues, also taking into account any deficit or surplus remaining from the previous year. The General Fund budget for the 2002 fiscal year included appropriations from Commonwealth revenues of $20,689.9 million and estimated revenues (net of estimated tax refunds and enacted tax changes) of $20,361.1 million. A draw down of the fiscal 2001 year-end unappropriated balance is intended to fund the difference between estimated revenues and projected spending. The level of proposed spending in the budget as enacted represents an increase of 3.5 percent over the spending authorized for fiscal 2001 of $19,910.8 million.

         Certain litigation is pending against the Commonwealth that could adversely affect the ability of the Commonwealth to pay debt service on its obligations, including, as of May 20, 2003, suits relating to the following matters: (i) In 1987, the Pennsylvania Supreme Court held the statutory scheme for county funding of the judicial system to be in conflict with the Pennsylvania Constitution, but it stayed its judgment to permit enactment by the legislature of funding legislation consistent with the opinion. The Court appointed a special master to submit a plan for

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


implementation, and the special master recommended a four-phase transition to state funding of a unified judicial system, during each of which specified court employees would transfer into the state payroll system. Phase 1, involving the transfer of approximately 165 county-level court administrators, was implemented in legislation enacted in 1999. The remainder of the recommendation for later phases remains pending before the Supreme Court of Pennsylvania. (ii) In March 1998, certain Philadelphia residents, the School District of Philadelphia and others brought suit in the United States District Court for the Eastern District of Pennsylvania against the Governor, the Secretary of Education and others alleging that the Commonwealth's system for funding public schools has the effect of discriminating on the basis of race and violates Title VI of the Civil Rights Act of 1964. The district court dismissed the complaint, but in August 1999 the Third Circuit Court of Appeals reversed and remanded for further proceedings. On June 23, 2000, by agreement of the parties, the district court stayed all proceedings and placed the case in civil suspense. The U.S. Supreme Court and the U.S. Court of Appeals for the Third Circuit have decided other cases that seem to imply that the claims now presented by the plaintiffs cannot proceed as pled. However, no party has taken action to lift the stay. Based on statements made in 2001, the defendants anticipate that one or more of the plaintiffs may seek to amend the complaint in an effort to state a claim for intentional discrimination under Title VI of the Civil Rights Act.(iii) PPG Industries has challenged the constitutionality of the manufacturing exemption from the capital stock/franchise tax insofar as it limits the exemption for headquarters property and payroll only to headquarters property and payroll attributable to manufacturing in Pennsylvania. On November 30, 2001, the Pennsylvania Supreme Court held that this limitation discriminates against interstate commerce and ordered the limitation to be eliminated from the capital stock/franchise tax. The Court also directed that the Commonwealth provide a retrospective remedy to taxpayers to include (1) refunds for taxpayers who suffered the discrimination, (2) additional assessments against taxpayers who benefited from the unlawful limitation, or (3) some combination of the two, provided that the remedy does not discriminate against interstate commerce. The General Assembly has enacted legislation that presumptively cures the constitutional problem beginning after January 1, 1999. Such legislation has no effect on the years involved in the litigation. PPG filed a petition for reconsideration that was denied on February 1, 2002. The retrospective remedy announced by the Commonwealth on April 29, 2002, appears to be revenue neutral for in-state manufacturers. (iv) Unisys Corporation has challenged the three-factor apportionment formula used for the apportionment of capital stock value in the Pennsylvania franchise tax. In a decision issued in March 1999, the Commonwealth Court held for the taxpayer on statutory grounds, but denied its constitutional claims. Both the Commonwealth and the taxpayer appealed to the Pennsylvania Supreme Court, which held oral argument in December 2000. On October 25, 2002, the court issued a decision reversing the holding of the Commonwealth Court and upholding the Commonwealth statutory appointment formula. Unisys has filed a petition for certiorari to the U.S. Supreme Court. (v) Twenty or more insurance companies have challenged the Department of Revenue's application of portions of the Life and Health Guarantee Association Act of 1982. The Act establishes a funding mechanism to fulfill defaulted obligations under life and health insurance policies and annuity contracts to insured Pennsylvania residents. Insurance companies are assessed to provide the funds due to Pennsylvania residents insured from other insurance companies that have become insolvent or are otherwise in default. A provision in the Act allows the assessed insurance companies to claim a credit for these assessments against their Pennsylvania gross premium tax liability. Life and health insurance premiums have always been subject to the premium tax and there is no dispute that companies may claim credit for life and health assessments. Annuity considerations, however, were taxed for approximately a three-year period, 1992-1995. Some annuity considerations were subject to tax, others were not. The Department of Revenue ultimately decided to allow credits for assessments paid on taxable annuity considerations, but not for assessments paid on non-taxable annuities. The insurance companies want the credit for assessments paid on all annuities, both during the period that annuities were taxed and going forward. Settlement negotiations continue and the matter is also being prepared for litigation. Estimates of refund potential range from $50 million to $300 million.


         The Pennsylvania Intergovernmental Cooperation Authority ("PICA") was created by Pennsylvania legislation in 1991 to assist the City of Philadelphia in remedying its fiscal difficulties. PICA has issued specialty revenue bonds on behalf of the City of Philadelphia to cover budget shortfalls, to eliminate projected deficits and to fund capital spending. PICA also makes factual findings and recommendations to the City concerning its budgetary and fiscal affairs. The City is currently operating under a five year plan approved by PICA in 2002. PICA's power to issue further bonds to finance capital projects expired on December 31, 1994. PICA's authority to issue bonds to finance cash flow deficits expired on December 31, 1995, but its authority to refund existing debt will not expire. PICA had approximately $840.6 million in specialty revenue bonds outstanding as of June 30, 2002.

         Although there can be no assurance that such conditions will continue, the Commonwealth's general obligation bonds are currently rated AA by S&P and Aa2 by Moody's and Philadelphia's and Pittsburgh's general obligation bonds are currently rated BBB and A-, respectively, by S&P and Baa1 and A3, respectively, by Moody's.

         SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN MICHIGAN MUNICIPAL SECURITIES. The following information is drawn from various Michigan governmental publications, particularly the Governor's Executive Budget for fiscal year 2003-2004, and from other sources relating to securities offerings of the State and its political subdivisions. While the Trust has not independently verified such information, it has no reason to believe that it is not correct in all material respects.

         The  State  of   Michigan's   economy  is   principally   dependent  on
manufacturing (particularly automobiles, office equipment and other durable goods), tourism and agriculture, and historically has been highly cyclical.

         Total State wage and salary employment is estimated to have declined by 0.9% in 2002. The rate of unemployment is estimated to have been 6.1% in 2002, substantially increased from the 3.4% rate of 2000. Personal income grew at an estimated 2.0% annual rate in 2002.

         During the six years prior to 2001, improvements in the Michigan economy resulted in increased revenue collections which, together with restraints on the expenditure side of the budget, resulted in State General Fund budget surpluses, most of which were transferred to the State's Counter-Cyclical Budget and Economic Stabilization Fund. The balance of that Fund as of September 30, 2000 is estimated to have been in excess of $1.2 billion, but withdrawals in the period 2001-2003 are projected to leave the balance at September 30, 2002 to $145 million.

         In 2001, the Michigan economy began to feel the effects of the downturn in the national economy. In mid 2001, the Michigan Legislature began making adjustments in State expenditures and projected revenues and continued to do so in 2002 and 2003.

       The Michigan Constitution limits the amount of total State revenues that can be raised from taxes and certain other sources. State revenues (excluding federal aid and revenues for payment of principal and interest on general obligation bonds) in any fiscal year are limited to a fixed percentage of State personal income in the prior calendar year or the average of the prior three calendar years, whichever is greater, and this fixed percentage equals the percentage of the 1978-79 fiscal year state government revenues to total calendar year 1977 State personal income (which was 9.49%). The State may raise taxes in excess of the limit for emergencies through action by the Governor and two-thirds of the members of each house of the Legislature.

         The Michigan Constitution also provides that the proportion of State spending paid to all units of local government to total State spending may not be reduced below the proportion in effect in the 1978-79 fiscal year. The State originally determined that portion to be 41.6%. If such spending does not meet the required level in a given year, an additional appropriation for local governmental units is required by the following fiscal year; which means the year following the determinations of the shortfall, according to an opinion issued by the State's Attorney General. Spending for local units met this requirement for fiscal years 1986-87 through 1991-92. As the result of litigation, the State agreed to reclassify certain expenditures, beginning with fiscal year 1992-93, and has recalculated the required percentage of spending paid to local government units to be 48.97%.

         The State has issued and has outstanding general obligation full faith and credit bonds for Water Resources, Environmental Protection Program, Recreation Program and School Loan purposes. As of September 30, 2002, the State had approximately $1.1 billion of general obligation bonds outstanding.

         The State may issue notes or bonds without voter approval for the purposes of making loans to school districts. The proceeds of such notes or bonds are deposited in the School Bond Loan Fund maintained by the State Treasurer and used to make loans to school districts for payment of debt on qualified general obligation bonds issued by local school districts.

         The State is a party to various legal proceedings seeking damages or injunctive or other relief. In addition to routine litigation, certain of these proceedings could, if unfavorably resolved from the point of view of the State, substantially affect State programs or finances. These lawsuits involved programs generally in the areas of corrections, tax collection, commerce, and proceedings involving budgetary reductions to school districts and governmental units, and court funding.

         The State Constitution limits the extent to which municipalities or political subdivisions may levy taxes upon real and personal property through a process that regulates assessments.

         On March 15, 1994, Michigan voters approved a property tax and school finance reform measure commonly known as Proposal A. Under Proposal A, as approved and implemented, effective May 1, 1994, the State sales and use tax increased from 4% to 6%, the State income tax decreased from 4.6% to 4.4% (since reduced to 4.0%), the cigarette tax increased from $.25 to $.75 per pack and an additional tax of 16% of the wholesale price began to be imposed on certain other tobacco products. In 2002 the State began to impose an additional tax of $.50 per pack on cigarettes as part of its program to increase revenues to meet budgeted expenditures. A .75% real estate transfer tax became effective January 1, 1995. Beginning in 1994, a state property tax of 6 mills began to be imposed on all real and personal property currently subject to the general property tax. All local school boards are authorized, with voter approval, to levy up to the lesser of 18 mills or the number of mills levied in 1993 for school operating purposes on nonhomestead property and nonqualified agricultural property. Proposal A contains additional provisions regarding the ability of local school districts to levy taxes, as well as a limit on assessment increases for each parcel of property, beginning in 1995. Such increases for each parcel of property are limited to the lesser of 5% or the rate of inflation. When property is subsequently sold, its assessed value will revert to the current assessment level of 50% of true cash value. Under Proposal A, much of the additional revenue generated by the new taxes will be dedicated to the State School Aid Fund.

         Proposal A and its implementing legislation shifted significant portions of the cost of local school operations from local school districts to the State and raised additional State revenues to fund these additional State expenses. These additional revenues will be included within the State's constitutional revenue limitations and impact the State's ability to increase revenues and continue expenditures for services at levels projected at the beginning of 2003.

         A state economy during a recessionary cycle would also, as a separate matter, adversely affect the capacity of users of facilities constructed or acquired through the proceeds of private activity bonds or other "revenue" securities to make periodic payments for the use of those facilities.

OTHER TAX-EXEMPT INSTRUMENTS
----------------------------

         Investments by the Tax-Free Bond Funds, Ohio Municipal Money Market Fund, Pennsylvania Tax Exempt Money Market Fund and Tax Exempt Money Market Fund in tax-exempt commercial paper will be limited to investments in obligations which are rated at least A-2 or SP-2 by S&P, F2 by Fitch or Prime-2, MIG-2 or VMIG-2 by Moody's at the time of investment or which are of equivalent quality as determined by the Adviser. Investments in floating rate instruments will normally involve industrial development or revenue bonds which provide that the investing Fund can demand payment of the obligation at all times or at stipulated dates on short notice (not to exceed 30 days) at par plus accrued interest. A Fund must use the shorter of the period required before it is entitled to prepayment under such obligations or the period remaining until the next interest rate adjustment date for purposes of determining the maturity. Such obligations are frequently secured by letters of credit or other credit support arrangements provided by banks. The quality of the underlying credit or of the bank, as the case may be, must, in the opinion of the Adviser be equivalent to the commercial paper ratings stated above. The Adviser will monitor the earning power, cash flow and liquidity ratios of the issuers of such instruments and the ability of an issuer of a demand instrument to pay principal and interest on demand. Other types of tax-exempt instruments may also be purchased as long as they are of a quality equivalent to the bond or commercial paper ratings stated above.


PORTFOLIO TURNOVER
------------------

         The portfolio turnover rate for each Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the year by the monthly average value of the portfolio securities. The calculation excludes U.S.
Government securities and all securities whose maturities at the time of acquisition were one year or less. Portfolio turnover may vary greatly from year to year as well as within a particular year, and may also be affected by cash requirements for redemptions of shares and by requirements which enable the Trust to receive certain favorable tax treatment. Portfolio turnover will not be a limiting factor in making decisions.

         The portfolio turnover rate for the Bond Fund during the last fiscal year and the portfolio turnover rates for the U.S. Government Income Fund during the last two fiscal years have been high due to the Adviser's increased use of Dollar Rolls in an attempt to increase the yield for each Fund. (See "Dollar Rolls" under "Additional Information About Portfolio Investments".) The High Yield Bond, Small Cap Core and Strategic Income Bond Funds had not commenced operations and the Ultra Short Bond Fund had a limited operating history as of the date of this SAI and, consequently, have no portfolio turnover history. Under normal market conditions, the portfolio turnover rate for the High Yield Bond Fund, Small Cap Core, Ultra Short Bond and Strategic Income Bond Funds are not expected to exceed 150%, 125%, 100% and 100%, respectively, although these rates could be higher. Certain Funds may engage in short-term trading and may sell securities which have been held for periods ranging from several months to less than a day. The object of such short-term trading is to increase the potential for capital appreciation and/or income by making portfolio changes in anticipation of expected movements in interest rates or security prices or in order to take advantage of what the Funds' Adviser believes is a temporary disparity in the normal yield relationship between two securities. Any such trading would increase a Fund's turnover rate and its transaction costs. Higher portfolio turnover may result in increased taxable gains to shareholders (see "Additional Information Concerning Taxes" below) and increased expenses paid by a Fund due to transaction costs.

                             INVESTMENT LIMITATIONS
                             ----------------------

         Each Fund is subject to a number of investment limitations. The following investment limitations are matters of fundamental policy and may not be changed with respect to a particular Fund without the affirmative vote of the holders of a majority of the Fund's outstanding shares.

         No Fund may:

         1. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that:

     (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. government, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, and repurchase agreements secured by such instruments;

     (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents;

     (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry;

     (d) personal credit and business credit businesses will be considered separate industries.

         2. Make loans, except that a Fund may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies and may lend portfolio securities in an amount not exceeding one-third of its total assets.

         3. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act.

         4. Purchase or sell real estate, except that a Fund may purchase securities of issuers which deal in real estate and may purchase securities which are secured by interests in real estate.

         5. Invest in commodities, except that as consistent with its investment objective and policies a Fund may: (a) purchase and sell options, forward contracts, futures contracts, including without limitation, those relating to indices; (b) purchase and sell options on futures contracts or indices; (c) purchase publicly traded securities of companies engaging in whole or in part in such activities. For purposes of this investment limitation, "commodities" includes commodity contracts.

         6. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as a Fund might be deemed to be an underwriter upon the disposition of portfolio securities acquired within the limitation on purchases of illiquid securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with its investment objective, policies and limitations may be deemed to be underwriting.

       Each of the Equity Funds, the Fixed Income Funds, the Balanced Allocation Fund and the National Tax Exempt Bond Fund may not:

         7. Purchase securities of any one issuer, other than securities issued or guaranteed by the U.S. government or its agencies or instrumentalities or, in the case of the International Equity Fund, securities issued or guaranteed by any foreign government, if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer or the Fund would hold more than 10% of any class of securities of the issuer or more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such limitations.

       With respect to investment limitation No. 3 above, the 1940 Act prohibits a Fund from issuing senior securities, except that a Fund may borrow from banks, and may mortgage, pledge or hypothecate its assets in connection with such borrowings, provided that immediately after any such borrowing the Fund has 300% asset coverage for all borrowings. Should a Fund's asset average fall below the required 300%, within three days thereafter (not including Sundays and holidays) the Fund must reduce the amount of its borrowings to an extent that the asset coverage will be at least 300%.

       Investment Limitation No. 7 above does not apply to the Money Market Funds which are instead subject to the portfolio diversification requirements imposed by Rule 2a-7 under the 1940 Act.

         For purposes of the above investment limitations, a security is considered to be issued by the governmental entity (or entities) whose assets and revenues back the security, or, with respect to a private activity bond that is backed only by the assets and revenues of a nongovernmental user, a security is considered to be issued by such nongovernmental user.

         Except for the Funds' policy on illiquid securities and borrowing, if a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in the value of a Fund's portfolio securities will not constitute a violation of such limitation for purposes of the 1940 Act.

         In addition, the Funds are subject to the following non-fundamental limitations, which may be changed without the vote of shareholders:

         No Fund may:

         1. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or where otherwise permitted under the 1940 Act (including by order of the SEC), including that each of the Aggressive Allocation and Conservative Allocation Funds, in operating as funds of funds, as permitted by the 1940 Act, may invest its total assets in securities of investment companies in the Armada group of investment companies.

         2. Write or sell put options, call options, straddles, spreads, or any combination thereof, except as consistent with the Fund's investment objective and policies for transactions in options on securities or indices of securities, futures contracts and options on futures contracts and in similar investments.

         3. Purchase securities on margin, make short sales of securities or maintain a short position, except that, as consistent with a Fund's investment objective and policies, (a) this investment limitation shall not apply to a Fund's transactions in futures contracts and related options, options on securities or indices of securities and similar instruments, (b) a Fund may obtain short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, (c) a Fund may make short sales against-the-box

(defined as the extent to which a Fund contemporaneously owns or has the right to obtain at no added cost securities identical to those sold short), and (d) the S&P 500 Equity Index Fund can otherwise engage in short sales that are covered in accordance with the guidelines of the SEC and its staff.

         4. Purchase securities of companies for the purpose of exercising control.

         5. Invest more than 15% (10% in the case of the Money Market Funds) of its net assets in illiquid securities.

         6. Purchase securities while its outstanding borrowings (including reverse repurchase agreements) are in excess of 5% of its total assets. Securities held in escrow or in separate accounts in connection with a Fund's investment practices described in its Prospectuses or Statement of Additional Information are not deemed to be pledged for purposes of this limitation.

         With respect to investment limitation No. 1 above, see "Securities of Other Investment Companies" above for the limitations applicable to each Fund's investments in other investment companies. With respect to investment limitation No. 3(c) and (d), see "Short Sales" above.

         The Funds do not intend to acquire securities issued by the Adviser, Distributor or their affiliates.

                                 NET ASSET VALUE
                                 ---------------

VALUATION OF THE MONEY MARKET FUNDS
-----------------------------------

         The Trust uses the amortized cost method to value shares in the Money Market Funds. Pursuant to this method, a security is valued at its cost initially and thereafter a constant amortization to maturity of any discount or premium is assumed, regardless of the impact of fluctuating interest rates on the market value of the security. Where it is not appropriate to value a security by the amortized cost method, the security will be valued either by market quotations, or by fair value as determined in accordance with procedures adopted by the Board of Trustees. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price each respective Fund would receive if it sold the security. The value of the portfolio securities held by each respective Fund will vary inversely to changes in prevailing interest rates. Thus, if interest rates have increased from the time a security was purchased, such security, if sold, might be sold at a price less than its cost. Similarly, if interest rates have declined from the time a security was purchased, such security, if sold, might be sold at a price greater than its purchase cost. In either instance, if the security is held to maturity, no gain or loss will be realized.

         Each Money Market Fund invests only in high-quality instruments and maintains a dollar-weighted average portfolio maturity appropriate to its objective of maintaining a stable net asset value per share, provided that a Fund will neither purchase any security deemed to have a remaining maturity of more than 397 calendar days within the meaning of the 1940 Act nor maintain a dollar-weighted average portfolio maturity which exceeds 90 days. The Trust's

Board of Trustees has established procedures pursuant to rules promulgated by the SEC, that are intended to help stabilize the net asset value per share of each Fund for purposes of sales and redemptions at $1.00. These procedures include review by the Board of Trustees, at such intervals as it deems appropriate, to determine the extent, if any, to which the net asset value per share of each Fund calculated by using available market quotations deviates from $1.00 per share. In the event such deviation exceeds one-half of one percent, the Board of Trustees will promptly consider what action, if any, should be initiated. If the Board of Trustees believes that the extent of any deviation from a Fund's $1.00 amortized cost price per share may result in material dilution or other unfair results to investors or existing shareholders, it will take such steps as it considers appropriate to eliminate or reduce, to the extent reasonably practicable, any such dilution or unfair results. These steps may include selling portfolio instruments prior to maturity; shortening the average portfolio maturity; withholding or reducing dividends; redeeming shares in kind; reducing the number of a Fund's outstanding shares without monetary consideration; or utilizing a net asset value per share determined by using available market quotations.

VALUATION OF DEBT SECURITIES
----------------------------

         Assets of the Funds (other than the Money Market Funds) invested in debt securities are valued by an independent pricing service ("Service") approved by the Board of Trustees. When, in the judgment of the Service, quoted bid prices for portfolio securities are readily available and are representative of the bid side of the market, these investments are valued at the mean between quoted bid prices (as obtained by the Service from dealers in such securities) and asked prices (as calculated by the Service based upon its evaluation of the market for such securities). Other investments are carried at fair value as determined by the Service, based on methods which include consideration of yields or prices of bonds of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. The Service may also employ electronic data processing techniques and matrix systems to determine value. Short-term securities are valued at amortized cost, which approximates market value. The amortized cost method involves valuing a security at its cost on the date of purchase and thereafter assuming a constant amortization to maturity of the difference between the principal amount due at maturity and cost.

VALUATION OF EQUITY SECURITIES
------------------------------

         In determining market value for equity securities, the assets of the Funds which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Securities quoted on the NASD National Market System are valued at the official closing price. Other securities traded on over-the-counter markets are valued on the basis of their closing over-the-counter bid prices. Securities for which there were no transactions are valued at the average of the most recent bid and asked prices.

VALUATION OF FOREIGN SECURITIES
-------------------------------

         A Fund's portfolio securities which are primarily traded on a domestic exchange are valued at the last sale price on that exchange or, if there is no recent sale, at the last current bid quotation. Portfolio securities which are primarily traded on foreign securities exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, except when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities may be determined through consideration of other factors by or under the direction of the Board of Trustees. A security which is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security. For valuation purposes, quotations of foreign securities in foreign currency are converted to U.S. dollar equivalents at the prevailing market rate on the day of valuation.

         Certain foreign securities may be traded on foreign exchanges or over-the-counter markets on days on which a Fund's net asset value is not calculated. In such cases, the net asset value of a Fund's shares may be significantly affected on days when investors can neither purchase nor redeem shares of the Fund.

VALUATION OF THE AGGRESSIVE ALLOCATION AND CONSERVATIVE ALLOCATION FUNDS
------------------------------------------------------------------------

         In determining the net asset value of each of the Aggressive Allocation and Conservative Allocation Funds, the net asset value of the Underlying Funds' shares held by a Fund will be their net asset value at the time of the computation.

OTHER
-----

         Securities for which market quotations are not readily available are valued at fair value using methods determined by or under the supervision of the Board of Trustees.

         An option is generally valued at the last sale price or, in the absence of a last sale price, the last offer price.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION
                 ----------------------------------------------

         Shares in the Funds are sold on a continuous basis by Professional Funds Distributor, LLC (the "Distributor"), which has agreed to use appropriate efforts to solicit all purchase orders. The issuance of shares is recorded on the books of the Trust. To change the commercial bank or account designated to receive redemption proceeds, a written request must be sent to an investor's financial institution at its principal office or directly to the Trust at P.O. Box 8421, Boston, MA 02266-8421. Such requests must be signed by each shareholder, with each signature guaranteed by a U.S. commercial bank or trust company or by a member firm of a national securities exchange. Guarantees must be signed by an authorized signatory and "Signature Guaranteed" must appear with the signature. An investor's financial institution may request further documentation from corporations, executors, administrators, trustees or guardians, and will accept other suitable verification arrangements from foreign investors, such as consular verification.

         The Trust may suspend the right of redemption or postpone the date of payment for shares for more than seven days during any period when (a) trading on the Exchange is restricted by applicable rules and regulations of the SEC;

(b) the Exchange is closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.

         Payment for shares of a Fund may, in the discretion of the Trust, be made in the form of securities that are permissible investments for the Fund as described in the Prospectuses. In connection with an in-kind securities payment, a Fund will require, among other things, that the securities be valued on the day of purchase in accordance with the pricing methods used by the Fund and that the Fund receive satisfactory assurances that it will have good and marketable title to the securities received by it; that the securities be in proper form for transfer to the Fund; and that adequate information be provided concerning the basis and other tax matters relating to the securities.

         The Trust normally pays redemption proceeds in cash but reserves the right to make redemptions in kind. A shareholder receiving an in-kind redemption would likely have to pay transaction costs to sell the distributed securities and may be subject to capital gains taxes as well.

         As described in the applicable Prospectuses, Class I Shares of the Funds are sold to certain qualified investors at their net asset value without a sales charge. Class A Shares of the non-money market funds are sold to public investors at the public offering price based on a Fund's net asset value plus a front-end load or sales charge as described in the Prospectuses for Class A, Class B and Class H Shares. Class B Shares of the Money Market Fund and Tax Exempt Money Market Fund are available to the holders of Class B Shares of another Fund who wish to exchange their Class B Shares of such other Fund for Class B Shares of the Money Market Fund or Tax Exempt Money Market Fund. Class B Shares of the Money Market Fund and Tax-Exempt Money Market Fund may also be purchased through the Systematic Exchange Program as described in the applicable prospectus. Class B Shares of the Funds are sold to public investors at net asset value but are subject to a contingent deferred sales charge which is payable upon redemption of such shares as described in the Prospectus for Class A, Class B and Class H Shares. Class C Shares of the Money Market Fund are available to the holders of Class C Shares of another Fund who wish to exchange their Class C Shares of another Fund for Class C Shares of the Money Market Fund. Class C Shares of the Money Market Fund may also be purchased through the Systematic Exchange Program as described in the applicable prospectus. Class C Shares of the Funds are sold to public investors at net asset value but are subject to a 1.00% contingent deferred sales charge which is payable upon redemption of such shares within the first eighteen months after purchase, as described in the Prospectuses for Class C Shares. Class H Shares of the Funds are sold to public investors at the public offering price based on a Fund's net asset value plus a front-end load or sales charge (not applicable to the Money Market Fund) and are subject to a 1.00% contingent deferred sales charge which is payable upon redemption of such shares within the first eighteen months after purchase as described in the Prospectuses for Class A, Class B and Class H Shares. Class H Shares of the Money Market Fund are available to the holders of Class H Shares of another Fund who wish to exchange their Class H Shares of another Fund for Class H Shares of the Money Market Fund. Class R Shares of the Funds are generally sold to investors through tax advantaged investments and certain non-qualified retirement plans at the public offering price based on a Fund's net asset value and are subject to a 1.00% contingent deferred sales charge which is payable upon redemption of such shares within the first eighteen months after purchases as described in the Prospectus for class R Shares. There is no sales load or contingent deferred sales charge imposed for shares acquired through the reinvestment of dividends or distributions on such shares.

         The Trust has authorized one or more brokers to receive purchase and redemption orders on behalf of the Funds. Such brokers are authorized to designate other intermediaries to receive purchase and redemption orders on a Fund's behalf. A Fund will be deemed to have received a purchase or redemption order when an authorized broker or the broker's authorized designee receives the order. Orders will be priced at the net asset value next computed after they are received by an authorized broker or the broker's authorized designee and accepted by a Fund.

       The Adviser pays commissions to dealers on new investments into the Equity Funds (other than the S&P 500 Index Fund) as follows:

         1.00% on amounts between $1 million and $5 million; plus 0.50% on amounts between $5 million and $10 million; plus 0.25% on amounts over $10 million

       The Adviser pays commissions to dealers on new investments into the S&P 500 Index Fund, the Fixed Income Funds and the Tax-Free Bond Funds as follows:

         0.50% on amounts between $1 million and $5 million; plus
         0.25% on amounts over $5 million

         From time to time, shares may be offered as an award in promotions sponsored by the Distributor or other parties. The Distributor or a third party will purchase shares awarded in such promotions at NAV. The promotions may be limited to certain classes of shareholders such as the employees of the Adviser or its affiliates. As stated in the prospectus, the Distributor may institute certain promotional incentive programs for dealers. Such incentive programs may include cash incentive programs specific to NatCity Investments, Inc. under which NatCity Investments, Inc. or its associated persons may receive cash incentives in connection with the sale of the Funds.

         For the last three fiscal years, sales loads paid by shareholders of Class A Shares were as follows:

                                             FOR THE FISCAL YEAR ENDED MAY 31:
FUND                                          2003           2002        2001
----                                          ----           ----        ----
International Equity Fund.................  $128,879       $ 16,565    $25,457
Large Cap Core Equity Fund................  $ 22,399       $ 14,325    $22,936
Large Cap Growth Fund.....................  $ 91,854       $ 55,996    $49,305
Large Cap Ultra Fund......................  $  8,380       $ 15,695    $20,018
Large Cap Value Fund......................  $ 73,122       $ 32,104    $18,187
Mid Cap Growth Fund.......................  $ 28,378       $ 13,219    $20,111
S&P 500 Index Fund........................  $ 36,366       $ 38,655    $23,375
Small Cap Growth Fund.....................  $ 24,015       $ 30,296    $27,871
Small Cap Value Fund......................  $827,924       $301,909    $43,510
Small/Mid Cap Value Fund..................  $ 31,189 1         *          *
Tax Managed Equity Fund...................  $ 18,458       $ 56,500    $66,614
Aggressive Allocation Fund................  $  8,033       $  7,596    $   406 2
Balanced Allocation Fund..................  $ 42,585       $ 24,507    $19,554
Conservative Allocation Fund..............  $  5,354       $  7,262    $     0 2
Bond Fund.................................  $ 44,850       $ 20,183    $ 1,278
GNMA Fund.................................  $ 25,734       $ 16,038    $ 5,603
Intermediate Bond Fund....................  $116,751       $  6,934    $ 4,019
Limited Maturity Bond Fund................  $ 34,913       $ 11,347    $ 3,462
Total Return Advantage Fund...............  $ 30,198       $  1,031    $ 2,348
Ultra Short Bond Fund.....................  $    268 3       *          *
U.S. Government Income Fund...............  $113,451       $ 39,093    $ 7,222
Michigan Municipal Bond Fund..............  $ 14,804       $ 24,603    $ 6,564
National Tax Exempt Bond Fund.............  $ 24,998       $ 14,779    $ 1,335
Ohio Tax Exempt Bond Fund.................  $117,016       $ 39,698    $11,639
Pennsylvania Municipal Bond Fund..........  $  3,937       $ 13,464    $   275

* Not in operation during the period.
1 For the period July 1, 2002 (commencement of operations) to May 31, 2003. 2 For the period March 6, 2001 (commencement of operations) to May 31, 2001.
3 For the period January 6, 2003 (commencement of operations) to May 31, 2003.

         For the last three fiscal years, contingent deferred sales charges paid by Class B shareholders on redemptions of Class B Shares were as follows:

                                             FOR THE FISCAL YEAR ENDED MAY 31:
FUND                                          2003           2002        2001
----                                          ----           ----        ----
International Equity Fund.................. $  5,222        $ 5,063    $ 8,179
Large Cap Core Equity Fund................. $  4,632        $ 1,559    $ 5,296
Large Cap Growth Fund...................... $  7,436        $ 6,796    $ 9,946
Large Cap Ultra Fund....................... $  3,681        $ 8,105    $21,417
Large Cap Value Fund....................... $  8,268        $ 8,785    $23,013
Mid Cap Growth Fund........................ $  1,932        $ 3,948    $10,069
S&P 500 Index Fund......................... $  2,891        $ 3,571    $ 1,919
Small Cap Growth Fund...................... $  4,517        $ 8,400    $25,841
Small Cap Value Fund....................... $ 43,309        $ 3,456    $ 4,241
Tax Managed Equity Fund.................... $ 46,433        $15,469    $47,953
Aggressive Allocation Fund................. $    787        $   212    $     0 1
Balanced Allocation Fund................... $ 13,524        $ 7,364    $ 8,186
Conservative Allocation Fund............... $  2,026        $ 1,890 2     *

                                             FOR THE FISCAL YEAR ENDED MAY 31:
FUND                                          2003           2002        2001
----                                          ----           ----        ----
Bond Fund..................................  $ 5,568        $ 2,731    $ 7,046
GNMA Fund..................................  $ 3,363        $ 2,214    $ 1,250
Intermediate Bond Fund.....................  $ 3,959        $ 3,126    $ 2,618
Limited Maturity Bond Fund.................  $12,807        $ 4,096    $ 1,247
Total Return Advantage Fund................  $ 1,680        $   500    $     0
U.S. Government Income Fund................  $10,035        $ 3,605    $22,659
Michigan Municipal Bond Fund...............  $   704        $    76    $ 2,070
National Tax Exempt Bond Fund..............  $ 1,940        $ 4,902    $ 3,199
Ohio Tax Exempt Bond Fund..................  $     0        $     0 3    *
Pennsylvania Municipal Bond Fund...........  $ 1,564        $     0    $     0
Money Market Fund..........................  $ 7,708        $ 7,949    $ 5,128

* Not in operation during the period.
1 For the period May 8, 2001 (commencement of operations) to May 31, 2001.
2 For the period July 13, 2001 (commencement of operations) to May 31, 2002.
3 For the period December 4, 2001 (commencement of operations) to May 31, 2002.

         For the last three fiscal years, contingent deferred sales charges paid by Class C shareholders on redemptions of Class C Shares were as follows:

                                             FOR THE FISCAL YEAR ENDED MAY 31:
FUND                                          2003           2002        2001
----                                          ----           ----        ----

International Equity Fund.................    $   76         $   27      $  83
Large Cap Core Equity Fund................    $  463         $    0      $   0
Large Cap Growth Fund.....................    $  244         $   19      $  99
Large Cap Ultra Fund......................    $   23         $   18      $   0 1
Large Cap Value Fund......................    $  156         $    6      $ 200
Mid Cap Growth Fund.......................    $   46         $   40      $  21 1
S&P 500 Index Fund........................    $   46         $    3      $ 327
Small Cap Growth Fund.....................    $   33         $    4      $   0
Small Cap Value Fund......................    $7,245         $  141      $  38
Tax Managed Equity Fund...................    $  649         $  211      $ 260
Aggressive Allocation Fund................    $  286         $   40 2     *
Balanced Allocation Fund..................    $1,132         $   19      $ 142
Conservative Allocation Fund..............    $  719         $  481      $   0 3
Bond Fund.................................    $  325         $   60      $  57 4
GNMA Fund.................................    $2,224         $1,099      $  27
High Yield Bond Fund......................    *               *           *
Intermediate Bond Fund....................    $  642         $    0       $274
Limited Maturity Bond Fund................    $2,134         $1,025      $  28
Strategic Income Bond Fund................    *               *           *
Total Return Advantage Fund...............    $    0         $  489      $   0 5
Ultra Short Bond Fund.....................    $    0          *           *
U.S. Government Income Fund...............    $2,088         $   93      $   0 6
Michigan Municipal Bond Fund..............    $    0         $    0 7     *
National Tax Exempt Bond Fund.............    $    0         $    0      $ 102
Ohio Tax Exempt Bond Fund.................    $  884         $5,490      $   0 8
Pennsylvania Municipal Bond Fund..........    $    0         $   45      $   0
Money Market Fund.........................    $1,045         $    5      $   0

* Not in operation during the period.
1 For the period June 15, 2000 (commencement of operations) through May 31,
  2001.
2 For the period June 28, 2001 (commencement of operations) through May 31,
  2002.
3 For the period May 23, 2001 (commencement of operations) through May 31,
  2001.
4 For the period June 12, 2000 (commencement of operations) through May 31,
  2001.
5 For the period October 3, 2000 (commencement of operations) through May 31,
  2001.
6 For the period June 21, 2000 (commencement of operations) through May 31,
  2001.
7 For the period August 6, 2001 (commencement of operations) through May 31,
  2002.
8 For the period June 23, 2000 (commencement of operations) through May 31,
  2001.

         For the last two fiscal years, sales loads paid by shareholders of Class H Shares were as follows:


                                          FOR THE FISCAL YEAR ENDED MAY 31:
FUND                                          2003           2002
----                                          ----           ----

International Equity Fund.................   $   706         $56  1
Large Cap Core Equity Fund................   $ 1,169         $69 2
Large Cap Growth Fund.....................   $   718         $269  3
Large Cap Ultra Fund......................   $   231         $104  4
Large Cap Value Fund......................   $   887         $169  3
Mid Cap Growth Fund.......................   $   303 5       *
S&P 500 Index Fund........................   $   231         $399  6
Small Cap Growth Fund.....................   $   452         $71  7
Small Cap Value Fund......................   $ 6,177         $3,023  3
Tax Managed Equity Fund...................   $   891         $271  8
Aggressive Allocation Fund................   $ 1,528         $4,810  9
Balanced Allocation Fund..................   $ 6,053         $2,124  3
Conservative Allocation Fund..............   $ 5,124         $2,463  10
Bond Fund.................................   $   932         $45 11
GNMA Fund.................................   $ 4,205         $151 12
Intermediate Bond Fund....................   $ 1,702         $391 13
Limited Maturity Bond Fund................   $ 8,648         $1,021  3
Total Return Advantage Fund...............   $    485 14     *
U.S. Government Income Fund...............   $ 4,458         $140  3
National Tax Exempt Bond Fund.............   $     0  15     *
Ohio Tax Exempt Bond Fund.................   $ 1,110         $1,201  7
Money Market Fund.........................   $     0         $ 0 16

* Not in operation during the period.
1 For the period  April 8, 2002  (commencement  of  operations)  through May 31,
  2002.
2 For the period May 1, 2002 (commencement of operations) through May 31, 2002. 3 For the period February 5, 2002 (commencement of operations) through May 31,
  2002.
4 For the period  April 9, 2002  (commencement  of  operations)  through May 31,
  2002.
5 For the period August 13, 2002  (commencement  of operations)  through May 31,
  2003.
6 For the period February 25, 2002 (commencement of operations)  through May 31,
  2002.
7 For the period  April 1, 2002  (commencement  of  operations)  through May 31,
  2002.
8 For the period April 12, 2002  (commencement  of  operations)  through May 31,
  2002.
9 For the period February 20, 2002 (commencement of operations)  through May 31,
  2002.
10For the period February 6, 2002  (commencement of operations)  through May 31,
  2002.
11For the period April 30, 2002  (commencement  of  operations)  through May 31,
  2002.
12For the period April 19, 2002  (commencement  of  operations)  through May 31,
  2002.
13For the period April 18, 2002  (commencement  of  operations)  through May 31,
  2002.
14For the period December 30, 2002 (commencement of operations)  through May 31,
  2003.
15For the period December 16, 2002 (commencement of operations)  through May 31,
  2003.

16For the period April 11, 2002  (commencement  of  operations)  through May 31,
  2002.


         For the last two fiscal years, contingent deferred sales charges paid by Class H shareholders on redemptions of Class H Shares were as follows:

                                          FOR THE FISCAL YEAR ENDED MAY 31:
FUND                                          2003           2002
----                                          ----           ----

International Equity Fund..................   $    0       $   0 1
Large Cap Core Equity Fund.................   $    0       $   0 2
Large Cap Growth Fund......................   $  249       $   0 3
Large Cap Ultra Fund.......................   $    0       $   0 4
Large Cap Value Fund.......................   $   62       $   0 3
Mid Cap Growth Fund........................   $    28 5    *
S&P 500 Index Fund.........................   $    0       $   0 6
Small Cap Growth Fund......................   $   58       $   0 7
Small Cap Value Fund.......................   $  585       $   0 3
Tax Managed Equity Fund....................   $   59       $   0 8
Aggressive Allocation Fund.................   $  206       $   0 9
Balanced Allocation Fund...................   $1,126       $   0 3
Conservative Allocation Fund...............   $  276       $   0 10
Bond Fund..................................   $    0       $   0 11
GNMA Fund..................................   $  302       $   0 12
Intermediate Bond Fund.....................   $   48       $   0 13
Limited Maturity Bond Fund.................   $  553       $   0 3
Total Return Advantage Fund................   $    0 14    *
U.S. Government Income Fund................   $  362       $   0 3
National Tax Exempt Bond Fund..............   $    0 15    *
Ohio Tax Exempt Bond Fund..................   $    0       $   0 7
Money Market Fund..........................   $1,259       $   0 16

* Not in operation during the period.
1 For the period  April 8, 2002  (commencement  of  operations)  through May 31,
  2002.
2 For the period May 1, 2002 (commencement of operations) through May 31, 2002. 3 For the period February 5, 2002 (commencement of operations) through May 31,
  2002.
4 For the period  April 9, 2002  (commencement  of  operations)  through May 31,
  2002.
5 For the period August 13, 2002  (commencement  of operations)  through May 31,
  2003.
6 For the period February 25, 2002 (commencement of operations)  through May 31,
  2002.
7 For the period  April 1, 2002  (commencement  of  operations)  through May 31,
  2002.
8 For the period April 12, 2002  (commencement  of  operations)  through May 31,
  2002.
9 For the period February 20, 2002 (commencement of operations)  through May 31,
  2002.
10For the period February 6, 2002  (commencement of operations)  through May 31,
  2002.
11For the period April 30, 2002  (commencement  of  operations)  through May 31,
  2002.
12For the period April 19, 2002  (commencement  of  operations)  through May 31,
  2002.
13For the period April 18, 2002  (commencement  of  operations)  through May 31,
  2002.
14For the period December 30, 2002 (commencement of operations)  through May 31,
  2002.
15For the period December 16, 2002 (commencement of operations)  through May 31,
  2003.
16For the period April 11, 2002  (commencement  of  operations)  through May 31,
  2002.

         Automatic investment programs such as the Planned Investment Program ("Program") described in the Prospectuses permit an investor to use "dollar cost averaging" in making investments. Under this Program, an agreed upon fixed dollar amount is invested in Fund shares at predetermined intervals. This may help investors to reduce their average cost per share because the Program results in more shares being purchased during periods of lower share prices and fewer shares during periods of higher share prices. In order to be effective, dollar cost averaging should usually be followed on a sustained, consistent basis. Investors should be aware, however, that dollar cost averaging results in purchases of shares regardless of their price on the day of investment or market trends and does not ensure a profit, protect against losses in a declining market, or prevent a loss if an investor ultimately redeems his or her shares at a price which is lower than their purchase price. An investor may want to consider his or her financial ability to continue purchases through periods of low price levels. From time to time, in advertisements, sales literature, communications to shareholders and other materials, the Trust may illustrate the effects of dollar cost averaging through use of or comparison to an index such as the S&P 500 or Lehman Intermediate Government Index.

OFFERING PRICE PER CLASS A SHARE OF THE FUND

         An illustration of the computation of the offering price per Class A Share of the Funds, based on the value of each Fund's net assets and number of outstanding shares on May 31, 2003, is as follows:

                                             INTERNATIONAL      LARGE CAP CORE
                                              EQUITY FUND        EQUITY FUND
Net Assets of A Shares                          $32,344,499       $4,702,991
Outstanding A Shares                              4,056,840          495,662
Net Asset Value Per Share                             $7.97            $9.49
Sales Charge, 5.50% of offering price                 $0.46            $0.55
Offering to Public                                    $8.43           $10.04


                                           LARGE CAP GROWTH        LARGE CAP
                                                 FUND             ULTRA FUND
Net Assets of A Shares                         $136,357,577       $6,624,341
Outstanding A Shares                              8,046,548          828,725
Net Asset Value Per Share                            $16.95            $7.99
Sales Charge, 5.50% of offering price                 $0.99            $0.47
Offering to Public                                   $17.94            $8.46


                                                LARGE CAP           MID CAP
                                                VALUE FUND        GROWTH FUND
Net Assets of A Shares                          $34,207,392      $16,475,782
Outstanding A Shares                              2,437,588        3,008,908
Net Asset Value Per Share                            $14.03            $5.48
Sales Charge, 5.50% of offering price                 $0.82            $0.32
Offering to Public                                   $14.85            $5.80

                                                                S&P 500 INDEX
                                                                     FUND
Net Assets of A Shares                                           $12,571,101
Outstanding A Shares                                               1,517,188
Net Asset Value Per Share                                              $8.29
Sales Charge, 3.75% of offering price                                  $0.32
Offering to Public                                                     $8.61


                                                 SMALL CAP       SMALL CAP
                                                GROWTH FUND      VALUE FUND
Net Assets of A Shares                          $18,813,393     $147,501,562
Outstanding A Shares                              2,477,839        8,654,073
Net Asset Value Per Share                             $7.59           $17.04
Sales Charge, 5.50% of offering price                 $0.44            $0.99
Offering to Public                                    $8.03           $18.03


                                             SMALL/MID CAP       TAX MANAGED
                                               VALUE FUND        EQUITY FUND
Net Assets of A Shares                           $1,298,692      $12,377,011
Outstanding A Shares                                129,176        1,319,822
Net Asset Value Per Share                            $10.05            $9.38
Sales Charge, 5.50% of offering price                 $0.58            $0.55
Offering to Public                                   $10.63            $9.93


                                               AGGRESSIVE         BALANCED
                                             ALLOCATION FUND   ALLOCATION FUND
Net Assets of A Shares                           $2,743,499      $16,515,345
Outstanding A Shares                                334,313        1,953,575
Net Asset Value Per Share                             $8.21            $8.45
Sales Charge, 4.75% of offering price                 $0.41            $0.42
Offering to Public                                    $8.62            $8.87


                                               CONSERVATIVE
                                              ALLOCATION FUND     BOND FUND
Net Assets of A Shares                           $3,048,070      $14,984,535
Outstanding A Shares                                318,587        1,431,828
Net Asset Value Per Share                             $9.57           $10.47
Sales Charge, 4.75% of offering price                 $0.48            $0.52
Offering to Public                                   $10.05           $10.99

                                                                INTERMEDIATE
                                                  GNMA FUND       BOND FUND
Net Assets of A Shares                           $7,534,761      $11,250,139
Outstanding A Shares                                723,941        1,013,044
Net Asset Value Per Share                            $10.41           $11.11
Sales Charge, 4.75% of offering price                 $0.52            $0.55
Offering to Public                                   $10.93           $11.66


                                              LIMITED MATURITY    ULTRA SHORT
                                                  BOND FUND         BOND FUND
Net Assets of A Shares                          $11,368,876         $109,069
Outstanding A Shares                              1,114,350           10,824
Net Asset Value Per Share                            $10.20           $10.08
Sales Charge, 2.75% of offering price                 $0.29            $0.29
Offering to Public                                   $10.49           $10.37


                                               TOTAL RETURN    U.S. GOVERNMENT
                                              ADVANTAGE FUND     INCOME FUND
Net Assets of A Shares                           $4,121,719      $18,066,481
Outstanding A Shares                                374,360        1,887,024
Net Asset Value Per Share                            $11.01            $9.57
Sales Charge, 4.75% of offering price                 $0.55            $0.48
Offering to Public                                   $11.56           $10.05


                                                 MICHIGAN        NATIONAL TAX
                                                 MUNICIPAL          EXEMPT
                                                 BOND FUND        BOND FUND
Net Assets of A Shares                          $14,112,059       $4,442,623
Outstanding A Shares                              1,233,530          417,428
Net Asset Value Per Share                            $11.44           $10.64
Sales Charge, 4.75% of offering price                 $0.57            $0.53
Offering to Public                                   $12.01           $11.17


                                              OHIO TAX EXEMPT    PENNSYLVANIA
                                                BOND FUND    MUNICIPAL BOND FUND
Net Assets of A shares                          $14,859,239       $1,118,172
Outstanding A shares                              1,274,806          101,859
Net Asset Value Per Share                            $11.66           $10.98
Sales Charge, 3.00% of offering price                 $0.36            $0.34
Offering to Public                                   $12.02           $11.32

         An illustration of the computation of the offering price per Class A share of the Small Cap Core Fund, High Yield Bond Fund and Strategic Income Bond Fund, based on the estimated value of the net assets and number of outstanding shares on the commencement dates, are as follows:

                                           SMALL CAP CORE FUND
Net Assets of A Shares                                 $100
Outstanding A Shares                                     10
Net Asset Value Per Share                            $10.00
Sales Charge, 5.50% of offering price                 $0.60
Offering to Public                                   $10.60


                                                 HIGH YIELD         STRATEGIC
                                                 BOND FUND      INCOME BOND FUND
Net Assets of A Shares                                 $100             $100
Outstanding A Shares                                     10               10
Net Asset Value Per Share                            $10.00           $10.00
Sales Charge, 4.75% of offering price                 $0.50            $0.50
Offering to Public                                   $10.50           $10.50


OFFERING PRICE PER CLASS H SHARE OF THE FUND

         An illustration of the computation of the offering price per Class H Share of the Funds, based on the value of each Fund's net assets and number of outstanding shares on May 31, 2003, is as follows:

                                                INTERNATIONAL    LARGE CAP CORE
                                                 EQUITY FUND       EQUITY FUND
Net Assets of H Shares                              $76,423         $128,109
Outstanding H Shares                                  9,861           13,910
Net Asset Value Per Share                             $7.75            $9.21
Sales Charge, 1.00% of offering price                 $0.08            $0.09
Offering to Public                                    $7.83            $9.30


                                                LARGE CAP GROWTH     LARGE CAP
                                                      FUND          ULTRA FUND
Net Assets of H Shares                              $67,923          $15,591
Outstanding H Shares                                  4,142            2,069
Net Asset Value Per Share                            $16.40            $7.54
Sales Charge, 1.00% of offering price                 $0.17            $0.08
Offering to Public                                   $16.57            $7.62

                                                   LARGE CAP
                                                  VALUE FUND
Net Assets of H Shares                             $103,604
Outstanding H Shares                                  7,453
Net Asset Value Per Share                            $13.90
Sales Charge, 1.00% of offering price                 $0.14
Offering to Public                                   $14.04



                                                    MID CAP
                                                 GROWTH FUND  S&P 500 INDEX FUND
Net Assets of H Shares                              $30,990          $48,429
Outstanding H Shares                                  6,750            5,882
Net Asset Value Per Share                             $4.59            $8.23
Sales Charge, 1.00% of offering price                 $0.05            $0.08
Offering to Public                                    $4.64            $8.31


                                                   SMALL CAP        SMALL CAP
                                                  GROWTH FUND       VALUE FUND
Net Assets of H Shares                              $43,377         $922,953
Outstanding H Shares                                  5,917           55,428
Net Asset Value Per Share                             $7.33           $16.65
Sales Charge, 1.00% of offering price                 $0.07            $0.17
Offering to Public                                    $7.40           $16.82


                                                  TAX MANAGED      AGGRESSIVE
                                                  EQUITY FUND    ALLOCATION FUND
Net Assets of H Shares                              $99,209         $602,921
Outstanding H Shares                                 10,908           74,070
Net Asset Value Per Share                             $9.10            $8.14
Sales Charge, 1.00% of offering price                 $0.09            $0.08
Offering to Public                                    $9.19            $8.22


                                                   BALANCED       CONSERVATIVE
                                                ALLOCATION FUND  ALLOCATION FUND
Net Assets of H Shares                             $763,810         $838,507
Outstanding H Shares                                 90,722           87,803
Net Asset Value Per Share                             $8.42            $9.55
Sales Charge, 1.00% of offering price                 $0.09            $0.10
Offering to Public                                    $8.51            $9.65

                                                  BOND FUND        GNMA FUND
Net Assets of H Shares                             $103,414         $394,824
Outstanding H Shares                                  9,909           37,848
Net Asset Value Per Share                            $10.44           $10.43
Sales Charge, 1.00% of offering price                 $0.11            $0.11
Offering to Public                                   $10.55           $10.54


                                                 INTERMEDIATE   LIMITED MATURITY
                                                   BOND FUND        BOND FUND
Net Assets of H Shares                             $221,113       $1,051,279
Outstanding H Shares                                 19,866          103,106
Net Asset Value Per Share                            $11.13           $10.20
Sales Charge, 1.00% of offering price                 $0.11            $0.10
Offering to Public                                   $11.24           $10.30


                                                 TOTAL RETURN    U.S. GOVERNMENT
                                                ADVANTAGE FUND     INCOME FUND
Net Assets of H Shares                              $50,191         $426,893
Outstanding H Shares                                  4,552           44,643
Net Asset Value Per Share                            $11.03            $9.56
Sales Charge, 1.00% of offering price                 $0.11            $0.10
Offering to Public                                   $11.14            $9.66


                                                    MICHIGAN
                                                   MUNICIPAL      NATIONAL TAX
                                                   BOND FUND 1  EXEMPT BOND FUND
Net Assets of H Shares                                 $176           $5,277
Outstanding H Shares                                     16              498
Net Asset Value Per Share                            $11.12           $10.60
Sales Charge, 1.00% of offering price                 $0.11            $0.11
Offering to Public                                   $11.23           $10.71

                                                                  PENNSYLVANIA
                                                OHIO TAX EXEMPT     MUNICIPAL
                                                  BOND FUND         BOND FUND 1
Net Assets of H Shares                             $147,154             $176
Outstanding H Shares                                 12,640               17
Net Asset Value Per Share                            $11.64           $10.35
Sales Charge, 1.00% of offering price                 $0.12            $0.10
Offering to Public                                   $11.76           $10.45

1 Class H Shares of the Michigan Municipal Bond Fund and Pennsylvania Municipal Bond Fund held minimal assets but were not yet offered for sale to the public as of May 31, 2003.

         An illustration of the computation of the offering price per Class H share of the Small Cap Core Fund, Small/Mid Cap Value Fund, High Yield Bond Fund, Strategic Income Bond Fund and Ultra Short Bond Fund, based on the estimated value of the net assets and number of outstanding shares on the commencement dates, are as follows:

                                                SMALL CAP CORE FUND
Net Assets of H Shares                                 $100
Outstanding H Shares                                     10
Net Asset Value Per Share                            $10.00
Sales Charge, 1.00% of offering price                 $0.10
Offering to Public                                   $10.10


                                                 SMALL/MID CAP     HIGH YIELD
                                                   VALUE FUND       BOND FUND
Net Assets of H Shares                                 $100             $100
Outstanding H Shares                                     10               10
Net Asset Value Per Share                            $10.00           $10.00
Sales Charge, 1.00% of offering price                 $0.10            $0.10
Offering to Public                                   $10.10           $10.10

                                                   STRATEGIC       ULTRA SHORT
                                                INCOME BOND FUND     BOND FUND
Net Assets of H Shares                                 $100             $100
Outstanding H Shares                                     10               10
Net Asset Value Per Share                            $10.00           $10.00
Sales Charge, 1.00% of offering price                 $0.10            $0.10
Offering to Public                                   $10.10           $10.10

EXCHANGE PRIVILEGE
-------------------

         Investors may exchange all or part of their Class A Shares, Class B Shares, Class C Class H, or Class R Shares as described in the applicable Prospectus. Any rights an investor may have (or have waived) to reduce the sales load applicable to an exchange, as may be provided in a Prospectus, will apply in connection with any such exchange. The exchange privilege may be modified or terminated at any time upon 60 days' notice to shareholders.

         By use of the exchange privilege, the investor authorizes the Transfer Agent's financial institution or his or her financial institution to act on telephonic, website or written instructions from any person representing himself or herself to be the shareholder and believed by the Transfer Agent or the financial institution to be genuine. The investor or his or her financial institution must notify the Transfer Agent of his or her prior ownership of Class A Shares, Class B Shares, Class C Shares, Class H Shares or Class R shares and the account number. The Transfer Agent's records of such instructions are binding.

                              DESCRIPTION OF SHARES
                              ---------------------

         The Trust is a Massachusetts business trust. The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of shares of beneficial interest and to classify or reclassify any unissued shares of the Trust into one or more additional classes or series by setting or changing in any one or more respects their respective preferences, conversion or other
rights,   voting   powers,   restrictions,    limitations   as   to   dividends,
qualifications, and terms and conditions of redemption. Pursuant to such authority, the Board of Trustees has authorized the issuance of the classes or series of shares set forth in the Prospectuses, including classes or series, which represent interests in the Funds as follows, and as further described in this SAI and the related Prospectuses:

International Equity Fund
         Class U                                              Class I Shares
         Class U - Special Series 1                           Class A Shares
         Class U - Special Series 2                           Class B Shares
         Class U - Special Series 3                           Class C Shares
         Class U - Special Series 4                           Class H Shares
         Class U - Special Series 5                           Class R Shares
Large Cap Core Equity Fund
         Class W                                              Class I Shares
         Class W - Special Series 1                           Class A Shares
         Class W - Special Series 2                           Class B Shares
         Class W - Special Series 3                           Class C Shares
         Class W - Special Series 4                           Class H Shares
         Class W - Special Series 5                           Class R Shares

Large Cap Growth Fund
         Class H                                              Class I Shares
         Class H - Special Series 1                           Class A Shares
         Class H - Special Series 2                           Class B Shares
         Class H - Special Series 3                           Class C Shares
         Class H - Special Series 4                           Class H Shares
         Class H - Special Series 5                           Class R Shares
Large Cap Ultra Fund
         Class II                                             Class I Shares
         Class II - Special Series 1                          Class A Shares
         Class II - Special Series 2                          Class B Shares
         Class II - Special Series 3                          Class C Shares
         Class II - Special Series 4                          Class H Shares
         Class II - Special Series 5                          Class R Shares
Large Cap Value Fund
         Class M                                              Class I Shares
         Class M - Special Series 1                           Class A Shares
         Class M - Special Series 2                           Class B Shares
         Class M - Special Series 3                           Class C Shares
         Class M - Special Series 4                           Class H Shares
         Class M - Special Series 5                           Class R Shares
Mid Cap Growth Fund
         Class GG                                             Class I Shares
         Class GG - Special Series 1                          Class A Shares
         Class GG - Special Series 2                          Class B Shares
         Class GG - Special Series 3                          Class C Shares
         Class GG - Special Series 4                          Class H Shares
         Class GG - Special Series 5                          Class R Shares
S&P 500 Index Fund
         Class V                                              Class I Shares
         Class V - Special Series 1                           Class A Shares
         Class V - Special Series 2                           Class B Shares
         Class V - Special Series 3                           Class C Shares
         Class V - Special Series 4                           Class H Shares
         Class V - Special Series 5                           Class R Shares
Small Cap Core Fund
         Class EEE                                            Class I Shares
         Class EEE - Special Series 1                         Class A Shares
         Class EEE - Special Series 2                         Class B Shares
         Class EEE - Special Series 3                         Class C Shares
         Class EEE - Special Series 4                         Class H Shares
         Class EEE - Special Series 5                         Class R Shares

Small Cap Growth Fund
         Class X                                              Class I Shares
         Class X - Special Series 1                           Class A Shares
         Class X - Special Series 2                           Class B Shares
         Class X - Special Series 3                           Class C Shares
         Class X - Special Series 4                           Class H Shares
         Class X - Special Series 5                           Class R Shares
Small Cap Value Fund
         Class N                                              Class I Shares
         Class N - Special Series 1                           Class A Shares
         Class N - Special Series 2                           Class B Shares
         Class N - Special Series 3                           Class C Shares
         Class N - Special Series 4                           Class H Shares
         Class N - Special Series 5                           Class R Shares
Small/Mid Cap Value Fund
         Class PP                                             Class I Shares
         Class PP - Special Series 1                          Class A Shares
         Class PP - Special Series 2                          Class B Shares
         Class PP - Special Series 3                          Class C Shares
         Class PP - Special Series 4                          Class H Shares
         Class PP - Special Series 5                          Class R Shares
Tax Managed Equity Fund
         Class Z                                              Class I Shares
         Class Z - Special Series 1                           Class A Shares
         Class Z - Special Series 2                           Class B Shares
         Class Z - Special Series 3                           Class C Shares
         Class Z - Special Series 4                           Class H Shares
         Class Z - Special Series 5                           Class R Shares
Aggressive Allocation Fund
         Class NN                                             Class I Shares
         Class NN - Special Series 1                          Class A Shares
         Class NN - Special Series 2                          Class B Shares
         Class NN - Special Series 3                          Class C Shares
         Class NN - Special Series 4                          Class H Shares
         Class NN - Special Series 5                          Class R Shares
Balanced Allocation Fund
         Class AA                                             Class I Shares
         Class AA - Special Series 1                          Class A Shares
         Class AA - Special Series 2                          Class B Shares
         Class AA - Special Series 3                          Class C Shares
         Class AA - Special Series 4                          Class H Shares
         Class AA - Special Series 5                          Class R Shares
Conservative Allocation Fund
         Class OO                                             Class I Shares
         Class OO - Special Series 1                          Class A Shares
         Class OO - Special Series 2                          Class B Shares

         Class OO - Special Series 3                          Class C Shares
         Class OO - Special Series 4                          Class H Shares
         Class OO - Special Series 5                          Class R Shares
Bond Fund
         Class R                                              Class I Shares
         Class R - Special Series 1                           Class A Shares
         Class R - Special Series 2                           Class B Shares
         Class R - Special Series 3                           Class C Shares
         Class R - Special Series 4                           Class H Shares
         Class R - Special Series 5                           Class R Shares
GNMA Fund
         Class S                                              Class I Shares
         Class S - Special Series 1                           Class A Shares
         Class S - Special Series 2                           Class B Shares
         Class S - Special Series 3                           Class C Shares
         Class S - Special Series 4                           Class H Shares
High Yield Bond Fund
         Class QQ                                             Class I Shares
         Class QQ - Special Series 1                          Class A Shares
         Class QQ - Special Series 2                          Class B Shares
         Class QQ - Special Series 3                          Class C Shares
         Class QQ - Special Series 4                          Class H Shares
         Class QQ - Special Series 5                          Class R Shares
Intermediate Bond Fund
         Class I                                              Class I Shares
         Class I - Special Series 1                           Class A Shares
         Class I - Special Series 2                           Class B Shares
         Class I - Special Series 3                           Class C Shares
         Class I - Special Series 4                           Class H Shares
         Class I - Special Series 5                           Class R Shares
Limited Maturity Bond Fund
         Class O                                              Class I Shares
         Class O - Special Series 1                           Class A Shares
         Class O - Special Series 2                           Class B Shares
         Class O - Special Series 3                           Class C Shares
         Class O - Special Series 4                           Class H Shares
         Class O - Special Series 5                           Class R Shares
Strategic Income Bond Fund
         Class MM                                             Class I Shares
         Class MM - Special Series 1                          Class A Shares
         Class MM - Special Series 2                          Class B Shares
         Class MM - Special Series 3                          Class C Shares
         Class MM - Special Series 4                          Class H Shares
         Class MM - Special Series 5                          Class R Shares

Total Return Advantage Fund
         Class P                                              Class I Shares
         Class P - Special Series 1                           Class A Shares
         Class P - Special Series 2                           Class B Shares
         Class P - Special Series 3                           Class C Shares
         Class P - Special Series 4                           Class H Shares
         Class P - Special Series 5                           Class R Shares
Ultra Short Bond Fund
         Class SS                                             Class I Shares
         Class SS - Special Series 1                          Class A Shares
         Class SS - Special Series 2                          Class B Shares
         Class SS - Special Series 3                          Class C Shares
         Class SS - Special Series 4                          Class H Shares
         Class SS - Special Series 5                          Class R Shares
U.S. Government Income Fund
         Class DD                                             Class I Shares
         Class DD - Special Series 1                          Class A Shares
         Class DD - Special Series 2                          Class B Shares
         Class DD - Special Series 3                          Class C Shares
         Class DD - Special Series 4                          Class H Shares
         Class DD - Special Series 5                          Class R Shares
Michigan Municipal Bond Fund
         Class HH                                             Class I Shares
         Class HH - Special Series 1                          Class A Shares
         Class HH - Special Series 2                          Class B Shares
         Class HH - Special Series 3                          Class C Shares
         Class HH - Special Series 4                          Class H Shares
National Tax Exempt Bond Fund
         Class L                                              Class I Shares
         Class L - Special Series 1                           Class A Shares
         Class L - Special Series 2                           Class B Shares
         Class L - Special Series 3                           Class C Shares
         Class L - Special Series 4                           Class H Shares
Ohio Tax Exempt Bond Fund
         Class K                                              Class I Shares
         Class K - Special Series 1                           Class A Shares
         Class K - Special Series 2                           Class B Shares
         Class K - Special Series 3                           Class C Shares
         Class K - Special Series 4                           Class H Shares
Pennsylvania Municipal Bond Fund
         Class T                                              Class I Shares
         Class T - Special Series 1                           Class A Shares
         Class T - Special Series 2                           Class B Shares
         Class T - Special Series 3                           Class C Shares
         Class T - Special Series 4                           Class H Shares

Government Money Market Fund
         Class B                                              Class I Shares
         Class B - Special Series 1                           Class A Shares
Money Market Fund
         Class A                                              Class I Shares
         Class A - Special Series 1                           Class A Shares
         Class A - Special Series 2                           Class B Shares
         Class A - Special Series 3                           Class C Shares
         Class A - Special Series 4                           Class H Shares
         Class A - Special Series 5                           Class R Shares
Ohio Municipal Money Market Fund
         Class BB                                             Class I Shares
         Class BB - Special Series 1                          Class A Shares
Pennsylvania Tax Exempt Money Market Fund
         Class Q                                              Class I Shares
         Class Q - Special Series 1                           Class A Shares
Tax Exempt Money Market Fund
         Class D                                              Class I Shares
         Class D- Special Series 1                            Class A Shares
         Class D- Special Series 2                            Class B Shares
Treasury Money Market Fund
         Class C                                              Class I Shares
         Class C - Special Series 1                           Class A Shares
Treasury Plus Money Market Fund
         Class CC                                             Class I Shares
         Class CC - Special Series 1                          Class A Shares


         Shares have no preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses, the Fund's shares will be fully paid and non-assessable. In the event of a liquidation or dissolution of the Trust or an individual Fund, shareholders of a Fund are entitled to receive the assets available for distribution belonging to the particular Fund, and a proportionate distribution, based upon the relative asset values of the respective Funds, of any general assets of the Trust not belonging to any particular Fund which are available for distribution.

         Rule 18f-2 under the 1940 Act provides that any matter required by the 1940 Act, applicable state law, or otherwise, to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each investment fund affected by such matter. Rule 18f-2 further provides that an investment fund is affected by a matter unless the interests of each fund in the matter are substantially identical or the matter does not affect any interest of the fund. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to an investment fund only if approved by a majority of the outstanding shares of such fund. However, the Rule also provides that the ratification of the appointment of independent public accountants, the approval of principal underwriting contracts, and the election of trustees may be effectively acted upon by shareholders of the Trust voting together in the aggregate without regard to a particular fund. In addition, shareholders of each class in a particular investment fund have equal voting rights except that only Class I Shares and Class A Shares of an investment fund will be entitled to vote on matters submitted to a vote of shareholders (if any) relating to a distribution plan for such shares, only Class B Shares of a Fund will be entitled to vote on matters relating to a distribution plan with respect to Class B Shares, only Class C Shares of a Fund will be entitled to vote on matters relating to a distribution plan with respect to Class C Shares, only Class H Shares of a Fund will be entitled to vote on matters relating to a distribution plan with respect to Class H Shares and only Class R Shares of a Fund will be entitled to vote on matters relating to a distribution plan with respect to Class R Shares.

         Although the following types of transactions are normally subject to shareholder approval, the Board of Trustees may, under certain limited circumstances, (a) sell and convey the assets of an investment fund to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of such fund involved to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (b) sell and convert an investment fund's assets into money and, in connection therewith, to cause all outstanding shares of such fund involved to be redeemed at their net asset value; or (c) combine the assets belonging to an investment fund with the assets belonging to another investment fund of the Trust, if the Board of Trustees reasonably determines that such combination will not have a material adverse effect on shareholders of any fund participating in such combination, and, in connection therewith, to cause all outstanding shares of any fund to be redeemed at their net asset value or converted into shares of another class of the Trust at net asset value. In the event that shares are redeemed in cash at their net asset value, a shareholder may receive in payment for such shares an amount that is more or less than his or her original investment due to changes in the market prices of the fund's securities. The exercise of such authority by the Board of Trustees will be subject to the provisions of the 1940 Act, and the Board of Trustees will not take any action described in this paragraph unless the proposed action has been disclosed in writing to the fund's shareholders at least 30 days prior thereto.

                     ADDITIONAL INFORMATION CONCERNING TAXES
                     ---------------------------------------

         The following summarizes certain additional tax considerations generally affecting the Trust and its shareholders that are not described in the Prospectuses. No attempt is made to present a detailed explanation of the tax treatment of the Trust or its shareholders or possible legislative changes, and the discussion here and in the Prospectuses is not intended as a substitute for careful tax planning. Potential investors should consult their tax advisers with specific reference to their own tax situation.

         Each Fund of the Trust will be treated as a separate corporate entity under the Code, and intends to qualify and continue to qualify as a regulated investment company. In order to qualify and continue to qualify for tax treatment as a regulated investment company under the Code, at the end of each quarter of its taxable year, (i) at least 50% of the market value of a Fund's total assets will be invested in cash, U.S. Government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of its total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets will be invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies). In addition a Fund must satisfy certain requirements with respect to the source of its income during a taxable year. At least 90% of the gross income of the Fund must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stocks, securities or foreign currencies, and other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to the Fund's business of investing in such stock, securities or currencies. The Treasury Department may by regulation exclude from qualifying income foreign currency gains which are not directly related to the Fund's principal business of investing in stock or securities, or options and futures with respect to stock or securities. Any income derived by the Fund from a partnership or trust is treated as derived with respect to the Fund's business of investing in stock, securities or currencies only to the extent that such income is attributable to items of income which would have been qualifying income if realized by the Fund in the same manner as by the partnership or trust.

         A 4% non-deductible excise tax is imposed on regulated investment companies that fail to currently distribute with respect to each calendar year at least 98% of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income each calendar year to avoid liability for this excise tax.

         If for any taxable year a Fund does not qualify for federal tax treatment as a regulated investment company, all of the Fund's net taxable investment income will be subject to federal and, potentially, state income tax at regular corporate rates without any deduction for distributions to its shareholders. In such event, dividend distributions (including amounts derived from interest on Municipal Securities) would be taxable to a Fund's shareholders to the extent of the Fund's current and accumulated earnings and profits.

         A Fund may be required in certain cases to withhold and remit to the U.S. Treasury a percentage of taxable dividends or gross proceeds realized upon sale paid to shareholders who have failed to provide a correct tax identification number in the manner required, or who are subject to withholding by the Internal Revenue Service for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are "exempt recipients." For 2003, the withholding rate is 28%.

         The tax principles applicable to transactions in financial instruments and futures contracts and options that may be engaged in by a Fund, and investments in passive foreign investment companies ("PFICs"), are complex and, in some cases, uncertain. Such transactions and investments may cause a Fund to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income. In addition, in the case of any shares of a PFIC in which a Fund invests, the Fund may be liable for corporate-level tax on any ultimate gain or distributions on the shares if the Fund fails to make an election to recognize income annually during the period of its ownership of the shares.

         Although each Fund expects to qualify as a regulated investment company and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located, or in which it is otherwise deemed to be conducting business, a Fund may be subject to the tax laws of such states or localities.

ADDITIONAL TAX INFORMATION CONCERNING THE TAX-FREE BOND FUNDS AND THE OHIO MUNICIPAL MONEY MARKET, PENNSYLVANIA TAX EXEMPT MONEY MARKET AND TAX EXEMPT MONEY MARKET FUNDS.

         As described above and in the Prospectuses, the Tax-Free Bond Funds and the Ohio Municipal Money Market, Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Funds are designed to provide investors with tax-exempt interest income. The Funds are not intended to constitute a balanced investment program and are not designed for investors seeking capital appreciation or maximum tax-exempt income irrespective of fluctuations in principal. Shares of the Funds would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and IRAs since such plans and accounts are generally tax-exempt and, therefore, would not gain any additional benefit from the Funds' dividends being tax-exempt.

         The policy of the Funds is to pay each year as federal exempt-interest dividends substantially all the Funds' Municipal Securities interest income net of certain deductions. In order for the Funds to pay federal exempt-interest dividends with respect to any taxable year, at the close of each taxable quarter at least 50% of the aggregate value of their respective portfolios must consist of tax-exempt obligations. An exempt-interest dividend is any dividend or part thereof (other than a capital gain dividend) paid by a Fund and designated as an exempt-interest dividend in a written notice mailed to shareholders not later than 60 days after the close of the Fund's taxable year. However, the aggregate amount of dividends so designated by the Funds cannot exceed the excess of the amount of interest exempt from tax under Section 103 of the Code received by the Funds during the taxable year over any amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code. The percentage of total dividends paid by the Funds with respect to any taxable year which qualifies as federal exempt-interest dividends will be the same for all shareholders receiving dividends from the Funds with respect to such year.

         Shareholders are advised to consult their tax advisers with respect to whether exempt-interest dividends would retain the exclusion under Section 103(a) if the shareholder would be treated as a "substantial user" or a "related person" to such user with respect to facilities financed through any of the tax-exempt obligations held by the Funds. A "substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his or her trade or business and whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, or who occupies more than 5% of the usable area of such facilities or for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. A "related person" includes certain related natural persons, affiliated corporations, partners and partnerships, and S corporations and their shareholders.

ADDITIONAL TAX INFORMATION CONCERNING THE OHIO TAX EXEMPT BOND AND OHIO MUNICIPAL MONEY MARKET FUNDS

         The Ohio Tax Exempt Bond and Ohio Municipal Money Market Funds are not subject to the Ohio personal income or school district or municipal income taxes in Ohio. The Funds are not subject to the Ohio corporation franchise tax or the Ohio dealers in intangibles tax, provided that, if there is a sufficient nexus between the State of Ohio and such entity that would enable the State to tax such entity, the Funds timely file the annual report required by Section 5733.09 of the Ohio Revised Code. The Ohio Tax Commissioner has waived the annual filing requirement for every tax year since 1990, the first year to which such requirement applied.

         Shareholders of the Funds otherwise subject to Ohio personal income tax or municipal or school district income taxes in Ohio imposed on individuals and estates will not be subject to such taxes on distributions with respect to shares of the Funds ("Distributions") to the extent that such Distributions are properly attributable to interest on or gain from the sale of Ohio Municipal Securities.

         Shareholders otherwise subject to the Ohio corporation franchise tax will not be required to include Distributions in their tax base for purposes of calculating the Ohio corporation franchise tax on the net income basis to the extent that such Distributions either (a) are properly attributable to interest on or gain from the sale of Ohio Municipal Securities, (b) represent
"exempt-interest dividends" for federal income tax purposes, or (c) are described in both (a) and (b). Shares of the Fund will be included in a shareholder's tax base for purposes of computing the Ohio corporation franchise tax on the net worth basis.

         Distributions that consist of interest on obligations of the United States or its territories or possessions or of any authority, commission, or instrumentality of the United States that is exempt from state income taxes under the laws of the United States (including obligations issued by the governments of Puerto Rico, the Virgin Islands or Guam and their authorities or municipalities) ("Territorial Obligations") are exempt from the Ohio personal income tax, and municipal and school district income taxes in Ohio, and, provided, in the case of Territorial Obligations, such interest is excluded from gross income for federal income tax purposes, are excluded from the net income base of the Ohio corporation franchise tax.

         It is assumed for purposes of this discussion of Ohio taxes that each Fund will continue to qualify as a regulated investment company under the Code, and that at all times at least 50% of the value of the total assets of the Fund consists of Ohio Municipal Securities or similar obligations of other states or their subdivisions.

ADDITIONAL TAX INFORMATION CONCERNING THE PENNSYLVANIA MUNICIPAL BOND AND PENNSYLVANIA TAX EXEMPT MONEY MARKET FUNDS

         Shareholders of the Pennsylvania Municipal Bond Fund and the Pennsylvania Tax Exempt Money Market Fund will not be subject to Pennsylvania Personal Income Tax on distributions from the Fund attributable to interest income from Pennsylvania Municipal Securities held by the Fund. The exemption from Pennsylvania Personal Income Tax also will extend to interest on obligations of the United States, its territories and certain of its agencies and instrumentalities (collectively, "Federal Securities"). In addition, shareholders of the Fund who are Philadelphia residents will not be subject to the Philadelphia School District Net Income Tax on distributions from the Fund attributable to interest income from Pennsylvania.

         Distributions derived from investments other than Pennsylvania Municipal Securities and Federal Securities and distributions from net realized capital gains will be subject to the Pennsylvania Personal Income Tax and the Philadelphia School District Tax, except that distributions attributable to capital gains on investments held by the Fund for more than six months are not subject to the Philadelphia School District Tax. Gain on the disposition of a share of the Pennsylvania Municipal Bond Fund will be subject to Pennsylvania Personal Income Tax and the School District Tax, except that gain realized with respect to a share held for more than six months is not subject to the School District Tax.

                                    * * * * *

         The foregoing is only a summary of some of the important tax considerations generally affecting purchasers of shares of the Funds. No attempt has been made to present a detailed explanation of the federal income tax treatment of the Funds or their shareholders or of state tax treatment of the Funds or their shareholders, and this discussion is not intended as a substitute for careful tax planning. Accordingly potential purchasers of shares of the Funds are urged to consult their own tax advisers with specific reference to their own tax situation. In addition, the foregoing discussion is based on tax laws and regulations which are in effect on the date of this SAI. Such laws and regulations may be changed by legislative or administrative action.

                              TRUSTEES AND OFFICERS
                              ---------------------

         The business and affairs of the Trust are managed under the direction of the Trust's Board of Trustees in accordance with the laws of the Commonwealth of Massachusetts and the Trust's Declaration of Trust. Information pertaining to the trustees and officers of the Trust is set forth below. Trustees who are not deemed to be "interested persons" of the Trust as defined in the 1940 Act are referred to as "Independent Trustees." Trustees who are deemed to be "interested persons" of the Trust are referred to as "Interested Trustees."


                                                                                               Number of
                                                   Length of                                 Portfolios in
                                 Position(s)       Time                                      Fund Complex 3
        Name, Address 1,          Held with        Served in     Principal Occupation(s)      Overseen by      Other Directorships
     Date of Birth and Age        the Trust        Position 2      During Past 5 Years          Trustee          Held by Trustee 4
------------------------------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
--------------------
Robert D. Neary                  Chairman of         Since     Retired Co-Chairman of             37      Director, Strategic
Date of Birth:                   the Board and     February    Ernst & Young, April 1984                  Distribution, Inc., since
9/30/33                          Trustee             1996      to September 1993.                         January 1999; Director,
Age: 70                                                                                                   Commercial Metals Company,
                                                                                                          since March 2001.

John F. Durkott                  Trustee             Since     President and Chief                37      None
Date of Birth:                                   November 1993 Executive Officer,
7/11/44                                                        Kittle's Home Furnishings
Age: 59                                                        Center, Inc., since
                                                               January 1982; Partner,
                                                               Kittle's Bloomington
                                                               Properties LLC, since
                                                               January 1981; Partner, KK&D
                                                               LLC, since January 1989;
                                                               Partner, KK&D II LLC, since
                                                               February 1998 (affiliated
                                                               real estate companies of
                                                               Kittle's Home Furnishings
                                                               Center, Inc.).

Robert J. Farling                Trustee             Since     Retired Chairman,                  37         None
Date of Birth:                                   November 1997 President and Chief
12/4/36                                                        Executive Officer,
Age:  66                                                       Centerior  Energy
                                                               (electric utility), March
                                                               1992 to October 1997.

Richard W. Furst                 Trustee             Since     Dean Emeritus, Gatton              37         None
Date of Birth:                                     June 1990   College of Business and
9/13/38                                                        Economics, University of
Age:  65                                                       Kentucky, since June 2003;
                                                               Garvice D. Kincaid
                                                               Professor of Finance,
                                                               since 1981; Dean, Gatton
                                                               College of Business and
                                                               Economics, University of
                                                               Kentucky, 1981-June 2003.

Gerald L. Gherlein               Trustee             Since     Retired Executive                  37         None
Date of Birth:  2/16/38                              July      Vice-President and General
Age:  65                                             1997      Counsel, Eaton Corporation
                                                               (global manufacturing),
                                                               1991 to March 2000.


                                                                                               Number of
                                                   Length of                                 Portfolios in
                                 Position(s)       Time                                      Fund Complex 3
        Name, Address 1,          Held with        Served in     Principal Occupation(s)      Overseen by      Other Directorships
     Date of Birth and Age        the Trust        Position 2      During Past 5 Years          Trustee          Held by Trustee 4
------------------------------------------------------------------------------------------------------------------------------------
Kathleen A. Obert                Trustee             Since     Chairman and CEO, Edward           37         None
Date of Birth:  8/3/58                            August 2002  Howard & Co. (public
Age:  45                                                       relations agency), since
                                                               2001; CEO, Edward Howard &
                                                               Co., 2000-2001; VP/Senior
                                                               VP, Edward Howard & Co.,
                                                               1992-2000.

J. William Pullen                Trustee           Since May   President and Chief                37         None
Date of Birth:  4/24/39                              1993      Executive Officer, Whayne
Age:  64                                                       Supply Co. (engine and
                                                               heavy equipment
                                                               distribution), since 1986.



                                                                                               Number of
                                                   Length of                                 Portfolios in
                                 Position(s)       Time                                      Fund Complex 3
        Name, Address 1,          Held with        Served in     Principal Occupation(s)      Overseen by      Other Directorships
     Date of Birth and Age        the Trust        Position 2      During Past 5 Years          Trustee          Held by Trustee 4
------------------------------------------------------------------------------------------------------------------------------------
INTERESTED TRUSTEES
John G. Breen 5                  Trustee             Since     Retired Chairman and CEO,          37    Director, The Sherwin
Date of Birth:  7/21/34                           August 2002  The Sherwin Williams Co.,                Williams Co.; Director,
Age:  69                                                       until May 2000.                          Parker Hannifin Corp.;
                                                                                                        Director, Mead Westvaco
                                                                                                        Corp.; Director, Goodyear
                                                                                                        Tire & Rubber Co.; Director,
                                                                                                        The Stanley Works

Herbert R. Martens, Jr. 5        President and       Since     Executive Vice President,          37            None
Date of Birth:  8/6/52           Trustee         November 1997 National City Corporation
Age:  51                                                       (bank holding company),
                                                               since July 1997; Chairman
                                                               and CEO, NatCity
                                                               Investments, Inc.
                                                               (investment banking),
                                                               since July 1995.

OFFICERS
--------

Kathleen T. Barr 6               Senior Vice         Since     Senior Vice President              N/A           N/A
1900 E. 9th Street, 22nd Floor   President and     February    (formerly Vice President)
Cleveland, OH  44114             Compliance          2003      and Managing Director of
Date of Birth: 5/2/55            Officer                       Armada Funds Group,
Age:  48                                                       National City Bank, since
                                                               June 1999; Managing
                                                               Director, National City
                                                               Investment Management
                                                               Company, since May 1996.

W. Bruce McConnel 7              Secretary           Since     Partner,  Drinker Biddle &         N/A           N/A
One Logan Square                                     August    Reath LLP, Philadelphia,
18th and Cherry Streets                               1985     Pennsylvania (law firm)
Philadelphia, PA 19103-6996
Date of Birth:  2/7/43
Age:  60

Dennis J. Westley 7              Treasurer           Since     Vice President and                 N/A           N/A
103 Bellevue Parkway                               May 2003    Managing Director,
Wilmington, DE 19809                                           Accounting and
Date of Birth: 4/16/59                                         Administration, PFPC Inc.,
Age:  44                                                       since July 2001; Vice
                                                               President and Accounting
                                                               Director, PFPC Inc., 1997
                                                               to 2001.

1 Each trustee can be  contacted  by writing to National  City Bank,  c/o Michael
  Nanosky, 1900 East 9th Street, 22nd Floor, Cleveland, OH 44114.

2 Each trustee  holds office  until the next  meeting of  shareholders  at which trustees are elected following his election or appointment and until his successor has been elected and qualified.
3 The "Fund Complex" consists of all registered  investment  companies for which the Adviser or any of its affiliates serves as investment adviser. The number of portfolios overseen by the trustees includes 32 portfolios of the Trust and 5 portfolios of The Armada Advantage Fund that are offered for sale as of the date of this SAI. The trustees have authorized additional portfolios that have not yet been made available to investors.
4 Includes  directorships of companies  required to report to the Securities and
  Exchange Commission under the Securities Exchange Act of 1934 (i.e., "public companies") or other investment companies registered under the 1940 Act. In addition to the Trust, each trustee serves as a trustee of The Armada Advantage Fund. Mr. Neary and Mr. Martens also serve as Chairman and President, respectively, of The Armada Advantage Fund.
5 Mr. Breen is considered to be an  "interested  person" of the Trust as defined in the 1940 Act because he owns shares of common stock of National City Corporation ("NCC"), the indirect parent company of the Adviser. Mr. Martens is considered to be an "interested person" of the Trust because (1) he is an Executive Vice President of NCC, (2) he owns shares of common stock and options to purchase common stock of NCC, and (3) he is the Chief Executive Officer of NatCity Investments, Inc., a broker-dealer affiliated with the Adviser.
6 Ms. Barr also serves as Senior Vice  President and  Compliance  Officer of The
  Armada Advantage Fund. She previously served as Assistant Treasurer and Compliance Officer of the Trust and The Armada Advantage Fund from August 2002 until February 2003.
7 Mr.   McConnel  and  Mr.  Westley  also  serve  as  Secretary  and  Treasurer, respectively, of The Armada Advantage Fund.

         Mr. Martens serves as Executive Vice President of NCC, the indirect parent of the Adviser, and as President and Chief Executive Officer of NatCity Investments, Inc., which is under common control with the Adviser. Mr. McConnel is a partner of the law firm Drinker Biddle & Reath LLP, which serves as counsel to the Trust.

BOARD COMMITTEES

         The Board of Trustees has established two committees, i.e., Audit Committee and Nominating Committee.

         The Audit Committee consists of all trustees who are not "interested persons" of the Trust as defined in the 1940 Act. The Audit Committee generally oversees the Trust's accounting and financial reporting process. Among its responsibilities, the Audit Committee annually determines the engagement and compensation of the Trust's independent auditors, reviews and approves the audit and non-audit services performed by the independent auditors, evaluates the adequacy of the Trust's internal financial and disclosure controls, oversees the audit process and reviews with the auditors the scope and results of the audit of the Trust's financial statements. The Audit Committee was established on May 22, 2003 and held no formal meetings during the last fiscal year.

         The Nominating Committee includes all trustees who are not "interested persons" of the Trust as defined in the 1940 Act. The Nominating Committee is responsible for nominating individuals who are not "interested persons" of the Trust to fill any vacancies on the Board. The Nominating Committee held no meetings during the last fiscal year. The Nominating Committee has not set any procedures pursuant to which the Trust's security holders can submit nominees for consideration for Board vacancies.

TRUSTEE OWNERSHIP OF FUND SHARES

         The following table shows the dollar range of shares beneficially owned by each Trustee in the Funds and the Armada fund family in the aggregate as of December 31, 2002.

INDEPENDENT TRUSTEES

------------------------------------------------------------------------------------------------------------------------
                                                                                         AGGREGATE DOLLAR RANGE OF
                                                                                          EQUITY SECURITIES IN ALL
                                                        DOLLAR RANGE OF              PORTFOLIOS IN ARMADA FUND FAMILY 2
NAME OF TRUSTEE/FUND                             EQUITY SECURITIES IN THE FUNDS 1          OVERSEEN BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------
ROBERT D. NEARY                                                                                 Over $100,000
------------------------------------------------------------------------------------------------------------------------
   Ohio Tax Exempt Bond Fund                              Over $100,000
------------------------------------------------------------------------------------------------------------------------
   Ohio Municipal Money Market Fund                       Over $100,000
------------------------------------------------------------------------------------------------------------------------
JOHN F. DURKOTT                                                                                  $1-$10,000
------------------------------------------------------------------------------------------------------------------------
   Large Cap Growth Fund                                   $1-$10,000
------------------------------------------------------------------------------------------------------------------------
ROBERT J. FARLING                                                                               Over $100,000
------------------------------------------------------------------------------------------------------------------------
   International Equity Fund                             $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Large Cap Growth Fund                                  Over $100,000
------------------------------------------------------------------------------------------------------------------------
   Large Cap Ultra Fund                                  $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Large Cap Value Fund                                  $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Mid Cap Growth Fund                                   $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                                    $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Small Cap Growth Fund                                 $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                                  $10,001-$50,000
   Tax Managed Equity Fund                               $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   GNMA Fund                                             $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Government Money Market Fund                          $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
RICHARD W. FURST                                                                               $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Large Cap Core Equity Fund                              $1-$10,000
------------------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                                   $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                                    $1-$10,000
------------------------------------------------------------------------------------------------------------------------
   Tax Managed Equity Fund                              $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Total Return Advantage Fund                             $1-$10,000
------------------------------------------------------------------------------------------------------------------------

GERALD L. GHERLEIN                                                                              Over $100,000
------------------------------------------------------------------------------------------------------------------------
   International Equity Fund                             $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                                    $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Small Cap Growth Fund                                 $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                                  $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Tax Managed Equity Fund                               $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   National Tax Exempt Bond Fund                         $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Money Market Fund                                      Over $100,000
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                                         AGGREGATE DOLLAR RANGE OF
                                                                                          EQUITY SECURITIES IN ALL
                                                        DOLLAR RANGE OF              PORTFOLIOS IN ARMADA FUND FAMILY 2
NAME OF TRUSTEE/FUND                             EQUITY SECURITIES IN THE FUNDS 1          OVERSEEN BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------
J. WILLIAM PULLEN                                                                               Over $100,000
------------------------------------------------------------------------------------------------------------------------
   International Equity Fund                             $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Large Cap Core Equity Fund                            $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Large Cap Growth Fund                                   $1-$10,000
------------------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                                    $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Small Cap Growth Fund                                 $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                                  $10,001-$50,000
------------------------------------------------------------------------------------------------------------------------

INTERESTED TRUSTEE

------------------------------------------------------------------------------------------------------------------------
                                                                                         AGGREGATE DOLLAR RANGE OF
                                                                                          EQUITY SECURITIES IN ALL
                                                        DOLLAR RANGE OF              PORTFOLIOS IN ARMADA FUND FAMILY 2
NAME OF TRUSTEE/FUND                             EQUITY SECURITIES IN THE FUNDS 1          OVERSEEN BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------
JOHN G. BREEN                                                                                   Over $100,000
------------------------------------------------------------------------------------------------------------------------
    Money Market Fund                                     Over $100,000
------------------------------------------------------------------------------------------------------------------------
HERBERT R. MARTENS, JR.                                                                          $1-$10,000
------------------------------------------------------------------------------------------------------------------------
    Bond Fund                                              $1-$10,000
------------------------------------------------------------------------------------------------------------------------
    Money Market Fund                                      $1-$10,000
------------------------------------------------------------------------------------------------------------------------

1   Includes the value of shares beneficially owned by each trustee in each Fund as of December 31, 2002
2   Includes the Trust and The Armada Advantage Fund.

         As of September 5, 2003, the Trustees and officers of the Trust as a group owned beneficially 1.39% of Class I Shares of the Ohio Tax Exempt Bond Fund. Otherwise, the Trustees and officers as a group owned beneficially less than 1% of each class of the outstanding shares of each of the Funds of the Trust, and less than 1% of the outstanding shares of all of the Funds of the Trust in the aggregate.

CERTAIN INTERESTS OF INDEPENDENT TRUSTEES

         Mr. Durkott serves as President and Chief Executive Officer of Kittle's Home Furnishings Center, Inc. ("Kittle's"). Kittle's has a $10 million line of credit open with National City Bank - Indiana, which is under common control with the Adviser. The line of credit is used for working capital purposes. The highest amount outstanding on the line of credit during the period January 1, 2001 through December 31, 2002 was $4 million. The balance outstanding as of December 31, 2002 was $1.2 million. Interest is charged at a fluctuating rate equal to National City Bank's prime rate or at a rate equal to LIBOR plus a margin determined in accordance with a schedule based upon Kittle's financial performance. Mr. Durkott may be deemed to have a material indirect interest in the line of credit.

         Edward Howard & Co. ("EH&C"), of which Ms. Obert serves as Chairman and Chief Executive Officer, entered into an agreement in August 2002 with National City Bank, the indirect parent of the Adviser, to provide public relations and media relations consulting services for the bank's operations in the Dayton, Ohio area over a period of five months ending December 31, 2002. EH&C received fees of $48,000 for this engagement. In addition, EH&C undertakes occasional media training and other public relations projects for National City Bank. From September 2002 through January 2003, EH&C earned $38,000 in fees for these services. EH&C expects to be engaged for similar projects by National City Bank from time to time at comparable fee levels.

BOARD COMPENSATION

         Effective February 20, 2002, each trustee receives an annual fee of $20,000 plus $4,000 for each Board meeting attended and reimbursement of expenses incurred in attending meetings of the Boards of Trustees of the Trust and The Armada Advantage Fund. The two fund companies generally hold concurrent Board meetings. The Chairman of the Board is entitled to receive an additional $16,000 per annum for services in such capacity. Prior to February 20, 2002, each trustee received an annual fee of $15,000 plus $3,000 for each Board meeting attended and reimbursement of expenses incurred in attending meetings, with the Chairman entitled to receive an additional fee of $5,000.

         The Trustees may elect to defer payment of 25% to 100% of the fees they receive in accordance with a Trustee Deferred Compensation Plan (the "Plan"). Under the Plan, a Trustee may elect to have his or her deferred fees treated as if they had been invested by the Trust in the shares of one or more portfolios of the Trust and the amount paid to the Trustee under the Plan will be determined based on the performance of such investments. Distributions are generally of equal installments over a period of 2 to 15 years. The Plan will remain unfunded for federal income tax purposes under the Code. Deferral of Trustee fees in accordance with the Plan will have a negligible impact on portfolio assets and liabilities and will not obligate the Trust to retain any Trustee or pay any particular level of compensation.

         The following table summarizes the compensation for each of the Trustees of the Trust for the fiscal year ended May 31, 2003:

                                                      Pension or
                                     Aggregate        Retirement Benefits    Estimated Annual   Total Compensation
Name of                              Compensation     Accrued as Part of     Benefits Upon      From the Trust and
Person, Position                     From the Trust   the Trust's Expense    Retirement         Fund Complex
-----------------                    --------------   -------------------    ----------         ------------
INDEPENDENT TRUSTEES
Robert D. Neary,
Chairman and Trustee                     $55,902               $0                  $0               $56,000

John F. Durkott, Trustee                 $39,930               $0                  $0               $40,000

Robert J. Farling, Trustee               $39,930               $0                  $0               $40,000

Richard W. Furst, Trustee                $39,930               $0                  $0               $40,000

Gerald L. Gherlein, Trustee              $39,930               $0                  $0               $40,000

Kathleen A. Obert, Trustee               $30,947               $0                  $0               $31,000

J. William Pullen, Trustee               $39,930               $0                  $0               $40,000

INTERESTED TRUSTEE

John G. Breen, Trustee                   $30,947               $0                  $0               $31,000

Herbert R. Martens, Jr., President
and Trustee                                   $0               $0                  $0                    $0

CODE OF ETHICS
--------------

         The Trust and the Adviser have each adopted codes of ethics under Rule 17j-1 of the 1940 Act that (i) establish procedures for personnel with respect to personal investing, (ii) prohibit or restrict certain transactions that may be deemed to create a conflict of interest between personnel and the Funds, and
(iii) permit personnel to invest in securities, including securities that may be purchased or held by the Funds. The codes of ethics are on file with, and available from, the SEC's Public Reference Room in Washington, D.C.

SHAREHOLDER AND TRUSTEE LIABILITY
---------------------------------

         Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the Trust. However, the Trust's Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Trust, and that every note, bond, contract, order, or other undertaking made by the Trust shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Declaration of Trust provides for indemnification out of the Trust property of any shareholder held personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions or some other reason. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust, and shall satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations.

         The Declaration of Trust states further that no trustee, officer, or agent of the Trust shall be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the Trust estate or the conduct of any business of the Trust, nor shall any trustee be personally liable to any person for any action or failure to act except by reason of his or her own bad faith, willful misfeasance, gross negligence, or reckless disregard of his or her duties as trustee. The Declaration of Trust also provides that all persons having any claim against the trustees or the Trust shall look solely to the trust property for payment. With the exceptions stated, the Declaration of Trust provides that a trustee is entitled to be indemnified against all liabilities and expense reasonably incurred by him in connection with the defense or disposition of any proceeding in which he or she may be involved or with which he or she may be threatened by reason of his or her being or having been a trustee, and that the trustees, have the power, but not the duty, to indemnify officers and employees of the Trust unless any such person would not be entitled to indemnification had he or she been a trustee.

                ADVISORY, ADMINISTRATION, DISTRIBUTION, CUSTODIAN
                     SERVICES AND TRANSFER AGENCY AGREEMENTS
                     ---------------------------------------

ADVISORY AGREEMENTS
-------------------

         The Adviser serves as investment adviser to the: (a) International Equity, Small Cap Value, Small Cap Growth, S&P 500 Index, Tax Managed Equity, Balanced Allocation and Ohio Municipal Money Market Funds under an Advisory Agreement dated April 9, 1998; (b) Money Market, Treasury Money Market, Government Money Market, Tax Exempt Money Market, Pennsylvania Municipal Bond, National Tax Exempt Bond, Intermediate Bond, GNMA, Bond, Large Cap Growth, Large Cap Value, Ohio Tax Exempt Bond and Tax Exempt Municipal Money Market Funds under an Advisory Agreement dated November 19, 1997; (c) Large Cap Core Equity, Limited Maturity Bond and Total Return Advantage Funds under an Advisory Agreement dated March 6, 1998; (d) Mid Cap Growth, Large Cap Ultra, U.S. Government Income, Michigan Municipal Bond and Treasury Plus Money Market Funds under an Advisory Agreement dated June 9, 2000; (e) Aggressive Allocation and Conservative Allocation Funds under an Advisory Agreement dated March 5, 2001;
(f) Small/Mid Cap Value Fund under an Advisory Agreement dated June 28, 2002; and (g) Ultra Short Bond Fund under an Advisory Agreement dated December 3, 2002. The Small Cap Core Fund, High Yield Bond Fund and Strategic Income Bond Fund will each enter into an Advisory Agreement with the Adviser effective at the time each Fund commences operations. The Adviser is a wholly owned subsidiary of National City Corporation, a bank holding company with headquarters in Cleveland, Ohio and over 1,300 branch offices in six states.

         For services performed under the Advisory Agreements, the Adviser receives fees as an annual percentage rate, based on average daily net assets, computed daily and paid monthly, at the percentage rates as stated in the Prospectuses. From time to time, the Adviser may voluntarily waive fees or reimburse the Trust for expenses. During the last three fiscal years, the Trust incurred advisory fees, net of fee waivers, as set forth below:

                                                      FOR THE FISCAL YEAR ENDED MAY 31:
FUND                                                 2003            2002            2001
----                                                 ----            ----            ----
International Equity Fund.......................  $ 4,563,312    $ 6,315,575      $ 7,739,311
Large Cap Core Equity Fund......................  $ 1,002,757    $   938,854      $ 1,036,852
Large Cap Growth Fund...........................  $ 4,915,451    $ 7,081,190      $ 9,853,877
Large Cap Ultra Fund1...........................  $   674,663    $ 1,266,801      $ 2,029,196
Large Cap Value Fund............................  $ 4,386,996    $ 5,528,512      $ 5,338,830
Mid Cap Growth Fund1............................  $ 1,074,262    $ 1,951,892      $ 2,944,085
S&P 500 Index Fund..............................  $   540,430    $   672,302      $   663,699
Small Cap Growth Fund...........................  $ 1,957,762    $ 3,256,415      $ 3,641,268
Small Cap Value Fund............................  $ 8,380,578    $ 7,168,746      $ 4,485,035
Small/Mid Cap Value Fund........................  $   126,976 2      *                *
Tax Managed Equity Fund.........................  $ 1,203,492    $ 1,693,234      $ 2,031,040
Aggressive Allocation Fund......................  $         0    $         0      $         0 3
Balanced Allocation Fund........................  $ 1,078,441    $ 1,413,210      $ 1,561,585
Conservative Allocation Fund....................  $         0    $         0      $         0 3
Bond Fund.......................................  $ 3,853,508    $ 4,578,426      $ 4,927,596
GNMA Fund.......................................  $   919,558    $   794,655      $   706,765
Intermediate Bond Fund..........................  $ 1,623,335    $ 1,410,446      $ 1,455,239
Limited Maturity Bond Fund......................  $   936,606    $   716,746      $   676,940
Total Return Advantage Fund.....................  $   989,359    $ 1,105,731      $ 1,265,621
Ultra Short Bond Fund...........................  $    30,227 4      *                *
U.S. Government Income Fund 1 ..................  $ 1,198,943    $ 1,102,027      $   896,677
Michigan Municipal Bond Fund 1..................  $   629,904    $   660,213      $   667,101
National Tax Exempt Bond Fund...................  $   706,173    $   684,794      $   653,853
Ohio Tax Exempt Bond Fund.......................  $   696,993    $   676,233      $   677,697
Pennsylvania Municipal Bond Fund................  $   224,911    $   189,644      $   182,492
Government Money Market Fund....................  $ 6,722,530    $ 6,495,588      $ 4,802,725
Money Market Fund...............................  $13,338,568    $14,222,272      $12,602,505
Ohio Municipal Money Market Fund................  $   431,136    $   406,161      $   306,555
Pennsylvania Tax Exempt Money Market Fund.......  $   293,871    $   295,127      $   250,943
Tax Exempt Money Market Fund....................  $ 1,293,251    $ 1,244,627      $ 1,106,035
Treasury Money Market Fund......................  $ 1,434,542    $ 1,232,821      $ 1,067,722
Treasury Plus Money Market Fund 1...............  $   675,463    $   693,331      $   622,922
------------------------

* Not in operation during the period.
1 Advisory  fees shown in the tables  above for the Large Cap Ultra,  Mid Cap
  Growth, U.S. Government Income, Michigan Municipal Bond and Treasury Plus Money Market Funds for the periods prior to the reorganization of Parkstone into Armada were paid by the corresponding Parkstone Continuing Funds.
2 For the Period July 1, 2002 (commencement of operations) to May 31, 2003. 3 For the Period March 6, 2001 (commencement of operations) to May 31, 2001.
4 For the Period December 2, 2002 (commencement of operations) to May 31, 2003.

During the last three fiscal years, advisory fees were waived as set forth below:

                                                      FOR THE FISCAL YEAR ENDED MAY 31:
FUND                                                 2003            2002            2001
----                                                 ----            ----            ----
International Equity Fund......................    $        0      $        0     $        0
Large Cap Core Equity Fund.....................    $        0      $        0     $        0
Large Cap Growth Fund..........................    $        0      $        0     $        0
Large Cap Ultra Fund1..........................    $        0      $        0     $        0
Large Cap Value Fund...........................    $        0      $        0     $        0
Mid Cap Growth Fund1...........................    $        0      $        0     $        0
S&P 500 Index Fund.............................    $  405,327      $  504,232     $  498,280
Small Cap Growth Fund..........................    $        0      $        0     $        0
Small Cap Value Fund...........................    $        0      $        0     $        0
Small Mid/Cap Value Fund.......................    $   56,198 2       *             *
Tax Managed Equity Fund........................    $        0      $        0     $        0
Aggressive Allocation Fund.....................    $   14,798      $   13,367     $    2,824 3
Balanced Allocation Fund.......................    $        0      $        0     $        0
Conservative Allocation Fund...................    $   17,453      $   14,212     $    2,887 3
Bond Fund......................................    $        0      $        0     $        0
GNMA Fund......................................    $        0      $        0     $        0
Intermediate Bond Fund.........................    $  608,752      $  528,919     $  545,699
Limited Maturity Bond Fund.....................    $  267,598      $  204,782     $  193,342
Total Return Advantage Fund....................    $  371,011      $  486,234     $  723,504
Ultra Short Bond Fund..........................    $  142,264 4       *             *
U.S. Government Income Fund1 ..................    $        0      $        0     $        0
Michigan Municipal Bond Fund1..................    $  236,215      $  247,580     $  250,141
National Tax Exempt Bond Fund..................    $  264,815      $  256,798     $  245,682
Ohio Tax Exempt Bond Fund......................    $  261,373      $  253,588     $  255,263
Pennsylvania Municipal Bond Fund...............    $   84,342      $   71,117     $   68,435
Government Money Market Fund...................    $2,688,898      $2,598,218     $1,920,667
Money Market Fund..............................    $5,335,389      $5,688,870     $5,045,357
Ohio Municipal Money Market Fund...............    $  574,865      $  541,563     $  411,414
Pennsylvania Tax Exempt Money Market Fund......    $  489,783      $  491,877     $  417,235
Tax Exempt Money Market Fund...................    $1,724,386      $1,659,550     $1,473,983
Treasury Money Market Fund.....................    $  286,917      $  246,571     $  213,146
Treasury Plus Money Market Fund1...............    $        0      $        0     $        0

-----------------------------
* Not in operation during the period.
1 Advisory fee waivers shown in the table above for the Large Cap Ultra,  Mid
  Cap Growth, U.S. Government Income, Michigan Municipal Bond and Treasury Plus Money Market Funds for the periods prior to the reorganization of Parkstone into Armada applied to the corresponding Parkstone Continuing Funds.
2 For the Period July 1, 2002 (commencement of operations) to May 31, 2003. 3 For the Period March 6, 2001 (commencement of operations) to May 31, 2001.
4 For the Period December 2, 2002 (commencement of operations) to May 31, 2003.

         Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in each Fund. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund. The Adviser will provide the services under the Advisory Agreements in accordance with each Fund's investment objective, policies, and restrictions as stated in the Prospectuses and resolutions of the Trust's Board of Trustees applicable to such Fund. The Adviser will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In selecting brokers or dealers for executing portfolio transactions, the Adviser will use its best efforts to seek on behalf of the Trust and the Funds the best overall terms available. In assessing the best overall terms available for any transaction the Adviser considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Funds and/or other accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of the Board, to negotiate and pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion. In no instance will Fund securities be purchased from or sold to the Adviser, any sub-adviser, the Distributor (or any other principal underwriter to the Trust) or an affiliated person of either the Trust, the Adviser, a sub-adviser, or the Distributor (or such other principal underwriter) unless permitted by an order of the SEC or applicable rules. In executing portfolio transactions for the Fund, the Adviser may, but is not obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other investment portfolios of Armada Funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Trust's registration statement. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and such other clients. The Adviser will maintain all books and records with respect to the securities transactions for the Funds and furnish the Trust's Board of Trustees such periodic and special reports as the Board may request.

         Each Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of the Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by the Adviser of its duties and obligations thereunder.

         Each Advisory Agreement remains in effect for an initial period of up to two years after its approval and will continue in effect with respect to the Funds to which it relates from year to year thereafter, subject to annual approval by the Trust's Board of Trustees, or by a vote of a majority of the outstanding shares of such Funds (as defined by the 1940 Act) and a majority of the trustees who are not parties to the Advisory Agreements or interested persons (as defined in the

1940 Act) of any party by votes cast in person at a meeting called for such purpose. An Advisory Agreement may be terminated by the Trust or the Adviser on 60 days written notice, and will terminate immediately in the event of its assignment.

ANNUAL BOARD APPROVAL OF ADVISORY AGREEMENTS
--------------------------------------------

         At a meeting held on August 14, 2003, the Trust's Board of Trustees, including the Independent Trustees, approved the continuation of the Advisory Agreements for an additional one-year period. In connection with such approval, the trustees considered, with the assistance of independent counsel, their legal responsibilities and reviewed the nature and quality of the Adviser's services, experience and qualifications. The information considered by the trustees included (i) the history, organization and client base of the Adviser, (ii) fee arrangements for the Funds and comparative industry fee and expense data, (iii) any incidental non-monetary benefits realized through the Adviser's relationship with the Funds, (iv) the investment performance for the Funds, (v) ancillary services provided by the Adviser and its affiliates, (vi) any economies of scale realized by the Adviser and the Funds, and (vii) the Adviser's direct and indirect costs incurred in providing advisory services. The trustees reviewed additional information concerning the investment philosophy, techniques and strategies employed by the Adviser in managing the Fund and the Adviser's compliance procedures and controls. Strategic Insights prepared an analysis for the trustees comparing each Fund's advisory fees and total expenses to averages for the universe of mutual funds for each Fund's asset class. The Board also considered a report on soft dollar commissions which included information on brokers, the total commissions paid for each Fund for the period July 1, 2002 through June 30, 2003, the various research and other services obtained with soft dollar commissions, and the Adviser's policies for budgeting and allocating soft dollar payments.

         After reviewing this information and such other matters as the trustees considered necessary to the exercise of their reasonable business judgment, the Board and Independent Trustees unanimously concluded that the compensation payable under the Advisory Agreements was fair and equitable with respect to each Fund and approved the continuation of the Advisory Agreements.

PROXY VOTING POLICIES AND PROCEDURES
------------------------------------

         The Trust is required to disclose information concerning the Funds' proxy voting policies and procedures to shareholders. The Board of Trustees has delegated to the Adviser responsibility for decisions regarding proxy voting for securities held by each Fund. The Adviser will vote such proxies in accordance with its proxy policies and procedures, which have been reviewed by the Board of Trustees, and which are found in Appendix C. Any material changes to the proxy policies and procedures will be submitted to the Board of Trustees for approval. Beginning with the twelve month period ending June 30, 2004, information regarding how the Funds voted proxies relating to portfolio securities for the most recent 12-month period ending June 30 of each year will be available (1) without charge, upon request by calling 1-800-622-FUND (3863) and (2) on the SEC's website at http://www.sec.gov.

         The Trust has entered into a Co-Administration and Accounting Services Agreement dated June 1, 2003 with PFPC Inc. ("PFPC") and National City Bank ("NCB" and, together with PFPC, the "Co-Administrators"), pursuant to which PFPC and NCB have agreed to serve as Co-Administrators to the Trust. Prior to June 1, 2003, SEI Investments Global Funds Services ("SIGFS") (formerly, SEI Investments Mutual Fund Services) and NCB (together with SIGFS, the "Previous Co-Administrators") served as the Previous Co-Administrators to the Trust pursuant to a Co-Administration Agreement effective as of August 1, 2000. Prior to August 1, 2000, SIGFS served as sole administrator to the Trust pursuant to an administration agreement dated as of May 1, 1998 (the "SIGFS Administration Agreement"). Also prior to August 1, 2000, NCB provided sub-administration services to the Trust pursuant to a sub-administration agreement between SIGFS and NCB dated as of May 1, 1998 (the "Sub-Administration Agreement"). SIGFS paid NCB fees for its services under the Sub-Administration Agreement. The Trust paid no fees directly to NCB for sub-administration services. SIGFS continued to provide certain administration and accounting services to the Trust until May 31, 2003.

         The Co-Administrators provide a wide variety of accounting, shareholder and administrative services to the Trust under the Co-Administration Agreement. The Co-Administration Agreement provides that the Co-Administrators shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the Co-Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on the part of the Co-Administrators in the performance of their duties or from reckless disregard by them of their duties and obligations thereunder. The Co-Administration Agreement also provides that the Co-Administration Agreement creates no joint and/or several liability among the Co-Administrators with respect to any loss arising out of services provided by a specific Co-Administrator.

         PFPC is a wholly owned subsidiary of PNC Financial Services Group. NCB is a wholly owned subsidiary of National City Corporation and an affiliate of the Adviser.

         Under the Co-Administration Agreement, the Co-Administrators are entitled to receive administration fees with respect to each Fund, computed daily and paid monthly, at annual rates based on the average daily net assets of each Fund.

         During the fiscal years ended May 31, 2003, 2002 and 2001 the Trust paid to the Co-Administrators, the Previous Co-Administrators and SIGFS, as appropriate, administration fees, net of fee waivers, as set forth below. Fees paid during the 2001 fiscal year were paid entirely to SIGFS which paid sub-administration fees to NCB.

FUND                                            2003             2002              2001
----                                            ----             ----              ----
International Equity Fund...................  $  277,766        $384,213        $470,937
Large Cap Core Equity Fund..................  $   93,590        $ 87,626        $ 96,773
Large Cap Growth Fund.......................  $  458,775        $660,910        $919,621
Large Cap Ultra Fund 1......................  $   62,968        $118,235        $193,202
Large Cap Value Fund........................  $  409,452        $516,283        $498,442
Mid Cap Growth Fund 1.......................  $   76,198        $136,632        $210,257

FUND                                            2003             2002              2001
----                                            ----             ----              ----
S&P 500 Index Fund..........................  $  189,151        $  235,307       $  232,329
Small Cap Growth Fund.......................  $  137,043        $  227,948       $  255,179
Small Cap Value Fund........................  $  586,637        $  501,809       $  313,976
Small Mid/Cap Value Fund....................  $   12,822 2      *                *
Tax Managed Equity Fund.....................  $  112,326        $  158,035       $  188,594
Aggressive Allocation Fund..................  $    4,143        $    3,648       $        0 3
Balanced Allocation Fund....................  $  100,654        $  131,899       $  145,582
Conservative Allocation Fund................  $    4,887        $    3,881       $        0 3
Bond Fund ..................................  $  490,444        $  582,706       $  631,036
GNMA Fund...................................  $  117,034        $  101,137       $   90,109
Intermediate Bond Fund......................  $  284,083        $  246,827       $  255,459
Limited Maturity Bond Fund..................  $  187,319        $  143,318       $  135,418
Total Return Advantage Fund.................  $  173,137        $  202,613       $  253,298
Ultra Short Bond Fund.......................  $   30,186 4      *                *
U.S. Government Income Fund 1...............  $  152,592        $  140,257       $  115,611
Michigan Municipal Bond Fund 1..............  $  110,233        $  115,537       $  119,153
National Tax Exempt Bond Fund...............  $  123,580        $  119,838       $  115,104
Ohio Tax Exempt Bond Fund...................  $  121,973        $  118,340       $  118,797
Pennsylvania Municipal Bond Fund............  $   39,359        $   33,188       $   32,072
Government Money Market Fund................  $1,882,238        $1,818,761       $1,344,612
Money Market Fund...........................  $3,734,791        $3,982,228       $3,531,023
Ohio Municipal Money Market Fund............  $  201,200        $  189,545       $  143,691
Pennsylvania Tax Exempt Money Market Fund...  $  137,139        $  137,725       $  117,001
Tax Exempt Money Market Fund................  $  603,527        $  580,835       $  516,484
Treasury Money Market Fund..................  $  401,671        $  345,189       $  298,870
Treasury Plus Money Market Fund 1...........  $  157,607        $  161,776       $  150,360
-----------------------

* Not in operation during the period.
1 Administration  fees shown for the Large Cap Ultra,  Mid Cap  Growth,  U.S.
  Government Income, Michigan Municipal Bond and Treasury Plus Money Market Funds for the period prior to the reorganization of Parkstone into Armada were paid by the corresponding Parkstone Continuing Funds.
2 For the Period July 1, 2002 (commencement of operations) to May 31, 2003. 3 For the Period March 6, 2001 (commencement of operations) to May 31, 2001.
4 For the Period December 2, 2002 (commencement of operations) to May 31, 2003.

         For the fiscal year ended May 31, 2001, administration fees of $791 and $808 were waived for the Aggressive Allocation Fund and Conservative Allocation Fund, respectively. For the fiscal years ended May 31, 2003 and 2002, no administration fees were waived.

DISTRIBUTION PLANS AND RELATED AGREEMENT
----------------------------------------

         Effective May 1, 2003, the Distributor acts as principal underwriter for the Funds' shares pursuant to its Distribution Agreement with the Trust. The Distributor has its principal business office at 760 Moore Road, King of Prussia, Pennsylvania, 19406. Shares are sold on a continuous basis. The Distributor will use all reasonable efforts in connection with distribution of shares of the Trust. Prior to May 1, 2003, SEI Investments Distribution Co. ("SEIDC") served as distributor of the Funds' shares.

         Pursuant to Rule 12b-1 under the 1940 Act, the Trust has adopted a Distribution Plan for A and I Share Classes (the "A and I Shares Plan"), a B Shares Distribution Plan ("B Shares Plan"), a C Shares Distribution Plan (the "C Shares Plan"), an H Shares Distribution Plan (the "H Shares Plan"), and an R Shares Distribution Plan (the "R Shares Plan and, collectively, the "Plans") which permit the Trust to bear certain expenses in connection with the distribution of I Shares and A Shares, B Shares, C Shares, H Shares, and R
Shares respectively. As required by Rule 12b-1, the Trust's Plans and any related agreements have been approved, and are subject to annual approval by, a majority of the Trust's Board of Trustees, and by a majority of the trustees who are not interested persons of the Trust and have no direct or indirect interest in the operation of the Plans or any agreement relating to the Plans, by vote cast in person at a meeting called for the purpose of voting on the Plans and related agreements. In compliance with the Rule, the trustees requested and evaluated information they thought necessary to an informed determination of whether the Plans and related agreements should be implemented, and concluded, in the exercise of reasonable business judgment and in light of their fiduciary duties, that there is a reasonable likelihood that the Plans and related agreements will benefit the Trust and its shareholders.

         Rule 12b-1 also requires that persons authorized to direct the disposition of monies payable by a Fund (in the Trust's case, the Distributor) provide for the trustees' review of quarterly reports on the amounts expended and the purposes for the expenditures.

         Any change in the Plans that would materially increase the distribution expenses of a class would require approval by the shareholders of such class, but otherwise, the Plans may be amended by the trustees, including a majority of the disinterested trustees who do not have any direct or indirect financial interest in the Plans or related agreements. The Plans and related agreements may be terminated as to a particular Fund or class by a vote of the Trust's disinterested trustees or by vote of the shareholders of the Fund or class in question, on not more than 60 days written notice. The selection and nomination of disinterested trustees has been committed to the discretion of such disinterested trustees as required by the Rule.

         The A and I Shares Plan provides that each Fund will reimburse the Distributor for distribution expenses related to the distribution of Class A Shares and Class I Shares in an amount not to exceed .10% per annum of the average aggregate net assets of such shares. Costs and expenses reimbursable under the A and I Shares Plan are (a) direct and indirect costs and expenses incurred in connection with the advertising and marketing of a Fund's A and I Shares, including but not limited to any advertising or marketing via radio, television, newspapers, magazines, or direct mail solicitation, and (b) direct and indirect costs and expenses incurred in preparing, printing and distributing a Fund's prospectus for such shares (except those used for regulatory purposes or for distribution to existing shareholders) and in implementing and operating the A and I Shares Plan.

         The B Shares Plan provides that the Funds will compensate the Distributor from B Share assets for distribution of B Shares in an amount not to exceed .75% per annum (.65% with respect to the Aggressive Allocation and Conservative Allocation Funds) of the average daily net assets of such class. The C Shares Plan provides that the Funds may compensate the Distributor from C Share assets for distribution of C Shares in an amount not to exceed .75% (.65% with respect to the Aggressive Allocation and Conservative Allocation Funds) per annum of the average daily net assets of such shares. The H Shares Plan provides that the Funds may compensate the Distributor from H Share assets for distribution of H Shares in an amount not to exceed .75% (.65% with respect to the Aggressive Allocation and Conservative Funds) per annum of the average daily net assets of such shares. The R Shares Plan provides that the Funds will compensate the Distributor from R Shares assets for distribution of R Shares in an amount no to exceed .60% per annum of the average daily net assets of such class. Payments to the Distributor under the B Shares Plan, C Shares Plan, H
Shares Plan and R Shares Plan are to be used by the Distributor to cover expenses and activities primarily intended to result in the sale of a Fund's B Shares, C Shares, H Shares and R Shares, respectively. Such expenses and activities may include but are not limited to: (a) direct out-of-pocket promotional expenses incurred by the Distributor in advertising and marketing B Shares, C Shares, H Shares and R Shares; (b) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature; (c) expenses incurred in connection with printing and mailing Prospectuses and Statements of Additional Information to other than current shareholders; (d) periodic payments or commissions to one or more securities dealers, brokers, financial institutions or other industry professionals, such as investment advisers, accountants, and estate planning firms (each "a Distribution Organization") with respect to a Fund's B Shares, C Shares, H Shares or R Shares beneficially owned by customers for whom the Distribution Organization is the dealer of record or holder of record of such B Shares, C Shares, H Shares or R Shares; (e) the direct or indirect cost of financing the payments or expenses included in (a) and (d) above; or (e) for such other services as may be construed, by any court or governmental agency or commission, including the SEC, to constitute distribution services under the 1940 Act or rules and regulations thereunder.

         The  Plans  have  been  approved  by the  Board of  Trustees,  and will continue in effect for successive one year periods provided that such continuance is specifically approved by (1) the vote of a majority of the trustees who are not parties to the Plans or interested persons of any such party and who have no direct or indirect financial interest in the Plans and (2) the vote of a majority of the entire Board of Trustees.

         During the fiscal year ended May 31, 2003, the Trust paid the Distributor and SEIDC the following approximate amounts under the A and I Shares Plan, B Shares Plan, C Shares Plan, H Shares Plan and R Shares Plan for its distribution services and shareholder service assistance.

                       FISCAL YEAR 2003 DISTRIBUTION FEES

                                            DISTRIBUTION        MARKETING/
PORTFOLIO                                     SERVICES*        CONSULTATION*     TOTAL FEES
International Equity Fund                     $18,430.48         $43,004.45      $61,434.93
Large Cap Core Equity Fund                      4,486.80          10,469.19       14,955.99
Large Cap Growth Fund                          26,193.67          61,118.56       87,312.23
Large Cap Ultra Fund                            5,209.22          12,154.84       17,364.06
Large Cap Value Fund                           27,961.96          65,244.58       93,206.54
Mid Cap Growth Fund                             6,146.16          14,341.05       20,487.21


                                            DISTRIBUTION        MARKETING/
PORTFOLIO                                     SERVICES*        CONSULTATION*     TOTAL FEES
S&P 500 Index Fund                             $1,657.49         $ 3,867.47      $ 5,524.96
Small Cap Growth Fund                          10,615.41          24,769.28       35,384.69
Small Cap Value Fund                           33,367.28          77,856.99      111,224.27
Small/Mid Cap Value Fund                          180.83             421.94          602.77
Tax Managed Equity Fund                         6,738.86          15,724.00       22,462.86
Aggressive Allocation Fund                        258.62             603.45          862.07
Balanced Allocation Fund                        6,079.30          14,185.02       20,264.32
Conservative Allocation Fund                      296.09             690.87          986.96
Bond Fund                                      26,367.80          61,524.88       87,892.68
GNMA Fund                                       5,103.64          11,908.49       17,012.13
Intermediate Bond Fund                         11,516.99          26,872.98       38,389.97
Limited Maturity Bond Fund                      6,612.60          15,429.40       22,042.00
Total Return Advantage Fund                     8,541.46          19,930.07       28,471.53
Ultra Short Bond Fund                           1,194.69           2,787.61        3,982.30
U.S. Government Income Fund                     6,970.07          16,263.50       23,233.57
Michigan Municipal Bond Fund                    5,037.21          11,753.50       16,790.71
National Tax Exempt Bond Fund                   5,445.79          12,706.84       18,152.63
Ohio Tax Exempt Bond Fund                       5,311.84          12,394.28       17,706.12
Pennsylvania Municipal Bond Fund                1,564.58           3,650.70        5,215.28
Government Money Market Fund                   90,513.79         211,198.85      301,712.64
Money Market Fund                             175,316.74         409,072.38      584,389.12
Ohio Municipal Money Market Fund                8,581.62          20,023.79       28,605.41
Pennsylvania Tax-Exempt Money Market Fund       5,073.47          11,838.10       16,911.57
Tax-Exempt Money Market Fund                   27,605.58          64,413.01       92,018.59
Treasury Money Market Fund                     15,960.26          37,240.60       53,200.85
Treasury Plus Money Market Fund                 6,810.88          15,892.06       22,702.94

*Distribution services include broker/dealer and investor support, voice response development, wholesaling services, legal review and NASD filings and transfer agency management. Marketing/Consultation includes planning and development, market and industry research and analysis and marketing strategy and planning.

         The Distributor and/or the Trust's other service providers may from time to time use their own resources to pay advertising and marketing expenses on behalf of the Trust.

CUSTODIAN SERVICES AND TRANSFER AGENCY AGREEMENTS
-------------------------------------------------

         NCB, with offices at 1900 East Ninth Street, Cleveland, Ohio 44114, serves as the Trust's custodian with respect to the Funds. Under its Custodian Services Agreement, National City Bank has agreed to:

         (i)   maintain a separate account or accounts in the name of each Fund;
         (ii)  hold and disburse portfolio securities on account of the Funds;
         (iii) collect and make disbursements of money on behalf of the Funds;
         (iv)  collect   and  receive   all  income  and  other   payments   and
               distributions on account of the Funds' portfolio securities;
         (v)   respond to correspondence by security brokers and others relating to its duties; and
         (vi) make periodic reports to the Board of Trustees concerning the Funds' operations.

         NCB is authorized to select one or more banks or trust companies to serve as sub-custodian on behalf of the Funds, provided that it shall remain responsible for the performance of all of its duties under the Custodian Services Agreement and shall hold the Funds harmless from the acts and omissions of any bank or trust company serving as sub-custodian. Each Fund reimburses NCB for its direct and indirect costs and expenses incurred in rendering custodial services.

         For its services as the Trust's custodian, NCB receives fees at the following rates (i) 0.020% of the first $100 million of average gross assets;
(ii) 0.010% of the next $650 million of average gross assets; and (iii) 0.008% of the average gross assets in excess of $750 million. NCB also receives a bundled transaction charge of 0.25% of the monthly asset-based custodial fee and is reimbursed for out-of-pocket expenses.

         State Street Bank and Trust Company (the "Transfer Agent"), P.O. Box 8421 Boston, Massachusetts 02266-8421 serves as the Trust's transfer agent and dividend disbursing agent with respect to the Funds. Under its Transfer Agency Agreement, the Transfer Agent has agreed to:

         (i)   issue and redeem shares of the Fund;
         (ii) transmit all communications by the Fund to its shareholders of record, including reports to shareholders, dividend and distribution notices and proxy materials for meetings of shareholders;
         (iii) respond to correspondence by security brokers and others relating to its duties;
         (iv)  maintain shareholder accounts; and
         (v) make periodic reports to the Board of Trustees concerning the Fund's operations.

         The Transfer Agent sends each shareholder of record periodic statements showing the total number of shares owned as of the last business day of the period (as well as the dividends paid during the current period and year), and provides each shareholder of record with a daily transaction report for each day on which a transaction occurs in the shareholder's account with each Fund.

                            SHAREHOLDER SERVICES PLAN
                            -------------------------

         The Trust has implemented a Shareholder Services Plan with respect to A Shares, B Shares, C Shares and H Shares (the "Services Plan") pursuant to which the Trust may enter into agreements with financial institutions pertaining to the provision of administrative services to their customers who are the beneficial owners of a Fund's A Shares, B Shares, C Shares or H Shares in consideration for payments for such services. The Services Plan provides for the payment (on an annualized basis) of up to 0.25% of the net asset value attributable to each Fund's A Shares, B Shares, C Shares or H Shares held by a financial institution's customers.

          Services under the Services Plan may include:

         (i) aggregating and processing purchase and redemption requests from customers;
         (ii) providing customers with a service that invests the assets of their accounts in A Shares, B Shares, C Shares or H Shares;
         (iii) processing dividend payments from the Funds;
         (iv) providing information periodically to customers showing their position in A Shares, B Shares, C Shares or H Shares;
         (v)   arranging for bank wires;
         (vi) responding to customer inquiries relating to the services performed with respect to A Shares, B Shares, C Shares or H Shares beneficially owned by customers;
         (vii) providing subaccounting for customers or providing information to the transfer agent for subaccounting;
         (viii)forwarding  shareholder  communications;  and
         (ix)  other  similar services requested by the Trust.

         Agreements between the Trust and financial institutions will be terminable at any time by the Trust without penalty.

                             PORTFOLIO TRANSACTIONS
                             ----------------------

         Pursuant to its Advisory Agreement with the Trust, the Adviser is responsible for making decisions with respect to and placing orders for all purchases and sales of portfolio securities for the Funds. The Adviser purchases portfolio securities either directly from the issuer or from an underwriter or dealer making a market in the securities involved. Purchases from an underwriter of portfolio securities include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers may include the spread between the bid and asked price. Transactions on stock exchanges involve the payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter market, but the price includes an undisclosed commission or mark-up.

         For the last three fiscal years, the Trust paid brokerage commissions as follows:

FUND                                      2003              2002              2001
----                                      ----              ----              ----
International Equity Fund.............  $1,549,022        $1,764,917        $3,890,621
Large Cap Core Equity Fund............  $  354,664        $  252,039        $   71,863
Large Cap Growth Fund.................  $1,905,163        $1,288,596        $  660,374
Large Cap Ultra Fund 1................  $  210,064        $  260,467        $  357,663
Large Cap Value Fund..................  $  609,518        $  729,112        $1,242,844
Mid Cap Growth Fund 1.................  $  349,492        $  370,924        $  468,012
S&P 500 Index Fund....................  $   67,411        $   62,428        $   44,928
Small Cap Growth Fund.................  $1,413,855        $  866,684        $  565,260
Small Cap Value Fund..................  $4,997,753        $2,811,280        $1,637,744
Small Mid/Cap Value Fund..............  $  154,493 2      *                 *
Tax Managed Equity Fund...............  $   34,778        $   18,485        $   12,424
Aggressive Allocation Fund............  $        0        $        0        $        0 3
Balanced Allocation Fund..............  $  457,529        $  328,528        $  423,436
Conservative Allocation Fund..........  $        0        $        0        $        0 3
Bond Fund.............................  $        0        $        0        $        0
GNMA Fund.............................  $        0        $        0        $        0
Intermediate Bond Fund................  $        0        $        0        $        0
Limited Maturity Bond Fund............  $        0        $        0        $        0
Total Return Advantage Fund...........  $        0        $        0        $        0
Ultra Short Bond Fund.................  $        0 4      *                 *
U.S. Government Income Fund 1.........  $        0        $        0        $        0
Michigan Municipal Bond Fund 1........  $        0        $        0        $        0
National Tax Exempt Bond Fund.........  $        0        $        0        $        0
Ohio Tax Exempt Bond Fund.............  $        0        $        0        $        0
Pennsylvania Municipal Bond Fund......  $        0        $        0        $        0

------------------------------
* Not in operation during the period.
1 Brokerage  commissions shown for the Large Cap Ultra, Mid Cap Growth,  U.S.
  Government Income and Michigan Municipal Bond Funds for the period prior to the reorganization of Parkstone into Armada were paid by the corresponding Parkstone Continuing Funds.
2 For the period March 6, 2001 (commencement of operations) to May 31, 2001. 3 For the period July 1, 2002 (commencement of operations) to May 31, 2003.
4 For the period December 2, 2002 (commencement of operations) to May 31, 2003.

         While the Adviser generally seeks competitive spreads or commissions, it may not necessarily allocate each transaction to the underwriter or dealer charging the lowest spread or commission available on the transaction.
Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed fair and reasonable to shareholders. Under the Advisory Agreements, pursuant to Section 28(e) of the Securities Exchange Act of 1934, as amended, the Adviser is authorized to negotiate and pay higher brokerage commissions in exchange for research services rendered by broker-dealers. Subject to this consideration, broker-dealers who provide supplemental investment research to the Adviser may receive orders for transactions by the Funds. Information so received is in addition to and not in lieu of services required to be performed by the Adviser and does not reduce the fees payable to the Adviser by the Funds. Such information may be useful to the Adviser in serving both the Trust and other clients, and, similarly, supplemental information obtained by the placement of business of other clients may be useful to the Adviser in carrying out its obligations to the Trust.

         Portfolio securities will not be purchased from or sold to the Trust's Adviser, Distributor, or any "affiliated person" (as such term is defined under the 1940 Act) of any of them acting as principal, except to the extent permitted by the SEC. In addition, a Fund will not give preference to the Adviser's correspondents with respect to such transactions, securities, savings deposits, repurchase agreements and reverse repurchase agreements.

         The Trust is required to identify any securities of its "regular brokers or dealers" that it has acquired during its most recent fiscal year. At May 31, 2003: (a) the Money Market Fund entered into repurchase agreements with Bank of America, Citigroup, Credit Suisse First Boston, Greenwich Capital, JP Morgan Chase and Morgan Stanley; (b) the Government Money Market Fund entered into repurchase agreements with Bank of America, Citigroup, Credit Suisse First Boston, Greenwich Capital and Morgan Stanley; (c) the Treasury Plus Money Market Fund entered into repurchase agreements with Bank of America, Credit Suisse First Boston, Goldman Sachs, Greenwich Capital, JP Morgan Chase, Lehman Brothers and Morgan Stanley; (d) the Intermediate Bond Fund held securities issued by Morgan Stanley, Goldman Sachs, Bear Stearns, JP Morgan Chase, Lehman Brothers, Credit Suisse First Boston, Merrill Lynch and Salomon Smith Barney; (e) the Large Cap Value Fund held securities issued by JP Morgan Chase, Morgan Stanley and Goldman Sachs; (f) the Limited Maturity Bond Fund held securities issued by JP Morgan Chase, Morgan Stanley, Goldman Sachs, Salomon Smith Barney and Lehman Brothers; (g) the Total Return Advantage Fund held securities issued by Morgan Stanley, Lehman Brothers, Bear Stearns, Merrill Lynch, JP Morgan Chase and Goldman Sachs; (h) the Bond Fund held securities issued by Credit Suisse First Boston, Morgan Stanley, Goldman Sachs, Lehman Brothers, JP Morgan Chase and Salomon Smith Barney; (i) the GNMA Fund held securities issued by Credit Suisse First Boston; (j) the Balanced Allocation Fund held securities issued by Credit Suisse First Boston, Morgan Stanley, Lehman Brothers, Bear Stearns, Goldman Sachs, JP Morgan Chase and Merrill Lynch; (k) the S&P 500 Index Fund held securities issued by JP Morgan Chase, Morgan Stanley, Goldman Sachs, Merrill Lynch, Lehman Brothers and Bear Stearns; (l) the Large Cap Ultra Fund held securities issued by Goldman Sachs and Merrill Lynch;(m) the Large Cap Growth Fund held securities issued by Goldman Sachs and Merrill Lynch; (n) the Large Cap Core Equity Fund held securities issued by JP Morgan Chase and Morgan Stanley; (o) the US Government Income Fund held securities issued by Credit Suisse First Boston; and (p) the Ultra Short Bond Fund held securities issued by JP Morgan Chase, Lehman Brothers, Morgan Stanley, Bear Stearns, Merrill Lynch and Salomon Smith Barney.

         The Adviser has agreed to maintain a policy and practice of conducting its investment management activities independently of the respective commercial departments of all of the Adviser's affiliates. In making investment decisions for the Trust, the Adviser's personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Trusts' accounts are customers of the commercial departments of any of the Adviser's affiliates.

         Investment decisions for a Fund are made independently from those for the other Funds and for other investment companies and accounts advised or managed by the Adviser. Such other Funds, investment companies and accounts may also invest in the same securities as the Fund. When a purchase or sale of the same security is made at substantially the same time on behalf of the

Fund and another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. In connection therewith, and to the extent permitted by law, and by the Advisory Agreement, the Adviser may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or advisory clients.

                              INDEPENDENT AUDITORS
                              --------------------

         Ernst & Young LLP, independent auditors, with offices at Two Commerce Square, 2001 Market Street, Suite 4000, Philadelphia, Pennsylvania 19103, serve as independent auditors for the Funds. The financial highlights for the Funds included in the Prospectuses and the financial statements for the Funds contained in the Armada Funds 2003 Annual Reports and incorporated by reference into this SAI have been audited by Ernst & Young LLP, except as described below.

         The financial highlights for the fiscal year ended May 31, 1999 included in the Prospectuses for the Armada Mid Cap Growth Fund, Armada Large Cap Ultra Fund, Armada Bond Fund, Armada U.S. Government Income Fund, Armada Michigan Municipal Bond Fund and Armada Treasury Plus Money Market Fund were audited by Parkstone's former independent accountants.

                                     COUNSEL
                                     -------

         Drinker Biddle & Reath LLP (of which Mr. McConnel, Secretary of the Trust, is a partner), with offices at One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, is counsel to the Trust and will pass upon the legality of the shares offered hereby. Squire, Sanders & Dempsey L.L.P., 4900 Key Center, 127 Public Square, Cleveland, Ohio 44114-1304, acts as special Ohio counsel for the Trust with respect to certain matters under Ohio law. Dickinson Wright PLLC, 38525 Woodward Avenue, Suite 2000, Bloomfield Hills, Michigan 48304-2970, acts as special Michigan counsel for the Trust with respect to certain matters under Michigan law.

                             PERFORMANCE INFORMATION
                             -----------------------

YIELD FOR THE FIXED INCOME FUNDS AND TAX-FREE FUNDS
---------------------------------------------------

         A Fund's "yield" is calculated by dividing the Fund's net investment income per share earned during a 30-day period (or another period permitted by the rules of the SEC) by the net asset value per share on the last day of the period and annualizing the result on a semi-annual basis by adding one to the quotient, raising the sum to the power of six, subtracting one from the result and then doubling the difference. The Fund's net investment income per share earned during the period is based on the average daily number of shares outstanding during the period entitled to receive dividends and includes dividends and interest earned during the period minus expenses accrued for the period, net of reimbursements. This calculation can be expressed as follows:

                 Yield = 2 [([(a-b)/cd] + 1)6) - 1]


    Where: a =   dividends and interest earned during the period.

           b =   expenses accrued for the period (net of reimbursements).

           c =   the  average   daily   number  of  shares
                 outstanding during the period that were entitled to receive dividends.

           d =   maximum offering price per share on the last day of the period.

         The Fixed Income Funds and Tax Free Funds calculate interest earned on debt obligations held in their portfolios by computing the yield to maturity of each obligation held by it based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each 30-day period, or, with respect to obligations purchased during the 30-day period, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent 30-day period that the obligation is in the Fund. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased by a Fund at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market values of such debt obligations.

         Interest earned on tax-exempt obligations that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that are less than the then-remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

         Expenses accrued for the period (variable "b" in the formula) include all recurring fees charged by a Fund to all shareholder accounts in proportion to the length of the base period and the Fund's mean (or median) account size. Undeclared earned income will be subtracted from the net asset value per share (variable "d" in the formula). Undeclared earned income is the net investment income which, at the end of the 30-day base period, has not been declared as a dividend, but is reasonably expected to be and is declared as a dividend shortly thereafter. For applicable sales charges, see "Sales Charges - Front-End Sales Charges - Class A Shares," "Sales Charges -

Front-End Sales Charges - Class H Shares," "Sales Charges - Contingent Deferred Sales Charges - Class B Shares and Class H Shares" and "Sales Charges - Contingent Deferred Sales Charges - Class C Shares" in the Prospectuses.

         The "tax-equivalent yield" is computed by dividing the portion of a Fund's yield (calculated as above) that is exempt from federal income tax by one minus a stated federal income tax rate and adding that figure to that portion, if any, of the Fund's yield that is not exempt from federal income tax.

         For the 30-day period ended May 31, 2003, the yields and, as applicable, the tax-equivalent yields of the Class I Shares of each of the Fixed Income Funds (except the High Yield Bond and Strategic Income Bond Funds) and the Tax Free Funds were:


                                                         TAX-EQUIVALENT
FUND                                        YIELD             YIELD
----                                        -----             -----
Bond......................................  3.93%               *
GNMA......................................  4.75%               *
Intermediate Bond.........................  3.55%               *
Limited Maturity Bond.....................  2.96%               *
Total Return Advantage....................  4.27%               *
Ultra Short Bond .........................  1.99%               *
U.S. Government Income....................  3.73%               *
Michigan Municipal Bond...................  4.13%             6.62%
National Tax Exempt Bond..................  3.78%             5.82%
Ohio Tax Exempt Bond......................  3.65%             6.07%
Pennsylvania Municipal Bond...............  3.77%             5.97%
----------------------
*    Not applicable

         For the 30-day period ended May 31, 2003, the yields and, as applicable, the tax-equivalent yields of the Class A Shares of each of the Fixed Income Funds (other than the High Yield Bond and Strategic Income Bond Funds) and the Tax Free Funds were:

                                                         TAX-EQUIVALENT
FUND                                        YIELD             YIELD
----                                        -----             -----
Bond.....................................   3.52%               *
GNMA.....................................   4.27%               *
Intermediate Bond........................   3.15%               *
Limited Maturity Bond....................   2.15%               *
Total Return Advantage...................   3.67%               *
Ultra Short Bond ........................   1.69%               *
U.S. Government Income...................   3.33%               *
Michigan Municipal Bond..................   3.69%             5.91%
National Tax Exempt Bond.................   3.55%             5.46%
Ohio Tax Exempt Bond.....................   3.18%             5.29%
Pennsylvania Municipal Bond..............   3.40%             5.38%
----------------------
*    Not applicable

         For the 30-day period ended May 31, 2003, the yields and, as applicable, the tax-equivalent yields of the Class B Shares of each of the Fixed Income Funds (other than the High Yield Bond, Strategic Income Bond and Ultra Short Bond Funds) and the Tax Free Funds were:

                                                             TAX-EQUIVALENT
FUND                                            YIELD             YIELD
----                                            -----             -----
Bond.........................................   2.95%               *
GNMA.........................................   3.62%               *
Intermediate Bond............................   2.48%               *
Limited Maturity Bond........................   2.01%               *
Total Return Advantage.......................   3.08%               *
U.S. Government Income.......................   2.77%               *
Michigan Municipal Bond......................   3.16%             5.06%
National Tax Exempt Bond.....................   2.81%             4.32%
Ohio Tax Exempt Bond.........................   2.46%             4.09%
Pennsylvania Municipal Bond..................     **               **
----------------------
*  Not applicable
** The Pennsylvania Municipal Bond Fund did not offer Class B Shares during the period ended May 31, 2003.

         For the 30-day period ended May 31, 2003, the yields and, as applicable, the tax-equivalent yields of the Class C Shares of each of the Fixed Income Funds (other than the High Yield Bond, Strategic Income Bond and Ultra Short Bond Funds) and the Tax Free Funds were:

                                                             TAX-EQUIVALENT
FUND                                            YIELD             YIELD
----                                            -----             -----
Bond.........................................   2.78%               *
GNMA.........................................   3.76%               *
Intermediate Bond............................   2.33%               *
Limited Maturity Bond........................   2.03%               *
Total Return Advantage.......................   2.63%               *
U.S. Government Income.......................   2.70%               *
Michigan Municipal Bond......................   3.17%             5.08%
National Tax-Exempt Bond.....................   2.78%             4.28%
Ohio Tax Exempt Bond.........................   2.66%             4.42%
Pennsylvania Municipal Bond..................   2.81%             4.45%
----------------------
*    Not applicable

         For the 30-day period ended May 31, 2003, the yields and, as applicable, the tax-equivalent yields of the Class H Shares of each of the Fixed Income Funds (other than the Strategic Income Bond Fund) and the Tax Free Funds were:

                                                              TAX-EQUIVALENT
FUND                                             YIELD             YIELD
----                                             -----             -----
Bond..........................................   2.89%               *
GNMA..........................................   3.70%               *
Intermediate Bond.............................   2.62%               *
Limited Maturity Bond.........................   2.03%               *
Total Return Advantage........................   3.27%               *
U.S. Government Income........................   2.63%               *
Michigan Municipal Bond.......................     **               **
National Tax-Exempt Bond......................   2.78%             4.28%
Ohio Tax Exempt Bond..........................   2.64%             4.39%
Pennsylvania Municipal Bond...................     **               **
----------------------
*   Not applicable
** The Funds  indicated did not offer Class H Shares during the period ended May
   31, 2003.

         Class R Shares of the Funds were not available as of May 31, 2003.

         The tax equivalent yields provided in the tables above assumed a 35% federal tax rate for each Fund; and a 7.50% Ohio tax rate for the Ohio Tax Exempt Bond Fund; a 2.8% Pennsylvania tax rate for the Pennsylvania Tax Exempt Bond Fund; and a 4.0% Michigan tax rate for the Michigan Municipal Bond Fund.

YIELDS FOR THE MONEY MARKET FUNDS
---------------------------------

                  Yields for the Money Market Funds are computed by: (1) determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account in a Money Market Fund having a balance of one share at the beginning of a seven-day period, for which the yield is to be quoted; (2) dividing the net change in account value by the value of the account at the beginning of the base period to obtain the base period return; and (3) annualizing the results (I.E., multiplying the base period return by (365/7)). The net change in the value of the account in each Money Market Fund includes the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares, and all fees that are charged by a Money Market Fund to all shareholder accounts in proportion to the length of the base period, other than non-recurring account and sales charges. For any account fees that vary with the size of the account, the amount of fees charged is computed with respect to the Money Market Fund's mean (or median) account size. The capital changes to be excluded from the calculation of the net change in account value are realized gains and losses from the sale of securities and unrealized appreciation and depreciation. The effective compound yield quotation for each Money Market Fund is computed by adding 1 to the base period return (calculated as described above), raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

         The Ohio Municipal Money Market Fund, Pennsylvania Tax Exempt Money Market and Tax Exempt Money Market Fund may calculate a "tax equivalent yield." The tax equivalent yield is computed by dividing that portion of a Fund's yield which is tax-exempt by one minus a stated income tax rate and adding the product to that portion, if any, of the Fund's computed yield that is not tax-exempt.

         For the seven-day period ended May 31, 2003, the yields and effective yields for Class A Shares of the Money Market Funds, and the tax-equivalent yield for Class A Shares of the Tax Exempt Money Market, Ohio Municipal Money Market and Pennsylvania Tax Exempt Money Market Funds were:

                                                                  TAX-EQUIVALENT
FUND                                     YIELD   EFFECTIVE YIELD       YIELD
----                                     -----   ---------------       -----
Government Money Market..................0.57%        0.57%              *
Money Market.............................0.60%        0.61%              *
Ohio Municipal Money Market..............0.63%        0.63%            1.08%
Pennsylvania Tax Exempt Money Market.....0.64%        0.64%            1.04%
Tax Exempt Money Market..................0.61%        0.61%            0.97%
Treasury Money Market....................0.41%        0.41%              *
Treasury Plus Money Market...............0.45%        0.45%              *
----------------------
*    Not applicable

         For the seven-day period ended May 31, 2003, the yield and effective yield for Class I Shares of the Money Market Funds, and the tax-equivalent yields for Class I Shares of the Tax Exempt Money Market, Ohio Municipal Money Market and Pennsylvania Tax Exempt Money Market Funds were:

                                                                  TAX-EQUIVALENT
FUND                                     YIELD   EFFECTIVE YIELD       YIELD
----                                     -----   ---------------       -----
Government Money Market..................0.82%        0.82%              *
Money Market.............................0.85%        0.86%              *
Ohio Municipal Money Market..............0.88%        0.89%            1.50%
Pennsylvania Tax Exempt Money Market.....0.89%        0.89%            1.44%
Tax Exempt Money Market..................0.86%        0.86%            1.35%
Treasury Money Market....................0.66%        0.66%              *
Treasury Plus Money Market...............0.70%        0.70%              *
----------------------
*    Not applicable

         For the seven-day period ended May 31, 2003, the yield and effective yield for Class B Shares of the Money Market Fund were 0.60% and 0.61%, respectively.

         For the seven-day period ended May 31, 2003, the yield and effective yield for Class C Shares of the Money Market Fund were 0.60% and 0.61%, respectively.

         For the seven-day period ended May 31, 2003, the yield and effective yield for Class H Shares of the Money Market Fund were 0.60% and 0.60%, respectively.

         The tax equivalent yields provided in the tables above assume a 35% federal tax rate for each Fund; and a 7.50% Ohio tax rate for the Ohio Municipal Money Market Fund; and a 2.8% Pennsylvania tax rate for the Pennsylvania Tax Exempt Money Market Fund.

TOTAL RETURN
------------

         Each Fund (other than the Money Market Funds) computes its "average annual total return (before taxes)" by determining the average annual compounded rate of return during specified periods that would equate the initial amount invested to the ending redeemable value of such investment by dividing the ending redeemable value of a hypothetical $1,000 initial payment by $1,000 and raising the quotient to a power equal to one divided by the number of years (or fractional portion thereof) covered by the computation and subtracting one from the result. This calculation can be expressed as follows:

                             T = [(ERV / P)1/n - 1]


         Where:       T =    average annual total return

                      ERV = ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period

                      P =    hypothetical initial payment of $1,000

                      n = period covered by the computation, expressed in terms of years

         Each Fund computes its aggregate total returns (before taxes) by determining the aggregate rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. The formula for calculating aggregate total return is as follows:

                                 T = (ERV/P) - 1

         The calculations of average annual total return and aggregate total return assume the reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period and include all recurring fees charged to all shareholder accounts, assuming an account size equal to the Fund's mean (or median) account size for any fees that vary with the size of the account. The maximum sales load and other charges deducted from payments are deducted from the initial $1,000 payment (variable "P" in the formula). The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment and the deduction of any contingent deferred sales charges and other nonrecurring charges at the end of the measuring period covered by the computation.

         The following table shows the average annual total returns (before taxes) since inception for the Funds (other than the Money Market Funds) as of May 31, 2003, both with and without deduction of any applicable sales charges.

                                                                            AVERAGE ANNUAL TOTAL
                                            AVERAGE ANNUAL TOTAL RETURN     RETURN FROM INCEPTION
                                               FROM INCEPTION THROUGH     THROUGH 5/31/03 (WITHOUT
                                             5/31/03 (WITH DEDUCTION OF         DEDUCTION FOR
                                               MAXIMUM SALES CHARGE)          ANY SALES CHARGE)         INCEPTION DATE
Armada International Equity Fund
     Class A                                             -3.44%                      -2.50%               08/01/97
     Class B                                             -1.97%                      -1.97%               01/06/98
     Class C                                            -16.55%                     -16.55%               01/05/00
     Class H                                            -16.40%                     -14.95%               04/08/02
     Class R                                               *                           *                     *
     Class I                                              N/A                        -2.21%               08/01/97

Armada Large Cap Core Equity Fund
     Class A                                              2.42%                       3.42%               08/01/97
     Class B                                              2.54%                       2.54%               01/06/98
     Class C                                             -8.28%                      -8.28%               01/20/00
     Class H                                            -14.02%                     -12.40%               05/01/02
     Class R                                              *                            *                     *
     Class I                                              N/A                         3.69%               08/01/97

Armada Large Cap Growth Fund
     Class A                                              7.00%                       7.50%               04/15/91
     Class B                                             -1.29%                      -1.29%               01/06/98
     Class C                                            -13.55%                     -13.55%               01/27/00
     Class H                                            -14.47%                     -13.15%               02/05/02
     Class R                                               *                           *                     *
     Class I                                              N/A                         8.78%               12/20/89

Armada Large Cap Ultra Fund 1
     Class A                                              2.99%                       3.79%               02/01/96
     Class B                                              3.06%                       3.06%               02/01/96
     Class C                                            -24.28%                     -24.28%               06/15/00
     Class H                                            -19.47%                     -18.02%               04/09/02
     Class R                                               *                           *                     *
     Class I                                              N/A                         4.49%               12/28/95

Armada Large Cap Value Fund
    Class A                                               7.63%                       8.33%               08/22/94
    Class B                                               0.68%                       0.68%               01/06/98
    Class C                                              -0.09%                      -0.09%               01/27/00
    Class H                                              -6.59%                      -5.17%               02/05/02
    Class R                                                *                            *                    *
    Class I                                               N/A                         8.78%               07/01/94

                                                                            AVERAGE ANNUAL TOTAL
                                            AVERAGE ANNUAL TOTAL RETURN     RETURN FROM INCEPTION
                                               FROM INCEPTION THROUGH     THROUGH 5/31/03 (WITHOUT
                                             5/31/03 (WITH DEDUCTION OF         DEDUCTION FOR
                                               MAXIMUM SALES CHARGE)          ANY SALES CHARGE)         INCEPTION DATE
Armada Mid Cap Growth Fund 1
    Class A                                               8.09%                       8.51%               10/31/88
    Class B                                               3.94%                       3.94%               02/04/94
    Class C                                             -21.70%                     -21.70%               06/15/00
    Class H 2                                            12.06%                      14.18%               08/13/02
    Class R                                                *                           *                     *
    Class I                                                N/A                        8.64%               10/31/88

 Armada S&P 500 Index
     Class A                                             -1.79%                      -0.98%               10/15/98
     Class B                                            -11.10%                     -10.31%               01/04/00
     Class C                                            -11.63%                     -11.63%               01/17/00
     Class H                                            -11.82%                     -10.38%               02/25/02
     Class R                                               *                           *                     *
     Class I                                              N/A                        -2.56%               07/10/98

Armada Small Cap Growth Fund
    Class A                                              -3.75%                      -2.81%               08/01/97
    Class B                                              -4.85%                      -4.85%               01/06/98
    Class C                                             -18.72%                     -18.72%               01/20/00
    Class H                                             -21.43%                     -20.04%               04/01/02
    Class R                                                *                           *                     *
    Class I                                               N/A                        -2.57%               08/01/97

Armada Small Cap Value Fund
    Class A                                              12.73%                      13.46%               08/15/94
    Class B                                               7.42%                       7.42%               01/06/98
    Class C                                              13.72%                      13.72%               01/27/00
    Class H                                              -2.51%                      -1.05%               02/05/02
    Class R                                                *                           *                     *
    Class I                                               N/A                        14.06%               07/26/94

Armada Small/Mid Cap Value Fund
    Class A 2                                            -4.81%                       0.71%               07/01/02
    Class B                                                *                           *                     *
    Class C                                                *                           *                     *
    Class H                                                *                           *                     *
    Class R                                                *                           *                     *
    Class I 2                                             N/A                         1.38%               07/01/02

Armada Tax Managed Equity Fund 3
    Class A                                              -2.06%                      -0.95%               05/11/98
    Class B                                              -1.90%                      -1.90%               05/04/98
    Class C                                             -11.64%                     -11.64%               01/10/00
    Class H                                             -18.32%                     -16.90%               04/12/02
    Class R                                                *                           *                     *
    Class I                                               N/A                        -0.65%               04/09/98

                                                                            AVERAGE ANNUAL TOTAL
                                            AVERAGE ANNUAL TOTAL RETURN     RETURN FROM INCEPTION
                                               FROM INCEPTION THROUGH     THROUGH 5/31/03 (WITHOUT
                                             5/31/03 (WITH DEDUCTION OF         DEDUCTION FOR
                                               MAXIMUM SALES CHARGE)          ANY SALES CHARGE)         INCEPTION DATE
Armada Aggressive Allocation Fund
    Class A                                              -9.47%                      -7.47%               03/06/01
    Class B                                             -10.56%                      -8.60%               05/08/01
    Class C                                              -8.73%                      -8.73%               06/28/01
    Class H                                              -8.61%                      -7.17%               02/20/02
    Class R                                                *                            *                     *
    Class I                                               N/A                        -7.26%               03/06/01

Armada Balanced Allocation Fund
    Class A                                               0.85%                       1.87%               07/31/98
    Class B                                               0.76%                       1.13%               11/11/98
    Class C                                              -5.09%                      -5.09%               04/20/00
    Class H                                              -5.18%                      -3.73%               02/05/02
    Class R                                                *                           *                     *
    Class I                                               N/A                         1.50%               07/10/98

Armada Conservative Allocation Fund
    Class A                                              -1.91%                       0.26%               03/06/01
    Class B                                              -3.22%                      -0.64%               07/13/01
    Class C                                              -1.21%                      -1.21%               05/23/01
    Class H                                              -0.77%                       0.78%               02/06/02
    Class R                                                *                           *                     *
    Class I                                               N/A                         0.50%               03/06/01

Armada Bond Fund
    Class A                                               6.99%                       7.34%               10/31/88
    Class B                                               5.37%                       5.37%               02/04/94
    Class C                                               8.13%                       8.13%               06/12/00
    Class H                                               7.86%                       9.79%               04/30/02
    Class R                                                *                            *                     *
    Class I                                               N/A                         7.54%               10/31/88

Armada GNMA Fund
    Class A                                               5.96%                       6.73%               09/11/96
    Class B                                               5.93%                       6.59%               08/11/99
    Class C                                               6.98%                       6.98%               01/27/00
    Class H                                               3.33%                       5.12%               04/19/02
    Class I                                               N/A                         7.15%               08/10/94

Armada Intermediate Bond Fund
    Class A                                               6.31%                       6.74%               04/15/91
    Class B                                               5.44%                       5.44%               01/06/98
    Class C                                               8.45%                       8.45%               05/30/00
    Class H                                               8.25%                      10.07%               04/18/02
    Class R                                                 *                           *                     *
    Class I                                                N/A                        7.26%               12/20/89

                                                                            AVERAGE ANNUAL TOTAL
                                            AVERAGE ANNUAL TOTAL RETURN     RETURN FROM INCEPTION
                                               FROM INCEPTION THROUGH     THROUGH 5/31/03 (WITHOUT
                                             5/31/03 (WITH DEDUCTION OF         DEDUCTION FOR
                                               MAXIMUM SALES CHARGE)          ANY SALES CHARGE)         INCEPTION DATE
Armada Limited Maturity Bond Fund
    Class A                                               5.40%                       5.74%               09/09/94
    Class B                                               4.27%                       4.96%               08/11/99
    Class C                                               5.16%                       5.16%               01/27/00
    Class H                                               2.48%                       4.01%               02/05/02
    Class R                                                 *                           *                     *
    Class I                                                N/A                        5.84%               07/07/94

Armada Total Return Advantage Fund
    Class A                                               7.26%                       7.86%               09/06/94
    Class B                                               8.32%                       8.98%               09/29/99
    Class C                                               9.93%                       9.93%               10/03/00
    Class H                                               6.66%                      11.87%               12/30/02
    Class R                                                 *                           *                     *
    Class I                                                N/A                        8.18%               07/07/94

Armada Ultra Short Bond Fund
    Class A 2                                             3.12%                      -3.79%               01/06/03
    Class B                                                 *                           *                     *
    Class C                                                 *                           *                     *
    Class H                                                 *                           *                     *
    Class R                                                 *                           *                     *
    Class I 2                                              N/A                        3.42%               12/02/02

Armada U.S. Government Income Fund 1
    Class A                                               5.82%                       6.31%               11/12/92
    Class B                                               5.47%                       5.47%               02/04/94
    Class C                                               7.33%                       7.33%               06/21/00
    Class H                                               3.83%                       5.34%               02/05/02
    Class R                                                 *                           *                     *
    Class I                                                N/A                        6.53%               11/12/92

Armada Michigan Municipal Bond Fund 1
    Class A                                               5.50%                       5.90%               07/02/90
    Class B                                               4.17%                       4.17%               02/04/94
    Class C                                               5.70%                       5.70%               08/06/01
    Class H                                               1.89%                       3.40%               02/01/02
    Class I                                                N/A                        6.09%               07/02/90


Armada National Tax Exempt Bond
Fund4
    Class A                                               4.44%                       5.47%               06/22/98
    Class B                                               3.93%                       4.33%               01/28/99
    Class C                                               6.28%                       6.28%               02/24/00
    Class H                                               4.39%                       8.91%               12/16/02
    Class I                                                N/A                        5.62%               04/09/98

                                                                            AVERAGE ANNUAL TOTAL
                                            AVERAGE ANNUAL TOTAL RETURN     RETURN FROM INCEPTION
                                               FROM INCEPTION THROUGH     THROUGH 5/31/03 (WITHOUT
                                             5/31/03 (WITH DEDUCTION OF         DEDUCTION FOR
                                               MAXIMUM SALES CHARGE)          ANY SALES CHARGE)         INCEPTION DATE
Armada Ohio Tax Exempt Bond Fund
    Class A                                               5.57%                       5.84%               04/15/91
    Class B                                               3.08%                       6.36%               12/04/01
    Class C                                               6.56%                       6.56%               06/23/00
    Class H                                               6.75%                       8.52%               04/01/02
    Class I                                                N/A                        5.86%               01/05/90

Armada Pennsylvania Municipal Bond Fund
    Class A                                               5.26%                       5.74%               09/11/96
    Class B                                                 *                           *                     *
    Class C                                               5.28%                       5.28%               02/24/00
    Class H                                               1.95%                       3.50%               02/01/02
    Class I                                                N/A                        5.61%               08/10/94

N/A Not applicable.
*   Share class not offered as of May 31, 2003.
1 Total returns shown for the Large Cap Ultra, Mid Cap Growth, U.S. Government Income and Michigan Municipal Bond Funds include the performance of the corresponding Parkstone Continuing Funds for the period prior to their reorganization into Armada.

2 Share class had been in operation for less than one year as of May 31, 2003. Performance quoted is cumulative since inception.
3 Includes the history of a predecessor common trust fund which commenced operations June 30, 1984.
4 Includes the history of a predecessor common trust fund which commenced operations on July 31, 1984.

         The following table shows the one year, five year and ten year returns (before taxes) for the Funds (other than the Money Market Funds) for the respective periods ended May 31, 2003, taking into account the effect of maximum applicable sales loads.

                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada International Equity Fund
    Class A                                     -22.00%            -5.52%               *                08/01/97
    Class B                                     -21.97%            -5.42%               *                01/06/98
    Class C                                     -18.69%               *                 *                01/05/00
    Class H                                     -19.65%               *                 *                04/08/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -17.13%            -4.19%               *                08/01/97

                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada Large Cap Core Equity Fund
    Class A                                     -16.13%             0.19%               *                08/01/97
    Class B                                     -16.19%             0.39%               *                01/06/98
    Class C                                     -12.56%               *                 *                01/20/00
    Class H                                     -13.56%               *                 *                05/01/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -10.90%             1.62%               *                08/01/97

Armada Large Cap Growth Fund
    Class A                                     -17.10%            -3.65%             6.69%              04/15/91
    Class B                                     -17.27%            -3.51%               *                01/06/98
    Class C                                     -13.78%               *                 *                01/27/00
    Class H                                     -14.59%               *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -12.03%            -2.31%             7.57%              12/20/89

Armada Large Cap Ultra Fund 1
    Class A                                     -18.05%            -6.93%               *                02/01/96
    Class B                                     -18.13%            -6.80%               *                02/01/96
    Class C                                     -14.71%               *                 *                06/15/00
    Class H                                     -15.58%               *                 *                04/09/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -12.97%            -5.60%               *                12/28/95

Armada Large Cap Value Fund
    Class A                                     -14.74%            -1.43%               *                08/22/94
    Class B                                     -14.89%            -1.40%               *                01/06/98
    Class C                                     -11.31%               *                 *                01/27/00
    Class H                                     -12.28%               *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -9.46%            -0.02%               *                07/01/94

Armada Mid Cap Growth Fund 1
    Class A                                     -17.22%            -3.81%             4.99%              10/31/88
    Class B                                     -17.40%            -3.58%               *                02/04/94
    Class C                                     -14.10%               *                 *                06/15/00
    Class H                                        *                  *                 *                08/13/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -12.17%            -2.47%             5.78%              10/31/88

 Armada S&P 500 Index
    Class A                                     -12.03%               *                 *                10/15/98
    Class B                                     -13.91%               *                 *                01/04/00
    Class C                                     -10.31%               *                 *                01/17/00
    Class H                                     -11.21%               *                 *                02/25/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -8.55%               *                 *                07/10/98

Armada Small Cap Growth Fund
    Class A                                     -20.94%            -7.34%               *                08/01/97
    Class B                                     -21.10%            -7.29%               *                01/06/98
    Class C                                     -17.74%               *                 *                01/20/00
    Class H                                     -18.46%               *                 *                04/01/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -16.12%            -6.05%               *                08/01/97

                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada Small Cap Value Fund
    Class A                                     -14.86%             7.39%               *                08/15/94
    Class B                                     -14.79%             7.54%               *                01/06/98
    Class C                                     -11.37%               *                 *                01/27/00
    Class H                                     -12.25%               *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -9.69%             8.98%               *                07/26/94

Armada Small/Mid Cap Value Fund
    Class A                                        *                  *                 *                07/01/02
    Class B                                       N/A                N/A               N/A                  N/A
    Class C                                       N/A                N/A               N/A                  N/A
    Class H                                       N/A                N/A               N/A                  N/A
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                        *                  *                 *                07/01/02

Armada Tax Managed Equity Fund 2
    Class A                                     -18.91%            -1.79%               *                05/11/98
    Class B                                     -18.98%            -1.76%               *                05/04/98
    Class C                                     -15.57%               *                 *                01/10/00
    Class H                                     -16.50%               *                 *                04/12/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -13.94%            -0.53%               *                04/09/98

Armada Aggressive Allocation Fund
    Class A                                     -13.05%               *                 *                03/06/01
    Class B                                     -13.82%               *                 *                05/08/01
    Class C                                     -10.24%               *                 *                06/28/01
    Class H                                     -11.13%               *                 *                02/20/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -8.56%               *                 *                03/06/01

Armada Balanced Allocation Fund
    Class A                                      -9.32%               *                 *                07/31/98
    Class B                                     -10.17%               *                 *                11/11/98
    Class C                                      -6.43%               *                 *                04/20/00
    Class H                                      -7.27%               *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -4.58%               *                 *                07/10/98

Armada Conservative Allocation Fund
    Class A                                      -3.87%               *                 *                03/06/01
    Class B                                      -4.68%               *                 *                07/13/01
    Class C                                      -0.65%               *                 *                05/23/01
    Class H                                      -1.75%               *                 *                02/06/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      1.15%                *                 *                03/06/01

Armada Bond Fund
    Class A                                      5.34%              5.01%             5.67%              10/31/88
    Class B                                      4.70%                *                 *                02/04/94
    Class C                                      8.70%                *                 *                06/12/00
    Class H                                      7.62%                *                 *                04/30/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      10.74%             6.25%             6.47%              10/31/88

                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada GNMA Fund
    Class A                                      0.11%              4.82%               *                09/11/96
    Class B                                     -0.60%                *                 *                08/11/99
    Class C                                      3.40%                *                 *                01/27/00
    Class H                                      2.52%                *                 *                04/19/02
    Class I                                      5.40%              6.09%               *                08/10/94

Armada Intermediate Bond Fund
    Class A                                      5.45%              5.34%             5.29%              04/15/91
    Class B                                      4.94%              5.30%               *                01/06/98
    Class C                                      8.93%                *                 *                05/30/00
    Class H                                      7.79%                *                 *                04/18/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      11.00%             6.68%             6.11%              12/20/89

Armada Limited Maturity Bond Fund
    Class A                                      2.34%              4.89%               *                09/09/94
    Class B                                      -0.53%               *                 *                08/11/99
    Class C                                       3.47                *                 *                01/27/00
    Class H                                      2.45%                *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      5.58%              5.64%               *                07/07/94

Armada Total Return Advantage Fund
    Class A                                      8.39%              6.45%               *                09/06/94
    Class B                                      7.97%                *                 *                09/29/99
    Class C                                      12.09%               *                 *                10/03/00
    Class H                                        *                  *                 *                12/30/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      14.18%             7.76%               *                07/07/94

Armada Ultra Short Bond Fund
    Class A                                        *                  *                 *                01/06/03
    Class B                                       N/A                N/A               N/A                  N/A
    Class C                                       N/A                N/A               N/A                  N/A
    Class H                                       N/A                N/A               N/A                  N/A
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                        *                  *                 *                12/02/02

Armada U.S. Government Income Fund 1
    Class A                                      0.87%              5.25%             5.70%              11/12/92
    Class B                                      0.14%              5.19%               *                02/04/94
    Class C                                      4.15%                *                 *                06/21/00
    Class H                                      3.17%                *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      6.15%              6.55%             6.45%              11/12/92


                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada Michigan Municipal Bond Fund 1
    Class A
    Class B                                      3.09%              4.19%             4.70%              07/02/90
    Class C                                      2.57%              4.08%               *                02/04/94
    Class H                                      6.57%                *                 *                08/06/01
    Class I                                      2.42%                *                 *                02/01/02
                                                 8.51%              5.44%             5.44%              07/02/90
Armada National Tax Exempt Bond
  Fund 3
    Class A                                      2.93%                *                 *                06/22/98
    Class B                                      2.43%                *                 *                01/28/99
    Class C                                      6.33%                *                 *                02/24/00
    Class H                                        *                  *                 *                12/16/02
    Class I                                      8.45%              5.58%               *                04/09/98

Armada Ohio Tax Exempt Bond Fund
    Class A                                      4.93%              4.73%             5.06%              04/15/91
    Class B                                      2.48%                *                 *                12/04/01
    Class C                                      6.46%                *                 *                06/23/00
    Class H                                      5.43%                *                 *                04/01/02
    Class I                                      8.56%              5.52%             5.46%              01/05/90

Armada Pennsylvania Municipal Bond Fund
    Class A                                      5.27%              4.81%               *                09/11/96
    Class B                                       N/A                N/A               N/A                  N/A
    Class C                                      6.73%                *                 *                02/24/00
    Class H                                      2.69%                *                 *                02/01/02
    Class I                                      8.76%              5.57%               *                08/10/94

N/A Share class not offered as of May 31, 2003.
*   Not in operation during the entire period.
1 Total returns shown for the Large Cap Ultra, Mid Cap Growth, U.S. Government Income and Michigan Municipal Bond Funds include the performance of the corresponding Parkstone Continuing Funds for the period prior to their reorganization into Armada.

2 Does not include the history of a predecessor common trust fund which commenced operations June 30, 1984.
3 Does not include the history of a predecessor common trust fund which commenced operations July 31, 1984.

         "Average annual total return (after taxes on distributions)" and "average annual total return (after taxes on distributions and redemptions)" for each Fund (other than the Money Market Funds) are included in the Prospectuses.

         "Average annual total return (after taxes on distributions)" for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable to the relevant class at the beginning of the period, and then calculating the annual compounded rate of return (after federal income taxes on distributions but not redemptions) which would produce that amount, assuming a redemption at the end of the period. This calculation assumes a complete redemption of the investment but further assumes that the redemption has no federal income tax consequences. This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period. In calculating the impact of federal income taxes due on distributions, the federal income tax rates used correspond to the tax character of each component of the distributions (e.g., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gains distributions and long-term capital gain rate for long-term capital gain distributions). The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date. Note that these tax rates may vary over the measurement period. The effect of applicable tax credits, such as the foreign tax credit, is also taken into account in accordance with federal tax law. The calculation disregards (i) the effect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g., state and local taxes).

         The following table shows the one year, five year and ten year returns (after taxes on distributions) for the Funds (other than the Money Market Funds) for the respective periods ended May 31, 2003, taking into account the effect of maximum applicable sales loads.


                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada International Equity Fund
    Class A                                     -21.97%            -5.91%               *                08/01/97
    Class B                                     -21.97%            -5.81%               *                01/06/98
    Class C                                     -18.69%               *                 *                01/05/00
    Class H                                     -19.58%               *                 *                04/08/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -17.14%            -4.61%               *                08/01/97

Armada Large Cap Core Equity Fund
    Class A                                     -16.37%            -0.93%               *                08/01/97
    Class B                                     -16.25%            -0.71%               *                01/06/98
    Class C                                     -12.62%               *                 *                01/20/00
    Class H                                     -13.69%               *                 *                05/01/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -11.24%             0.44%               *                08/01/97

Armada Large Cap Growth Fund
    Class A                                     -17.14%            -4.16%             5.12%              04/15/91
    Class B                                     -17.27%            -4.03%               *                01/06/98
    Class C                                     -13.78%               *                 *                01/27/00
    Class H                                     -14.59%               *                 *                02/05/02
    Class R                                        *                  *                 *                    *
    Class I                                     -12.15%            -2.84%             5.93%              12/20/89

Armada Large Cap Ultra Fund 1
    Class A                                     -18.05%            -8.54%               *                02/01/96
    Class B                                     -18.13%            -8.49%               *                02/01/96
    Class C                                     -14.71%               *                 *                06/15/00
    Class H                                     -15.58%               *                 *                04/09/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -12.97%            -7.20%               *                12/28/95


                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada Large Cap Value Fund
    Class A                                     -15.23%            -2.55%               *                08/22/94
    Class B                                     -15.13%            -2.29%               *                01/06/98
    Class C                                     -11.57%               *                 *                01/27/00
    Class H                                     -12.58%               *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -10.07%            -1.26%               *                07/01/94

Armada Mid Cap Growth Fund 1
    Class A                                     -17.22%            -7.29%             1.04%              10/31/88
    Class B                                     -17.40%            -7.45%               *                02/04/94
    Class C                                     -14.10%               *                 *                06/15/00
    Class H                                        *                  *                 *                08/13/02
    Class R                                        *                  *                 *                    *
    Class I                                     -12.17%            -5.94%             1.85%              10/31/88

 Armada S&P 500 Index
    Class A                                     -12.44%               *                 *                10/15/98
    Class B                                     -14.08%               *                 *                01/04/00
    Class C                                     -10.48%               *                 *                01/17/00
    Class H                                     -11.37%               *                 *                02/25/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -9.06%               *                 *                07/10/98

Armada Small Cap Growth Fund
    Class A                                     -20.94%            -7.34%               *                08/01/97
    Class B                                     -21.10%               *                 *                01/06/98
    Class C                                     -17.74%               *                 *                01/20/00
    Class H                                     -18.46%               *                 *                04/01/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -16.12%            -6.47%               *                08/01/97

Armada Small Cap Value Fund

    Class A                                     -16.49%             5.28%               *                08/15/94
    Class B                                     -16.39%             5.55%               *                01/06/98
    Class C                                     -12.97%               *                 *                01/27/00
    Class H                                     -13.85%               *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -11.40%             6.83%               *                07/26/94

Armada Small/Mid Cap Value Fund
    Class A                                        *                  *                 *                07/01/02
    Class B                                       N/A                N/A               N/A                  N/A
    Class C                                       N/A                N/A               N/A                  N/A
    Class H                                       N/A                N/A               N/A                  N/A
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                        *                  *                 *                07/01/02

Armada Tax Managed Equity Fund 2
    Class A                                     -19.22%            -1.92%               *                05/11/98
    Class B                                     -19.15%            -1.83%               *                05/04/98
    Class C                                     -15.74%               *                 *                01/10/00
    Class H                                     -16.70%               *                 *                04/12/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -14.37%            -0.73%               *                04/09/98


                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada Aggressive Allocation Fund
    Class A                                     -13.32%               *                 *                03/06/01
    Class B                                     -14.07%               *                 *                05/08/01
    Class C                                     -10.48%               *                 *                06/28/01
    Class H                                     -11.36%               *                 *                02/20/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -8.87%               *                 *                03/06/01

Armada Balanced Allocation Fund
    Class A                                      -9.88%               *                 *                07/31/98
    Class B                                     -10.49%               *                 *                11/11/98
    Class C                                      -6.76%               *                 *                04/20/00
    Class H                                      -7.63%               *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -5.25%               *                 *                07/10/98

Armada Conservative Allocation Fund
    Class A                                      -4.55%               *                 *                03/06/01
    Class B                                      -5.19%               *                 *                07/13/01
    Class C                                      -1.15%               *                 *                05/23/01
    Class H                                      -2.25%               *                 *                02/06/02
    Class R                                        N/A               N/A               N/A                  N/A
    Class I                                       0.34%               *                 *                03/06/01

Armada Bond Fund
    Class A                                       3.63%             2.79%             3.13%              10/31/88
    Class B                                       3.21%             2.96%               *                02/04/94
    Class C                                       7.22%               *                 *                06/12/00
    Class H                                       6.14%               *                 *                04/30/02
    Class R                                        N/A               N/A               N/A                  N/A
    Class I                                       8.84%             3.90%             3.83%              10/31/88

Armada GNMA Fund
    Class A                                      -1.66%             2.54%               *                09/11/96
    Class B                                      -2.16%               *                 *                08/11/99
    Class C                                       1.83%               *                 *                01/27/00
    Class H                                       0.96%               *                 *                04/19/02
    Class I                                       3.44%             3.69%               *                08/10/94

Armada Intermediate Bond Fund
    Class A                                       3.93%             3.18%             3.04%              04/15/91
    Class B                                       3.65%             3.40%               *                01/06/98
    Class C                                       7.63%               *                 *                05/30/00
    Class H                                       6.51%               *                 *                04/18/02
    Class R                                        N/A               N/A               N/A                  N/A
    Class I                                       9.30%             4.39%             3.73%              12/20/89

Armada Limited Maturity Bond Fund
    Class A                                       1.13%             2.81%               *                09/09/94
    Class B                                      -1.49%               *                 *                08/11/99
    Class C                                       2.51%               *                 *                01/27/00
    Class H                                       1.50%               *                 *                02/05/02
    Class R                                        N/A               N/A               N/A                  N/A
    Class I                                       4.23%             3.49%               *                07/07/94


                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada Total Return Advantage Fund
    Class A                                       6.20%             4.11%               *                09/06/94
    Class B                                       5.99%               *                 *                09/29/99
    Class C                                      10.11%               *                 *                10/03/00
    Class H                                         *                 *                 *                12/30/02
    Class R                                        N/A               N/A               N/A                  N/A
    Class I                                      11.77%             5.29%               *                07/07/94

Armada Ultra Short Bond Fund
    Class A                                         *                 *                 *                01/06/03
    Class B                                        N/A               N/A               N/A                  N/A
    Class C                                        N/A               N/A               N/A                  N/A
    Class H                                        N/A               N/A               N/A                  N/A
    Class R                                        N/A               N/A               N/A                  N/A
    Class I                                         *                 *                 *                12/02/02

Armada U.S. Government Income Fund 1
    Class A
    Class B                                      -0.85%             3.03%             3.03%              11/12/92
    Class C                                      -1.37%             3.22%               *                02/04/94
    Class H                                       2.63%               *                 *                06/21/00
    Class R                                       1.67%               *                 *                02/05/02
    Class I                                        N/A               N/A               N/A                  N/A
                                                  4.24%             4.19%             3.68%              11/12/92
Armada Michigan Municipal Bond Fund 1
    Class A                                       3.04%             4.15%             4.61%              07/02/90
    Class B                                       2.51%             4.03%               *                02/04/94
    Class C                                       6.51%               *                 *                08/06/01
    Class H                                       2.42%               *                 *                02/01/02
    Class I                                       8.45%             5.39%             5.36%              07/02/90

Armada National Tax Exempt Bond
  Fund3
    Class A                                       2.93%             4.44%               *                06/22/98
    Class B                                       2.43%             4.33%               *                01/28/99
    Class C                                       6.33%             4.28%               *                02/24/00
    Class H                                       5.40%               *                 *                12/16/02
    Class I                                       8.45%             5.57%             4.92%              04/09/98

Armada Ohio Tax Exempt Bond Fund
    Class A                                       4.93%             4.73%             5.06%              04/15/91
    Class B                                       2.48%               *                 *                12/04/01
    Class C                                       6.46%               *                 *                06/23/00
    Class H                                       5.43%               *                 *                04/01/02
    Class I                                       8.56%             5.51%             5.45%              01/05/90

Armada Pennsylvania Municipal Bond Fund
    Class A
    Class B                                       5.27%             4.80%               *                09/11/96
    Class C                                        N/A               N/A               N/A                  N/A
    Class H                                       6.73%               *                 *                02/24/00
    Class I                                       2.69%               *                 *                02/01/02
                                                  8.76%             5.56%               *                08/10/94

N/A Share class not offered as of May 31, 2003.
*   Not in operation during the entire period.
1 Total returns shown for the Large Cap Ultra, Mid Cap Growth, U.S. Government Income and Michigan Municipal Bond Funds include the performance of the corresponding Parkstone Continuing Funds for the period prior to their reorganization into Armada.
2 Does not include the history of a predecessor common trust fund which commenced operations June 30, 1984.
3 Does not include the history of a predecessor common trust fund which commenced operations July 31, 1984.


         "Average annual total return (after taxes on distributions and redemptions)" for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable to the relevant class at the beginning of the period, and then calculating the annual compounded rate of return (after federal income taxes on distributions and redemptions) which would produce that amount, assuming a redemption at the end of the period. This calculation assumes a complete redemption of the investment. This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period. In calculating the federal income taxes due on distributions, the federal income tax rates used correspond to the tax character of each component of the distributions (e.g., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gains distributions and long-term capital gain rate for long-term capital gain distributions). The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date. Note that these tax rates may vary over the measurement period. The effect of applicable tax credits, such as the foreign tax credit, is taken into account in accordance with federal tax law. The calculation disregards the (i) effect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g., state and local taxes). In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. The highest federal individual capital gains tax rate in effect on the redemption date is used in such calculation. The federal income tax rates used correspond to the tax character of any gains or losses (e.g., short-term or long-term).

         The following table shows the one year, five year and ten year returns (after taxes on distributions and redemptions) for the Funds (other than the Money Market Funds) for the respective periods ended May 31, 2003, taking into account the effect of maximum applicable sales loads.


                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada International Equity Fund
    Class A                                     -13.42%            -4.25%               *                08/01/97
    Class B                                     -13.49%            -4.19%               *                01/06/98
    Class C                                     -11.47%               *                 *                01/05/00
    Class H                                     -11.97%               *                 *                04/08/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                     -10.42%            -3.24%               *                08/01/97


                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada Large Cap Core Equity Fund
    Class A                                      -9.91%             0.16%               *                08/01/97
    Class B                                      -9.95%             0.36%               *                01/06/98
    Class C                                      -7.72%               *                 *                01/20/00
    Class H                                      -8.33%               *                 *                05/01/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -6.71%             1.28%               *                08/01/97

Armada Large Cap Growth Fund
    Class A                                     -10.51%            -2.88%             4.99%              04/15/91
    Class B                                     -10.61%            -2.75%               *                01/06/98
    Class C                                      -8.46%               *                 *                01/27/00
    Class H                                      -8.96%               *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -7.39%            -1.84%             5.70%              12/20/89

Armada Large Cap Ultra Fund 1
    Class A                                     -11.08%            -4.69%               *                02/01/96
    Class B                                     -11.13%            -4.52%               *                02/01/96
    Class C                                      -9.03%               *                 *                06/15/00
    Class H                                      -9.56%               *                 *                04/09/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -7.96%            -3.68%               *                12/28/95

Armada Large Cap Value Fund
    Class A                                      -9.04%            -1.44%               *                08/22/94
    Class B                                      -9.11%            -1.29%               *                01/06/98
    Class C                                      -6.91%               *                 *                01/27/00
    Class H                                      -7.51%               *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -5.80%            -0.38%               *                07/01/94

Armada Mid Cap Growth Fund 1

    Class A                                     -10.57%            -2.57%             3.51%              10/31/88
    Class B                                     -10.68%            -2.28%               *                02/04/94
    Class C                                      -8.66%               *                 *                06/15/00
    Class H                                        *                  *                 *                08/13/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -7.47%            -1.55%             4.16%              10/31/88

 Armada S&P 500 Index
    Class A                                     -12.44%               *                 *                10/15/98
    Class B                                      -8.55%               *                 *                01/04/00
    Class C                                      -6.34%               *                 *                01/17/00
    Class H                                      -6.89%               *                 *                02/25/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -5.27%               *                 *                07/10/98

Armada Small Cap Growth Fund
    Class A                                     -12.86%            -5.51%               *                08/01/97
    Class B                                     -12.96%            -5.45%               *                01/06/98
    Class C                                     -10.90%               *                 *                01/20/00
    Class H                                     -11.34%               *                 *                04/01/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -9.90%            -4.54%               *                08/01/97


                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada Small Cap Value Fund
    Class A                                      -9.03%             5.04%               *                08/15/94
    Class B                                      -8.97%             5.25%               *                01/06/98
    Class C                                      -6.87%               *                 *                01/27/00
    Class H                                      -7.41%               *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -5.86%             6.35%               *                07/26/94

Armada Small/Mid Cap Value Fund
    Class A                                        *                  *                 *                07/01/02
    Class B                                       N/A                N/A               N/A                  N/A
    Class C                                       N/A                N/A               N/A                  N/A
    Class H                                       N/A                N/A               N/A                  N/A
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                        *                  *                 *                07/01/02

Armada Tax Managed Equity Fund 2
    Class A                                     -11.48%            -1.45%               *                05/11/98
    Class B                                     -11.50%            -1.40%               *                05/04/98
    Class C                                      -9.41%               *                 *                01/10/00
    Class H                                      -9.98%               *                 *                04/12/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -8.43%            -0.49%               *                04/09/98

Armada Aggressive Allocation Fund
    Class A                                      -8.02%               *                 *                03/06/01
    Class B                                      -8.50%               *                 *                05/08/01
    Class C                                      -6.30%               *                 *                06/28/01
    Class H                                      -6.84%               *                 *                02/20/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -5.27%               *                 *                03/06/01

Armada Balanced Allocation Fund
    Class A                                      -5.74%               *                 *                07/31/98
    Class B                                      -6.25%               *                 *                11/11/98
    Class C                                      -3.96%               *                 *                04/20/00
    Class H                                      -4.48%               *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      -2.83%               *                 *                07/10/98

Armada Conservative Allocation Fund
    Class A                                      -2.40%               *                 *                03/06/01
    Class B                                      -2.89%               *                 *                07/13/01
    Class C                                      -0.42%               *                 *                05/23/01
    Class H                                      -1.09%               *                 *                02/06/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                       0.68%               *                 *                03/06/01

Armada Bond Fund
    Class A                                       3.23%             2.86%             3.20%              10/31/88
    Class B                                       2.85%             2.93%               *                02/04/94
    Class C                                       5.31%               *                 *                06/12/00
    Class H                                       4.64%               *                 *                04/30/02
    Class R                                        N/A               N/A               N/A                  N/A
    Class I                                       6.54%             3.80%             3.81%              10/31/88


                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada GNMA Fund
    Class A                                      0.05%              2.69%               *                09/11/96
    Class B                                     -0.38%                *                 *                08/11/99
    Class C                                      2.07%                *                 *                01/27/00
    Class H                                      1.53%                *                 *                04/19/02
    Class I                                      3.29%              3.67%               *                08/10/94

Armada Intermediate Bond Fund
    Class A                                      3.31%              3.16%             3.06%              04/15/91
    Class B                                      3.00%              3.28%               *                01/06/98
    Class C                                      5.44%                *                 *                05/30/00
    Class H                                      4.75%                *                 *                04/18/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      6.71%              4.19%             3.67%              12/20/89

Armada Limited Maturity Bond Fund
    Class A                                      1.42%              2.86%               *                09/09/94
    Class B                                     -0.33%                *                 *                08/11/99
    Class C                                      2.12%                *                 *                01/27/00
    Class H                                      1.49%                *                 *                02/05/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      3.41%              3.43%               *                07/07/94

Armada Total Return Advantage Fund
    Class A                                      5.21%              3.97%               *                09/06/94
    Class B                                      4.97%                *                 *                09/29/99
    Class C                                      7.50%                *                 *                10/03/00
    Class H                                        *                  *                 *                12/30/02
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                      8.77%              4.98%               *                07/07/94

Armada Ultra Short Bond Fund
    Class A                                        *                  *                 *                01/06/03
    Class B                                       N/A                N/A               N/A                  N/A
    Class C                                       N/A                N/A               N/A                  N/A
    Class H                                       N/A                N/A               N/A                  N/A
    Class R                                       N/A                N/A               N/A                  N/A
    Class I                                        *                  *                 *                    *

Armada U.S. Government Income Fund 1
    Class A
    Class B                                      0.51%              3.06%             3.15%              11/12/92
    Class C                                      0.07%              3.16%               *                02/04/94
    Class H                                      2.53%                *                 *                06/21/00
    Class R                                      1.93%                *                 *                02/05/02
    Class I                                       N/A                N/A               N/A                  N/A
                                                 3.75%              4.06%             3.72%              11/12/92


                                                ONE YEAR         FIVE YEARS         TEN YEARS         INCEPTION DATE
                                                --------         ----------         ---------         --------------
Armada Michigan Municipal Bond Fund 1
    Class A
    Class B                                      3.44%              4.16%             4.57%              07/02/90
    Class C                                      2.91%              3.94%               *                02/04/94
    Class H                                      5.37%                *                 *                08/06/01
    Class I                                      1.49%                *                 *                02/01/02
                                                 6.95%              5.23%             5.25%              07/02/90
Armada National Tax Exempt Bond
  Fund3
    Class A                                      3.19%                *                 *                06/22/98
    Class B                                      2.67%                *                 *                01/28/99
    Class C                                      5.06%                *                 *                02/24/00
    Class H                                      4.68%                *                 *                12/16/02
    Class I                                      6.75%              5.33%             4.93%              04/09/98

Armada Ohio Tax Exempt Bond Fund
    Class A                                      4.43%              4.61%             4.94%              04/15/91
    Class B                                      2.68%                *                 *                12/04/01
    Class C                                      5.13%                *                 *                06/23/00
    Class H                                      4.49%                *                 *                04/01/02
    Class I                                      6.81%              5.30%             5.30%              01/05/90

Armada Pennsylvania Municipal Bond Fund
    Class A                                      4.63%              4.69%               *                09/11/96
    Class B                                       N/A                N/A               N/A                  N/A
    Class C                                      5.29%                *                 *                02/24/00
    Class H                                      1.65%                *                 *                02/01/02
    Class I                                      6.92%              5.35%               *                08/10/94

N/A  Share class not offered as of May 31, 2003.
*    Not in operation during the entire period.
1 Total returns shown for the Large Cap Ultra, Mid Cap Growth, U.S. Government Income and Michigan Municipal Bond Funds include the performance of the corresponding Parkstone Continuing Funds for the period prior to their reorganization into Armada.

2 Does not include the history of a predecessor common trust fund which commenced operations June 30, 1984.
3 Does not include the history of a predecessor common trust fund which commenced operations July 31, 1984.

PERFORMANCE REPORTING
---------------------

         From time to time, in advertisements or in reports to shareholders, the performance of the Funds may be quoted and compared to that of other mutual funds with similar investment objectives, to stock or other relevant indices, to other investments or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of the Funds may be compared to data prepared by Lipper Analytical Services, Inc., a widely recognized independent service which monitors the performance of mutual funds. The performance of the Allocation Funds and the Equity Funds may also be compared to: the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of 30 industrial companies listed on the New York Stock Exchange; the Consumer Price Index; data prepared by Standard & Poor's, which maintains unmanaged indices of groups of common stocks; data prepared by Frank Russell Company, which maintains unmanaged indices of groups of common stocks; or other independent mutual fund reporting services. In addition, the performance of the International Equity Fund may be compared to the Morgan Stanley Capital International indices or the FT World Actuaries Index. The performance of the Money Market Funds may be compared to data prepared by iMoneyNet, Inc., or other independent mutual fund reporting services. The performance of the Allocation Funds, Fixed Income Funds and Tax Free Bond Funds may be compared to data prepared by Lehman Brothers and/or Merrill Lynch, which maintain unmanaged indices of groups of fixed income securities, or other independent mutual fund reporting services.

         Performance data as reported in national financial publications including, but not limited to, MONEY MAGAZINE, FORBES, BARRON'S, THE WALL STREET JOURNAL and THE NEW YORK TIMES, or publications of a local or regional nature may also be used in comparing the performance of the Funds. Yields for the Money Market Funds may also be compared to the average yields reported by the BANK RATE MONITOR for money market deposit accounts offered by the 50 leading banks and thrift institutions in the top five standard metropolitan statistical areas.

         Performance data will be calculated separately for each class of shares of the Funds.

         The performance of the Funds will fluctuate and any quotation of performance should not be considered as representative of the future performance of the Funds. Since yields fluctuate, yield data cannot necessarily be used to compare an investment in a Fund's shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance data are generally functions of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses, and market conditions. Any additional fees charged by institutions with respect to accounts of customers that have invested in shares of a Fund will not be included in performance calculations.

         The portfolio managers of the Funds and other investment professionals may from time to time discuss in advertising, sales literature or other material, including periodic publications, various topics of interest to shareholders and prospective investors. The topics may include but are not limited to the advantages and disadvantages of investing in tax-deferred and taxable investments; Fund performance and how such performance may compare to various market indices; shareholder profiles and hypothetical investor scenarios; the economy; the financial and capital markets; investment strategies and techniques; investment products; and tax, retirement and investment planning.

                                  MISCELLANEOUS
                                  -------------

         The Trust bears all costs in connection with its organization, including the fees and expenses of registering and qualifying its shares for distribution under federal and state securities regulations.

         As used in this SAI, a "vote of the holders of a majority of the outstanding shares" of the Trust or a particular investment fund means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in a fundamental investment policy, the affirmative vote of the lesser of (a) 50% or more of the outstanding shares of the Trust or such fund or (b) 67% or more of the shares of the Trust or such fund present at a meeting if more than 50% of the outstanding shares of the Trust or such fund are represented at the meeting in person or by proxy.

         The assets belonging to a Fund include the consideration received by the Trust upon the issuance of shares in that Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds, and a portion of any general assets of the Trust not belonging to the Fund. In determining a Fund's net asset value, assets belonging to a Fund are charged with the liabilities in respect of that Fund.

         As of September 5, 2003, the following persons owned of record 5 percent or more of the shares of the Funds of the Trust:

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE

ARMADA AGGRESSIVE ALLOCATION FUND A SHARES
NATIONAL CITY CORPORATION
ATTN CORP TREASURY
1900 EAST NINTH STREET
CLEVELAND OH  44114-3484                                                           255,999.71           73.67%

ARMADA AGGRESSIVE ALLOCATION FUND B SHARES
R DELA CRUZ PROFIT SHARING PLAN
RENATO DELA CRUZ, MD
30 S 4TH ST
MARTINS FERRY OH  43935-1456                                                        12,268.40           12.51%

ARMADA AGGRESSIVE ALLOCATION FUND B SHARES
FIRST CLEARING CORPORATION
JAMES M VALENTINO (IRA) FCC AS CUSTODIAN
9450 DEER HOLLOW
MENTOR OH  44060-1655                                                                8,322.61            8.49%

ARMADA AGGRESSIVE ALLOCATION FUND B SHARES
FIRST CLEARING, LLC
MARK A GIEL (IRA) FCC AS CUSTODIAN
240 EAST 232 STREET
EUCLID OH  44123-1532                                                                6,545.17            6.68%

ARMADA AGGRESSIVE ALLOCATION FUND B SHARES
FIRST CLEARING, LLC
GEORGE W PETRUS (IRA) FCC AS CUSTODIAN
29921 HALIFAX RD
WICKLIFFE OH  44092-1701                                                             6,724.21            6.86%

ARMADA AGGRESSIVE ALLOCATION FUND C SHARES
STATE STREET BANK & TRUST CO CUST FOR THE ROLLOVER IRA OF
STEVE SCOTT
5969 GRACE AVE
LUDINGTON MI  49431-9683                                                             3,216.91            9.64%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE

ARMADA AGGRESSIVE ALLOCATION FUND C SHARES
FIFE COMMERCIAL BANK 401K PLN-TRUST
AARON K HIXENBAUGH
11011 205TH AVENUE CT E
SUMNER WA  98390-7981                                                                2,258.74            6.77%

ARMADA AGGRESSIVE ALLOCATION FUND C SHARES
FIRST CLEARING CORPORATION
JANE E SIBLEY IRA FCC AS CUSTODIAN
4153 SAWGRASS TRL
MUSKEGON MI  49442-6806                                                              1,695.40            5.08%

ARMADA AGGRESSIVE ALLOCATION FUND C SHARES
FIRST CLEARING CORPORATION
ROBERTA M STEWART (IRA) FCC AS CUSTODIAN
211 E DEWEY RD
SCOTTVILLE MI  49454-9679                                                            1,685.34            5.05%

ARMADA AGGRESSIVE ALLOCATION FUND H SHARES
FIRST CLEARING CORPORATION
SANDRA L BUTTS IRA FCC AS CUSTODIAN
RR 5 BOX 555
SPENCER IN  47460-9474                                                              30,327.06           40.69%

ARMADA AGGRESSIVE ALLOCATION FUND H SHARES
FIRST CLEARING CORPORATION
PHILLIP L HARGIS (IRA) FCC AS CUSTODIAN
11145 FALL DR
INDIANAPOLIS IN  46229-1971                                                          9,184.21           12.32%

ARMADA AGGRESSIVE ALLOCATION FUND H SHARES
FIRST CLEARING CORPORATION
DARLENE K BRYAN (IRA) FCC AS CUSTODIAN
1361 W 725 S
TRAFALGAR IN  46181-8791                                                            16,673.93           22.37%

ARMADA AGGRESSIVE ALLOCATION FUND I SHARES
NATCITY INVESTMENTS
ATTN PAUL FABRIZI
1965 E 6TH ST
CLEVELAND OH  44114-2226                                                           256,675.84           87.47%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA AGGRESSIVE ALLOCATION FUND I SHARES
SHELDON & CO
PO BOX 94984
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4984                                                           34,986.44          11.92%

ARMADA BALANCED ALLOCATION C SHARES
BURKE BROTHERS, INC. 401K
JAMES P BURKE
1793 MT. ZION ROAD
WEEDVILLE PA  15868                                                                13,222.92          16.05%

ARMADA BALANCED ALLOCATION C SHARES
FIRST CLEARING CORPORATION
MENTOR CHIROPRACTIC CENTER INC
DEFINED BENEFIT PENSION PLAN
753 NICKLAUS
MELBOURNE FL  32940-1793                                                           5,638.09            6.84%

ARMADA BALANCED ALLOCATION C SHARES
FIRST CLEARING CORPORATION
JOANN LUTES & AIMEE L TELEGRAPHIC
4 WESLEY AVE
CHARLEROI PA  15022-9444                                                           7,481.12            9.08%

ARMADA BALANCED ALLOCATION FUND H SHARES
FIRST CLEARING CORPORATION
WALLACE N CHASE (IRA) FCC AS CUSTODIAN
6401 PLEASANT WOOD LN
INDIANAPOLIS IN  46236-9735                                                        10,786.29          11.54%

ARMADA BALANCED ALLOCATION FUND H SHARES
FIRST CLEARING CORPORATION
DOROTHEA M DUMDIE (IRA) FCC AS CUSTODIAN
920 S 4TH ST
AURORA IL  60505-5152                                                              7,150.28            7.65%

ARMADA BALANCED ALLOCATION FUND H SHARES
FIRST CLEARING CORPORATION
ARLENE C RADCLIFFE (IRA) FCC AS CUSTODIAN
327 BIRMINGHAM AVENUE
PITTSBURGH PA  15210-3705                                                          6,273.87            6.71%

ARMADA BALANCED ALLOCATION FD H SHARES
FIRST CLEARING CORPORATION
CAROL A STONEHOUSE (IRA) FCC AS CUSTODIAN
1126 SHADYCREST DR
PITTSBURGH PA  15216-3016                                                          4,885.93            5.23%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA BALANCED ALLOCATION I SHARES
NATIONAL CITY BANK
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        7,879,559.04          56.52%

ARMADA BALANCED ALLOCATION I SHARES
WHITELAW & CO FBO SIP PLANS
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        3,291,894.34          23.61%

ARMADA BALANCED ALLOCATION I SHARES
SHELDON & CO (REINV)
ATTN TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        1,499,613.76          10.76%

ARMADA BALANCED ALLOCATION I SHARES
SHELDON & CO TTEE C/O NATIONAL CITY BANK
TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                          699,333.97           5.02%

ARMADA BOND FUND B SHARES
FIRST CLEARING CORPORATION
ANTONIO IOLI
3310 FOXCROFT DR
LEWIS CENTER OH  43035-9270                                                        10,142.81           5.17%

ARMADA BOND FUND C SHARES
RAYMOND JAMES & ASSOC INC
FBO FREEMAN IRA
880 CARILLON PKWY
ST PETERSBURG FL  33716-1100                                                        2,035.08           7.74%

ARMADA BOND FUND C SHARES
RAYMOND JAMES & ASSOC INC
FBO REBHOLZ IRA
880 CARILLON PKWY
ST PETERSBURG FL  33716-1100                                                        1,810.75           6.89%

ARMADA BOND FUND C SHARES
RAYMOND JAMES & ASSOC INC
FBO HEISSERER IRA
880 CARILLON PKWY
ST PETERSBURG FL  33716-1100                                                        1,566.41           5.96%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA BOND FUND C SHARES
RAYMOND JAMES & ASSOC INC
FBO CULP CARL
880 CARILLON PKWY
ST PETERSBURG FL  33716-1100                                                        1,886.22           7.18%

ARMADA BOND FUND C SHARES
FIRST CLEARING CORPORATION
FLOYD R GANASSI JR (SEP IRA) FCC AS CUSTODIAN
ONE OXFORD CENTRE SUITE 3550
PITTSBURGH PA  15219-6400                                                           1,937.62           7.37%

ARMADA BOND FUND H SHARES
STATE STREET BANK & TRUST CO CUST FOR THE IRA OF
SANDRA J WHITEHEAD
610 GABARDINE AVE
PORTAGE MI  49002-7032                                                                699.93           5.28%

ARMADA BOND FUND H SHARES
FIRST CLEARING CORPORATION
HARRIET L GLENN
134 BETTY RAE DR
PITTSBURGH PA  15236-2354                                                           7,606.58          57.42%

ARMADA BOND FUND H SHARES
FIRST CLEARING CORPORATION
MAXINE NEUBERT (IRA) FCC AS CUSTODIAN
830 UNION RD APT 205
ENGLEWOOD OH  45322-2124                                                              853.36           6.44%

ARMADA BOND FUND H SHARES
FIRST CLEARING, LLC
JAMES STONER TOD JEANNE E DORNBOS AND
2300 PORTAGE ROAD APT 224
KALAMAZOO MI  49001-6504                                                            1,423.15          10.74%

ARMADA BOND FUND H SHARES
FIRST CLEARING, LLC
LOIS J HATTEN IRA FCC AS CUSTODIAN
182 SOUTH 16TH ST
OTSEGO MI 49078-9638                                                                 989.12            7.47%

ARMADA BOND FUND I SHARES
NATIONAL CITY BANK ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        4,715,487.04           8.35%

ARMADA BOND FUND I SHARES
WHITELAW & CO FBO SIP PLANS
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                       11,464,834.57          20.29%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA BOND FUND I SHARES
SHELDON & CO
C/O NATIONAL CITY BANK TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        4,235,493.62           7.50%

ARMADA BOND FUND I SHARES
SHELDON & CO
PO BOX 94984
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4984                                                       12,384,679.55          21.92%

ARMADA BOND FUND I SHARES
SHELDON & CO. (CASH/REINV) C/O NATIONAL CITY BANK
ATTN: TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                       21,177,289.93          37.48%

ARMADA CONSERVATIVE ALLOC FUND A SHARES
NATIONAL CITY CORPORATION
ATTN CORP TREASURY
1900 EAST NINTH STREET
CLEVELAND OH  44114-3484                                                          263,730.51          80.83%

ARMADA CONSERVATIVE ALLOC FUND B SHARES
FIRST CLEARING CORPORATION
PHYLLIS BALCH (IRA) FCC AS CUSTODIAN
1215 SE 20TH CT
CAPE CORAL FL  33990-4804                                                           5,363.70           6.38%

ARMADA CONSERVATIVE ALLOC FUND B SHARES
FIRST CLEARING CORPORATION
ROBERT E BUCK (IRA) FCC AS CUSTODIAN
4609 E NEW YORK ST
INDIANAPOLIS IN  46201-3743                                                         4,720.06           5.62%

ARMADA CONSERVATIVE ALLOC FUND B SHARES
FIRST CLEARING CORPORATION
IRVIN C O'DELL AND GENA M O'DELL
6292 SPRING LAKE RD
MOORESVILLE IN  46158-6201                                                          5,323.80           6.34%

ARMADA CONSERVATIVE ALLOC FUND B SHARES
FIRST CLEARING, LLC
RUTH V TRESSLER IRA R/O FCC AS CUSTODIAN
19871 NAUMANN AVE
EUCLID OH  44119-1556                                                               4,891.31           5.82%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA CONSERVATIVE ALLOC FUND B SHARES
FIRST CLEARING, LLC
FRED A LYTLE JR. (IRA) FCC AS CUSTODIAN
4260 PARKLAWN DR
WILLOUGHBY OH  44094-7935                                                           5,848.99           6.96%

ARMADA CONSERVATIVE ALLOC FUND C SHARES
FIRST CLEARING CORPORATION
EMMAREE K MARTIN
207 WINDSOR CT APT 30B
MARYSVILLE OH  43040-1564                                                           4,092.16           5.52%

ARMADA CONSERVATIVE ALLOC FUND C SHARES
FIRST CLEARING CORPORATION
ALI GHARIB FAMILY TRUST HOMA GHARIB TTEE
10516 MITCHELLS MILL ROAD
CHARDON OH  44024-8615                                                             11,841.17          15.96%

ARMADA CONSERVATIVE ALLOC FUND C SHARES
FIRST CLEARING CORPORATION
JOHN H LEDWIDGE & PHILLIS LEDWIDGE
1517 ALTON RD PT
CHARLOTTE FL  33952-4708                                                            4,313.69           5.81%

ARMADA CONSERVATIVE ALLOC FUND I SHARES
NATCITY INVESTMENTS
ATTN PAUL FABRIZI
1965 E 6TH ST
CLEVELAND OH  44114-2226                                                          265,367.17          89.61%

ARMADA CONSERVATIVE ALLOC FUND I SHARES
SHELDON & CO
PO BOX 94984
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4984                                                           26,236.13           8.86%

ARMADA CONSERVATIVE ALLOCATION FD H SHARES
FIRST CLEARING CORPORATION
PAUL RAIGNER (IRA) FCC AS CUSTODIAN
580 N 300 W
GREENFIELD IN  46140-8424                                                           6,214.75           6.54%

ARMADA CONSERVATIVE ALLOCATION FD H SHARES
FIRST CLEARING CORPORATION
JOHN W STEEN (IRA) FCC AS CUSTODIAN
2745 PLEASANT AVE
ASHLAND KY  41102-6049                                                              9,109.85           9.58%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA CONSERVATIVE ALLOCATION FD H SHARES
FIRST CLEARING CORPORATION
HARRIET L GLENN (IRA) FCC AS CUSTODIAN
134 BETTY RAE DR
PITTSBURGH PA  15236-2354                                                          13,785.18          14.50%

ARMADA CONSERVATIVE ALLOCATION FD H SHARES
FIRST CLEARING CORPORATION
PATRICIA A JENSEN (IRA) FCC AS CUSTODIAN
406 27TH STREET
MC KEESPORT PA  15132-7024                                                          6,616.58           6.96%

ARMADA CONSERVATIVE ALLOCATION FD H SHARES
FIRST CLEARING, LLC
BARBARA BEBOUT
522 BELLAIRE AVE
PITTSBURGH PA  15226-1836                                                           8,081.01           8.50%

ARMADA CONSERVATIVE ALLOCATION FD H SHARES
FIRST CLEARING CORPORATION
FRANCES B GREBNER (IRA) FCC AS CUSTODIAN
1403 BELUSCO AVE
PITTSBURGH PA  15216-3349                                                           6,911.32           7.27%

ARMADA GNMA FUND A SHARES
FIRST CLEARING, LLC
MARY ELEANOR KIRK TRUST
1700 W WASHINGTON APT B305
SPRINGFIELD IL  62702-6453                                                         19,741.43           5.06%

ARMADA GNMA FUND A SHARES
FIRST CLEARING CORPORATION
ROBERT S KENDALL & LINDA R KENDALL JT TEN
2650 BUTTERNUT LN
PEPPER PIKE OH  44124-4208                                                         97,276.27          24.92%

ARMADA GNMA FUND C SHARES
ATTN EVAN BURTON PRUDENTIAL SECURITIES
FBO CIBC BANK & TRUST CAYMAN LTD CP-3
PO BOX 694
GT BRITISH WEST INDIES                                                             10,805.50           5.41%

ARMADA GNMA FUND C SHARES
FIRST CLEARING CORPORATION
ROBERT F NEUWAR IRA FCC AS CUSTODIAN
381 STERLING CIR
BEREA OH  44017-2322                                                               10,194.68           5.11%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA GNMA FUND C SHARES
FIRST CLEARING CORPORATION
ALI GHARIB FAMILY TRUST HOMA GHARIB TTEE
10516 MITCHELLS MILL ROAD
CHARDON OH  44024-8615                                                             11,175.68           5.60%

ARMADA GNMA FUND H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF CHARLES R WILLIAMS
13023 NE HIGHWAY 99 STE 7 PMB 10
VANCOUVER WA  98686-2767                                                            4,439.62          11.85%

ARMADA GNMA FUND H SHARES
FIRST CLEARING CORPORATION
WALTER SCOTT SMITH & LAURA I SMITH JT TEN
200 LAUREL LAKE DR E397
HUDSON OH  44236-2156                                                               3,433.87           9.16%

ARMADA GNMA FUND H SHARES
FIRST CLEARING CORPORATION
MELVIN MARSCHALL IRA FCC AS CUSTODIAN
8505 W B AVE
OTSEGO MI  49078-9520                                                               2,165.13           5.78%

ARMADA GNMA FUND H SHARES
FIRST CLEARING CORPORATION
EDWARD G KLEPPER IRA FCC AS CUSTODIAN
4003 NICHOLS RD
PARCHMENT MI  49004-3107                                                            3,018.28           8.06%

ARMADA GNMA FUND H SHARES
FIRST CLEARING CORPORATION
NORTHERN RCR & RCR SERVICES DFND BNFT PLN U/A DTD
06-29-99 ATTN: JAN CHRIST
1451 E 33RD STREET
CLEVELAND, OH 44114-4032                                                            7,931.79          21.17%

ARMADA GNMA FUND H SHARES
FIRST CLEARING CORPORATION
RICHARD E MURRAY (IRA R/O) FCC AS CUSTODIAN
1077 EAST RIVER ST
ELYRIA OH  44035-6061                                                               3,298.78           8.80%

ARMADA GNMA FUND H SHARES
FIRST CLEARING, LLC
CHERYL L GAUNTLETT TTEE
11340 76TH ST
SOUTH HAVEN MI  49090-2115                                                          1,935.60           5.17%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA GNMA FUND I SHARES
SHELDON & CO
C/O NATIONAL CITY BANK TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        1,540,623.49          10.68%

ARMADA GNMA FUND I SHARES
SHELDON & CO TTEE
C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        7,628,525.06          52.90%

ARMADA GNMA FUND I SHARES
SHELDON & CO
C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        5,210,919.84          36.14%

ARMADA GOV'T MONEY MARKET A SHARES
NATIONAL CITY MI/IL FBO CORPORATE SWEEP CUSTOMER
CASH MANAGEMENT OERATIONS
770 W BROAD STREET
COLUMBUS OH  43222-1419                                                       193,121,800.00          32.28%

ARMADA GOV'T MONEY MARKET A SHARES
PENNSYLVANIA FBO CORPORATE AUTOSWEEP CUSTOMERS
C/O NATIONAL CITY BANK OF PA
300 FOURTH STREET  2-191
PITTSBURGH PA  15222-2001                                                     227,252,000.00          37.98%

ARMADA GOV'T MONEY MARKET A SHARES
WHEAT FIRST SECURITIES
PO BOX 6629
GLEN ALLEN VA  23058-6629                                                      66,465,056.70          11.11%

ARMADA GOV'T MONEY MARKET A SHARES
NATIONAL CITY BANK FBO CORPORATE AUTOSWEEP
770 W BROAD STREET
COLUMBUS OH  43222-1419                                                        71,784,702.73          12.00%

ARMADA GOV'T MONEY MARKET I SHARES
NATIONAL CITY BANK
4100 W 150TH ST OPERATIONS CENTER
3RD FLOOR NORTH ANNEX
CLEVELAND OH 44135-1389                                                     1,957,289,758.20          95.80%

ARMADA INTERMEDIATE BOND FD H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE IRA OF CECIL B OEHLER
3408 CENTERVILLE NEWMAN RD
PROSPECT OH  43342-9514                                                             1,134.23           6.39%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA INTERMEDIATE BOND FD H SHARES
FIRST CLEARING CORPORATION
JOANNE F KOBA & BETTY SCHROEDER
1606 CADILLAC CIRCLE
ROMEOVILLE IL  60446-5222                                                           2,982.37          16.80%

ARMADA INTERMEDIATE BOND FD H SHARES
FIRST CLEARING CORPORATION
SHIRLEY ANN GRUIZENGA IRA FCC AS CUSTODIAN
2222 ROMENCE RD
PORTAGE MI  49024-4050                                                              1,439.85           8.11%

ARMADA INTERMEDIATE BOND FD H SHARES
FIRST CLEARING CORPORATION
HARRIET L GLENN
134 BETTY RAE DR
PITTSBURGH PA  15236-2354                                                           7,115.30          40.07%

ARMADA INTERMEDIATE BOND FD H SHARES
FIRST CLEARING CORPORATION
MARY ANN ALLEN (IRA) FCC AS CUSTODIAN
5739 HAVERHILL DR
LANSING MI  48911-4807                                                              2,341.67          13.19%

ARMADA INTERMEDIATE BOND FUND C SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF WALLACE STRICKLAND
3337 E 149TH ST
CLEVELAND OH  44120-4237                                                            2,198.83           5.04%

ARMADA INTERMEDIATE BOND FUND C SHARES
FIRST CLEARING CORPORATION
DIANE L HISER
5456 CARMOUSTIE CIR
DANVILLE IN  46123-7693                                                             2,309.52           5.30%

ARMADA INTERMEDIATE BOND FUND C SHARES
FIRST CLEARING  CORPORATION
SAMUEL E TAYLOR  REVOCABLE TRUST 1573
GALLEON AVE.
MARCO ISLAND FL  34145-5224                                                         9,496.68          21.78%

ARMADA INTERMEDIATE BOND FUND C SHARES
FIRST CLEARING CORPORATION
MARIAN L LAISURE TOD, DORYLZ LAISURE,
2112 ACACIA PARK DR APT 307
LYNDHURST OH  44124-3800                                                           10,097.53          23.16%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA INTERMEDIATE BOND FUND C SHARES
FIRST CLEARING CORPORATION
JOSEPH F HEILMAN (IRA) FCC AS CUSTODIAN
756 KISKI PARK DR
APOLLO PA  15613-9609                                                               8,487.60          19.46%

ARMADA INTERMEDIATE BOND FUND C SHARES
FIRST CLEARING CORPORATION
ELSIE W DUNCKLEE TRUST UAD 6/5/85
200 JASON CT
SATELLITE BCH FL  32937-3009                                                        2,760.61           6.33%

ARMADA INTERMEDIATE BOND FUND I SHARES
SHELDON & CO. (REINV)
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        5,029,216.04          13.33%

ARMADA INTERMEDIATE BOND FUND I SHARES
SHELDON & CO
PO BOX 94984
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4984                                                       15,657,463.37          41.50%

ARMADA INTERMEDIATE BOND FUND I SHARES
SHELDON & CO C/O NATIONAL CITY BANK
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                       10,989,389.03          29.13%

ARMADA INTERMEDIATE BOND FUND I SHARES
SEI TRUST COMPANY
ATTN MUTUAL FUND ADMINISTRATOR
ONE FREEDOM VALLEY DRIVE
OAKS PA  19456                                                                  3,784,831.65          10.03%

ARMADA INTERNATIONAL EQUITY C SHARES
PRUDENTIAL SECURITIES FBO MR PHILIP BURKE
40 GREGORY ST
MARBLEHEAD MA  01945-3242                                                           9,410.77           9.54%

ARMADA INTERNATIONAL EQUITY C SHARES
PRUDENTIAL SECURITIES FBO MR MAX B MENDEL
40 SUMMER ST
SALEM MA  01970-3317                                                                8,696.75           8.81%

ARMADA INTERNATIONAL EQUITY C SHARES
PRUDENTIAL SECURITIES FBO MR PHILIP BURKE
40 GREGORY ST
MARBLEHEAD MA  01945-3242                                                           9,112.36           9.23%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA INTERNATIONAL EQUITY C SHARES
PRUDENTIAL SECURITIES FBO MRS MARCIA D BURKE
2 BROAD ST
SALEM MA  01970-3104                                                                7,945.35           8.05%

ARMADA INTERNATIONAL EQUITY C SHARES
MULACH STEEL CORPORATION STEVEN C. THOMAS
742 CHESTNUT RD
SEWICKLEY PA  15143-1100                                                            6,024.92           6.11%

ARMADA INTERNATIONAL EQUITY H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF DAVID J KOCHHEISER
8420 BERNICE DR
STRONGSVILLE OH  44149-1023                                                           916.58           8.69%

ARMADA INTERNATIONAL EQUITY H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF SUSAN L DEAL
312 ALBA LN
LAKE MARY FL  32746-6349                                                              602.27           5.71%

ARMADA INTERNATIONAL EQUITY H SHARES
FIRST CLEARING CORPORATION
RONALD G YANDEK (IRA) FCC AS CUSTODIAN
27419 DETROIT
WESTLAKE OH  44145-2288                                                               916.39           8.68%

ARMADA INTERNATIONAL EQUITY H SHARES
FIRST CLEARING CORPORATION
NORTHERN RCR & RCR SERVICES DFND BNFT PLN U/A DTD 06-29-99
ATTN: JAN CHRIST
1451 E 33RD STREET
CLEVELAND, OH 441414-4032                                                           4,145.06          39.28%

ARMADA INTERNATIONAL EQUITY H SHARES
FIRST CLEARING CORPORATION
BETTE MAE PORRITT
4710 W. WOODWAY DRIVE
PEORIA IL  61615-2757                                                               1,825.61          17.30%

ARMADA INTERNATIONAL EQUITY I SHARES
KEY BANK NA TTEE
FBO FOUNDATION BALANCED FUND
PO BOX 94871
CLEVELAND OH  44101-4871                                                        3,168,587.30           9.62%

ARMADA INTERNATIONAL EQUITY I SHARES
SHELDON & CO (REINV)
ATTN TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        3,661,667.20          11.12%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA INTERNATIONAL EQUITY I SHARES
SHELDON & CO TTEE
C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                       13,006,510.69          39.49%

ARMADA INTERNATIONAL EQUITY I SHARES
SHELDON & CO
C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                       10,135,850.47          30.77%

ARMADA LARGE CAP CORE EQUITY FUND A SHARES
FIFTH THIRD BANK RPS
FBO RPS RETIREMENT ACCOUNTS
PO BOX 630074
CINCINNATI OH  45263-0074                                                         114,390.06          22.69%

ARMADA LARGE CAP CORE EQUITY FUND C SHARES
FIRST CLEARING CORPORATION
RICHARD A SPENGLER & KATHLEEN B SPENGLER
6622N MILL LN
PEORIA IL  61614-2524                                                               2,384.30           8.71%

ARMADA LARGE CAP CORE EQUITY FUND C SHARES
FIRST CLEARING CORPORATION
MENTOR CHIROPRACTIC CENTER INC DEFINED BENEFIT PENSION PLAN
753 NICKLAUS
MELBOURNE FL  32940-1793                                                            2,940.30          10.74%

ARMADA LARGE CAP CORE EQUITY FUND H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE IRA OF SUZANNE B GAYDA
11308 LOMA PL SW
TACOMA WA  98499-1266                                                               1,200.91           8.39%

ARMADA LARGE CAP CORE EQUITY FUND H SHARES
STATE STREET BANK & TRUST
CO CUST FOR THE IRA OF SHARYN UGAN
15102 ROSEMARY AVE
CLEVELAND OH  44111-2158                                                              762.92           5.33%

ARMADA LARGE CAP CORE EQUITY FUND H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF JANET R MCKAY
15834 NE 91ST WAY
REDMOND WA  98052-7515                                                              1,656.72          11.58%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA LARGE CAP CORE EQUITY FUND H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF DAVID J KOCHHEISER
8420 BERNICE DR
STRONGSVILLE OH  44149-1023                                                           859.01           6.00%

ARMADA LARGE CAP CORE EQUITY FUND H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF SUSAN L DEAL
312 ALBA LN
LAKE MARY FL  32746-6349                                                              861.50           6.02%

ARMADA LARGE CAP CORE EQUITY FUND H SHARES
FIRST CLEARING CORPORATION
THE WATERBURY FAM REV TR U/T/A 11/11/99
550 VALKARIA RD SE
PALM BAY FL  32909-6113                                                             2,739.02          19.14%

ARMADA LARGE CAP CORE EQUITY FUND H SHARES
FIRST CLEARING CORPORATION
BETTE MAE PORRITT
4710 W. WOODWAY DRIVE
PEORIA IL  61615-2757                                                               2,123.37          14.84%

ARMADA LARGE CAP CORE EQUITY FUND H SHARES
FIRST CLEARING CORPORATION
ELIZABETH A EGAN (IRA R/O) FCC AS CUSTODIAN
103 WILDWOOD COURT
EAST PEORIA IL  61611-4726                                                          1,157.41           8.09%

ARMADA LARGE CAP CORE EQUITY FUND I SHARES
SHELDON & CO C/O NATIONAL CITY BANK TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                       12,320,610.49          72.45%

ARMADA LARGE CAP CORE EQUITY FUND I SHARES
SHELDON & CO TTEE
C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        2,249,274.14          13.23%

ARMADA LARGE CAP CORE EQUITY FUND I SHARES
SHELDON & CO C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        1,879,451.54          11.05%

ARMADA LARGE CAP GROWTH FUND A SHARES
STATE STREET BANK & TRUST TTEE
FBO FIRST ENERGY CORP SAVINGS PLAN DTD 7/1/98
105 ROSEMONT AVE WES/IN
WESTWOOD MA  02090-2318                                                         6,676,698.83          83.63%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA LARGE CAP GROWTH FUND C SHARES
INDEPENDENCE TRUST COMPANY
PO BOX 682188
FRANKLIN TN  37068-2188                                                             3,528.69          10.07%

ARMADA LARGE CAP GROWTH FUND C SHARES
THE KAYO LUMBER CO. PSP JAMES E ELOFF
8640 TAMARACK
TEMPERANCE MI  48182-9257                                                           3,148.16           8.98%

ARMADA LARGE CAP GROWTH FUND C SHARES
FIRST CLEARING CORPORATION
ROBERT HENRY BAKER JR IRA FCC AS CUSTODIAN
530 ELWHA BLUFFS RD
PORT ANGELES WA  98363-9586                                                         2,794.56           7.97%

ARMADA LARGE CAP GROWTH FUND C SHARES
FIRST CLEARING CORPORATION
CAROLYN A PAGEL IRA FCC AS CUSTODIAN
1421 CORDOVA AVE
LAKEWOOD OH  44107-3601                                                             3,029.25           8.64%

ARMADA LARGE CAP GROWTH FUND H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE IRA OF MAUREEN HUZINEC
4118 MAXWELL AVE
ERIE PA  16504-2534                                                                   306.40           7.21%

ARMADA LARGE CAP GROWTH FUND H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE IRA OF RANDALL A REINBOLD
285 N MOUNT ST
INDIANAPOLIS IN  46222-4155                                                           287.90           6.78%

ARMADA LARGE CAP GROWTH FUND H SHARES
FIRST CLEARING CORPORATION
STEVEN R SEPE SR (IRA) FCC AS CUSTODIAN
124 RICK COURT
OSWEGO IL  60543-9113                                                               1,339.29          31.52%

ARMADA LARGE CAP GROWTH FUND H SHARES
FIRST CLEARING CORPORATION
NORTHERN RCR & RCR SERVICES DFND BNFT PLN U/A DTD 06-29-99
ATTN: JAN CHRIST
1451 E 33RD STREET
CLEVELAND, OH 44114-4032                                                            1,980.71          46.62%

ARMADA LARGE CAP GROWTH FUND I SHARES
NATIONAL CITY BANK
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        1,577,697.28           5.02%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA LARGE CAP GROWTH FUND I SHARES
WHITELAW & CO FBO SIP PLANS
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        9,580,655.36          30.48%

ARMADA LARGE CAP GROWTH FUND I SHARES
SHELDON & CO
C/O NATIONAL CITY BANK TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        4,089,977.52          13.01%

ARMADA LARGE CAP GROWTH FUND I SHARES
SHELDON & CO
PO BOX 94984
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4984                                                        5,408,390.67          17.21%

ARMADA LARGE CAP GROWTH FUND I SHARES
SHELDON & CO. (CASH/REINV) C/O NATIONAL CITY BANK
ATTN: TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        9,733,157.42          30.96%

ARMADA LARGE CAP ULTRA FUND C SHARES
ELK COUNTY TOOL & DIE INC
JOSEPH P BEICHNER
101 S. BROAD ST.
EMPORIUM PA  15834-1310                                                             1,960.55           5.08%

ARMADA LARGE CAP ULTRA FUND C SHARES
ELK COUNTY TOOL & DIE INC
DAVID J GLEIXNER
121 TIMBERLINE RD.
ST MARYS PA  15857-3345                                                             2,235.58           5.79%

ARMADA LARGE CAP ULTRA FUND C SHARES
BURKE BROTHERS, INC. 401K
JAMES P BURKE
1793 MT. ZION ROAD
WEEDVILLE PA  15868                                                                10,761.98          27.86%

ARMADA LARGE CAP ULTRA FUND C SHARES
FIRST CLEARING CORPORATION
THEODORE BOLTON (DECEDENT IRA) GARY BOLTON (BENEFICIARY)
2032 FITZWATER
PHILADELPHIA PA  19146-1333                                                         2,092.05           5.42%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA LARGE CAP ULTRA FUND H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF SUSAN L DEAL
312 ALBA LN
LAKE MARY FL  32746-6349                                                              817.88          33.96%

ARMADA LARGE CAP ULTRA FUND H SHARES
STATE STREET BANK & TRUST CO
CUST ROTH CONTRIBUTION IRA KAREN SUE FINLEY
711 HARRISON SE
ANDERSON IN  46012-3754                                                               157.73           6.55%

ARMADA LARGE CAP ULTRA FUND H SHARES
FIRST CLEARING CORPORATION
LINDA L MELLOTT (IRA) FCC AS CUSTODIAN
351 WOODVIEW DR
JEFFERSONVLLE OH  43128-1113                                                          974.30          40.46%

ARMADA LARGE CAP ULTRA FUND H SHARES
FIRST CLEARING CORPORATION
CHARLES F DREW (IRA) FCC AS CUSTODIAN
6175 20 W ST
ROCKFORD IL  61109-4403                                                               341.53          14.18%

ARMADA LARGE CAP ULTRA FUND I SHARES
NATIONAL CITY BANK
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                          488,269.87           5.87%

ARMADA LARGE CAP ULTRA FUND I SHARES
WHITELAW & CO FBO SIP PLANS
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                          892,557.35          10.74%

ARMADA LARGE CAP ULTRA FUND I SHARES
SHELDON & CO (REINV)
ATTN TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        2,086,717.73          25.11%

ARMADA LARGE CAP ULTRA FUND I SHARES
SHELDON & CO TTEE
C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        1,388,847.36          16.71%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA LARGE CAP ULTRA FUND I SHARES
SHELDON & CO
C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        2,522,189.08          30.35%

ARMADA LARGE CAP ULTRA FUND I SHARES
SEI TRUST COMPANY
ATTN MUTUAL FUND ADMINISTRATOR
ONE FREEDOM VALLEY DRIVE
OAKS PA  19456                                                                    903,152.85          10.87%

ARMADA LARGE CAP VALUE FUND C SHARES
FIRST CLEARING CORPORATION
ANTHONY R MOHORCIC DECEDENT IRA ROLLOVER FCC AS
CUSTODIAN DTD 3/17/97
8595 PARK RIDGE LN
MACEDONIA, OH 44056-1684                                                            2,951.78          14.48%

ARMADA LARGE CAP VALUE FUND C SHARES
FIRST CLEARING CORPORATION
HAROLD E CRUMLEY IRA R/O FCC AS CUSTODIAN
22089 SPRING CREEK RD
EAST PEORIA IL  61611-1391                                                          1,143.73           5.61%

ARMADA LARGE CAP VALUE FUND C SHARES
FIRST CLEARING CORPORATION
ROSELLA M FISHER (IRA) FCC AS CUSTODIAN
4874 S WASHINGTON
NORTH EAST PA  16428-5014                                                           1,089.47           5.34%

ARMADA LARGE CAP VALUE FUND C SHARES
FIRST CLEARING CORPORATION
NORTH RIVER DEVELOPMENT CORP.
725 LAGRANGE ST.
TOLEDO OH  43604-1673                                                               1,611.93           7.91%

ARMADA LARGE CAP VALUE FUND C SHARES
FIRST CLEARING CORPORATION
ROBERT W WARLAND BEVERLY B WARLAND
1403 14TH AVE N
FORT DODGE IA  50501-7625                                                           1,239.97           6.08%

ARMADA LARGE CAP VALUE FUND H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF SUSAN L DEAL
312 ALBA LN
LAKE MARY FL  32746-6349                                                              642.74           7.88%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA LARGE CAP VALUE FUND H SHARES
FIRST CLEARING CORPORATION
NORTHERN RCR & RCR SERVICES DFND BNFT PLN U/A DTD 06-29-99
ATTN: JAN CHRIST
1451 E 33RD STREET
CLEVELAND, OH 44114-4032                                                            3,369.04          41.30%

ARMADA LARGE CAP VALUE FUND H SHARES
FIRST CLEARING CORPORATION
CHARLES F DREW (IRA) FCC AS CUSTODIAN
6175 20 W ST
ROCKFORD IL  61109-4403                                                             1,120.24          13.73%

ARMADA LARGE CAP VALUE FUND H SHARES
FIRST CLEARING CORPORATION
MARY ANN ALLEN (IRA) FCC AS CUSTODIAN
5739 HAVERHILL DR
LANSING MI  48911-4807                                                              1,924.97          23.60%

ARMADA LARGE CAP VALUE FUND I SHARES
WHITELAW & CO FBO SIP PLANS ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        3,134,524.90           9.25%

ARMADA LARGE CAP VALUE FUND I SHARES
SHELDON & CO (REINV)
ATTN TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        3,322,530.72           9.81%

ARMADA LARGE CAP VALUE FUND I SHARES
SHELDON & CO
PO BOX 94984
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4984                                                       11,029,221.96          32.56%

ARMADA LARGE CAP VALUE FUND I SHARES
SHELDON & CO. (CASH/REINV) C/O NATIONAL CITY BANK
ATTN: TRUST MUTUAL FUNDS
PO BOX 94777 CLEVELAND OH  44101-4777                                          14,241,865.66          42.04%

ARMADA LIMITED MATURITY BOND A SHARES
FIRST CLEARING CORPORATION
STEEL CITY CORPORATION
PO BOX 1227
YOUNGSTOWN OH  44501-1227                                                          48,732.94           6.06%

ARMADA LIMITED MATURITY BOND C SHARES
FIRST CLEARING CORPORATION
FARRELL HENDERSON AND PATRICIA HENDERSON
4841 N GUILFORD AVE
INDIANAPOLIS IN  46205-1957                                                         7,836.18           6.03%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA LIMITED MATURITY BOND C SHARES
FIRST CLEARING CORPORATION
LYNN T ELLIOTT (IRA ROLLOVER) FCC AS CUSTODIAN
9724 E SHORE DRIVE
PORTAGE MI  49002-7482                                                              6,657.30           5.13%

ARMADA LIMITED MATURITY BOND C SHARES
FIRST CLEARING CORPORATION
ALI GHARIB FAMILY TRUST HOMA GHARIB TTEE
10516 MITCHELLS MILL ROAD
CHARDON OH  44024-8615                                                             11,568.00           8.91%

ARMADA LIMITED MATURITY BOND C SHARES
FIRST CLEARING, LLC
PETER C HAWK TTEE OF THE
10565 COUNTRY CLUB DRIVE
RICHLAND MI  49083-9588                                                            16,931.95          13.04%

ARMADA LIMITED MATURITY BOND C SHARES
FIRST CLEARING, LLC
MARY SUSAN FOX & J WARREN FOX
1700 BRONSON WAY, APT 226
KALAMAZOO MI  49009-1085                                                           11,138.77           8.58%

ARMADA LIMITED MATURITY BOND C SHARES
FIRST CLEARING CORPORATION
C RICHARD COULSON IRA FCC AS CUSTODIAN
5056 NICKELSON
PROSPECT OH  43342-9794                                                            18,004.93          13.86%

ARMADA LIMITED MATURITY BOND H SHARES
FIRST CLEARING CORPORATION
JOSEPH J TIZIANI IRA #2 FCC AS CUSTODIAN
P.O. BOX 4223
HORSESHOE BAY TX  78657-4223                                                        7,156.29           6.68%

ARMADA LIMITED MATURITY BOND H SHARES
FIRST CLEARING CORPORATION
JOSEPH J TIZIANI IRA R/O FCC AS CUSTODIAN
P.O. BOX 4223
HORSESHOE BAY TX  78657-4223                                                        7,487.26           6.99%

ARMADA LIMITED MATURITY BOND H SHARES
FIRST CLEARING CORPORATION
NORTHERN RCR & RCR SERVICES DFND BNFT PLN U/A DTD 06-29-99
ATTN: JAN CHRIST
1451 E 33RD STREET
CLEVELAND, OH 44114-4032                                                            8,053.40           7.52%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA LIMITED MATURITY BOND I SHARES
SHELDON & CO. (REINV) FUTURE QUEST-C/O NATIONAL CITY BANK
ATTN TRUST MUTUAL
PO BOX 94777
CLEVELAND OH  44101-4984                                                        7,505,011.38          22.37%

ARMADA LIMITED MATURITY BOND I SHARES
SHELDON & CO FUTURE QUEST-C/O NATIONAL CITY BANK
ATTN TRUST MUTUAL
PO BOX 94984
CLEVELAND OH  44101-4984                                                       14,781,901.57          44.07%

ARMADA LIMITED MATURITY BOND I SHARES
SHELDON & CO TTEE FUTURE QUEST-C/O NATIONAL CITY BANK
ATTN TRUST MUTUAL
PO BOX 94777
CLEVELAND OH  44101-4777                                                        9,087,304.83          27.09%

ARMADA MICHIGAN MUNI BOND A SHARES
MCDONALD INVESTMENTS INC
4900 TIEDEMAN ROAD
BROOKLYN OH  44144-2338                                                           181,105.95          14.88%

ARMADA MICHIGAN MUNI BOND B SHARES
FIRST CLEARING CORPORATION
EMILY T WHEELER TTEE EMILY T WHEELER TRUST AMA II ACCOUNT
1632 TAWAS BEACH ROAD
EAST TAWAS, MI 48730-9330                                                           9,464.38           6.03%

ARMADA MICHIGAN MUNI BOND B SHARES
FIRST CLEARING CORPORATION
MARYLEE A ROVEN & SHERYL C ROVEN
4600 ALLEN RD. #903
ALLEN PARK MI  48101-2772                                                           9,187.95           5.86%

ARMADA MICHIGAN MUNI BOND B SHARES
FIRST CLEARING CORPORATION
MARION E BELLONI
510 E BLOOMFIELD AVE
ROYAL OAK MI  48073-3562                                                           17,057.34          10.88%

ARMADA MICHIGAN MUNI BOND B SHARES
FIRST CLEARING CORPORATION
TIMOTHY P. HIGGINS KATHLEEN M. HIGGINS
17518 OAK HILL DR
NORTHVILLE MI  48167-4363                                                          24,511.47          15.63%

ARMADA MICHIGAN MUNI BOND B SHARES
FIRST CLEARING, LLC
PHILLIP PSUTY REV TRUST PHILLIP PSUTY TTEE
1911 S LAKE LEELANAU DR
LAKE LEELANAU MI  49653-9460                                                       10,742.06           6.85%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA MICHIGAN MUNI BOND B SHARES
FIRST CLEARING CORPORATION
JOHN D WHEELER TTEE JOHN D WHEELER TRUST
1632 TAWAS BEACH ROAD
EAST TAWAS MI  48730-9330                                                           9,443.60           6.02%

ARMADA MICHIGAN MUNI BOND B SHARES
FIRST CLEARING CORPORATION
ERICH K GAERTNER AND BARBARA J GAERTNER
607 SIDNEY
BAY CITY MI  48706-3868                                                             9,020.26           5.75%

ARMADA MICHIGAN MUNI BOND B SHARES
FIRST CLEARING CORPORATION
RICHARD T. BAILEY & SHIRELY A. BAILEY REV TR U/A DTD 2-18-03
608 N. CONNECTICUT
ROYAL OAK MI  48067-2036                                                           16,018.99          10.21%

ARMADA MICHIGAN MUNI BOND C SHARES
FIRST CLEARING CORPORATION
VETURIA HOTEA TOD, RICHARD M HOTEA
31080 SIBLEY
ROMULUS MI  48174-9233                                                                895.82           9.35%

ARMADA MICHIGAN MUNI BOND C SHARES
FIRST CLEARING CORPORATION
EUGENE H. TOWNER MARITAL TRUST
1023 AVON ROAD
ANN ARBOR MI  48104-2741                                                            3,627.88          37.88%

ARMADA MICHIGAN MUNI BOND C SHARES
FIRST CLEARING CORPORATION
RAIMONDS T ZIEMELIS RAIMONDS T ZIEMELIS
1222 E GILES
MUSKEGON MI  49445-2630                                                             2,152.80          22.48%

ARMADA MICHIGAN MUNI BOND C SHARES
FIRST CLEARING, LLC
HENDERSON FAMILY TRUST MORRIS HENDERSON TRUSTEE
45360 M 51 HWY W
DECATUR MI  49045-9038                                                              2,900.71          30.29%

ARMADA MICHIGAN MUNI BOND H SHARES
BOSTON FINANCIAL DATA SERVICES CORP ACTION AUDIT
2 HERITAGE DRIVE 3RD FL
N QUINCY MA  02171-2144                                                                 2.24          33.32%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA MICHIGAN MUNI BOND H SHARES
BOSTON FINANCIAL DATA SERVICES CORP ACTION AUDIT
2 HERITAGE DRIVE 3RD FL
N QUINCY MA  02171-2144                                                                 2.24          33.34%

ARMADA MICHIGAN MUNI BOND H SHARES
BOSTON FINANCIAL DATA SERVICES CORP
2 HERITAGE DR  3RD FL
N QUINCY MA  02171-2144                                                                 2.24          33.34%

ARMADA MICHIGAN MUNI BOND I SHARES
SHELDON & CO (REINV)
ATTN TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        1,839,572.07          14.37%

ARMADA MICHIGAN MUNI BOND I SHARES
SHELDON & CO TTEE
C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                       10,363,995.69          80.94%

ARMADA MID CAP GROWTH C SHARES
ELK COUNTY TOOL & DIE INC
MARK J SICHERI
115 NOVA COURT
ST MARYS PA  15857-3063                                                             3,230.30           6.42%

ARMADA MID CAP GROWTH C SHARES
ELK COUNTY TOOL & DIE INC
ROGER B SHIELDS
112 GLASS RD.
ST MARYS PA  15857-2720                                                             3,026.99           6.01%

ARMADA MID CAP GROWTH C SHARES
ELK COUNTY TOOL & DIE INC
DAVID J GLEIXNER
121 TIMBERLINE RD.
ST MARYS PA  15857-3345                                                             2,641.96           5.25%

ARMADA MID CAP GROWTH C SHARES
BURKE BROTHERS, INC. 401K
JAMES P BURKE
1793 MT. ZION ROAD
WEEDVILLE PA  15868                                                                 9,459.88          18.79%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA MID CAP GROWTH C SHARES
FIRST CLEARING CORPORATION
PATRICIA L ARONE IRA FCC AS CUSTODIAN
3009 E BROADWAY
LOGANSPORT IN  46947-2103                                                           2,599.65           5.16%

ARMADA MID CAP GROWTH H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF DAVID J KOCHHEISER
8420 BERNICE DR
STRONGSVILLE OH  44149-1023                                                         1,828.15          25.46%

ARMADA MID CAP GROWTH H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF SUSAN L DEAL
312 ALBA LN
LAKE MARY FL  32746-6349                                                            1,758.71          24.49%

ARMADA MID CAP GROWTH H SHARES
FIRST CLEARING CORPORATION
BETTE MAE PORRITT
4710 W. WOODWAY DRIVE
PEORIA IL  61615-2757                                                               2,543.64          35.42%

ARMADA MID CAP GROWTH H SHARES
FIRST CLEARING CORPORATION
CHARLES F DREW (IRA) FCC AS CUSTODIAN
6175 20 W ST
ROCKFORD IL  61109-4403                                                             1,036.87          14.44%

ARMADA MID CAP GROWTH I SHARES
NATIONAL CITY BANK ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        5,989,182.91          48.98%

ARMADA MID CAP GROWTH I SHARES
SHELDON & CO (REINV)
ATTN TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        1,088,089.65           8.90%

ARMADA MID CAP GROWTH I SHARES
SHELDON & CO TTEE C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        3,546,099.14          29.00%

ARMADA MID CAP GROWTH I SHARES
SHELDON & CO C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        1,559,755.68          12.76%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA MONEY MARKET FUND A SHARES
NATIONAL CITY MI/IL FBO CORPORATE SWEEP CUSTOMER CASH
MANAGEMENT OERATIONS
770 W BROAD STREET
COLUMBUS OH  43222-1419                                                       222,536,200.00          21.71%

ARMADA MONEY MARKET FUND A SHARES
PENNSYLVANIA FBO CORPORATE AUTOSWEEP CUSTOMERS
C/O NATIONAL CITY BANK OF PA
300 FOURTH STREET
PITTSBURGH PA  15222-2001                                                     225,403,000.00          21.99%

ARMADA MONEY MARKET FUND A SHARES
WHEAT FIRST SECURITIES
PO BOX 6629
GLEN ALLEN VA  23058-6629                                                     191,373,187.55          18.67%

ARMADA MONEY MARKET FUND A SHARES
NATIONAL CITY BANK FBO CORPORATE AUTOSWEEP
770 W BROAD ST
COLUMBUS OH  43222-1419                                                       241,225,677.39          23.53%

ARMADA MONEY MARKET FUND A SHARES
NATIONAL CITY BANK FBO PCG/RETAIL SWEEP CUSTOMER
770 W BROAD STREET
COLUMBUS OH  43222-1419                                                        57,070,521.80           5.57%

ARMADA MONEY MARKET FUND B SHARES
SHORE WEST CONSTRUCTION 401(K) PLAN
JUDITH E SANTORA
3930 WOODPARK DR
N OLMSTED OH  44070-1774                                                          115,524.41           7.17%

ARMADA MONEY MARKET FUND B SHARES
FIRST CLEARING CORPORATION
MILDRED E MAY MILDRED E MAY
6205 SIX MILE LANE
LOUISVILLE KY  40218-2348                                                          84,426.49           5.24%

ARMADA MONEY MARKET FUND B SHARES
PERSHING LLC
P.O. BOX 2052
JERSEY CITY NJ  07303-2052                                                        196,364.93          12.19%

ARMADA MONEY MARKET FUND C SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE IRA OF MICHAEL J GARVIN
1 SPRING HILL CIR
SAUSALITO CA  94965-1776                                                           88,269.90           7.18%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA MONEY MARKET FUND C SHARES
STATE STREET BANK & TRUST CO
CUST FOR SEP IRA OF MICHAEL J GARVIN
1 SPRING HILL CIR
SAUSALITO CA  94965-1776                                                           83,510.18           6.79%

ARMADA MONEY MARKET FUND C SHARES
FIRST CLEARING CORPORATION
ALYSSA LEE TRUST SHARI L SIMON TTEE
102 W COLBY ST #LOFT
WHITEHALL MI  49461-1015                                                          203,670.31          16.57%

ARMADA MONEY MARKET FUND C SHARES
MULACH STEEL CORPORATION
RAYMOND HORSMON
564 BARTRAM RD
MOORESTOWN NJ  08057-1871                                                         256,052.07          20.83%

ARMADA MONEY MARKET FUND H SHARES
JUDITH A LUNDQUIST
424 BYRD ST
CENTRALIA WA  98531-5106                                                            6,000.00          11.70%

ARMADA MONEY MARKET FUND H SHARES
FIRST CLEARING CORPORATION
PAMELA K ZEMAN
31108 FALLCREEKWAY E DR
INDIANAPOLIS IN  46205                                                             36,395.20          70.94%

ARMADA MONEY MARKET FUND H SHARES
FIRST CLEARING CORPORATION
HELEN V DAVIS
952 N ROUTIERS AVE
INDIANAPOLIS IN  46219-5555                                                         8,586.41          16.74%

ARMADA MONEY MARKET FUND I SHARES
NATIONAL CITY BANK OPERATIONS CENTER
3RD FLOOR NORTH ANNEX
4100 W. 150TH STREET
CLEVELAND OH  44135-1389                                                    2,132,559,347.37          62.77%

ARMADA MONEY MARKET FUND I SHARES
NATIONAL CITY BANK TRUST OPERATIONS
OPERATIONS CENTER 3RD FLOOR NORTH ANNEX
4100 W. 150TH STREET
CLEVELAND OH  44135-1389                                                      656,261,572.81          19.32%

ARMADA NATIONAL TAX EXEMPT BOND H SHARES
FRANK J SHANNON III
10503 BRANDYWINE ROAD
CLINTON MD  20735-3856                                                                493.73           9.43%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA NATIONAL TAX EXEMPT BOND H SHARES
FIRST CLEARING, LLC
HAROLD J RAY JOSEPHINE H RAY
909 BOWDITCH AVENUE
AURORA IL  60506-5920                                                               4,732.58          90.43%

ARMADA NAT'L TAX EXEMPT BOND A SHARES
CAREN M PETERSON
1813 KINGS HWY
ROCKFORD IL  61107-1354                                                            31,347.97           8.09%

ARMADA NAT'L TAX EXEMPT BOND A SHARES
FIRST CLEARING CORP
ARMOUR SCHRECK
34968 N HELEN CT
INGLESIDE IL  60041-9410                                                           24,674.55           6.37%

ARMADA NAT'L TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
EMILY T WHEELER TTEE EMILY T WHEELER TRUST AMA II ACCOUNT
1632 TAWAS BEACH ROAD
EAST TAWAS MI 48730-9330                                                            9,861.93          12.21%

ARMADA NAT'L TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
JAMES E CHENAULT & JUDITH E CHENAULT
8609 COOL BROOK CT
LOUISVILLE KY  40291-1501                                                           5,123.17           6.34%

ARMADA NAT'L TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
THEODORE R MCDONALD & ROSE ANN MCDONALD
7712 ST BERNARD CT
LOUISVILLE KY  40291-2462                                                           5,742.67           7.11%

ARMADA NAT'L TAX EXEMPT BOND B SHARES
LPL FINANCIAL SERVICES
9785 TOWNE CENTRE DRIVE
SAN DIEGO CA  92121-1968                                                            6,491.21           8.04%

ARMADA NAT'L TAX EXEMPT BOND B SHARES
RAYMOND JAMES & ASSOC INC
FBO HAWKINS,C TRUST
880 CARILLON PKWY
ST PETERSBURG FL  33716-1100                                                       13,420.26          16.62%

ARMADA NAT'L TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
JOHN D WHEELER TTEE JOHN D WHEELER TRUST
1632 TAWAS BEACH ROAD
EAST TAWAS MI  48730-9330                                                           9,861.93          12.21%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA NAT'L TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
SHARON S YATES
249 LEGENDS CREEK PL  102
INDIANAPOLIS IN  46229-6040                                                         4,728.71           5.86%

ARMADA NAT'L TAX EXEMPT BOND B SHARES
PERSHING LLC
P.O. BOX 2052
JERSEY CITY NJ  07303-2052                                                          5,826.82           7.21%

ARMADA NAT'L TAX EXEMPT BOND C SHARES
ROBERTO E DENIS HEIDI M DENIS JT TEN
514 N SUMMERLIN AVE
ORLANDO FL  32803-5312                                                                469.41           5.39%

ARMADA NAT'L TAX EXEMPT BOND C SHARES
FIRST CLEARING CORPORATION
RUKHSANA RAHMAN
2408 BURNING TREE CT
JEFFERSONVILLE IN  47130-6742                                                       6,220.30          71.41%

ARMADA NAT'L TAX EXEMPT BOND C SHARES
FIRST CLEARING CORPORATION
PATRICIA ANN GALLIHER
311 BELLEFONTE PRINCESS RD
ASHLAND KY  41101-7115                                                              1,871.26          21.48%

ARMADA NAT'L TAX EXEMPT BOND I SHARES
SHELDON & CO TTEE
C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                       10,861,525.14          64.25%

ARMADA NAT'L TAX EXEMPT BOND I SHARES
SHELDON & CO C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        5,314,563.49          31.44%

ARMADA OHIO MUNI MONEY MARKET A SHARES
NATIONAL CITY BANK OHIO FBO AMA SWEEP CUSTOMERS
770 W BROAD STREET
COLUMBUS OH  43222-1419                                                         6,705,629.94          13.68%

ARMADA OHIO MUNI MONEY MARKET A SHARES
NATIONAL CITY BANK FBO PCG/RETAIL SWEEP CUSTOMER
770 W BROAD STREET
COLUMBUS OH  43222-1419                                                        39,505,827.50          80.57%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA OHIO MUNI MONEY MARKET I SHARES
NATIONAL CITY BANK OPERATIONS CENTER
3RD FLOOR NORTH ANNEX
4100 W 150TH ST
CLEVELAND OH  44135-1389                                                      187,529,359.94          83.78%

ARMADA OHIO MUNI MONEY MARKET I SHARES
NATCITY INVESTMENTS, INC
ATTN LISA SMITH OPERATIONS DEPT
629 EUCLID AVE 13TH FL
CLEVELAND OH  44114-3007                                                       28,971,530.22          12.94%

ARMADA OHIO TAX EXEMPT BOND A SHARES
FIRST CLEARING CORPORATION
HARRY E FIGGIE JR TRUST HARRY E FIGGIE JR TTEE
37001 SHAKER BLVD
CHAGRIN FALLS OH  44022-6643                                                      213,967.49          16.29%

ARMADA OHIO TAX EXEMPT BOND A SHARES
FIRST CLEARING CORPORATION
NANCY F FIGGIE TRUST NANCY F FIGGIE TTEE
37001 SHAKER BLVD
CHAGRIN FALLS OH  44022-6643                                                       72,317.52           5.50%

ARMADA OHIO TAX EXEMPT BOND A SHARES
FIRST CLEARING CORPORATION
BARBARA M JACOBS
31100 HUNTINGTON WOODS PKWY
BAY VILLAGE OH  44140-1033                                                         97,888.76           7.45%

ARMADA OHIO TAX EXEMPT BOND A SHARES
FIRST CLEARING CORPORATION
FRANK LEONETTI JR TRUST ALBERT LEONETTI TTEE
17434 LAKESEDGE TRL
CHAGRIN FALLS OH  44023-2114                                                       65,789.58           5.01%

ARMADA OHIO TAX EXEMPT BOND A SHARES
FIRST CLEARING CORPORATION
ROBERT N ECKLEY ELEANOR M ECKLEY
5143 SHORELINE WAY
VERMILION OH  44089-1448                                                           97,169.44           7.40%

ARMADA OHIO TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
SAMUEL J PUCCINELLI JR TRUST
SAMUEL J PUCCINELLI JR TRUSTEE
18099 LORAIN AVE STE 550
CLEVELAND OH  44111-5610                                                            4,770.48           7.33%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA OHIO TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
ROBERT L FINE
1328 LAKE SHORE DR APT C
COLUMBUS OH  43204-4827                                                             5,959.05           9.16%

ARMADA OHIO TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
AINA L SCHUSTER
9145 COLUMBIA RD
OLMSTED FALLS OH  44138-2426                                                        4,777.16           7.34%

ARMADA OHIO TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
EDWARD J HOJDAR AND GERI HOJDAR
567 SHAWNEE LA
BEDFORD OH  44146-3459                                                              6,682.97          10.27%

ARMADA OHIO TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
THE LUCILLE C HALL REV TRUST DTD 12/4/02
2407 CALL RD
STOW OH  44224-1503                                                                 3,575.98           5.50%

ARMADA OHIO TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
ROGER F KELLER JR AND ARLINE S KELLER REV LIV TRUST DTD
323 HARCOURT DR
AKRON OH  44313-6512                                                                4,385.44           6.74%

ARMADA OHIO TAX EXEMPT BOND B SHARES
FIRST CLEARING CORPORATION
ALFREDO G CAUSA REV LVG TRUST ALFREDO G CAUSA TTEE
1255 ASHFORD LN
AKRON OH  44313-6870                                                                3,894.47           5.99%

ARMADA OHIO TAX EXEMPT BOND B SHARES
LPL FINANCIAL SERVICES
9785 TOWNE CENTRE DRIVE
SAN DIEGO CA  92121-1968                                                            3,626.47           5.57%

ARMADA OHIO TAX EXEMPT BOND B SHARES
FIRST CLEARING, LLC
LORICE M KASSOUF
367 TRILLIUM GLEN
AURORA OH  44202-7201                                                               4,252.58           6.54%

ARMADA OHIO TAX EXEMPT BOND C SHARES
FIRST CLEARING CORPORATION
LAWRENCE A RICE REV TRUST LAWRENCE A RICE TRUSTEE
480 PARKLAWN
ROCKY RIVER OH  44116-1151                                                          4,850.83           5.40%

ARMADA OHIO TAX EXEMPT BOND C SHARES
FIRST CLEARING CORPORATION
THOMAS R RICE REVOCABLE TRUST THOMAS R RICE TRUSTEE
31409 ST. ANDREWS
WESTLAKE OH  44145-5056                                                             4,850.83           5.40%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA OHIO TAX EXEMPT BOND C SHARES
FIRST CLEARING CORPORATION
ANNA M GASCOIGNE NIXON
284 SOUTH OVAL DRIVE
CHARDON OH  44024-1462                                                              9,006.52          10.03%

ARMADA OHIO TAX EXEMPT BOND C SHARES
FIRST CLEARING CORPORATION
DOROTHY L ACKERS
6700 CINCINNATI/ZANESVILLE RD
RUSHVILLE OH  43150-9641                                                            9,332.63          10.39%

ARMADA OHIO TAX EXEMPT BOND C SHARES
FIRST CLEARING CORPORATION
JAMES LEVIN AND JILL LEVIN
3099 VINE COURT
CLEVELAND OH  44113-2948                                                            7,847.56           8.74%

ARMADA OHIO TAX EXEMPT BOND C SHARES
FIRST CLEARING CORPORATION
HARRY FRONISTA
8969 ADAMS RD
HUBER HEIGHTS OH  45424-4037                                                        7,698.02           8.57%

ARMADA OHIO TAX EXEMPT BOND C SHARES
FIRST CLEARING CORPORATION
SYLVIA A. FRONISTA
8969 ADAMS RD
HUBER HEIGHTS OH  45424-4037                                                        7,698.02           8.57%

ARMADA OHIO TAX EXEMPT BOND C SHARES
FIRST CLEARING CORPORATION
J DAVID STEIN
130 S JOHANNA DR
CENTERVILLE OH  45458-2462                                                          4,560.65           5.08%

ARMADA OHIO TAX EXEMPT BOND C SHARES
FIRST CLEARING CORPORATION
EDWARD W MATTHEWS AND JOYCE E MATTHEWS
5030 SHARON HILL DR
COLUMBUS OH  43235-3431                                                             4,550.29           5.07%

ARMADA OHIO TAX EXEMPT BOND H SHARES
FIRST CLEARING CORPORATION
RUSSELL W BROOKS AND LAVERNE M BROOKS JTWROS
6335 WALDORF PLACE
INDEPENDENCE OH  44131-3342                                                         2,824.07          22.29%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA OHIO TAX EXEMPT BOND H SHARES
FIRST CLEARING CORPORATION
VIRGILENE K ROLLINGS
5790 DENLINGER RD APT 4104
DAYTON OH  45426-1838                                                               7,894.74          62.31%

ARMADA OHIO TAX EXEMPT BOND H SHARES
FIRST CLEARING CORPORATION
JOHN R SHELLENBERGER AND KAREN K SHELLENBERGER
154 WILLIAMSBURG DR
AVON LAKE OH  44012-1860                                                            1,666.35          13.15%

ARMADA OHIO TAX EXEMPT BOND I SHARES
SHELDON & CO FUTURE QUEST-
C/O NATIONAL CITY BANK ATTN TRUST MUTUAL
PO BOX 94984
CLEVELAND OH  44101-4984                                                       11,728,655.85          79.65%

ARMADA OHIO TAX EXEMPT BOND I SHARES
SHELDON & CO. (CASH/REINV)
C/O NATIONAL CITY BANK ATTN: TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        2,035,567.09          13.82%

ARMADA PA MUNICIPAL BOND FUND A SHARES
FIRST CLEARING CORPORATION
SARA ZIMMER
6315 WALDRON ST
PITTSBURGH PA  15217-2518                                                          10,262.75           8.62%

ARMADA PA MUNICIPAL BOND FUND A SHARES
NFSC
TIMOTHY R BURNS
250 GATESHEAD DRIVE
MC MURRAY PA  15317-3104                                                           10,727.70           9.01%

ARMADA PA MUNICIPAL BOND FUND A SHARES
FIRST CLEARING CORPORATION
HELGA A. SUHR
750 CHARTER DR #E-11
LONGS SC  29568-5857                                                                8,587.15           7.21%

ARMADA PA MUNICIPAL BOND FUND A SHARES
FIRST CLEARING CORPORATION
JAMES L AIELLO AND CRYSTEL GABRICH
141 CIRCLE DR
PITTSBURGH PA  15228-2120                                                           9,203.31           7.73%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA PA MUNICIPAL BOND FUND A SHARES
FIRST CLEARING CORPORATION
ELVA A LONGWELL &
437 MORTON STREET
SHARON PA  16146-2419                                                              16,603.67          13.95%

ARMADA PA MUNICIPAL BOND FUND A SHARES
FIRST CLEARING CORPORATION
JOAN A WICKERHAM ALAN C WICKERHAM JTTEN
462 S 7TH STREET
SHARPSVILLE, PA 16150-1814                                                          9,469.70           7.96%

ARMADA PA MUNICIPAL BOND FUND A SHARES
FIRST CLEARING CORPORATION
CAROL HOFFMAN
65 EATON SQUARE FLAT F
LONDON SW1W 9BQ                                                                     8,098.69           6.80%

ARMADA PA MUNICIPAL BOND FUND C SHARES
FIRST CLEARING CORPORATION
LEROY A WHEELER JUNE L JONES
23164 N TOWNLINE
CONNEAUTVILLE PA  16406-5548                                                       10,160.59          11.92%

ARMADA PA MUNICIPAL BOND FUND C SHARES
FIRST CLEARING CORPORATION
MARTHA BAIRD
10 STONEY BROOK BLVD
GREENVILLE PA  16125-7804                                                          26,082.25          30.60%

ARMADA PA MUNICIPAL BOND FUND C SHARES
FIRST CLEARING CORPORATION
PAUL CRISSMAN JANE CRISSMAN
2375 SPENCER RD
HERMITAGE PA  16148-7107                                                           18,689.45          21.93%

ARMADA PA MUNICIPAL BOND FUND C SHARES
FIRST CLEARING CORPORATION
LARRY G DUNCAN GUARD MARILYN E WHITMER GUARD
8591 PETERS RD
CRANBERRY TWP PA  16066-3817                                                        4,503.80           5.28%

ARMADA PA MUNICIPAL BOND FUND C SHARES
FIRST CLEARING CORPORATION
LARRY G DUNCAN CO-GUARD
8591 PETERS RD
CRANBERRY TWP PA  16066-3817                                                        5,342.64           6.27%

ARMADA PA MUNICIPAL BOND FUND C SHARES
FIRST CLEARING CORPORATION
ASHRAF RAZZAK OLIVIA RAZZAK
3538 TIMBER LN
HERMITAGE PA  16148-6024                                                            5,646.75           6.63%

ARMADA PA MUNICIPAL BOND FUND C SHARES
FIRST CLEARING CORPORATION
CHARLES F GROVER
110 MEHARD AVE
GREENVILLE PA  16125-9731                                                           7,191.42           8.44%


FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA PA MUNICIPAL BOND FUND H SHARES
FIRST CLEARING, LLC
DAVID M SHAPIRO & LOIS F SHAPIRO
5841 MORROWFIELD AVE
PITTSBURGH PA  15217-2770                                                           1,846.22          99.62%

ARMADA PA MUNICIPAL BOND FUND I SHARES
SHELDON & CO
PO BOX 94984
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4984                                                        4,589,999.11          89.92%

ARMADA PA MUNICIPAL BOND FUND I SHARES
SHELDON & CO. (CASH/REINV) C/O NATIONAL CITY BANK
ATTN: TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                          388,282.23           7.61%

ARMADA PA TAX EXMPT MONEY MKT A SHARES
PENNSYLVANIA FBO CORPORATE AUTOSWEEP CUSTOMERS
C/O NATIONAL CITY BANK OF PA
300 FOURTH STREET  2-191
PITTSBURGH PA  15222-2001                                                      77,248,000.00          77.01%

ARMADA PA TAX EXMPT MONEY MKT A SHARES
PENNSYLVANIA NATIONAL CITY BANK OF PENNSYLVANIA
FBO PCG/RETAIL SWEEP CUSTOMERS CASH MANAGEMENT OPERATIONS
770 W BROAD ST.
COLUMBUS OH  43222-1419                                                        18,464,606.94          18.41%

ARMADA PA TAX EXMPT MONEY MKT I SHARES
NATIONAL CITY BANK TRUST OPERATIONS
OPERATIONS CENTER 3RD FLOOR  NORTH ANNEX
4100 W. 150 TH STREET
CLEVELAND OH  44135-1389                                                       99,720,128.54          95.09%

ARMADA S&P 500 INDEX FUND A SHARES
FIFTH THIRD BANK RPS FBO RPS RETIREMENT ACCOUNTS
PO BOX 630074
CINCINNATI OH  45263-0074                                                         148,031.25           9.86%

FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA S&P 500 INDEX FUND C SHARES
FIRST CLEARING CORPORATION
LYMAN F NARTEN IRA R/O FCC AS CUSTODIAN
15155 HERITAGE LN
CHAGRIN FALLS OH  44022-2674                                                        8,055.48           6.39%

ARMADA S&P 500 INDEX FUND C SHARES
FIRST CLEARING CORPORATION
INDUSTRIAL POWER SYSTEMS, INC. ATTN: ANGELA KAMINKI
410 RYDER ROAD
TOLEDO OH  43607-3106                                                               9,693.63           7.69%

ARMADA S&P 500 INDEX FUND H SHARES
FIRST CLEARING CORPORATION
BEVERLY J MOERDYK SUCCESSOR TTEE REV LIV TRT AGRMT OF
9459 ORANGEVIEW DRIVE
PORTAGE MI  49024-6814                                                              1,194.24           7.69%

ARMADA S&P 500 INDEX FUND H SHARES
FIRST CLEARING CORPORATION
PAMELA K ZEMAN AND JOHN BLADES
3110 B FALL CREEKWAY
INDIANAPOLIS IN  46205                                                              2,406.19          15.49%

ARMADA S&P 500 INDEX FUND H SHARES
FIRST CLEARING CORPORATION
DOROTHY J PIPE (IRA) FCC AS CUSTODIAN
8216 W VILLA LINDO
PEORIA AZ  85383-1010                                                                 838.60           5.40%

ARMADA S&P 500 INDEX FUND H SHARES
FIRST CLEARING CORPORATION
ANGELA A DUNHAM (IRA) FCC AS CUSTODIAN
2397 SE MONROE STREET
STUART FL  34997-5840                                                               1,344.38           8.66%

ARMADA S&P 500 INDEX FUND H SHARES
FIRST CLEARING, LLC
ROBERT S DEWEY IRA R/O FCC AS CUSTODIAN
480 STURGIS ROAD HOMESITE 205
PARCHMENT, MI 49004                                                                 1,263.28           8.13%

ARMADA S&P 500 INDEX FUND H SHARES
FIRST CLEARING, LLC
MR RONALD L GOODRICH IRA FCC AS CUSTODIAN
35 N SHORE DR
SOUTH HAVEN MI  49090-1164                                                          2,400.96          15.46%

ARMADA S&P 500 INDEX FUND H SHARES
FIRST CLEARING, LLC
BRIAN E LONGJOHN JUDY A LONGJOHN  JT TEN
83081 M-51 NORTH
DECATUR MI  49045-8101                                                                929.15           5.98%


FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA S&P 500 INDEX FUND H SHARES
FIRST CLEARING, LLC LOIS J HATTEN IRA FCC AS
CUSTODIAN
182 SOUTH 16TH ST
OTSEGO MI 49078-9638                                                                1,161.44           7.48%

ARMADA S&P 500 INDEX FUND I SHARES
NATIONAL CITY BANK ATTN TRUST MUTUAL FUNDS
PO BOX 94984 CLEVELAND OH  44101-4984                                          10,917,952.45          31.04%

ARMADA S&P 500 INDEX FUND I SHARES
WHITELAW & CO FBO SIP PLANS ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        9,562,552.93          27.18%

ARMADA S&P 500 INDEX FUND I SHARES
SHELDON & CO (REINV)
ATTN TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        9,041,576.39          25.70%

ARMADA S&P 500 INDEX FUND I SHARES
SHELDON & CO TTEE C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        2,446,085.37           6.95%

ARMADA S&P 500 INDEX FUND I SHARES
SHELDON & CO. (CASH/REINV) C/O NATIONAL CITY BANK
ATTN: TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        2,227,660.87           6.33%

ARMADA SMALL CAP GROWTH FUND C SHARES
MULACH STEEL CORPORATION
JUDITH E. THOMAS
742 CHESTNUT RD
SEWICKLEY PA  15143-1100                                                            3,517.13           5.34%

ARMADA SMALL CAP GROWTH FUND C SHARES
MULACH STEEL CORPORATION
STEVEN C. THOMAS
742 CHESTNUT RD
SEWICKLEY PA  15143-1100                                                            6,500.99           9.88%

ARMADA SMALL CAP GROWTH FUND C SHARES
FIRST CLEARING CORPORATION
JANE B WESSEL IRA FCC AS CUSTODIAN
21280 AVALON DR
ROCKY RIVER OH  44116-1122                                                          4,573.17           6.95%


FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA SMALL CAP GROWTH FUND C SHARES
FIRST CLEARING CORPORATION
HUBER HEIGHTS MEDICAL CENTER
6096 BRANDT PARKWAY
HUBER HEIGHTS OH  45424-4015                                                        3,791.47           5.76%

ARMADA SMALL CAP GROWTH FUND H SHARES
FIRST CLEARING CORPORATION
NORTHERN RCR & RCR SERVICES DFND BNFT PLN U/A DTD 06-29-99
ATTN: JAN CHRIST
1451 E 33RD STREET
CLEVELAND, OH 44114-4032                                                            4,860.04          82.14%

ARMADA SMALL CAP GROWTH FUND H SHARES
FIRST CLEARING CORPORATION
CHARLES F DREW (IRA) FCC AS CUSTODIAN
6175 20 W ST
ROCKFORD IL  61109-4403                                                               835.78          14.12%

ARMADA SMALL CAP GROWTH FUND I SHARES
NATIOANL CITY BANK
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        3,031,621.12          14.46%

ARMADA SMALL CAP GROWTH FUND I SHARES
KEY BANK NA TTEE FBO FOUNDATION BALANCED FUND
PO BOX 94871
CLEVELAND OH  44101-4871                                                        1,070,393.25           5.10%

ARMADA SMALL CAP GROWTH FUND I SHARES
SHELDON & CO (REINV)
ATTN TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        2,114,366.37          10.08%

ARMADA SMALL CAP GROWTH FUND I SHARES
SHELDON & CO TTEE C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        6,566,864.88          31.32%

ARMADA SMALL CAP GROWTH FUND I SHARES
SHELDON & CO
C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        7,748,874.92          36.95%

ARMADA SMALL CAP VALUE FUND A SHARES
NATIONWIDE TRUST COMPANY FSB
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS OH  43218-2029                                                         1,064,657.53          12.21%


FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA SMALL CAP VALUE FUND A SHARES
CHARLES SCHWAB & CO INC
ATTN MUTUAL FUNDS SPECIAL CUSTODY ACCOUNT
101 MONTGOMERY ST
SAN FRANCISCO CA  94104-4122                                                      979,308.15          11.23%

ARMADA SMALL CAP VALUE FUND A SHARES
STATE STREET BANK & TRUST TTEE
FBO FIRST ENERGY SAVINGS PLAN
105 ROSEMONT AVE
WESTWOOD MA  02090-2318                                                         3,164,052.42          36.28%

ARMADA SMALL CAP VALUE FUND H SHARES
NFSC FEBO
MARLENE M CLARK
1536 KENSINGTON LANE
LANCASTER OH  43130-8749                                                            2,813.41           5.03%

ARMADA SMALL CAP VALUE FUND I SHARES
NATIONAL CITY BANK
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        3,223,308.89           8.06%

ARMADA SMALL CAP VALUE FUND I SHARES
WHITELAW & CO FBO SIP PLANS
ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        5,440,338.88          13.60%

ARMADA SMALL CAP VALUE FUND I SHARES
CHARLES SCHWAB & CO INC
ATTN MUTUAL FUNDS SPECIAL CUSTODY ACCOUNT
101 MONTGOMERY ST
SAN FRANCISCO CA  94104-4122                                                    4,514,241.44          11.28%

ARMADA SMALL CAP VALUE FUND I SHARES
SHELDON & CO (REINV)
ATTN TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        5,124,683.40          12.81%

ARMADA SMALL CAP VALUE FUND I SHARES
SHELDON & CO
PO BOX 94984
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4984                                                        9,495,595.31          23.73%


FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA SMALL CAP VALUE FUND I SHARES
SHELDON & CO. (CASH/REINV)
C/O NATIONAL CITY BANK
ATTN: TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        8,825,612.60          22.06%

ARMADA SMALL/MID CAP VALUE FUND A SHARES
NATIONWIDE TRUST COMPANY FSB
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS OH  43218-2029                                                            11,986.46           5.04%

ARMADA SMALL/MID CAP VALUE FUND A SHARES
FIRST CLEARING CORPORATION
MILDRED HECK TTEE FBO FRED HECK TRUST C/O WILLIAM FILBRUN
2421 ADIRONDACK TR
KETTERING, OH 45409-1906                                                           13,425.52           5.65%

ARMADA SMALL/MID CAP VALUE FUND I SHARES
SHELDON & CO TTEE
C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        2,238,841.33          55.44%

ARMADA SMALL/MID CAP VALUE FUND I SHARES
SHELDON & CO TTEE C/O NATIONAL CITY BANK
PO BOX 94777
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4777                                                        1,519,034.79          37.62%

ARMADA TAX EXMPT MONEY MARKET A SHARES
NATIONAL CITY MI/IL FBO CORPORATE SWEEP CUSTOMER CASH
MANAGEMENT OERATIONS
770 W BROAD STREET
COLUMBUS OH  43222-1419                                                        42,008,000.00          17.60%

ARMADA TAX EXMPT MONEY MARKET A SHARES
FIRST CLEARING CORPORATION
PO BOX 6629
GLEN ALLEN VA  23058-6629                                                     100,070,831.08          41.93%

ARMADA TAX EXMPT MONEY MARKET A SHARES
NATIONAL CITY BANK FBO CORPORATE AUTOSWEEP
770 W BROAD ST
COLUMBUS OH  43222-1419                                                        25,912,000.00          10.86%

ARMADA TAX EXMPT MONEY MARKET A SHARES
NATIONAL CITY BANK
FBO PCG/RETAIL SWEEP CUSTOMER
770 W BROAD STREET
COLUMBUS OH  43222-1419                                                        30,813,110.62          12.91%


FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA TAX EXMPT MONEY MARKET I SHARES
NATIONAL CITY BANK OPERATIONS CENTER
3RD FLOOR NORTH ANNEX
4100 W. 150TH STREET
CLEVELAND OH  44135-1389                                                      431,614,029.54          84.87%

ARMADA TAX EXMPT MONEY MARKET I SHARES
NATIONAL CITY BANK TRUST OPERATIONS
OPERATIONS CENTER 3RD FLOOR NORTH ANNEX
4100 W 150TH STREET
CLEVELAND OH  44135-1389                                                       53,704,310.40          10.56%

ARMADA TAX MANAGED EQUITY A SHARES
NFSC FEBO
ALLISON P VANHARTESVELDT
3141 N QUINCY ST
ARLINGTON VA  22207-4144                                                           81,486.97           6.59%

ARMADA TAX MANAGED EQUITY A SHARES
FIRST CLEARING CORPORATION
ANTHONY S TAYLOR
6919 NORMANCREST CT
CENTERVILLE OH  45459-3130                                                         71,271.60           5.77%


ARMADA TAX MANAGED EQUITY C SHARES
FIRST CLEARING CORPORATION
FLORENCE DIXON
PO BOX 119
COOKSBURG PA  16217-0119                                                            3,973.84           6.15%


ARMADA TAX MANAGED EQUITY C SHARES
FIRST CLEARING CORPORATION
KENNETH A OTTO & MERILEE W OTTO
1710 ROOD POINT ROAD
MUSKEGON MI  49441-4849                                                             7,421.15          11.49%


ARMADA TAX MANAGED EQUITY C SHARES
FIRST CLEARING CORPORATION
ROSALIA H STOJOVIC
1787 E 33RD STREET
CLEVELAND OH  44114-4517                                                            5,397.18           8.36%


ARMADA TAX MANAGED EQUITY C SHARES
FIRST CLEARING CORPORATION
DOROTHY L ACKERS
6700 CINCINNATI/ZANESVILLE RD
RUSHVILLE OH  43150-9641                                                            3,570.20           5.53%


FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA TAX MANAGED EQUITY C SHARES
FIRST CLEARING CORPORATION
LINDA M LUPEAR TRUST LINDA LUPEAR TTEE
2919 N COUNTY RD 425
E DANVILLE IN  46122-8383                                                           3,599.36           5.57%

ARMADA TAX MANAGED EQUITY FD H SHARES
FIRST CLEARING CORPORATION
NEAL L WOESSNER & JANICE F WOESSNER
64 CRESTVIEW DR
OSWEGO IL  60543-9512                                                               2,265.53          20.77%

ARMADA TAX MANAGED EQUITY FD H SHARES
FIRST CLEARING CORPORATION
ESTATE OF DAVID F CAUGHEY RUTH C BLAIR EXECUTRIX
2721 HOMESTEAD DR
ERIE PA  16506-2127                                                                 8,150.32          74.72%

ARMADA TAX MANAGED EQUITY I SHARES
SHELDON & CO TTEE C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        6,554,867.89          48.35%

ARMADA TAX MANAGED EQUITY I SHARES
SHELDON & CO TTEE C/O NATIONAL CITY BANK
PO BOX 94777
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4777                                                        6,166,089.88          45.49%

ARMADA TOTAL RETURN ADVANTAGE A SHARES
FIRST CLEARING CORPORATION
CURTIS E LESMEISTER (IRA) FCC AS CUSTODIAN
2311 MEADOW DRIVE
LOUISVILLE KY  40218-1332                                                          20,778.38           5.72%

ARMADA TOTAL RETURN ADVANTAGE B SHARES
R DELA CRUZ PROFIT SHARING PLAN RENATO DELA CRUZ, MD
30 S 4TH ST
MARTINS FERRY OH  43935-1456                                                        6,142.66           7.21%

ARMADA TOTAL RETURN ADVANTAGE B SHARES
FIRST CLEARING CORPORATION
DONALD P HAMILTON SR IRA FCC AS CUSTODIAN
164 SOUTH DETROIT AVE
TOLEDO OH  43609-2017                                                               5,586.91           6.56%

ARMADA TOTAL RETURN ADVANTAGE C SHARES
RAYMOND JAMES & ASSOC INC FBO
ROTHENBERG IRA
880 CARILLON PKWY
ST PETERSBURG FL  33716-1100                                                        1,993.53           6.05%


FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA TOTAL RETURN ADVANTAGE C SHARES
STONEY HOLLOW TIRE, INC. 401(K)
PLA DAVID B KNOWLSON
ATTN: EARL BUONO PERSONAL AND CONFIDENTIAL
1ST & HANOVER STREETS, PO BOX 310
MARTINS FERRY OH  43935                                                             1,878.54           5.70%

ARMADA TOTAL RETURN ADVANTAGE C SHARES
ROBERT W BAIRD & CO. INC.
777 EAST WISCONSIN AVENUE
MILWAUKEE WI  53202-5300                                                            8,195.29          24.88%

ARMADA TOTAL RETURN ADVANTAGE C SHARES
ROBERT W BAIRD & CO. INC.
777 EAST WISCONSIN AVENUE
MILWAUKEE WI  53202-5300                                                            2,731.77           8.29%

ARMADA TOTAL RETURN ADVANTAGE H SHARES
JUDITH A LUNDQUIST
424 BYRD ST
CENTRALIA WA  98531-5106                                                              541.03           7.26%

ARMADA TOTAL RETURN ADVANTAGE H SHARES
CARRIE F MENDENHALL TOD
BENEFICIARY ON FILE SUBJECT TO BFDS TOD RULES
1720 LONG ST
CLEARWATER FL  33755-3633                                                           2,380.89          31.95%

ARMADA TOTAL RETURN ADVANTAGE H SHARES
STATE STREET BANK & TRUST CO
CUST FOR THE ROLLOVER IRA OF JANET R MCKAY
15834 NE 91ST WAY
REDMOND WA  98052-7515                                                              1,448.15          19.43%

ARMADA TOTAL RETURN ADVANTAGE H SHARES
FAHNESTOCK & CO INC
CUSTODIAN FBO KAREN A LOVE RLVR IRA
541 FRAZIER ST
RIVER ROUGE MI  48218-1026                                                          1,819.61          24.42%

ARMADA TOTAL RETURN ADVANTAGE H SHARES
FIRST CLEARING CORPORATION
SOUTH SUBURBAN MONTESSORI CAPITAL IMPROVEMENT FUND
4450 OAKES RD # 6
BRECKSVILLE OH  44141-2562                                                          1,180.13          15.84%

ARMADA TOTAL RETURN ADVANTAGE I SHARES
SHELDON & CO. (REINV)
ATTN: TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                       10,607,242.24          48.54%


FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA TOTAL RETURN ADVANTAGE I SHARES
SHELDON & CO
PO BOX 94984
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4984                                                        4,968,924.62          22.74%

ARMADA TOTAL RETURN ADVANTAGE I SHARES
SHELDON & CO TTEE C/O NATIONAL CITY BANK
PO BOX 94777
ATTN: TRUST MUTUAL FUNDS
CLEVELAND OH  44101-4777                                                        5,457,241.03          24.97%

ARMADA TREASURY MONEY MARKET A SHARES
NATIONAL CITY MI/IL
FBO CORPORATE SWEEP CUSTOMER CASH MANAGEMENT OERATIONS
770 W BROAD STREET
COLUMBUS OH  43222-1419                                                         3,405,000.00          21.24%

ARMADA TREASURY MONEY MARKET A SHARES
WHEAT FIRST SECURITIES
PO BOX 6629
GLEN ALLEN VA  23058-6629                                                       9,200,693.25          57.38%

ARMADA TREASURY MONEY MARKET A SHARES
NATIONAL CITY BANK FBO PCG/RETAIL SWEEP CUSTOMER
770 W BROAD ST
COLUMBUS OH  43222-1419                                                         1,308,796.92           8.16%

ARMADA TREASURY MONEY MARKET I SHARES
NATIONAL CITY BANK
4100 W 150TH ST
OPERATIONS CENTER 3RD FLOOR NORTH ANNEX
CLEVELAND OH  44135-1389                                                      623,622,800.57          98.30%

ARMADA TREASURY PL MONEY MKT A SHARES
ALBERT E BEUSCHER HEIDI ERLANDSEN JTWROS
8462 SUMMERDALE RD UNIT C
SAN DIEGO CA  92126-5422                                                           11,563.72           5.58%

ARMADA TREASURY PL MONEY MKT A SHARES
SARASOTA SAILING SQUADRON INC
P O BOX 1927
SARASOTA FL  34230-1927                                                            70,178.85          33.86%

ARMADA TREASURY PL MONEY MKT A SHARES
SARASOTA SAILING SQUADRON INC
P O BOX 1927
SARASOTA FL  34230-1927                                                           106,380.47          51.32%


FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA TREASURY PL MONEY MKT I SHARES
NATIONAL CITY MONEY MARKET UNIT
4100 W 150TH ST
CLEVELAND OH  44135-1389                                                        8,427,273.23           5.77%

ARMADA TREASURY PL MONEY MKT I SHARES
NATIONAL CITY INDIANA TRUST OPERATIONS MONEY MARKET
PO BOX 94777
CLEVELAND OH  44101-4777                                                      131,807,674.51          90.18%

ARMADA US GOVERNMENT INCOME C SHARES
FIRST CLEARING CORPORATION
HARRY J JAHNKE MARY LOUISE JAHNKE
2025 E LINCOLN ST APT 3123
BLOOMINGTON IL  61701-5995                                                          4,549.65           5.65%

ARMADA US GOVERNMENT INCOME C SHARES
FIRST CLEARING CORPORATION
JOSEPH F HEILMAN (IRA) FCC AS CUSTODIAN
756 KISKI PARK DR
APOLLO PA  15613-9609                                                               9,699.62          12.04%

ARMADA US GOVERNMENT INCOME H SHARES
FIRST CLEARING CORPORATION
EMMAREE K MARTIN
207 WINDSOR CT APT 30
MARYSVILLE OH  43040-1564                                                           3,071.82           6.86%

ARMADA US GOVERNMENT INCOME H SHARES
FIRST CLEARING CORPORATION
WALTER SCOTT SMITH & LAURA I SMITH JT TEN
200 LAUREL LAKE DR E397
HUDSON OH  44236-2156                                                               3,772.97           8.43%

ARMADA US GOVERNMENT INCOME H SHARES
FIRST CLEARING CORPORATION
BETTY L HARLAN
521 TOLLIS PKWY APT 393
BROADVIEW HEIGHTS OH  44147-1817                                                    4,145.08           9.26%

ARMADA US GOVERNMENT INCOME H SHARES
FIRST CLEARING CORPORATION
CORA L SKOWRONSKI MARGARET MILLER
521 TOLLIS PARKWAY #393
BROADVIEW HTS OH  44147-1817                                                        6,268.51          14.01%

ARMADA US GOVERNMENT INCOME H SHARES
FIRST CLEARING CORPORATION
NORTHERN RCR & RCR SERVICES DFND BNFT PLN U/A DTD 06-29-99
ATTN: JAN CHRIST
1451 E 33RD STREET
CLEVELAND, OH 44114-4082                                                            8,699.46          19.44%


FUND NAME AND CLASS/SHAREHOLDER                                            SHARES OUTSTANDING      PERCENTAGE
ARMADA US GOVERNMENT INCOME H SHARES
FIRST CLEARING CORPORATION
THE WATERBURY FAM REV TR U/T/A 11/11/99
550 VALKARIA RD SE
PALM BAY FL  32909-6113                                                             5,311.71          11.87%

ARMADA US GOVERNMENT INCOME H SHARES
FIRST CLEARING CORPORATION
ROBERT K STUDEBAKER IRA FCC AS CUSTODIAN
168 YUCCA DRIVE
PALM SPRINGS CA  92264-6466                                                         3,099.17           6.92%

ARMADA US GOVERNMENT INCOME H SHARES
FIRST CLEARING CORPORATION
DELORES M HODGE IRA FCC AS CUSTODIAN
2403 11TH STREET
WINTHROP HARBOR IL  60096-1512                                                      3,102.38           6.93%

ARMADA US GOVERNMENT INCOME H SHARES
FIRST CLEARING CORPORATION
MARY ANN ALLEN (IRA) FCC AS CUSTODIAN
5739 HAVERHILL DR
LANSING MI  48911-4807                                                              2,717.30           6.07%

ARMADA US GOVERNMENT INCOME I SHARES
NATIONAL CITY BANK ATTN TRUST MUTUAL FUNDS
PO BOX 94984
CLEVELAND OH  44101-4984                                                        2,405,159.22          13.52%

ARMADA US GOVERNMENT INCOME I SHARES
SHELDON & CO (REINV)
ATTN TRUST MUTUAL FUNDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        1,975,502.71          11.10%

ARMADA US GOVERNMENT INCOME I SHARES
SHELDON & CO TTEE C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        9,314,009.58          52.34%

ARMADA US GOVERNMENT INCOME I SHARES
SHELDON & CO C/O NATIONAL CITY BANK TRUST MUTUAL FDS
PO BOX 94777
CLEVELAND OH  44101-4777                                                        3,877,343.25          21.79%

                                   APPENDIX A
                                   ----------

                        DESCRIPTION OF SECURITIES RATINGS

SHORT-TERM CREDIT RATINGS
-------------------------

         A Standard & Poor's short-term issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard & Poor's for short-term issues:

         "A-1" - Obligations are rated in the highest category and indicate that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

         "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

         "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

         "B" - Obligations have significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

         "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

         Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

         Moody's short-term ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for short-term obligations:

         "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

         "Prime-2" - Issuers (or supporting institutions) have a strong ability to repay senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt-protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

         "Not Prime" - Issuers do not fall within any of the Prime rating categories.

         Fitch short-term ratings apply to time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:

         "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

         "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

         "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

         "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

         "C" - Securities possess high default risk. Default is a real possibility. This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.

         "D" - Securities are in actual or imminent payment default.

         The following summarizes the ratings used by Dominion Bond Rating Service Limited ("DBRS") for commercial paper and short-term debt:

         R-1      Prime Credit Quality

         R-2      Adequate Credit Quality

         R-3      Speculative

         All three DBRS rating categories for short-term debt use "high", "middle" or "low" as subset grades to designate the relative standing of the credit within a particular rating category. The following comments provide separate definitions for the three grades in the Prime Credit Quality area.

         "R-1 (high)" - Short-term debt rated "R-1 (high)" is of the highest credit quality, and indicates an entity which possesses unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels and profitability which is both stable and above average. Companies achieving an "R-1 (high)" rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results and no substantial qualifying negative factors. Given the extremely tough definition which DBRS has established for an "R-1 (high)", few entities are strong enough to achieve this rating.

         "R-1 (middle)" - Short-term debt rated "R-1 (middle)" is of superior credit quality and, in most cases, ratings in this category differ from "R-1
(high)" credits to only a small degree. Given the extremely tough definition which DBRS has for the "R-1 (high)" category, entities rated "R-1 (middle)" are also considered strong credits which typically exemplify above average strength in key areas of consideration for debt protection.

         "R-1 (low)" - Short-term debt rated "R-1 (low)" is of satisfactory credit quality. The overall strength and outlook for key liquidity, debt and profitability ratios is not normally as favorable as with higher rating categories, but these considerations are still respectable. Any qualifying negative factors which exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry.

         "R-2 (high)", "R-2 (middle)", "R-2 (low)" - Short-term debt rated "R-2" is of adequate credit quality and within the three subset grades, debt protection ranges from having reasonable ability for timely repayment to a level which is considered only just adequate. The liquidity and debt ratios of entities in the "R-2" classification are not as strong as those in the "R-1" category, and the past and future trend may suggest some risk of maintaining the strength of key ratios in these areas. Alternative sources of liquidity support are considered satisfactory; however, even the strongest liquidity support will not improve the commercial paper rating of the issuer. The size of the entity may restrict its flexibility, and its relative position in the industry is not typically as strong as an "R-1 credit". Profitability trends, past and future, may be less favorable, earnings not as stable, and there are often negative qualifying factors present which could also make the entity more vulnerable to adverse changes in financial and economic conditions.

         "R-3 (high)", "R-3 (middle)", "R-3 (low)" - Short-term debt rated "R-3" is speculative, and within the three subset grades, the capacity for timely payment ranges from mildly speculative to doubtful. "R-3" credits tend to have weak liquidity and debt ratios, and the future trend of these ratios is also unclear. Due to its speculative nature, companies with "R-3" ratings would normally have very limited access to alternative sources of liquidity. Earnings would typically be very unstable, and the level of overall profitability of the entity is also likely to be low. The industry environment may be weak, and strong negative qualifying factors are also likely to be present.

LONG-TERM CREDIT RATINGS
------------------------

         The following summarizes the ratings used by Standard & Poor's for long-term issues:

         "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

         "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

         "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

         "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

         Obligations rated "BB," "B," "CCC," "CC" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "CC" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

         "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

         "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

         "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

         "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.

         "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payment will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

         - PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         The following summarizes the ratings used by Moody's for long-term debt:

         "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

         "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         "Ba" - Bonds are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         "B" - Bonds generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         "Caa" - Bonds are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         "Ca" - Bonds represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         "C" - Bonds are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

The following summarizes long-term ratings used by Fitch:

         "AAA" - Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

         "AA" - Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

         "A" - Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

         "BBB" - Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

         "BB" - Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

         "B" - Securities considered to be highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

         "CCC," "CC" and "C" - Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

         "DDD," "DD" and "D" - Securities are in default. The ratings of obligations in these categories are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor.

         Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

         PLUS (+) or MINUS (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" long-term rating category or to categories below "CCC".

         The following summarizes the ratings used by DBRS for long-term debt:

         "AAA" - Bonds rated "AAA" are of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest. Earnings are considered stable, the structure of the industry in which the entity operates is strong, and the outlook for future profitability is favorable. There are few qualifying factors present which would detract from the performance of the entity, the strength of liquidity and coverage ratios is unquestioned and the entity has established a creditable track record of superior performance. Given the extremely tough definition which DBRS has established for this category, few entities are able to achieve a AAA rating.

         "AA" - Bonds rated "AA" are of superior credit quality, and protection of interest and principal is considered high. In many cases, they differ from bonds rated AAA only to a small degree. Given the extremely tough definition which DBRS has for the AAA category, entities rated AA are also considered to be strong credits which typically exemplify above-average strength in key areas of consideration and are unlikely to be significantly affected by reasonably foreseeable events.

         "A" - Bonds rated "A" are of satisfactory credit quality. Protection of interest and principal is still substantial, but the degree of strength is less than with AA rated entities. While a respectable rating, entities in the "A" category are considered to be more susceptible to adverse economic conditions and have greater cyclical tendencies than higher rated companies.

         "BBB" - Bonds rated "BBB" are of adequate credit quality. Protection of interest and principal is considered adequate, but the entity is more susceptible to adverse changes in financial and economic conditions, or there may be other adversities present which reduce the strength of the entity and its rated securities.

         "BB" - Bonds rated "BB" are defined to be speculative, where the degree of protection afforded interest and principal is uncertain, particularly during periods of economic recession. Entities in the BB area typically have limited access to capital markets and additional liquidity support and, in many cases, small size or lack of competitive strength may be additional negative considerations.

         "B" - Bonds rated "B" are highly speculative and there is a reasonably high level of uncertainty which exists as to the ability of the entity to pay interest and principal on a continuing basis in the future, especially in periods of economic recession or industry adversity.

         "CCC" / "CC" / "C" - Bonds rated in any of these categories are very highly speculative and are in danger of default of interest and principal. The degree of adverse elements present is more severe than bonds rated "B". Bonds rated below "B" often have characteristics which, if not remedied, may lead to default. In practice, there is little difference between the "C" to "CCC" categories, with "CC" and "C" normally used to lower ranking debt of companies where the senior debt is rated in the "CCC" to "B" range.

         "D" - This category indicates bonds in default of either interest or principal.

         ("high", "low") grades are used to indicate the relative standing of a credit within a particular rating category. The lack of one of these designations indicates a rating which is essentially in the middle of the category. Note that "high" and "low" grades are not used for the AAA category.

NOTES TO SHORT-TERM AND LONG-TERM CREDIT RATINGS
------------------------------------------------

STANDARD & POOR'S

       CREDITWATCH: CreditWatch highlights the potential direction of a short- or long-term rating. It focuses on identifiable events and short-term trends that cause ratings to be placed under special surveillance by Standard & Poor's analytical staff. These may include mergers, recapitalizations, voter referendums, regulatory action, or anticipated operating developments. Ratings appear on CreditWatch when such an event or a deviation from an expected trend occurs and additional information is necessary to evaluate the current rating. A listing, however, does not mean a rating change is inevitable, and whenever possible, a range of alternative ratings will be shown. CreditWatch is not intended to include all ratings under review, and rating changes may occur without the ratings having first appeared on CreditWatch. The "positive" designation means that a rating may be raised; "negative" means a rating may be lowered; and "developing" means that a rating may be raised, lowered or affirmed.

       RATING OUTLOOK: A Standard & Poor's Rating Outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. In determining a Rating Outlook, consideration is given to any changes in the economic and/or fundamental business conditions. An Outlook is not necessarily a precursor of a rating change or future CreditWatch action.

             o Positive means that a rating may be raised.
             o Negative means that a rating may be lowered.
             o Stable means that a rating is not likely to change.
             o Developing means a rating may be raised or lowered.
             o N.M. means not meaningful.

MOODY'S

        WATCHLIST: Watchlists list the names of credits whose ratings have a likelihood of changing. These names are actively under review because of developing trends or events which, in Moody's opinion, warrant a more extensive examination. Inclusion on this Watchlist is made solely at the discretion of Moody's Investors Service, and not all borrowers with ratings presently under review for possible downgrade or upgrade are included on any one Watchlist. In certain cases, names may be removed from this Watchlist without a change in rating.

        RATING OUTLOOKS: A Moody's rating outlook is an opinion regarding the likely direction of an issuers rating over the medium term. Rating outlooks fall into the following four categories: Positive, Negative, Stable and Developing (contingent upon an event). In the few instances where an issuer has multiple outlooks of differing directions, Moody's written research will describe any differences in the outlooks for the issuer and the reasons for these differences. If no outlook is present, the following designations will be used: Rating(s) Under Review or No Outlook. Rating(s) Under Review indicates that the issuer has one or more ratings under review for possible change, and this over-rides the Outlook designation. If an analyst has not yet assigned an Outlook, then No Outlook will be displayed.

FITCH

       WITHDRAWN: A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

       RATING WATCH: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

       RATING OUTLOOK: A Rating Outlook indicates the direction a rating is likely to move over a one to two-year period. Outlooks may be positive, stable or negative. A positive or negative Rating Outlook does not imply a rating change is inevitable. Similarly, companies whose outlooks are "stable" could be upgraded or downgraded before an outlook moves to a positive or negative if circumstances warrant such an action. Occasionally, Fitch may be unable to identify the fundamental trend. In these cases, the Rating Outlook may be described as evolving.

DBRS

RATING TRENDS

         With the exception of ratings in the securitization area, each DBRS rating is appended with a rating trend. Rating trends give the investor an understanding of DBRS' opinion regarding the outlook for the rating in question, with trends falling into one of three categories - Positive, Negative or Stable. Ratings in the securitization area are not given trends because these ratings are determined by the parameters on each transaction, for which the issues are relatively black and white - these parameters are either met or not. When trends are used, they give an indication of what direction the rating in question is headed should the given conditions and tendencies continue.

         Although the trend opinion is often heavily based on an evaluation of the issuing entity or guarantor itself, DBRS also considers the outlook for the industry or industries in which the entity operates and to varying degrees, specific terms of an issue or its hierarchy in the capital structure when assigning trends. DBRS assigns trends to each security, rather than to the issuing entity, as some rating classification scales are broader than others and the duration and ranking of securities can impact the strengths and challenges that affect the entity. As a result, it is not unusual for securities of the same entity to have different trends; however, the presence of a Positive trend and a Negative trend on securities issued by the same entity is a rare occurrence.

RATING ACTIONS

         In addition to confirming ratings, releasing new ratings or making rating changes, other DBRS rating actions include:

          SUSPENDED RATINGS: Rating opinions are forward looking. Although rating opinions will consider the historical performance of an issuer, a rating is an assessment of the issuer's future ability and willingness to meet outstanding obligations. In order for a complete credit quality assessment, DBRS requires the cooperation of the issuer so that management strategies and projections may be evaluated and qualified. Since the availability of such information is critical to the rating assessment, any changes in management's willingness to supply such information (either perceived or actual) may cause a rating to be changed or even suspended. The eventual action will depend upon DBRS's assessment of the degree of accuracy of a rating possible without the cooperation of management. DBRS will suspend ratings when the level of concern reaches a point that an informed rating opinion of the credit quality of the outstanding obligation cannot be provided.

         DISCONTINUED RATINGS: When an entity retires all of its outstanding debt within a particular category and has no plans to re-issue in the near future, DBRS will normally discontinue its rating on the security in question. Should the entity ultimately reconsider its decision and re-issue new debt, the rating will be re-instated pending a full review of the credit quality of the issuer.

         It should be noted that there are cases when DBRS will assign a rating even if there is no outstanding debt obligation and the entity in question has no firm plans to issue debt in the future. These cases are often driven by the fact that assigning a rating to the "non-security" provides support to other DBRS ratings, either in the same entity or within the same family of companies. Such ratings are generally referred to as "corporate ratings" and are not publicly disclosed by DBRS.

         RATINGS "UNDER REVIEW" : DBRS maintains continuous surveillance of all rated entities; therefore, all ratings are always under review. Accordingly, when a significant event occurs that may directly impact the credit quality of a particular entity or group of entities, DBRS will attempt to provide an immediate rating opinion. If there is high uncertainty regarding the outcome of the event and DBRS is unable to provide an objective, forward-looking opinion in a timely manner, then the rating(s) of the issuer(s) will be placed "Under
Review". Ratings may also be placed "Under Review" by DBRS when changes in credit status occur for any other reason that brings DBRS to the conclusion that the present ratings may no longer be appropriate.

         Ratings which are "Under Review" are qualified with one of the following three provisional statements: "negative implications", "positive implications", or "developing implications", indicating DBRS' preliminary evaluation of the impact on the credit quality of the issuer/security. As such, the ratings that were in effect prior to the review process can be used as the basis for the relative credit quality implications. It must be stressed that a rating change will not necessarily result from the review process.

MUNICIPAL NOTE RATINGS
----------------------

         A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

         "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

         "SP-2" - The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

         "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

         In municipal debt issuance, there are three rating categories for short-term obligations that are considered investment grade. These ratings are designated Moody's Investment Grade ("MIG") and are divided into three levels - MIG 1 through MIG 3. In the case of variable rate demand obligations, a two-component rating is assigned. The first element represents Moody's evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of the degree of risk associated with the demand feature, using the MIG rating scale. The short-term rating assigned to the demand feature is designated as VMIG. MIG ratings expire at note maturity. By contrast, VMIG ratings expirations will be a function of each issue's specific structural or credit features. The following summarizes the ratings by Moody's for these short-term obligations:

         "MIG-1"/"VMIG-1" - This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

         "MIG-2"/"VMIG-2" - This designation denotes strong credit quality. Margins of protection are ample although not as large as in the preceding group.

         "MIG-3"/"VMIG-3" - This designation denotes acceptable credit quality. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

         "SG" - This designation denotes speculative-grade credit quality. Debt instruments in this category lack sufficient margins of protection.

         Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

ABOUT CREDIT RATINGS
--------------------

A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation. The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation. Credit ratings may be changed, suspended or withdrawn.

Moody's credit ratings must be construed solely as statements of opinion and not recommendations to purchase, sell or hold any securities.

Fitch credit ratings are an opinion on the ability of an entity or of a securities issue to meet financial commitments on a timely basis. Fitch credit ratings are used by investors as indications of the likelihood of getting their money back in accordance with the terms on which they invested. However, Fitch credit ratings are not recommendations to buy, sell or hold any security. Ratings may be changed or withdrawn.

DBRS credit ratings are not buy, hold or sell recommendations, but rather the result of qualitative and quantitative analysis focusing solely on the credit quality of the issuer and its underlying obligations.

                                   APPENDIX B
                                   ----------

         As stated in the Prospectus, the Small Cap Value, Large Cap Growth, Equity Income, Small Cap Growth, International Equity, S&P 500 Index, Tax Managed Equity and Balanced Allocation Funds (the "Funds") may enter into certain futures transactions and options for hedging purposes. Such transactions are described in this Appendix.

INTEREST RATE FUTURES CONTRACTS

         USE OF INTEREST RATE FUTURES CONTRACTS. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, the Fund may use interest rate futures contracts as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

         The Fund presently could accomplish a similar result to that which it hopes to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Fund, through using futures contracts.

         DESCRIPTION OF INTEREST RATE FUTURES CONTRACTS. An interest rate futures contract sale would create an obligation by the Fund, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by the Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

         Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by the Fund's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price of the sale exceeds the price of the offsetting purchase, the Fund is immediately paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the Fund entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

         Interest rate futures contracts are traded in an auction environment on the floors of several exchanges -- principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Fund would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

         A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage backed securities; three-month United States Treasury Bills; and ninety-day commercial paper. The Fund may trade in any interest rate futures contracts for which there exists a public market, including, without limitation, the foregoing instruments.

         EXAMPLE OF FUTURES CONTRACT SALE. The Fund may engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security held by the Fund tends to move in concert with the futures market prices of long-term United States Treasury bonds ("Treasury bonds"). The adviser wants to fix the current market value of this fund security until some point in the future. Assume the fund security has a market value of 100, and the adviser believes that because of an anticipated rise in interest rates, the value will decline to 95. The Fund might enter into futures contract sales of Treasury bonds for a equivalent of
98. If the market value of the fund security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

         In that case, the five point loss in the market value of the fund security would be offset by the five point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

         The adviser could be wrong in its forecast of interest rates and the equivalent futures market price could rise above 98. In this case, the market value of the fund securities, including the fund security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

         If interest rate levels did not change, the Fund in the above example might incur a loss (which might be reduced by a offsetting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

         EXAMPLE OF FUTURES CONTRACT PURCHASE. The Fund may engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter term securities whose yields are greater than those available on long-term bonds. The Fund's basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Fund would be endeavoring at the same time to eliminate the effect of all or part of a expected increase in market price of the long-term bonds that the Fund may purchase.

         For example, assume that the market price of a long-term bond that the Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. The adviser wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and the adviser believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. The Fund might enter into futures contracts purchases of Treasury bonds for an equivalent price of
98. At the same time, the Fund would assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to 103. In that case, the 5 point increase in the price that the Fund pays for the long-term bond would be offset by the 5 point gain realized by closing out the futures contract purchase.

         The adviser could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that the Fund would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

         If, however, short-term rates remained above available long-term rates, it is possible that the Fund would discontinue its purchase program for long-term bonds. The yield on short-term securities in the Fund, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase. In each transaction, expenses would also be incurred.

INDEX FUTURES CONTRACTS

         GENERAL. A bond or stock index assigns relative values to the bonds or stocks included in the index which fluctuates with changes in the market values of the bonds or stocks included. Some stock index futures contracts are based on broad market indexes, such as the Standard & Poor's Ratings Group 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures contracts on narrower market indexes or indexes based on an industry or market segment, such as oil and gas stocks.

         Futures contracts are traded on organized exchanges regulated by the Commodity Futures Trading Commission. Transactions on such exchanges are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

         The Fund may sell index futures contracts in order to offset a decrease in market value of its fund securities that might otherwise result from a market decline. The Fund may do so either to hedge the value of its fund as a whole, or to protect against declines, occurring prior to sales of securities, in the value of the securities to be sold. Conversely, the Fund may purchase index futures contracts in anticipation of purchases of securities. A long futures position may be terminated without a corresponding purchase of securities.

         In addition, the Fund may utilize index futures contracts in anticipation of changes in the composition of its fund holdings. For example, in the event that the Fund expects to narrow the range of industry groups represented in its holdings it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. The Fund may also sell futures contracts in connection with this strategy, in order to protect against the possibility that the value of the securities to be sold as part of the restructuring of the fund will decline prior to the time of sale.

MARGIN PAYMENTS

         Unlike purchase or sales of fund securities, no price is paid or received by the Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the broker or in a segregated account with the Custodian or a subcustodian an amount of cash or cash equivalents, known as initial margin, based on the value of the contract. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-the-market. For example, when the Fund has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Fund will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where the Fund has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Fund would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, the adviser may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or gain.

RISKS OF TRANSACTIONS IN FUTURES CONTRACTS

         There are several risks in connection with the use of futures by the Fund as hedging devices. One risk arises because of the imperfect correlation between movements in the price of the futures and movements in the price of the instruments which are the subject of the hedge. The price of the future may move more than or less than the price of the instruments being hedged. If the price of the futures moves less than the price of the instruments which are the subject of the hedge, the hedge will not be fully effective but, if the price of the instruments being hedged has moved in an unfavorable direction, the Fund would be in a better position than if it had not hedged at all. If the price of the instruments being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the futures. If the price of the futures moves more than the price of the hedged instruments, the Fund will experience either a loss or gain on the futures which will not be completely offset by movements in the price of the instruments which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of instruments being hedged and movements in the price of futures contracts, the Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of instruments being hedged if the volatility over a particular time period of the prices of such instruments has been greater than the volatility over such time period of the futures, or if otherwise deemed to be appropriate by the advisers. Conversely, the Fund may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the instruments being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by the adviser.

         Where futures are purchased to hedge against a possible increase in the price of securities before the Fund is able to invest its cash (or cash equivalents) in an orderly fashion, it is possible that the market may decline instead; if the Fund then concludes not to invest its cash at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of the instruments that were to be purchased.

         In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the instruments being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions which could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the advisers may still not result in a successful hedging transaction over a short time frame.

         Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Fund intends to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge fund securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

         Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

         Successful use of futures by the Fund is also subject to the adviser's ability to predict correctly movements in the direction of the market. For example, if the Fund has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it may be disadvantageous to do so.

OPTIONS ON FUTURES CONTRACTS

         The Fund may purchase and write options on the futures contracts described above. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss. The Fund will be required to deposit initial margin and variation margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements similar to those described above. Net option premiums received will be included as initial margin deposits.

         Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase or sale of an option also entails the risk that changes in the value of the underlying futures contract will not correspond to changes in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to the Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.

OTHER MATTERS

         Accounting for futures contracts will be in accordance with generally accepted accounting principles.

                                   APPENDIX C
                                   ----------

                   NATIONAL CITY INVESTMENT MANAGEMENT COMPANY

                       PROXY VOTING POLICY AND PROCEDURES

                                  JULY 7, 2003

The purpose of these proxy voting policy and procedures is to ensure that National City Investment Management Company ("IMC") and the subsidiary banks of National City Corporation (the "Banks") fulfill their responsibility to their clients in connection with the voting of proxies. IMC and the Banks view the voting of proxies as an integral part of their investment management responsibility. The general principle of this Proxy Voting Policy is to vote any beneficial interest in an equity security prudently and solely in the best long-term economic interest of the advisory clients and their beneficiaries considering all relevant factors and without undue influence from individuals or groups who may have an economic interest in the outcome of a proxy vote.

NEW ACCOUNT PROCEDURES
----------------------

IMC's standard Investment Management Agreement conveys the authority to vote proxies to IMC. When the agreement states that the client has delegated proxy-voting authority to IMC, IMC will vote such proxies in accordance with this Proxy Voting Policy. In the event the client makes a written request that IMC vote in accordance with such client's proxy voting policy and provides this proxy voting policy to IMC, IMC will vote as instructed. In the event a contract is silent on the matter, IMC should get written confirmation from such client as to its preference, where possible. IMC will assume proxy voting responsibilities in those situations where the contract is silent and the client has provided no further instructions as to its preferences.

PROXY HANDLING PROCEDURES
-------------------------

With respect to those proxies for which IMC and any of the Banks have authority to vote, such votes will be determined by a proxy voting committee (the "Committee"). This Committee will consist of the members of the National City Institutional Asset Management Trust Investment Policy Committee ("TIPC"). The Committee shall be appointed by the Boards of Directors of the Banks. The same fiduciary standards apply to both the Banks and IMC with respect to proxy voting, therefore, it is appropriate that the Committee determine how to vote proxies for the clients of both IMC and the Banks.

The Committee will meet no less frequently than monthly (unless otherwise agreed) to discuss the proxy votes for upcoming shareholders meetings. So long as a quorum is present, such meetings may take place in person and/or via telephone conference call. Notice given shall be reasonable under the circumstances. The Committee may also determine proxy votes by written consent of all members.

The Committee will appoint one or more Proxy Administrators, each of whom shall be an officer of IMC, to assist in the administration of proxy material and record the minutes of the Committee meeting. IMC and the Banks are authorized to engage the services of a proxy voting service (the "Service") to assist the Committee in the voting, research, and record-keeping associated with its proxy voting responsibilities.

The Committee delegates to the Proxy Administrators the duty to review the proxy issues and the Service's recommendations with respect to such issues. "Routine Matters" are those issues in the proxy statement for which the Service recommends that such proxy be voted in accordance with the proxy voting guidelines attached hereto as EXHIBIT A (the "Guidelines"). "Non-routine Matters" are those issues in the proxy statement for which the Guidelines are silent, or for which the Service's recommendation is not to vote in accordance with the Guidelines. The Committee may also designate a Routine Matter as a Non-routine Matter.

The Proxy Administrators are responsible for reviewing each proxy issue prior to the Committee's monthly meeting. The Proxy Administrators are also responsible for ensuring that all proxies for which the Committee has authority to vote are voted, and that such votes were cast in accordance with the Committee's instructions.

AUTHORITY TO VOTE PROXIES
-------------------------

The Committee adopts the Guidelines, attached hereto as EXHIBIT A, and authorizes the Service to act as its voting agent. As a general matter, the Committee will instruct the Service to vote all Routine Matters in accordance with the Guidelines. Non-routine Matters will be voted in accordance with the instructions of the Committee. The Committee will decide Non-routine Matters by majority vote of the committee members present, but only in the event a quorum is in attendance. The Committee reserves the right, in all circumstances, not to vote in accordance with such Guidelines if the Committee determines that the vote recommended and/or cast is not in the best interests of the clients. The Committee remains solely responsible for determining how to vote each proxy.

In the event that IMC or any of the subsidiary banks of National City Corporation have contractually agreed to vote proxies on behalf of a client in accordance with the client's proxy voting guidelines, the client guidelines will be followed.

The Committee will document the rationale for its vote in its minutes for all Non-routine Matters. The Proxy Administrators will maintain a record of the proxy voting decisions made by the Committee.

For Non-routine Matters, the Committee will determine how to vote such proxy by considering a number of factors, including, but not limited to:

o Publicly available  information
o Research provided by the Service

o Industry practices
o Any  special  circumstances  relating  to the  company
o Advice  from  portfolio managers  or  investment  professionals
o Advice  from  legal  counsel
o Market conditions
o Industry trends

Ultimately, any such decision must be made based on a determination that the vote being cast will be in the best interests of the shareholders.

In the event that the cost of voting certain proxy issues outweighs the benefits, the Committee is not required to vote such proxies. Such situations include, but are not limited to, the following:

o the proxy is written in a language other than English and no translation has been provided;
o the proxy require  overseas  travel  in order to vote;  or
o securities on loan must be recalled in order to vote and either the vote relates to a routine matter or he amount of securities on loan are DE MINIMUS when compared to the company's total outstanding shares.

CONFLICTS OF INTEREST

A conflict of interest occurs when the interests of National City Corporation, its affiliates, and the interests of their employees, officers and directors, interfere in any way with the interests of their clients. The Committee is committed to avoiding all situations that might lead to a real or apparent material conflict between (i) the interests of National City Corporation, its affiliates, the interest of their employees, officers and directors, and (ii) the Committee's proxy voting responsibilities. Any position or interest, financial or otherwise, which could materially conflict with the Committee's responsibilities to vote proxies, or which affects or could reasonably be expected to affect the Committee's independence or judgment concerning how to vote proxies that the Committee has the discretion to vote, would be considered a conflict of interest. A material conflict of interest may also arise between the self interest of a committee member and his or her duties and responsibilities as a member of the Committee. This policy and procedures are meant to prevent material conflicts of interests from affecting the manner in which the Committee votes proxies.

Identification of Conflicts of Interest: It is acknowledged that the IMC and the Banks have publicly-traded affiliates, and proxies required to be voted with respect to such affiliates shall be voted in accordance with the Guidelines with respect to all Routine Matters. With respect to investment company clients, conflicts may arise involving investment adviser or the underwriter. In such cases we will follow the Guidelines described herein, including the procedures for handling conflicts of interest.

In the event that the Committee as a whole determines that it may have a material conflict of interest with respect to a Non-routine Matter, the Committee may vote such matter vote in accordance with the recommendation of the Service.

Any attempt by any employee, officer, or director of National City Corporation or its affiliates to influence the Committee or any of its members in determining how to vote on a particular issue shall be reported in writing to the Committee. Any such action shall be considered a breach of National City's Code of Ethics and shall be reported by the Committee to the Manager of Regulatory Risk Management for National City Corporation.

The Committee and each of its members have a responsibility to avoid material conflicts of interest, or the appearance of any conflicts of interest. A Committee member may recuse himself or herself from the Committee's consideration of a particular proxy issue in the event that member has determined that he or she may have a conflict of interest either personally or professionally that would impair his or her independence or judgment in deciding how to vote. The Committee may also exclude a Committee member from voting on a particular issue or issues if the Committee determines that the member has or may have a conflict of interest that would affect his or her ability to vote the proxy in the best interests of the client. Such exclusion may only take place if two-thirds of the Committee members present at such meeting, except the one for whom exclusion is being requested, agree to exclude such member.

The Committee may determine, in its discretion, whether additional action is necessary to determine whether committee members may have conflicts of interests, personal or professional, that would affect their ability to vote proxies in the best interest of the clients. The Committee may also take action it deems necessary to determine whether there is a real or apparent material conflict between (i) the interests of National City Corporation, its affiliates, the interest of their employees, officers and directors and (ii) the Committee's proxy-voting responsibilities. This may include requesting that employees and officers of National City Corporation and its affiliated entities answer questions designed to elicit whether a material conflict of interest may exist.

Materiality: When determining whether a conflict is material, the Committee may take into account financial considerations. For example, when the Committee is asked to vote on an issue with respect to a publicly-traded company for which an affiliate of IMC provides services, the affiliate's relationship may be considered material if the revenue generated by such relationship exceeds 1% of that affiliate's annual revenue.

REVIEW OF POLICY

         THIS POLICY SHALL BE REVIEWED, UPDATED AND APPROVED BY THE COMMITTEE ON AN ANNUAL BASIS TO ENSURE THAT IT REMAINS IN COMPLIANCE WITH ITS FIDUCIARY RESPONSIBILITIES, AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND THE OFFICE OF THE COMPTROLLER OF THE CURRENCY.

RECORDKEEPING
-------------

The Proxy Administrators will retain for such time periods set forth in the SEC Rule 206(4)-6, promulgated under the Advisers Act:


     (1) A copy of this proxy voting policy and procedures
     (2) All proxy statements regarding client securities
     (3) All records of votes cast on behalf of clients
     (4) All records of client requests for proxy voting information
     (5) All minutes of TIPC setting forth the basis for any proxy voting decision, and any other documents prepared on behalf of TIPC material to a proxy voting decision.

Any client requests for copies of the proxy voting policy and procedures shall be directed to the Proxy Administrators, and shall be provided to any such client within a reasonable amount of time.

                                    EXHIBIT A
                         SUMMARY PROXY VOTING GUIDELINES

1. OPERATIONAL ITEMS

The Committee recommends voting FOR matters such as the following, as long as the Committee considers the proposals to be reasonable by industry standards and not for the purpose of management entrenchment:

o    Election of Directors in a non-contested election
o    Ratifying Auditors
o    Increasing or decreasing amounts of authorized stock
o    Changing terms of authorized stock
o    Company name changes
o    Stock splits
o    Changing size of board
o    Opting into or out of optional provisions of state corporation laws
o    Changing annual meeting date or location
o    Changing state of incorporation
o Changing bylaws or charter that are of a housekeeping nature (updates or corrections).
o Allowing shareholders to submit proposals as close to the meeting date as reasonably possible and within the broadest window possible.

The Committee recommends generally voting AGAINST matters such as the following:

o Reducing quorum requirements for shareholder meetings below a majority of the shares outstanding absent a compelling reason.
o Shareholder proposals to change the date/time/location of the annual meeting unless the current scheduling or location is unreasonable.
o Approving "other business" when it appears as voting item, when no further details are provided.

2. BOARD OF DIRECTORS

VOTING, BOARD COMPOSITION AND CONTROL ISSUES

The Committee favors the following resolutions, as long as the proposal is reasonable by industry standards, that: (i) improve shareholder democracy; (ii) reduce the likelihood of management entrenchment or conflict-of-interest; or
(iii) are likely to make management more responsive to the concerns of institutional shareholders. Therefore:

The Committee recommends a vote FOR:

o    Confidential voting
o    Independent Audit Committees

o    Independent Nominating Committees
o    Independent Compensation Committees
o    Auditors at annual meetings
o    Requiring information on proponents of shareholder resolutions
o    Fixing  the  board  size or  designating  a range  for the  board  size.
o    Repealing classified boards and electing all directors annually
o Creation of "declawed" blank check preferred stock (stock that cannot be used as a takeover defense).
o Creation of preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.
o Creation of a new class of nonvoting or subvoting common stock if: (i) it is intended for financing purposes with minimal or no dilution to current shareholders and (ii) it is not designed to preserve the voting power of an insider or significant shareholder
o    Reduction of the par value of common stock.
o Implementing a reverse stock split when the number of authorized shares will be proportionately reduced.
o    Implementing a reverse stock split to avoid delisting.
o Instituting open-market share repurchase plans in which all shareholders may participate on equal terms.
o Increasing the common share authorization for a stock split or share dividend, provided that the increase in authorized shares would not result in an excessive number of shares available for issuance as considered reasonable in the opinion of the Committee.

The Committee recommends a vote AGAINST:

o    Blank check preferred stock
o    Classifying the board
o "Fair Price" provisions requiring greater than a majority vote of all shares
o    Greenmail
o    Preemptive rights
o    Supermajority voting requirements
o    Proposals to eliminate cumulative voting*
o Shareholder Advisory Committees, or other attempts to involve shareholders or other constituencies directly in board decision making Targeted share placements (PLACING BLOCKS OF SECURITIES WITH FRIENDLY THIRD PARTIES)
o    Poison Pills
o    Limiting shareholders' right to act by written consent
o    Limiting shareholders' right to call meetings
o    Requiring inclusion of abstentions in voting results
o    Repricing of "underwater" options
o Shareholder proposals to impose a mandatory retirement age for outside directors.
o Giving management the ability to alter the size of the board outside of a specified range without shareholder approval

* The Committee should consider a vote against cumulative voting if a company has a strong record of recognizing shareholder rights, or when a shareholder proposal is made by an entity which is likely to be counterproductive to shareholder value.

The Committee recommends voting AS RECOMMENDED BY MANAGEMENT on:

o Required representation of specific gender, race, or interest groups on board
o    Age or term limits for directors
o    Same person holding more than one office
o Shareholder requests for changes in voting requirements not otherwise covered in these guidelines

With respect to specific issues relating to director and officer indemnification and liability protection, the Committee recommends voting as follows:

The Committee recommends voting FOR

o    Restoring shareholder ability to remove directors with or without cause.
o    Permitting shareholders to elect directors to fill board vacancies.
o    Requiring that a majority or more of directors be independent.
o Expanded liability and indemnification coverage in cases when a director's or officer's legal defense was unsuccessful if both of the following apply:
     (i) The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and (ii) Only the director's legal expenses would be covered.

The Committee recommends voting AGAINST:

o Expanding indemnification coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness.
o Eliminating entirely directors' and officers' liability for monetary damages for violating the duty of care.
o    Shareholder proposals requiring two candidates per board seat.
o Allowing only continuing directors may elect replacements to fill board vacancies.
o    Proposals that directors may be removed only for cause.
o    Shareholder proposals to limit the tenure of outside directors.
o Mandating a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

3. MERGERS AND CORPORATE RESTRUCTURINGS

APPRAISAL RIGHTS
The  Committee   recommends   voting  FOR  proposals  to  restore,   or  provide
shareholders with, rights of appraisal.

4. STATE OF INCORPORATION

CONTROL SHARE ACQUISITION PROVISIONS
The Committee recommends voting FOR proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders. The Committee recommends voting FOR proposals to restore voting rights to the control shares. The Committee recommends voting AGAINST proposals to amend the charter to include control share acquisition provisions.

CONTROL SHARE CASHOUT PROVISIONS
The Committee recommends voting FOR proposals to opt out of control share cashout statutes.

DISGORGEMENT PROVISIONS
The Committee recommends voting FOR proposals to opt out of state disgorgement provisions.

FAIR PRICE PROVISIONS
Generally, the Committee recommends voting AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

FREEZEOUT PROVISIONS
The Committee recommends voting FOR proposals to opt out of state freezeout provisions.

STAKEHOLDER PROVISIONS
The Committee recommends voting AGAINST proposals that ask the board to consider nonshareholder constituencies or other nonfinancial effects when evaluating a merger or business combination.

5. EXECUTIVE AND DIRECTOR COMPENSATION

The Committee generally favors compensation programs that relate management compensation to long-term performance.

As long as the Committee considers them to be reasonable by industry standards and have been approved by a compensation committee composed of independent directors, the Committee recommends voting AS RECOMMENDED BY MANAGEMENT on:

o    Stock option plans
o    Restricted stock bonus plans
o    Director stock ownership proposals
o    Executive compensation proposals

STOCK PLANS IN LIEU OF CASH

The Committee recommends voting FOR plans which provide a dollar-for-dollar cash for stock exchange.

DIRECTOR RETIREMENT PLANS
The  Committee  recommends  voting  AGAINST  retirement  plans  for  nonemployee
directors.   The  Committee  recommends  voting  FOR  shareholder  proposals  to eliminate retirement plans for nonemployee directors.

EMPLOYEE STOCK PURCHASE PLANS
The Committee recommends voting FOR employee stock purchase plans where all of the following apply:

   1.   Purchase price is at least 85 percent of fair market value
   2.   Offering period is 27 months or less, and
   3.   Potential voting power dilution (VPD) is ten percent or less.

INCENTIVE BONUS PLANS AND TAX DEDUCTIBILITY PROPOSALS (OBRA-RELATED COMPENSATION PROPOSALS)

The Committee recommends voting FOR proposals that simply amend shareholder-approved compensation plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m).
The Committee recommends voting FOR proposals to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) unless they are clearly inappropriate.
The Committee will generally vote FOR cash or cash and stock bonus plans that are submitted to shareholders for the purpose of exempting compensation from taxes under the provisions of Section 162(m) if no increase in shares is requested.

EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)
The Committee recommends voting FOR proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than five percent of outstanding shares.)

401(K) EMPLOYEE BENEFIT PLANS
The Committee recommends voting FOR proposals to implement a 401(k) savings plan for employees.

SHAREHOLDER PROPOSALS REGARDING EXECUTIVE AND DIRECTOR PAY
Generally, the Committee recommends voting FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders' needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.
The Committee recommends voting AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation.

The Committee recommends voting AGAINST shareholder proposals requiring director fees be paid in stock only.
The Committee recommends voting FOR shareholder proposals to put option repricings to a shareholder vote.

OPTION EXPENSING
The Committee recommends voting AGAINST shareholder proposals asking the company to expense stock options, unless the company has already publicly committed to expensing options by a specific date.

GOLDEN AND TIN PARACHUTES
The Committee recommends voting FOR shareholder proposals to require golden and tin parachutes (executive severance agreements) to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts.

6. SOCIAL AND ENVIRONMENTAL ISSUES

CONSUMER ISSUES AND PUBLIC SAFETY
As a general matter, the Committee recommends a vote AGAINST shareholder resolutions that seek to further specific social policies by:

o    Requiring reports that go beyond standard industry practice.
o Restricting the company's ability to do business in any location or with any particular group.
o Imposing any other constraints on matters normally left to the business judgment of management or the board of directors.

7.  ENVIRONMENT AND ENERGY

ENVIRONMENTAL REPORTS
Generally vote FOR requests for reports disclosing the company's environmental policies unless it already has well-documented environmental management systems that are available to the public.

GLOBAL WARMING
Generally vote FOR reports on the level of greenhouse gas emissions from the company's operations and products, unless the report is duplicative of the company's current environmental disclosure and reporting or is not integral to the company's line of business. However, additional reporting may be warranted if:

o    The company's level of disclosure lags that of its competitors, or
o The company has a poor environmental track record, such as violations of federal and state regulations.

GENERAL CORPORATE ISSUES

CHARITABLE/POLITICAL CONTRIBUTIONS
Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

o The company is in compliance with laws governing corporate political activities, and
o The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and not coercive.

The Committee recommends voting AGAINST proposals to report or publish in newspapers the company's political contributions. Federal and state laws have reporting requirements.
The Committee recommends voting AGAINST proposals disallowing the company from making political contributions.
The Committee recommends voting AGAINST proposals restricting the company from making charitable contributions.
The Committee recommends voting AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company.

LABOR STANDARDS AND HUMAN RIGHTS

CHINA PRINCIPLES

The Committee recommends voting AGAINST proposals to implement the China Principles unless:

o There are serious controversies surrounding the company's China operations, and
o The company does not have a code of conduct with standards similar to those promulgated by the International Labor Organization (ILO).

MILITARY BUSINESS

FOREIGN MILITARY SALES/OFFSETS
The Committee recommends voting AGAINST reports on foreign military sales or offsets. Such disclosures may involve sensitive and confidential information. Moreover, companies must comply with government controls and reporting on foreign military sales.

NUCLEAR WEAPONS
The Committee recommends voting AGAINST proposals asking a company to cease production of nuclear weapons components and delivery systems, including disengaging from current and proposed contracts. Components and delivery systems serve multiple military and non-military uses, and withdrawal from these contracts could have a negative impact on the company's business.

SPACED-BASED WEAPONIZATION
Generally  vote  FOR  reports  on  a  company's   involvement  in   spaced-based
weaponization unless: the information is already publicly available or the disclosures sought could compromise proprietary information.

WORKPLACE DIVERSITY

BOARD DIVERSITY
Generally vote FOR reports on the company's efforts to diversify the board, unless:

     1. The board composition is reasonably inclusive in relation to companies of similar size and business or
     2. The board already reports on its nominating procedures and diversity initiatives.

EQUAL EMPLOYMENT OPPORTUNITY (EEO)

Generally  vote  FOR  reports   outlining  the  company's   affirmative   action
initiatives unless all of the following apply:

     1. The company has well-documented equal opportunity programs
     2. The company already publicly reports on its company-wide affirmative initiatives and provides data on its workforce diversity, and
     3. The company has no recent EEO-related violations or litigation.

The Committee recommends voting AGAINST proposals seeking information on the diversity efforts of suppliers and service providers, which can pose a significant cost and administration burden on the company.

GLASS CEILING
Generally vote FOR reports outlining the company's progress towards the Glass Ceiling Commission's business recommendations, unless:

     1. The composition of senior management and the board is fairly inclusive
     2. The company has well-documented programs addressing diversity initiatives and leadership development
     3. The company already issues public reports on its company-wide affirmative initiatives and provides data on its workforce diversity, and
     4. The company has had no recent, significant EEO-related violations or litigation

SEXUAL ORIENTATION
The Committee recommends voting AGAINST proposals to extend company benefits to or eliminate benefits from domestic partners. Benefit decisions should be left to the discretion of the company.

8. MUTUAL FUND PROXIES

APPROVE NEW CLASSES OR SERIES OF SHARES
The Committee recommends voting FOR the establishment of new classes or series of shares.

CHANGE FUNDAMENTAL INVESTMENT OBJECTIVE TO NONFUNDAMENTAL
The Committee recommends voting AGAINST proposals to change a fund's fundamental investment objective to nonfundamental.

The Committee recommends voting AGAINST any of the following changes:

o Removal of shareholder approval requirement to reorganize or terminate the trust or any of its series
o Removal of shareholder approval requirement for amendments to the new declaration of trust
o Removal of shareholder approval requirement to make material changes to amend the fund's management contract, such as increasing management fees; changes that are non-material include decreasing management fees, and changes to administrative responsibilities that do not have the effect of increasing total advisory and administrative fees under the contract, allowing the contract to be modified by the investment manager and the trust management, as permitted by the 1940 Act
o Removal of shareholder approval requirement to engage in and terminate subadvisory arrangements
o Removal of shareholder approval requirement to change the domicile of the fund

AUTHORIZE THE BOARD TO HIRE AND TERMINATE SUBADVISORS WITHOUT
SHAREHOLDER APPROVAL
The Committee recommends voting AGAINST proposals authorizing the board to hire/terminate subadvisors without shareholder approval.

                                  ARMADA FUNDS

                       STATEMENT OF ADDITIONAL INFORMATION

  SUPPLEMENT DATED DECEMBER 1, 2003 TO THE STATEMENT OF ADDITIONAL INFORMATION
                             DATED OCTOBER 1, 2003,

             THIS SUPPLEMENT PROVIDES NEW AND ADDITIONAL INFORMATION
              BEYOND THAT CONTAINED IN THE STATEMENT OF ADDITIONAL
                  INFORMATION (THE "SAI") AND SHOULD BE READ IN
                            CONJUNCTION WITH THE SAI.

CLOSING OF ARMADA GNMA FUND

A Special Meeting of the shareholders of the Armada GNMA Fund (the "Fund") was held on November 18, 2003. At this Meeting, shareholders of the Fund approved the reorganization of the Fund into the Armada U.S. Government Income Fund. As a result, the Fund is closed effective November 24, 2003.













          INVESTORS SHOULD RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

ARM-SU-031-0100

                                  ARMADA FUNDS

                       STATEMENT OF ADDITIONAL INFORMATION

             SUPPLEMENT DATED DECEMBER 19, 2003 TO THE STATEMENT OF
                 ADDITIONAL INFORMATION DATED OCTOBER 1, 2003 AS
                          SUPPLEMENTED DECEMBER 1, 2003

       THIS SUPPLEMENT PROVIDES NEW AND ADDITIONAL INFORMATION BEYOND THAT
      CONTAINED IN THE STATEMENT OF ADDITIONAL INFORMATION (THE "SAI") AND
                   SHOULD BE READ IN CONJUNCTION WITH THE SAI.

FUND NAME CHANGES

 Effective February 1, 2004, the names of the following Armada Funds are changed as follows:

     CURRENT FUND NAME                                NEW FUND NAME
     Armada U.S. Government Income Fund               Armada Government Mortgage Fund
     Armada Michigan Municipal Bond Fund              Armada Michigan Intermediate Municipal Bond Fund
     Armada National Tax Exempt Bond Fund             Armada Intermediate Tax Exempt Bond Fund
     Armada Ohio Tax Exempt Bond Fund                 Armada Ohio Intermediate Tax Exempt Bond Fund
     Armada Pennsylvania Municipal Bond Fund          Armada Pennsylvania Intermediate Municipal Bond Fund

These changes are intended to more specifically reflect the principal investment strategies utilized by each Fund and do not result in any change to a Fund's investment objective or policies.


TERMINATION OF CLASS H SHARES

Effective March 1, 2004, Class H Shares of the Funds are no longer offered.


FOREIGN SECURITIES INVESTMENTS FOR THE ARMADA LARGE CAP CORE EQUITY FUND, ARMADA LARGE CAP GROWTH FUND, ARMADA LARGE CAP ULTRA FUND, ARMADA LARGE CAP VALUE FUND, ARMADA MID CAP GROWTH FUND, ARMADA SMALL CAP CORE FUND, ARMADA SMALL CAP GROWTH FUND, ARMADA SMALL CAP VALUE FUND, ARMADA SMALL/MID CAP VALUE FUND AND ARMADA TAX MANAGED EQUITY FUND

The third paragraph under the caption "Armada Large Cap Core Equity Fund" on page 3 is replaced by the following:

            The Fund may invest up to 20% of its net assets in foreign securities.

The last sentence of the paragraph under the caption "Armada Large Cap Growth Fund" on page 3 is replaced by the following:

            The Fund may invest up to 20% of its net assets in foreign securities.

The second paragraph under the caption "Armada Large Cap Ultra Fund" on page 4 is replaced by the following:

         Subject to the foregoing policies, the Fund may also invest up to 20% of its net assets in foreign securities either directly or through the purchase of ADRs or European Depositary Receipts ("EDRs") and may also invest in securities issued by foreign branches of U.S. banks and foreign banks and in U.S. dollar-denominated commercial paper of a foreign issuer.

The second paragraph under the caption "Armada Mid Cap Growth Fund" on page 5 is replaced by the following:

         Subject to the foregoing policies, the Fund may also invest up to 20% of its net assets in foreign securities either directly or through the purchase of ADRs, EDRs, Global Depositary Receipts ("GDRs") and other similar global instruments, and may also invest in securities issued by foreign branches of U.S. banks and foreign banks, CCP and in U.S. dollar-denominated commercial paper of a foreign issuer.

The second paragraph under the captions "Armada Large Cap Value Fund" on page 4, and "Armada Small Cap Core Fund," "Armada Small Cap Growth Fund," "Armada Small Cap Value Fund" and "Armada Small/Mid Cap Value Fund" on page 8 are replaced by the following:

            The Fund may invest up to 20% of its net assets in foreign securities.

The seventh paragraph under the caption "Armada Tax Managed Equity Fund" on page 10 is replaced by the following:

            The Fund may invest up to 20% of its net assets in foreign securities.


INCREASED AVAILABILITY FOR CLASS C SHARES OF THE ARMADA MONEY MARKET FUND

The following sentence is added after the fifth sentence in the fifth paragraph under the caption "Additional Purchase and Redemption Information" that begins on page 76:

     Class C Shares of the Money Market Fund are also available for purchase by retirement plans.


ARMADA AGGRESSIVE ALLOCATION FUND AND ARMADA CONSERVATIVE ALLOCATION FUND

Effective January 1, 2004, the second sentence of the first paragraph under the caption "Armada Aggressive Allocation Fund and Armada Conservative Allocation Fund" on page 10 is replaced by the following:

    These Underlying Funds currently consist of the Large Cap Growth, Large Cap Value, Large Cap Ultra, Small Cap Growth, Small Cap Value and International Equity Funds (the "Underlying Equity Funds"), the Bond and Intermediate Bond Funds (the "Underlying Bond Funds"), and the Money Market Fund.


FINDERS' FEES ON NAV PURCHASES UP TO $1 MILLION

The Adviser or its affiliates will pay a finder's fee (1.00% for equity funds - except the S&P 500 Index Fund - and asset allocation funds, or 0.50% for fixed income funds, tax-free bond funds and the S&P 500 Index Fund) to broker/dealers for purchases up to $1 million funded with redemption proceeds (made within the previous 90 days) of another mutual fund where a sales charge has previously been assessed.


ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

The "Additional Purchase and Redemption Information" section of the SAI is amended by replacing the current disclosure on page 77 concerning finder's fees paid to dealers with the following:

     The Adviser or its affiliates will pay finder's fees to dealers on new investments in Class A Shares as follows:

                  EQUITY FUNDS (OTHER THAN THE S&P 500 INDEX FUND) AND ASSET ALLOCATION FUNDS:
                  1.00% on amounts between $1 million and $5 million; plus 0.50% on amounts between $5 million and $10 million; plus 0.25% on amounts over $10 million

                  FIXED INCOME FUNDS, TAX FREE BOND FUNDS AND THE S&P 500 INDEX FUND:
                  0.50% on amounts between $1 million and $5 million; plus 0.25% on amounts over $5 million


PAYMENTS BY ADVISER

The Adviser compensates its affiliate, NatCity Investments, Inc. from 0.10% to 0.20% of the average daily net assets of (1) the Class I Shares for institutional clients investing in any Armada Money Market Fund being serviced by NatCity Investments, Inc. and (2) the Class A Shares for those NatCity Investments, Inc. customers using any Armada Money Market Fund as a sweep vehicle for uninvested cash in their brokerage accounts.


OFFERING PRICE PER CLASS A SHARE OF THE FUND

Effective January 1, 2004, the tables beginning on page 83 showing offering price per share for the following funds as of May 31, 2003 are replaced by the following tables for such funds as of May 31, 2003 (as revised to reflect loads effective January 1, 2004).

         An illustration of the computation of the offering price per Class A Shares of the S&P 500 Index Fund, Bond Fund, Intermediate Bond Fund, Limited Maturity Bond Fund, Total Return Advantage Fund, Ultra Short Bond Fund, U.S. Government Income Fund, Michigan Municipal Bond Fund and National Tax Exempt Bond Fund, based on the value of each Fund's net assets and number of outstanding shares on May 31, 2003, and loads in effect as of January 1, 2004, is as follows:

                                                              S&P 500 INDEX FUND
Net Assets of A Shares                                               $12,571,101
Outstanding A Shares                                                   1,517,188
Net Asset Value Per Share                                                  $8.29
Sales Charge 2.50% of Offering Price                                       $0.21
Offering to Public                                                         $8.50


                                                                       BOND FUND            INTERMEDIATE BOND FUND
Net Assets of A Shares                                               $14,984,535                       $11,250,139
Outstanding A Shares                                                   1,431,828                         1,013,044
Net Asset Value Per Share                                                 $10.47                            $11.11
Sales Charge 4.50% of Offering Price                                       $0.49                             $0.52
Offering to Public                                                        $10.96                            $11.63


                                                      LIMITED MATURITY BOND FUND
Net Assets of A Shares                                               $11,368,876
Outstanding A Shares                                                   1,114,350
Net Asset Value Per Share                                                 $10.20
Sales Charge 2.00% of Offering Price                                       $0.21
Offering to Public                                                        $10.41

                                                           ULTRA SHORT BOND FUND
Net Assets of A Shares                                                  $109,069
Outstanding A Shares                                                      10,824
Net Asset Value Per Share                                                 $10.08
Sales Charge 1.00% of Offering Price                                       $0.10
Offering to Public                                                        $10.18


                                                                                                    U.S. GOVERNMENT
                                                     TOTAL RETURN ADVANTAGE FUND                        INCOME FUND
Net Assets of A Shares                                                $4,121,719                        $18,066,481
Outstanding A Shares                                                     374,360                          1,887,024
Net Asset Value Per Share                                                 $11.01                              $9.57
Sales Charge 4.50% of Offering Price                                       $0.52                              $0.45
Offering to Public                                                        $11.53                             $10.02


                                                                                               NATIONAL TAX-EXEMPT
                                                    MICHIGAN MUNICIPAL BOND FUND                         BOND FUND
Net Assets of A Shares                                               $14,112,059                        $4,442,623
Outstanding A Shares                                                   1,233,530                           417,428
Net Asset Value Per Share                                                 $11.44                            $10.64
Sales Charge 3.00% of Offering Price                                       $0.35                             $0.33
Offering to Public                                                        $11.79                            $10.97

TRUSTEE OWNERSHIP OF FUND SHARES

The following table replaces the table on pages 105 and 106. This table shows the dollar range of shares beneficially owned by each Trustee in the Funds and the Armada fund family in the aggregate as of December 31, 2002.

INDEPENDENT TRUSTEES

---------------------------------------------------------------------------------------------------------------
                                                                               AGGREGATE DOLLAR RANGE OF
                                                                                EQUITY SECURITIES IN ALL
                                                 DOLLAR RANGE OF           PORTFOLIOS IN ARMADA FUND FAMILY 2
NAME OF TRUSTEE/FUND                     EQUITY SECURITIES IN THE FUNDS 1          OVERSEEN BY TRUSTEE
---------------------------------------------------------------------------------------------------------------
ROBERT D. NEARY                                                                      Over $100,000
---------------------------------------------------------------------------------------------------------------
   Ohio Tax Exempt Bond Fund                      Over $100,000
---------------------------------------------------------------------------------------------------------------
   Ohio Municipal Money Market Fund               Over $100,000
---------------------------------------------------------------------------------------------------------------
JOHN F. DURKOTT                                                                        $1-$10,000
---------------------------------------------------------------------------------------------------------------
   Large Cap Growth Fund                            $1-$10,000
---------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                                             AGGREGATE DOLLAR RANGE OF
                                                                              EQUITY SECURITIES IN ALL
                                                 DOLLAR RANGE OF          PORTFOLIOS IN ARMADA FUND FAMILY 2
NAME OF TRUSTEE/FUND                     EQUITY SECURITIES IN THE FUNDS 1       OVERSEEN BY TRUSTEE
-----------------------------------------------------------------------------------------------------------
ROBERT J. FARLING                                                                Over $100,000
-----------------------------------------------------------------------------------------------------------
   International Equity Fund                     $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Large Cap Growth Fund                          Over $100,000
-----------------------------------------------------------------------------------------------------------
   Large Cap Ultra Fund                          $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Large Cap Value Fund                          $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Mid Cap Growth Fund                           $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                            $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Small Cap Growth Fund                         $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                          $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Tax Managed Equity Fund                       $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   GNMA Fund                                     $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Government Money Market Fund                  $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
RICHARD W. FURST                                                                $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Large Cap Core Equity Fund                       $1-$10,000
-----------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                            $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                             $1-$10,000
-----------------------------------------------------------------------------------------------------------
   Tax Managed Equity Fund                       $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Total Return Advantage Fund                      $1-$10,000
-----------------------------------------------------------------------------------------------------------
GERALD L. GHERLEIN                                                               Over $100,000
-----------------------------------------------------------------------------------------------------------
   International Equity Fund                     $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                            $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Small Cap Growth Fund                         $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                          $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Tax Managed Equity Fund                       $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   National Tax Exempt Bond Fund                 $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Money Market Fund                              Over $100,000
-----------------------------------------------------------------------------------------------------------
J. WILLIAM PULLEN Over $100,000
-----------------------------------------------------------------------------------------------------------
   International Equity Fund                     $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Large Cap Core Equity Fund                    $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Large Cap Growth Fund                            $1-$10,000
-----------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                            $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Small Cap Growth Fund                         $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                          $10,001-$50,000
-----------------------------------------------------------------------------------------------------------
KATHLEEN A. OBERT
-----------------------------------------------------------------------------------------------------------
None                                                    $0                             $0
-----------------------------------------------------------------------------------------------------------

INTERESTED TRUSTEES

-----------------------------------------------------------------------------------------------------------
                                                                             AGGREGATE DOLLAR RANGE OF
                                                                              EQUITY SECURITIES IN ALL
                                                 DOLLAR RANGE OF          PORTFOLIOS IN ARMADA FUND FAMILY 2
NAME OF TRUSTEE/FUND                     EQUITY SECURITIES IN THE FUNDS 1       OVERSEEN BY TRUSTEE
-----------------------------------------------------------------------------------------------------------
JOHN G. BREEN                                                                       Over $100,000
-------------------------------------------------------------------------------------------------------------
    Money Market Fund                              Over $100,000
-------------------------------------------------------------------------------------------------------------
HERBERT R. MARTENS, JR.                                                              $1-$10,000
-------------------------------------------------------------------------------------------------------------
    Bond Fund                                       $1-$10,000
-------------------------------------------------------------------------------------------------------------
    Money Market Fund                               $1-$10,000
-------------------------------------------------------------------------------------------------------------

1 Includes the value of shares beneficially owned by each trustee in each Fund as of December 31, 2002.
2   Includes the Trust and The Armada Advantage Fund.


As of November 30, 2003, the Trustees and officers of the Trust as a group owned beneficially 1.4% of Class I Shares of the Ohio Tax Exempt Bond Fund. Otherwise, the Trustees and officers as a group owned beneficially less than 1% of each class of the outstanding shares of each of the Funds of the Trust, and less than 1% of the outstanding shares of all of the Funds of the Trust in the aggregate.


          INVESTORS SHOULD RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

ARM-SU-013-0200

                                  ARMADA FUNDS

                       STATEMENT OF ADDITIONAL INFORMATION

          Supplement dated March 9, 2004 to the Statement of Additional
                Information dated October 1, 2003 as supplemented
                     December 1, 2003 and December 19, 2003


This Supplement provides new and additional information beyond that contained in the Statement of Additional Information ("SAI") and should be read in conjunction with the SAI.


Effective on or about April 2, 2004, the paragraphs under the section entitled "Armada Small Cap Core Fund" beginning on page 7 of the SAI are replaced with the following:

         ARMADA SMALL CAP CORE FUND

         The Fund seeks to achieve its objective by investing in a diversified portfolio of common stocks of issuers with relatively small capitalizations. In addition, the Fund may invest up to 20% of its assets in foreign securities but does not currently intend to do so.


FUTURES AND RELATED OPTIONS

The second and third sentences of the first full paragraph on page 34 under the caption "Futures and Related Options" are replaced by the following:

         The Funds and their trustees and officers have claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, are not subject to registration or regulation as a pool operator under such Act.


The following paragraph replaces the paragraph under the section entitled "Code of Ethics" on page 108:

         CODE OF ETHICS

         The Trust, the Adviser and the Sub-Adviser have adopted a code of ethics under Rule 17j-1 of the 1940 Act that (i) establishes procedures for personnel with respect to personal investing, (ii) prohibits or restricts certain transactions that may be deemed to create a conflict of interest between personnel and the Funds, and (iii) permits personnel to invest in securities, including securities that may be purchased or held by the Funds.


The following is added to the section entitled "Advisory Agreements" beginning on page 109:

         Effective on or about April 2, 2004, the Adviser will serve as investment adviser to the Small Cap Core Fund.

The fourth sentence of the carryover paragraph under the chart and footnotes on page 111 through the disclosure preceding the caption "Annual Board Approval of Advisory Agreements" on page 113 is deleted and replaced by the following:

         The Adviser has entered into an investment sub-advisory agreement (the "Sub-Advisory Agreement") with Allegiant Investment Counselors, Inc. ("Investment Counselors" or "Sub-Adviser") pursuant to which Investment Counselors will serve as sub-adviser to the Armada Small Cap Core Fund beginning on or about April 2, 2004.

         Investment Counselors, subject to the supervision of the Board of Trustees, is responsible for assisting the Adviser in providing to the Armada Small Cap Core Fund a continuous investment program, including investment research and management with respect to all securities, investments, cash and cash equivalents. The Sub-Adviser will assist the Adviser in determining from time to time what securities will be purchased, retained or sold by the Fund. The Sub-Adviser will provide its services consistent with the investment objective, policies and restrictions of the Armada Small Cap Core Fund stated in its prospectus and statement of additional information and resolutions applicable to the Fund. For its services, the Sub-Adviser will receive investment sub-advisory fees at an annualized rate of 0.50% of the average daily net assets of the Fund.

         The Adviser (or the Sub-Adviser, as the case may be), will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In selecting brokers or dealers for executing portfolio transactions, the Adviser (or Sub-Adviser, as the case may be), will use its best efforts to seek on behalf of the Trust and the Funds the best overall terms available. In assessing the best overall terms available for any transaction the Adviser (or Sub-Adviser, as the case may be), considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser (or Sub-Adviser) may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Funds and/or other accounts over which the Adviser and the Sub-Adviser or any affiliate of either of them exercises investment discretion. Each of the Adviser and Sub-Adviser is authorized, subject to the prior approval of the Board, to negotiate and pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser (or Sub-Adviser, as the case may be), determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser or Sub-Adviser with respect to the accounts as to which it exercises investment discretion.

         In no instance will Fund securities be purchased from or sold to the Adviser, any sub-adviser, the Distributor (or any other principal underwriter to the Trust) or an affiliated person of either the Trust, the Adviser, a sub-adviser, or the Distributor (or such other principal underwriter) unless permitted by an order of the SEC or applicable rules. In executing portfolio transactions for the Fund, the Adviser (or the Sub-Adviser, as the case may be), may, but is not obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other investment portfolios of Armada Funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Trust's registration statement. In such event, the Adviser (or Sub-Adviser) will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and such other clients. The Adviser (and the Sub-Adviser with respect to the Armada Small Cap Core Fund) will maintain all books and records with respect to the securities transactions for the Funds and furnish the Trust's Board of Trustees such periodic and special reports as the Board may request.

         Each Advisory Agreement and the Sub-Advisory Agreement provides that the Adviser (or the Sub-Adviser, as the case may be) shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of the Advisory Agreement (or the Sub-Advisory Agreement as the case may be), except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser (or Sub-Adviser, as the case may be) in the performance of its duties or from reckless disregard by the Adviser (or Sub-Adviser, as the case may be) of its duties and obligations thereunder.

         Each Advisory Agreement and the Sub-Advisory Agreement remains in effect for an initial period of up to two years after its approval and will continue in effect with respect to the Funds to which it relates from year to year thereafter, subject to annual approval by the Trust's Board of Trustees, or by a vote of a majority of the outstanding shares of such Funds (as defined by the 1940 Act) and a majority of the trustees who are not interested persons (as defined in the 1940 Act) of any party to the agreement by votes cast in person at a meeting called for such purpose. An Advisory Agreement (and the Sub-Advisory Agreement) may be terminated by the Trust or the Adviser on 60 days' written notice, and will terminate immediately in the event of its assignment. The Sub-Advisory Agreement also terminates upon the effective date of the termination of the Advisory Agreement with respect to the Armada Small Cap Core Fund.

The following is substituted for the disclosure currently under the caption "Annual Board Approval of Advisory Agreements" beginning on page 113, and for the caption:

         APPROVAL OF ADVISORY AND SUB-ADVISORY AGREEMENTS

         At a meeting held on August 14, 2003, the Trust's Board of Trustees, including the Independent Trustees, approved the continuation of the Advisory Agreements for an additional one-year period. At a meeting held on February 19, 2004, the Trust's Board of Trustees, including the Independent Trustees, approved the Investment Sub-Advisory Agreement between the Adviser and Allegiant Investment Counselors with respect to the Armada Small Cap Core Fund. The Sub-Advisory Agreement will become effective on or about April 2, 2004. In connection with such approvals, the Trustees considered, with the assistance of independent counsel, their legal responsibilities and reviewed the nature and quality of the Adviser's services, experience and qualifications. The information considered by the Trustees at each respective meeting with regard to the Adviser or the Sub-Adviser, as applicable, included (i) the history, organization and client base of the Adviser and the Sub-Adviser, (ii) fee arrangements for the Funds and, for the Adviser, comparative industry fee and expense data, (iii) any incidental non-monetary benefits realized through the Adviser's and the Sub-Adviser's relationship with the Funds, (iv) the investment performance for the Funds (or of the Adviser and Sub-Adviser for the Armada Small Cap Core Fund), (v) ancillary services provided by the Adviser and the Sub-Adviser and their affiliates, (vi) for the Adviser, any economies of scale realized by the Adviser and the Funds, and (vii) for the Adviser, the Adviser's direct and indirect costs incurred in providing advisory services. The Trustees reviewed additional information concerning the investment philosophy, techniques and strategies employed by the Adviser and Sub-Adviser in managing the Funds and the Adviser's compliance procedures and controls. At the meeting on August 14, 2003, the Board considered an analysis prepared by Strategic Insights for the Trustees comparing each Fund's advisory fees and total expenses to averages for the universe of mutual funds for each Fund's asset class. At the meeting on August 14, 2003, the Board also considered a report on soft dollar commissions which included information on brokers, the total commissions paid for each Fund for the period July 1, 2002 through June 30, 2003, the various research and other services obtained with soft dollar commissions, and the Adviser's policies for budgeting and allocating soft dollar payments. At the meeting on February 19, 2004, the Board reviewed information pertaining to the Sub-Adviser's brokerage and soft dollar practices and its personnel.

         After reviewing this information and such other matters as the Trustees considered necessary to the exercise of their reasonable business judgment, the Board and Independent Trustees unanimously concluded that the compensation payable under the Advisory Agreements and the Sub-Advisory Agreement was fair and equitable with respect to each Fund and approved the continuation of the Advisory Agreements and the execution of the Sub-Advisory Agreement.


The following replaces the paragraph under the section entitled "Proxy Voting Policies and Procedures" on page 113:

         PROXY VOTING POLICIES AND PROCEDURES

         The Trust is required to disclose information concerning the Funds' proxy voting policies and procedures to shareholders. The Board of Trustees has delegated to the Adviser responsibility for implementing decisions regarding proxy voting for securities held by each Fund. The Adviser or the Sub-Adviser, as the case may be, will vote such proxies in accordance with the proxy policies and procedures, which have been reviewed by the Board of Trustees and adopted by the Trust, and which are found in Appendix C. Any material changes to the proxy policies and procedures will be submitted to the Board of Trustees for approval. Beginning with the twelve month period ending June 30, 2004, information regarding how the Funds voted proxies relating to portfolio securities for the most recent 12-month period ending June 30 of each year will be available (1) without charge, upon request by calling 1-800-622-FUND (3863) and (2) on the SEC's website at http://www.sec.gov.




          INVESTORS SHOULD RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE



ARM-SU-028-0200

                                  ARMADA FUNDS

                       STATEMENT OF ADDITIONAL INFORMATION

               SUPPLEMENT DATED MARCH 19, 2004 TO THE STATEMENT OF
          ADDITIONAL INFORMATION DATED OCTOBER 1, 2003 AS SUPPLEMENTED
              DECEMBER 1, 2003, DECEMBER 19, 2003 AND MARCH 9, 2004

         THIS SUPPLEMENT PROVIDES NEW AND ADDITIONAL INFORMATION BEYOND THAT CONTAINED IN THE STATEMENT OF ADDITIONAL INFORMATION (THE
             "SAI") AND SHOULD BE READ IN CONJUNCTION WITH THE SAI.

TRUSTEE OWNERSHIP OF FUND SHARES

The following table replaces the table on pages 105 and 106. This table shows the dollar range of shares beneficially owned by each Trustee in the Funds and the Armada fund family in the aggregate as of December 31, 2003.

INDEPENDENT TRUSTEES

------------------------------------------------------------------------------------------------------------
                                                                              AGGREGATE DOLLAR RANGE OF
                                               DOLLAR RANGE OF            EQUITY SECURITIES IN THE FUNDS OF
NAME OF TRUSTEE/FUND                   EQUITY SECURITIES IN THE FUNDS 1   THE TRUST OVERSEEN BY THE TRUSTEE
------------------------------------------------------------------------------------------------------------
ROBERT D. NEARY                                                                    Over $100,000
------------------------------------------------------------------------------------------------------------
   Ohio Tax Exempt Bond Fund                    Over $100,000
------------------------------------------------------------------------------------------------------------
   Ohio Municipal Money Market Fund             Over $100,000
------------------------------------------------------------------------------------------------------------
JOHN F. DURKOTT                                                                     $1-$10,000
------------------------------------------------------------------------------------------------------------
   Large Cap Growth Fund                         $1-$10,000
------------------------------------------------------------------------------------------------------------
ROBERT J. FARLING                                                                  Over $100,000
------------------------------------------------------------------------------------------------------------
   International Equity Fund                  $50,001-$100,000
------------------------------------------------------------------------------------------------------------
   Large Cap Growth Fund                        Over $100,000
------------------------------------------------------------------------------------------------------------
   Large Cap Ultra Fund                        $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Large Cap Value Fund                        $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Mid Cap Growth Fund                         $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                          $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Small Cap Growth Fund                       $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                         over $100,000
------------------------------------------------------------------------------------------------------------
   Tax Managed Equity Fund                     $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   U.S. Government Income Fund                 $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Money Market Fund                           $10,001-$50,000
------------------------------------------------------------------------------------------------------------
RICHARD W. FURST                                                                 $50,001-$100,000
------------------------------------------------------------------------------------------------------------
   Large Cap Core Equity Fund                    $1-$10,000
------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                          $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                          $1-$10,000
------------------------------------------------------------------------------------------------------------
   Tax Managed Equity Fund                     $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Total Return Advantage Fund                 $10,001-$50,000
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                              AGGREGATE DOLLAR RANGE OF
                                               DOLLAR RANGE OF            EQUITY SECURITIES IN THE FUNDS OF
NAME OF TRUSTEE/FUND                   EQUITY SECURITIES IN THE FUNDS 1   THE TRUST OVERSEEN BY THE TRUSTEE
------------------------------------------------------------------------------------------------------------
GERALD L. GHERLEIN                                                                  Over $100,000
------------------------------------------------------------------------------------------------------------
   International Equity Fund                   $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                          $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Small Cap Growth Fund                       $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                        $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Tax Managed Equity Fund                     $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   National Tax Exempt Bond Fund               $10,001-$50,000
------------------------------------------------------------------------------------------------------------
J. WILLIAM PULLEN                                                                    Over $100,000
------------------------------------------------------------------------------------------------------------
   International Equity Fund                   $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Large Cap Core Equity Fund                  $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Large Cap Growth Fund                         $1-$10,000
------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                          $10,001-$50,000
------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                       $50,001-$100,000
------------------------------------------------------------------------------------------------------------
KATHLEEN A. OBERT                                                                      $1-$10,000
------------------------------------------------------------------------------------------------------------
   Large Cap Core Equity Fund                     $1-$10,000
------------------------------------------------------------------------------------------------------------

INTERESTED TRUSTEES

------------------------------------------------------------------------------------------------------------
                                                                              AGGREGATE DOLLAR RANGE OF
                                               DOLLAR RANGE OF            EQUITY SECURITIES IN THE FUNDS OF
NAME OF TRUSTEE/FUND                   EQUITY SECURITIES IN THE FUNDS 1   THE TRUST OVERSEEN BY THE TRUSTEE
------------------------------------------------------------------------------------------------------------
JOHN G. BREEN                                                                         Over $100,000
------------------------------------------------------------------------------------------------------------
    Money Market Fund                            Over $100,000
------------------------------------------------------------------------------------------------------------
HERBERT R. MARTENS, JR.                                                               Over $100,000
------------------------------------------------------------------------------------------------------------
    S&P 500 Index Fund                           Over $100,000
------------------------------------------------------------------------------------------------------------
    Small Cap Value Fund                        $10,001-$50,000
------------------------------------------------------------------------------------------------------------
    Bond Fund                                     $1-$10,000
------------------------------------------------------------------------------------------------------------
    Money Market Fund                             $1-$10,000
------------------------------------------------------------------------------------------------------------

1 Includes the value of shares beneficially owned by each trustee in each Fund as of December 31, 2003.

         As of December 31, 2003, the Trustees and officers of the Trust as a group owned beneficially 1.43% of Class I Shares of the Ohio Tax Exempt Bond Fund. Otherwise, the Trustees and officers as a group owned beneficially less than 1% of each class of the outstanding shares of each of the Funds of the Trust, and less than 1% of the outstanding shares of all of the Funds of the Trust in the aggregate.






          INVESTORS SHOULD RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

ARM-SU-034-0100